UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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Accenture plc

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William D. Green Executive Chairman	Pierre Nanterme Chief Executive Officer

December 17, 2012

Dear Fellow Shareholder:

You are cordially invited to join Accenture plc’s Board of Directors and senior leadership at the 2013 annual general meeting of shareholders, which will be held at 12:00 p.m. local time on Wednesday, February 6, 2013, at Accenture’s New York office, located at 1345 Avenue of the Americas, 6th Floor, New York, New York 10105, USA.

The attached notice of the 2013 annual general meeting of shareholders and proxy statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting. Your vote is very important to the Company. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote “for” each of the proposals listed on the attached notice, except for the shareholder proposal, proposal no. 9.

Of particular importance is proposal no. 5, which requests shareholder approval of an amendment to our share incentive plan under which we grant equity to our employees. Equity is a fundamental part of our compensation philosophy; Accenture is a people-based business, and our success is dependent, in large part, on our ability to attract, retain and motivate high-performing employees to serve our clients. We strongly believe that offering incentives in the form of equity awards is critical to our ability to do so and aligns the interests of our executives with those of our shareholders. We take a disciplined approach to the management of our compensation programs. We have proactively managed the overall affordability of our equity compensation programs to prevent dilutive effects to our shareholders and, in each year since our initial public offering, have consistently returned a significant amount of cash to our shareholders through share repurchases and, since fiscal 2006, dividends. We believe that the proposed amendment to our share incentive plan is essential to our ability to achieve our objectives and to continue to create long-term value for our shareholders. Therefore, we, along with the rest of our Board of Directors, urge you to vote “FOR” this proposal.

You may submit your proxy either by returning the enclosed proxy card or by submitting your proxy over the telephone or the Internet. If you submit your proxy before the meeting but later decide to attend the meeting in person, you may still vote in person at the meeting.

Please let us know whether you plan to attend the meeting, as indicated in your proxy instructions. Please note that if your shares are held in a name other than your own (for example, if your shares are held by a broker in “street name”), then you must take certain steps, described in this proxy statement, to be admitted into the meeting.

Thank you for your continued support.

WILLIAM D. GREEN Executive Chairman	PIERRE NANTERME Chief Executive Officer

NOTICE OF THE 2013 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date:	Wednesday, February 6, 2013

Time:	12:00 p.m. local time

Place:	Accenture New York Office 1345 Avenue of the Americas, 6th Floor New York, New York 10105 USA

Record Date:	December 11, 2012

Proxy Voting:	Only those persons who were registered holders of Accenture plc’s Class A ordinary shares or Class X ordinary shares at the close of business on the record date will be entitled to receive notice of the meeting and to attend and vote at the meeting. This proxy statement contains additional information on how to attend the meeting and vote your shares in person. To vote your shares, you will need the number included in the box on the proxy card accompanying this proxy statement. Any registered shareholder entitled to attend and vote at the 2013 annual general meeting of shareholders may appoint one or more proxies, who need not be a registered shareholder(s) of the Company.

Items of Business:

1.      To accept, in a non-binding vote, the financial statements for the twelve month period ended August 31, 2012 as presented

2.      To re-appoint William L. Kimsey, Robert I. Lipp, Pierre Nanterme, Gilles C. Pélisson and Wulf von Schimmelmann as directors, each for a term expiring at our annual general meeting of shareholders in 2014

3.      To ratify, in a non-binding vote, the appointment of KPMG as independent registered public accounting firm of Accenture plc for a term expiring at our annual general meeting of shareholders in 2014 and to authorize, in a binding vote, the Board, acting through the Audit Committee, to determine KPMG’s remuneration

4.      To approve, in a non-binding vote, the compensation of the named executive officers

5.      To approve an amendment to the Accenture plc 2010 Share Incentive Plan

6.      To authorize holding the 2014 annual general meeting of shareholders of Accenture plc at a location outside of Ireland

7.      To authorize Accenture to make open-market purchases of Accenture plc Class A ordinary shares

8.      To determine the price range at which Accenture plc can re-issue shares that it acquires as treasury stock

9.      To consider a shareholder proposal regarding a report on lobbying practices, if properly presented at the meeting

The Board of Directors recommends that you vote “for” each of proposals 1 through 8, and “against” proposal 9. The full text of these proposals is set forth in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 6, 2013: This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended August 31, 2012 and the 2012 Letter from Our Chief Executive Officer, are available free of charge on the Investor Relations section of our website (http://investor.accenture.com).

By order of the Board of Directors,

JULIE S. SWEET

General Counsel, Secretary &

Chief Compliance Officer

December 17, 2012

PLEASE SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET,

OR BY MARKING, SIGNING, DATING AND RETURNING A PROXY CARD.

Page
GENERAL INFORMATION	1
ABOUT THE ANNUAL MEETING	2
PROPOSAL NO. 1—ACCEPTANCE OF THE COMPANY’S IRISH FINANCIAL STATEMENTS AND THE REPORTS OF THE DIRECTORS AND AUDITORS THEREON	5
PROPOSAL NO. 2—RE-APPOINTMENT OF DIRECTORS	6
BOARD AND CORPORATE GOVERNANCE MATTERS	8
REPORTS OF THE COMMITTEES OF THE BOARD	24
Audit Committee Report	24
Compensation Committee Report	25
PROPOSAL NO. 3—NON-BINDING RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND BINDING AUTHORIZATION OF THE BOARD TO DETERMINE ITS REMUNERATION	26
INDEPENDENT AUDITOR’S FEES	27
PROPOSAL NO. 4—NON-BINDING VOTE ON EXECUTIVE COMPENSATION	28
PROPOSAL NO. 5—APPROVAL OF AMENDMENT TO ACCENTURE PLC 2010 SHARE INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 24 MILLION SHARES AND TO EXPRESSLY PROHIBIT REPRICING OF OPTIONS AND SHARE APPRECIATION RIGHTS	29
PROPOSAL NO. 6—AUTHORIZATION TO HOLD THE 2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ACCENTURE PLC AT A LOCATION OUTSIDE OF IRELAND	42
PROPOSAL NO. 7—AUTHORIZATION OF ACCENTURE TO MAKE OPEN-MARKET PURCHASES OF ACCENTURE PLC CLASS A ORDINARY SHARES	43
PROPOSAL NO. 8—DETERMINATION OF THE PRICE RANGE AT WHICH ACCENTURE PLC CAN RE-ISSUE SHARES THAT IT ACQUIRES AS TREASURY STOCK	45
PROPOSAL NO. 9—SHAREHOLDER PROPOSAL: REPORT ON LOBBYING PRACTICES	46
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	49
Compensation Discussion and Analysis	49
Summary Compensation Table	69
Grants of Plan-Based Awards for Fiscal 2012	71
Outstanding Equity Awards at August 31, 2012	76
Option Exercises and Stock Vested in Fiscal 2012	78
Nonqualified Deferred Compensation for Fiscal 2012	80
Potential Payments Upon Termination	80
Director Compensation for Fiscal 2012	82
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	85
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	85
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	86
BENEFICIAL OWNERSHIP OF MORE THAN FIVE PERCENT OF ANY CLASS OF VOTING SECURITIES	88
SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS	88
SUBMITTING YOUR PROXY BY TELEPHONE OR VIA THE INTERNET	89
HOUSEHOLDING OF SHAREHOLDER DOCUMENTS	89
ANNEX A: 2012 IRISH STATUTORY ACCOUNTS	A-1
ANNEX B: AMENDED AND RESTATED ACCENTURE PLC 2010 SHARE INCENTIVE PLAN	B-1

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors (the “Board”) of Accenture plc is soliciting your proxy for use at the 2013 annual general meeting of shareholders (the “Annual Meeting”) to be held on Wednesday, February 6, 2013. These proxy materials are first being sent to shareholders beginning on or about December 17, 2012.

Accenture is one of the world’s leading organizations providing management consulting, technology and outsourcing services. As of August 31, 2012, we had approximately 257,000 employees, offices and operations in more than 200 cities in 54 countries and revenues before reimbursements of approximately $27.86 billion for fiscal 2012. We operate globally with one common brand and business model designed to enable us to provide clients around the world with the same high level of service.

Accenture plc is organized under the laws of Ireland and maintains its principal executive office in Ireland at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, Ireland. Our telephone number in Ireland is +(353) (1) 646-2000. You may contact our Investor Relations Group by telephone in the United States and Puerto Rico at +1 877-ACN-5659 (+1 877-226-5659) and outside the United States and Puerto Rico at +(353) (1) 407-8203; by e-mail at investor.relations@accenture.com; or by mail at Accenture, Investor Relations, 1345 Avenue of the Americas, New York, New York 10105, USA.

Our website address is www.accenture.com. We use our website as a channel of distribution for company information. We make available free of charge on the Investor Relations section of our website (http://investor.accenture.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We also make available other reports filed with or furnished to the SEC under the Exchange Act through our website, including our proxy statements and reports filed by officers and directors under Section 16(a) of the Exchange Act, as well as our Code of Business Ethics, our Corporate Governance Guidelines and the charters of each of the Board’s committees. You may request any of these materials and information in print free of charge by contacting our Investor Relations Group at Accenture, Investor Relations, 1345 Avenue of the Americas, New York, New York 10105, USA. We do not intend for information contained on our website to be part of this proxy statement.

You also may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, USA. You may obtain information on the operation of the Public Reference Room by calling the SEC at +1 800-SEC-0330 (+1 800-732-0330). The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including Accenture, that file electronically with the SEC.

We use the terms “Accenture,” the “Company,” “we,” “our” and “us” in this proxy statement to refer to Accenture plc and its subsidiaries. All references to “years,” unless otherwise noted, refer to our fiscal year, which ends on August 31.

ABOUT THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

We will hold the Annual Meeting at 12:00 p.m. local time on Wednesday, February 6, 2013, at our New York office, located at 1345 Avenue of the Americas, 6th Floor, New York, New York 10105, USA, subject to any adjournments or postponements. For directions to the meeting, you may contact our General Counsel, Secretary & Chief Compliance Officer, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA.

Who Can Vote; Votes Per Share

The Board has set December 11, 2012 as the record date for the Annual Meeting. All persons who were registered holders of Accenture plc’s Class A ordinary shares or Class X ordinary shares at the close of business on that date are shareholders of record for the purposes of the Annual Meeting and will be entitled to attend and vote at the Annual Meeting. As of the close of business on that date, there were 755,205,005 Class A ordinary shares outstanding (which includes 110,870,833 shares held by Accenture) and 39,426,620 Class X ordinary shares outstanding. Class A ordinary shares held by Accenture may not be voted and, accordingly, will have no impact on the outcome of any vote of the shareholders of Accenture plc.

Each shareholder of record will be entitled to one vote per Class A ordinary share and one vote per Class X ordinary share on each matter submitted to a vote of shareholders, as long as those shares are represented at the Annual Meeting, either in person or by proxy. Holders of Class A ordinary shares and Class X ordinary shares will vote together, and not as separate classes, on all matters being considered at the Annual Meeting. Your shares will be represented if you attend and vote at the Annual Meeting or if you submit a proxy.

How to Vote; Submitting Your Proxy; Revoking Your Proxy

You may vote your shares either by voting in person at the Annual Meeting or by submitting a completed proxy by mail, telephone or the Internet. By submitting your proxy, you are legally authorizing another person to vote your shares. The enclosed proxy designates Pierre Nanterme, Pamela J. Craig and Julie S. Sweet to vote your shares in accordance with the voting instructions you indicate in your proxy. You may instead appoint one or more different proxies (who need not be a registered shareholder of the Company). If you wish to appoint as a proxy any person other than those specified on your proxy card, then you must contact our General Counsel, Secretary & Chief Compliance Officer, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA and request the necessary forms and instructions. Please note that if you appoint as proxy any person other than those specified on your proxy card and neither you nor your proxy attends the Annual Meeting in person, then your shares will not be voted.

If you submit your proxy designating Pierre Nanterme, Pamela J. Craig and Julie S. Sweet as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by those individuals in accordance with the Board’s recommendations, which are described in this proxy statement. In addition, if any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this proxy statement), then each of these individuals will have the authority to vote your shares on those matters in accordance with his or her discretion and judgment. If you appoint as a proxy any person other than those specified on your proxy card, then your proxy must vote or abstain from voting in accordance with your instructions and in respect of such other matters that may arise at the Annual Meeting as the proxy thinks fit. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this proxy statement.

For registered shareholders and current and former Accenture employees who received, through our employee share plans, shares that are held by Morgan Stanley Smith Barney LLC (“Smith Barney”) or UBS Financial Services Inc. (“UBS”), you may submit your proxy either by mail, by telephone (1-888-693-8683) or via the Internet (www.cesvote.com). Please let us know whether you plan to attend the Annual Meeting by marking the appropriate box on your proxy card or by following the instructions provided when you submit your proxy by telephone or via the Internet. In order for your proxy to be validly submitted and for your shares to be voted in accordance with your proxy, we must receive your mailed proxy by 5:00 p.m., Eastern Standard Time, on February 5, 2013 for registered shareholders and by 8:00 a.m., Eastern Standard Time, on February 1, 2013 for Accenture employees and former employees who are submitting voting instructions for shares received through our employee plans and held by Smith Barney or UBS. If you submit your proxy by telephone or via the Internet, then you may submit your voting instructions until 6:00 a.m., Eastern Standard Time, on February 6, 2013 for registered shareholders and by 8:00 a.m., Eastern Standard Time, on February 1, 2013 for Accenture employees and former employees who are submitting voting instructions for shares received through our employee plans and held by Smith Barney or UBS. If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in Accenture plc’s register of shareholders. Those shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your shares. If you hold your shares in street name, please refer to the information from your bank, broker or nominee on how to submit voting instructions.

Your proxy is revocable. After you have submitted your proxy, you may revoke it by mail before the Annual Meeting by sending a written notice to our General Counsel, Secretary & Chief Compliance Officer, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA. Your notice must be received no later than one hour prior to the beginning of the Annual Meeting. If you wish to revoke your submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions, which we must receive by 5:00 p.m., Eastern Standard Time, on February 5, 2013 for registered shareholders and by 8:00 a.m., Eastern Standard Time, on February 1, 2013 for Accenture employees and former employees who are submitting voting instructions for shares received through our employee plans and held by Smith Barney or UBS. If you submitted your proxy by telephone or via the Internet, you may revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 6:00 a.m., Eastern Standard Time, on February 6, 2013 for registered shareholders and by 8:00 a.m., Eastern Standard Time, on February 1, 2013 for Accenture employees and former employees who are submitting voting instructions for shares received through our employee plans and held by Smith Barney or UBS. If you are a registered shareholder, you also may revoke your proxy in person by attending and voting your shares at the Annual Meeting. Attending the Annual Meeting without taking one of the actions above will not revoke your proxy. If you hold your shares in street name, please refer to the information from your bank, broker or nominee on how to revoke your proxy.

Your vote is very important to the Company. If you do not plan to attend the Annual Meeting, we encourage you to read the enclosed proxy statement and submit your completed proxy prior to the Annual Meeting so that your shares will be represented and voted in accordance with your instructions.

If you hold your shares in street name, in order for you to attend the Annual Meeting, you must bring a letter or account statement showing that you beneficially owned as of the record date the shares held by the nominee. Note that even if you attend the Annual Meeting, you cannot vote the shares that are held by your nominee. Rather, you should submit voting directions to your nominee, which will instruct your nominee how to vote those shares on your behalf.

Quorum and Voting Requirements

In order to establish a quorum at the Annual Meeting, there must be at least three shareholders represented at the meeting, either in person or by proxy, who have the right to attend and vote at the meeting, and who together hold shares representing more than 50 percent of the votes that may be cast by all shareholders of record. For purposes of determining a quorum, abstentions and broker “non-votes” present in person or by proxy are counted as represented. A “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

For each of the proposals being considered at the Annual Meeting, approval of the proposal requires the affirmative vote of a simple majority of the votes cast, except for proposal no. 8 (determination of the price range at which Accenture plc can re-issue shares that it acquires as treasury stock), which requires the affirmative vote of at least 75% of the votes cast. The votes on proposals no. 1 and 4 (consideration of the financial statements and vote on executive compensation, respectively) and the ratification of the appointment of our independent registered public accounting firm in proposal no. 3 are advisory in nature and are non-binding. There is no cumulative voting in the appointment of directors. The appointment of each director nominee will be considered and voted upon as a separate proposal. Abstentions and broker “non-votes” will not affect the voting results. If the proposal for the appointment of a director nominee does not receive the required majority of the votes cast, then the director will not be appointed and the position on the Board that would have been filled by the director nominee will become vacant. The Board has the ability to fill the vacancy upon the recommendation of its Nominating & Governance Committee, in accordance with Accenture plc’s articles of association, subject to re-appointment by Accenture plc’s shareholders at the next annual general meeting of shareholders.

Proxy Solicitation

Accenture plc will bear the costs of soliciting proxies from the holders of our Class A ordinary shares and Class X ordinary shares. We are initially soliciting these proxies by mail and e-mail, but solicitation may be made by our directors, officers and selected other Accenture employees telephonically, electronically or by other means of communication, and by Innisfree M&A Incorporated, whom we have hired to assist in the solicitation and distribution of proxies. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Innisfree M&A Incorporated will receive a fee of $20,000, plus reasonable out-of-pocket costs and expenses, for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. Corporate Election Services will act as our Inspector of Election at the Annual Meeting and assist us in tabulating the votes.

PROPOSAL NO. 1—ACCEPTANCE OF THE COMPANY’S IRISH FINANCIAL

STATEMENTS AND THE REPORTS OF THE DIRECTORS AND AUDITORS THEREON

We refer to our financial statements for the twelve month period ended August 31, 2012 prepared in accordance with Irish law as our “Irish Financial Statements.” The Irish Financial Statements and related reports, which are attached as Annex A to this proxy statement, are being presented to the shareholders at the Annual Meeting. In accordance with our obligations under Irish law, we will provide the shareholders at the Annual Meeting an opportunity to accept, in a non-binding vote, the Irish Financial Statements and the reports of the directors and auditors thereon as presented and ask any relevant and appropriate questions of the representative of our independent registered public accounting firm in attendance at the Annual Meeting.

The Irish Financial Statements cover the period from September 1, 2011 through August 31, 2012, the last day of our 2012 fiscal year.

The Irish Financial Statements were approved by two directors on behalf of the Board, in accordance with the Companies Acts 1963 to 2012 of Ireland, on October 31, 2012.

Please note that a vote “FOR” or “AGAINST” this proposal will have no effect on the approval of the Irish Financial Statements by the Board.

The text of the resolution in respect of proposal no. 1 is as follows:

“To accept, in a non-binding vote, the financial statements for the twelve month period ended August 31, 2012 and the reports of the directors and auditors thereon as presented.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ACCEPTANCE OF THE IRISH FINANCIAL STATEMENTS AND RELATED REPORTS.

PROPOSAL NO. 2—RE-APPOINTMENT OF DIRECTORS

Shareholders are being asked to vote to re-appoint to the Board William L. Kimsey, Robert I. Lipp, Pierre Nanterme, Gilles C. Pélisson and Wulf von Schimmelmann, the directors whose terms will expire at the Annual Meeting.

Prior to February 9, 2012 (the date of our last annual general meeting), our articles of association provided for a classified Board divided into three classes based upon the cycle of the respective terms in office. At each annual general meeting of shareholders, the appointment of the directors constituting one class of Board membership expired, and the shareholders voted at that meeting to appoint the directors nominated for these Board positions, each to hold office for a three-year term. On February 9, 2012, at our annual general meeting of shareholders, our shareholders approved an amendment to our articles of association that provides for a phased-in declassification of the Board and the annual election of all directors who are re-appointed beginning at the Annual Meeting. Accordingly, the directors elected at the Annual Meeting (and each annual general meeting thereafter) will be elected for one-year terms, and beginning with the 2015 annual general meeting, the entire Board will be elected annually. In addition, the directors elected at the Annual Meeting (and each annual general meeting thereafter) will no longer be designated by classes.

The Board may appoint additional directors, in accordance with our articles of association, upon the recommendation of the Nominating & Governance Committee and subject to re-appointment by Accenture’s shareholders at the next annual general meeting of shareholders.

Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Nominating & Governance Committee reviewed the performance and qualifications of the five current directors whose terms expire at the Annual Meeting and recommended to the Board that each be re-appointed to serve for an additional one-year term. Gilles C. Pélisson was appointed by the Board as a director on April 27, 2012 and is therefore subject to re-appointment by our shareholders at the Annual Meeting. The Board is nominating these five individuals for re-appointment as directors, each for a one-year term expiring at the 2014 annual general meeting of shareholders. All of the director nominees are current Board members:

William L. Kimsey

Robert I. Lipp

Pierre Nanterme

Gilles C. Pélisson

Wulf von Schimmelmann

The text of the resolution in respect of proposal no. 2 is as follows:

“By separate resolutions, to re-appoint the following Directors:

(a) William L. Kimsey;

(b) Robert I. Lipp;

(c) Pierre Nanterme;

(d) Gilles C. Pélisson; and

(e) Wulf von Schimmelmann.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RE-APPOINTMENT OF EACH OF THE BOARD’S FIVE DIRECTOR NOMINEES LISTED ABOVE.

If you submit your proxy designating Pierre Nanterme, Pamela J. Craig and Julie S. Sweet as your proxies but do not indicate how your shares should be voted, then your shares will be voted by those individuals in favor of the re-appointment of all the nominees listed above. If any nominee is unwilling or unable to serve as a director, then the Board may propose another person in place of that original nominee, and the individuals designated as your proxies will vote to appoint that proposed person, unless the Board decides to reduce the number of directors constituting the full Board. If any nominee is unwilling or unable to serve as a director, and you appoint as a proxy any person other than those specified on your proxy card, then your proxy must vote or abstain from voting in accordance with your instructions and, in the absence of your instructions, as the proxy thinks fit. All of the nominees have indicated that they will be willing and able to serve as directors.

BOARD AND CORPORATE GOVERNANCE MATTERS

Director Biographies

Set forth below are the biographies of our director nominees and our other directors.

Director Nominees

William L. Kimsey 70 years old Director Nominee Chair, Audit Committee Member, Compensation Committee	William L. Kimsey has been a director since November 2003. From October 1998 until his retirement in September 2002, Mr. Kimsey was global chief executive officer of Ernst & Young Global Limited. He is a director of Western Digital Corporation and Royal Caribbean Cruises Ltd. He previously served as a director of NAVTEQ Corporation in the past five years.

Robert I. Lipp 74 years old Director Nominee Member, Audit Committee Member, Finance Committee	Robert I. Lipp has been a director since October 2001. In September 2009, he joined Stone Point Capital LLC, a private equity firm that invests in the global financial services industry, as a senior advisor and executive chairman of StoneRiver Holdings. From October 2008 through August 2009, Mr. Lipp was with Brysam Global Partners, LLC, a private equity firm that invests in financial services, as a senior partner. He was formerly a senior advisor at, and was a director of, JPMorgan Chase & Co. from September 2005 to September 2008. From April 2004 to September 2005, he was executive chairman of The Travelers Companies, Inc. From December 2001 to April 2004, Mr. Lipp was chairman and chief executive officer of its predecessor company, Travelers Property Casualty Corp. Mr. Lipp also served as chairman of the board of Travelers Insurance Group Holdings Inc. from 1996 to 2000 and from January 2001 to October 2001. During 2000, he was a vice-chairman and member of the office of the chairman of Citigroup Inc. Mr. Lipp previously served as a director of The Travelers Companies, Inc. from 2001 until 2010.

Pierre Nanterme 53 years old Director Nominee	In connection with his appointment on October 20, 2010 as our chief executive officer, effective January 1, 2011, Pierre Nanterme was appointed to our Board to serve as a director. Mr. Nanterme currently serves as our chief executive officer. Prior to assuming this role, Mr. Nanterme held various leadership roles throughout the Company, including serving as group chief executive of our Financial Services operating group from September 2007 to November 2010, our chief leadership officer from May 2006 through September 2007, and our country managing director for France from November 2005 to September 2007. Mr. Nanterme has been appointed to succeed Mr. Green as chairman of our Board effective February 1, 2013. Mr. Nanterme has been with Accenture for 29 years.

Gilles C. Pélisson 55 years old Director Nominee Chair, Nominating & Governance Committee Member, Audit Committee	Gilles C. Pélisson has been a director since April 2012. Mr. Pélisson joined hotel group Accor as chief executive officer in 2006 and was appointed chairman in 2009. He served as chief executive officer of Accor until December 2010 and as chairman until January 2011. Mr. Pélisson served as chief executive officer of mobile operator Bouygues Telecom from 2001 to 2005 and also as its chairman starting in 2004. From 2000 to 2001, he was with the SUEZ group, and in 2000 he became chairman of Noos, a cable network operator. Mr. Pélisson served as the chief executive officer of Disneyland Paris Resort from 1995 to 2000 and also as its chairman starting in 1997.

Wulf von Schimmelmann 65 years old Director Nominee Member, Nominating & Governance Committee	Wulf von Schimmelmann has been a director since October 2001. He was the chief executive officer of Deutsche Postbank AG, then Germany’s largest independent retail bank, from 1999 until his retirement in June 2007. He is also the chairman of the supervisory board of Deutsche Post DHL and a member of the board of directors of The Western Union Company and of Thomson Reuters Corporation.

Other Current Directors

Dina Dublon 59 years old Class II Director Member, Finance Committee	Dina Dublon has been a director since October 2001. Ms. Dublon joined the faculty of the Harvard Business School for the 2011/2012 academic year. From December 1998 until September 2004, she was chief financial officer of JPMorgan Chase & Co. and its predecessor companies. She retired from JPMorgan Chase & Co. in December 2004. Prior to being named chief financial officer, she held numerous positions at JPMorgan Chase & Co. and its predecessor companies, including corporate treasurer, managing director of the Financial Institutions Division and head of asset liability management. She is a director of Microsoft Corporation and PepsiCo, Inc. Ms. Dublon’s current term as director expires at our annual general meeting of shareholders in 2015.

Charles H. Giancarlo 55 years old Class I Director Chair, Finance Committee Member, Nominating & Governance Committee	Charles H. Giancarlo has been a director since December 2008. Mr. Giancarlo has been a managing director of the private investment firm Silver Lake since 2007 and serves as head of its Value Creation Team. He has also served as the chairman of the board of directors of Avaya Inc. since January 2009. Previously, Mr. Giancarlo held a variety of roles at Cisco Systems, Inc., where he worked for almost 15 years. His last position at Cisco was as executive vice president and chief development officer, a position he held starting in July 2005. In this position, he was responsible for all Cisco business units and divisions and more than 30,000 employees. Mr. Giancarlo was also president of Cisco-Linksys, LLC starting in June 2004. Mr. Giancarlo previously served as a director of Netflix, Inc. and Skype Limited in the past five years. Mr. Giancarlo’s current term as director expires at our annual general meeting of shareholders in 2014.

William D. Green 59 years old Class II Director	William D. Green became chairman of the Board on August 31, 2006, and has been a director since June 2001. Mr. Green served as our chief executive officer from September 2004 to January 1, 2011 when he became solely our executive chairman. From March 2003 to August 2004, he was our chief operating officer—Client Services and from August 2000 to August 2004 he was our country managing director, United States. Mr. Green will step down as chairman and from the Board of Directors and retire from Accenture, effective February 1, 2013. Mr. Green has been with Accenture for 35 years. Mr. Green is a director of The McGraw-Hill Companies.

Nobuyuki Idei 75 years old Class II Director Member, Nominating & Governance Committee	Nobuyuki Idei has been a director since February 2006. Mr. Idei is the chief executive officer of Quantum Leaps Corporation, a firm he founded in September 2006 that advises Japanese and Asian businesses. From June 2005 to June 2012, Mr. Idei was chairman of the advisory board of Sony Corporation. Prior to that, he held several leadership positions with Sony Corporation: from April 2003 until June 2005, Mr. Idei was chairman and Group CEO; from June 2000 to March 2003, he was chairman and chief executive officer; and from June 1999 to June 2000, he was president and chief executive officer. Mr. Idei is a director of Baidu.com, a Chinese Internet company; FreeBit Co., Ltd, a Japanese Internet company; and Lenovo Group. Mr. Idei’s current term as director expires at our annual general meeting of shareholders in 2015.

Marjorie Magner 63 years old Class II Director Chair, Compensation Committee Member, Finance Committee	Marjorie Magner has been a director since February 2006. Ms. Magner is currently a partner with Brysam Global Partners, LLC, a private equity firm she co-founded that invests in financial services. She was the chairman and chief executive officer, Global Consumer Group, of Citigroup Inc. from 2003 to October 2005. Ms. Magner previously held various other positions within Citigroup Inc., including chief operating officer, Global Consumer Group, from April 2002 to August 2003, and chief administrative officer and senior executive vice president from January 2000 to April 2002. She is chairman of the board of Gannett Co., Inc. and a director of Ally Financial Inc. She previously served as a director of The Charles Schwab Corporation in the past five years. Ms. Magner’s current term as director expires at our annual general meeting of shareholders in 2015.

Blythe J. McGarvie 56 years old Class I Director Member, Audit Committee	Blythe J. McGarvie has been a director since October 2001. Ms. McGarvie joined the faculty of the Harvard Business School in July 2012. From January 2003 to July 2012, she served as chief executive officer of Leadership for International Finance, LLC, a firm that focuses on improving clients’ financial positions and providing leadership seminars for corporate and academic groups. From July 1999 to December 2002, she was executive vice president and chief financial officer of BIC Group. She is currently a director of Viacom Inc. and LKQ Corporation and previously served as a director of The Pepsi Bottling Group, Inc. and The Travelers Companies, Inc. in the past five years. Ms. McGarvie’s current term as director expires at our annual general meeting of shareholders in 2014.

Sir Mark Moody-Stuart 72 years old Class I Director Lead Director Member, Compensation Committee	Mark Moody-Stuart has been a director since October 2001 and our lead director since November 2002. Sir Mark was previously managing director of Shell Transport and a managing director of the Royal Dutch/Shell Group. Sir Mark is a director of Saudi Aramco and has been chairman of Hermes Equity Ownership Services since 2009. Sir Mark previously served as non-executive chairman of Anglo American plc and is the former chairman of The “Shell” Transport and Trading Company, p.l.c. and former chairman of the Committee of Managing Directors of the Royal Dutch/Shell Group. Sir Mark also previously served as a director of HSBC Holdings plc in the past five years. Sir Mark’s current term as director expires at our annual general meeting of shareholders in 2014.

Dennis F. Hightower, who had been a director since September 2010, and who had also served on our Board from November 2003 to July 2009, resigned from the Board on July 19, 2012.

Communicating with the Board

The Board welcomes questions and comments. Any interested parties, including shareholders, who would like to communicate directly with the Board, our non-management directors as a group or Mark Moody-Stuart, our lead director, may submit their communication to our General Counsel, Secretary & Chief Compliance Officer, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA. Communications and concerns will be forwarded to the Board, our non-management directors as a group or our lead director, as determined by our General Counsel, Secretary & Chief Compliance Officer. We also have established mechanisms for receiving, retaining and addressing concerns or complaints. You may report any such concerns at https://businessethicsline.com/accenture or by calling the Accenture Ethics Line at +1 312-737-8262. Our Code of Business Ethics and underlying policies prohibit any retaliation or other adverse action against anyone for raising a concern. If you wish to raise your concern in an anonymous manner, then you may do so.

Leadership Structure

As noted in Accenture’s Corporate Governance Guidelines, the Board maintains the freedom to choose whether the roles of chairman and chief executive officer should be combined or separated, based on what it believes is best for the Company and its shareholders at a given point in time. Our executive chairman, William D. Green, who served as our chief executive officer from September 2004 to January 1, 2011 and who has been our chairman since August 31, 2006, has announced that he will step down as chairman and from the Board and retire from Accenture, effective February 1, 2013. Given Mr. Green’s intention to retire, the Board has considered the Company’s leadership structure and has determined that the presence of our independent lead director who, as described below, has meaningful oversight responsibilities, together with a strong leader in the combined role of chairman and chief executive officer, will serve the best interests of Accenture and its shareholders following Mr. Green’s departure from the Company. Accordingly, the Board has appointed Mr. Nanterme to act as chairman upon Mr. Green’s retirement. The Board believes that in light of Mr. Nanterme’s knowledge of Accenture and its industry, which has been built up over 29 years of experience with the Company, he is well positioned to serve as both chairman and chief executive officer of the Company.

Our Corporate Governance Guidelines provide that if the same person holds the chief executive officer and chairman roles or if the chairman is not independent, the Board will designate one of the independent directors to serve as the lead director. The lead director helps ensure that there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues that they deem important. Mark Moody-Stuart currently serves as our lead director. The responsibilities of the lead director, which are described in the Company’s Corporate Governance Guidelines, include, among other things:

•	providing input on issues for Board consideration, helping set the Board agenda and ensuring that adequate information is provided to the Board;

•	presiding at all meetings of the Board at which the chairman is not present and at all executive sessions of the independent directors;

•	acting as a liaison between the independent directors and the chairman; and

•	if requested by major shareholders, being available for consultation and direct communication.

In addition, the lead director has the authority to call meetings of the independent directors.

The Board believes that one of the key elements of effective, independent oversight is that the independent directors meet in executive session on a regular basis without the presence of management. Accordingly, in fiscal 2012, the independent directors met in executive session with the lead director presiding at each regularly scheduled in-person Board meeting. All of Accenture’s non-management Board members are independent, and each of the Audit, Compensation, Finance and Nominating & Governance Committees is composed solely of independent directors.

On December 1, 2012, we ceased using the designation “senior executive.” The majority of our leaders are now designated “managing directors,” and a select group of our most experienced leaders are “senior managing directors.” Managing directors and senior managing directors, along with members of the Accenture global management committee (the Company’s primary management and leadership team, which consists of 18 of our most senior leaders), comprise “Accenture Leadership.”

Risk Oversight

The Board is responsible for overseeing management in the execution of management’s Company-wide risk management responsibilities. The Board fulfills this responsibility both directly and through its standing committees (as described more fully below), each of which assists the Board in overseeing a part of the Company’s overall risk management.

The Company’s chief operating officer, who is a member of our global management committee and reports to our chief executive officer, coordinates the Company’s enterprise risk management (“ERM”) program, which is designed to identify, assess and manage the Company’s risk exposures. As part of its ERM program, the Company identifies its material operational, strategic and financial risks; evaluates the expected impact of each such risk should it occur, the likelihood of its occurrence and the effectiveness of the Company’s existing risk mitigation strategy; and develops plans to monitor, manage and mitigate these risks. The responsibility for managing each of the highest-priority risks is assigned to one or more members of our global management committee.

As discussed above, the Board plays a direct role in the Company’s ERM program. In that regard, the Board is briefed annually by the chief operating officer. In addition, the Board receives quarterly reports from the chairs of each of the Board’s committees, which include updates when appropriate, with respect to the risks overseen by the respective committees.

The committees of the Board also oversee specific areas of the Company’s risk management, which are described below, and provide updates to the Board as appropriate with respect to the risks overseen by each committee.

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Audit Committee:    The Audit Committee reviews our guidelines and policies with respect to risk assessment and management and our major financial risk exposures along with the monitoring and control of these exposures. The committee’s review includes at least an annual review with the chief operating officer of our ERM program and a quarterly review of the risks believed to be most important. The Audit Committee also at least annually discusses with the chairs of the Finance and Compensation Committees the risk assessment process for the risks overseen by those committees.

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Compensation Committee:    The Compensation Committee reviews and discusses with management the Company’s compensation policies and practices and management’s assessment of whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company.

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Finance Committee:    The Finance Committee reviews and discusses with management various financial-related risks facing the Company, including foreign exchange, counterparty and liquidity-related risks, major acquisitions, and the Company’s insurance and pension exposures.

•	Nominating & Governance Committee: The Nominating & Governance Committee evaluates the overall effectiveness of the Board, including its focus on the most critical issues and risks.

Board Meetings and Committees

The Board expects that its members will rigorously prepare for, attend and participate in all Board and applicable committee meetings and each annual general meeting of shareholders. Directors are also expected to become familiar with Accenture’s organization, management team and operations in connection with discharging their oversight responsibilities. During fiscal 2012, the Board held six meetings, four of which were held in person. Each of our directors who served on the Board in fiscal 2012 attended (in person or by teleconference) at least 75% of the aggregate of Board meetings and meetings of any Board committee on which he or she served during fiscal 2012 (and, for Mr. Pélisson, with respect to the period of time for which he served as a director in fiscal 2012). All of our Board members who served on the Board at the time of our 2012 annual general meeting of shareholders attended that meeting.

Our outside directors meet separately at each regularly scheduled in-person Board meeting. These directors held four meetings during fiscal 2012, each led by Mark Moody-Stuart, the lead director.

The Board maintains an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating & Governance Committee. From time to time, the Board may also create ad hoc or special committees for certain purposes in addition to these four standing committees. Each standing committee operates pursuant to a written charter that is available in the Corporate Governance section of our website, accessible through our Investor Relations page at http://investor.accenture.com. A copy of our Corporate Governance Guidelines (including our independence standards) and our Code of Business Ethics (which is applicable to all of our directors, officers and employees) can be found in the Corporate Governance section of our website. If the Board grants any waivers from our Code of Business Ethics to any of our directors or officers, or if we amend our Code of Business Ethics, we will, if required, disclose these matters through the Investor Relations section of our website on a timely basis. Printed copies of all of these materials are also available free of charge upon written request to our Investor Relations group at Accenture, Investor Relations, 1345 Avenue of the Americas, New York, New York 10105, USA.

Director Independence

The Board has adopted categorical standards designed to assist the Board in assessing director independence (the “Independence Standards”). The Independence Standards are included in our Corporate Governance Guidelines, which can be found in the Corporate Governance section of our website, accessible through our Investor Relations page at http://investor.accenture.com. The Corporate Governance Guidelines and the Independence Standards have been designed to comply with the standards required by the New York Stock Exchange (the “NYSE”). Our Corporate Governance Guidelines state that the Board shall perform an annual review of the independence of all directors and nominees and that the Board shall affirmatively determine that to be considered independent, a director must not have any direct or indirect material relationship with Accenture.

In making its independence determinations, the Nominating & Governance Committee evaluates the various commercial, charitable and employment transactions and relationships known to the committee (including those identified through our annual directors’ questionnaires) that exist between us and our subsidiaries and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated. Furthermore, the Nominating & Governance Committee discusses any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the Independence Standards, might compromise a director’s independence.

Based on its analysis, the Nominating & Governance Committee has determined that, other than William D. Green and Pierre Nanterme, all of our directors have satisfied the Independence Standards as well as the independence requirements of the NYSE. The Board concurred in these independence determinations. In reaching its determinations, the Nominating & Governance Committee and the Board considered that Mses. Dublon, Magner and McGarvie and Messrs. Giancarlo, Idei, Kimsey, Moody-Stuart, Pélisson and von Schimmelmann all served as a director of, and Mses. Dublon and McGarvie and Mr. Idei also were employed by, an organization that does business with Accenture. In no instances did the amount received by Accenture or such company exceed the greater of $1 million or 1% of either Accenture’s or such organization’s consolidated gross revenues.

Audit Committee

The Audit Committee consists of four independent directors: William L. Kimsey (who serves as chair); Robert I. Lipp; Blythe J. McGarvie; and Gilles C. Pélisson. Mr. Pélisson joined the committee as of April 27, 2012 upon his appointment as a director. The Audit Committee was established by the Board for the purpose of, among other things, overseeing Accenture’s accounting and financial reporting processes and audits of our financial statements. The Board has determined that each member of the

Audit Committee meets the financial literacy and independence requirements of the SEC and NYSE for audit committee members, and that Mr. Kimsey and Ms. McGarvie each qualifies as an “audit committee financial expert” for purposes of the rules and regulations of the SEC. No member of the Audit Committee may serve on the audit committee of more than three public companies, including Accenture, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee. No member of the Audit Committee currently serves on the audit committees of more than three public companies, including Accenture.

The Audit Committee held nine meetings in fiscal 2012, four of which were held in person. The Audit Committee’s primary duties and responsibilities are to:

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review and discuss with management and the independent auditors our annual audited financial statements and quarterly financial statements, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K and Form 10-Q filings, as well as the Company’s earnings press releases, earnings guidance and information related thereto, and discuss with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

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retain or change, subject to the requirements of Irish company law, independent auditors and approve, in advance, all audit engagement fees and terms for the Company and its subsidiaries; oversee the work of any registered public accounting firm employed by the Company, including the resolution of any disagreement between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work; approve, in advance, any audit and any permissible non-audit engagement or relationship with our independent auditors; review at least annually the qualifications, performance and independence of our independent auditors and present its conclusions with respect to the independent auditor to the Board; review with our independent auditors any audit problems or difficulties and management’s response; and set clear hiring policies to be implemented by the Company for employees or former employees of our independent auditors to ensure independence;

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review the integrity of our internal and external reporting processes and controls; review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any), on our financial statements; establish regular systems of reporting to the committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in the preparation of the financial statements or any significant difficulties encountered during the course of a review or audit; review any significant disagreement between management and the independent or internal auditors with respect to the preparation of the financial statements and management’s response to such matters; review and discuss with the independent auditors the responsibilities, budget and staffing of the Company’s internal audit function; review and discuss with the Company’s internal auditors (1) the internal audit function, including its authority, responsibilities, independence and reporting obligations, (2) the proposed audit plan for the coming year, (3) the coordination of the proposed audit plan with the Company’s independent auditors and (4) the results of the internal audit program, and perform a specific review of any significant issues; and, at least annually, hold separate meetings with members of management, the independent auditors, the general counsel and the director of the internal audit department on any matters that the committee or these groups believe should be discussed privately;

•	review with our counsel any legal matter that could have a significant impact on our financial statements or operations; discuss with management and our independent auditors our risk-

assessment and risk-management guidelines and policies as well as our major financial risk exposures and the steps taken to monitor and control such exposures; oversee our compliance program and adherence to our Code of Business Ethics, which includes reviewing and investigating matters pertaining to management’s integrity or conflicts of interest; establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and ensure that the Company maintains an internal audit function; and

•	prepare a report to be included in our proxy statement; and provide other regular reports to the Board and maintain minutes or records of its meetings and activities.

Compensation Committee

Scope, Authority and Membership

The Compensation Committee consists of three independent directors: Marjorie Magner (who serves as chair); William L. Kimsey; and Mark Moody-Stuart. Dennis F. Hightower also served on the committee until his resignation from the Board on July 19, 2012. The Compensation Committee acts on behalf of the Board to establish the compensation of executive officers of the Company and provides oversight of the Company’s global compensation philosophy. The Compensation Committee also acts as the oversight committee with respect to the Company’s equity compensation plans. In overseeing those plans, the Compensation Committee has delegated authority for day-to-day administration, implementation and interpretation of the Company’s equity compensation programs to the Company’s executive officers.

The Compensation Committee held nine meetings in fiscal 2012, five of which were held in person. The Compensation Committee’s primary duties and responsibilities are to:

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determine the annual compensation of our executive chairman and our chief executive officer, in each case taking into consideration feedback provided by the Nominating & Governance Committee and the lead director (who is a member of the Compensation Committee) based on their review of their individual performance and additional input on their respective performance provided by our chief human resources officer after consultation with members of our global management committee; determine the annual compensation of our other executive officers, taking into consideration the chief executive officer’s input; approve the material terms of any employment agreements, severance arrangements, change-in-control arrangements or similar agreements or arrangements and any material amendments thereto with our executive officers; review and make recommendations to the Board on a biennial basis, or as circumstances warrant, with regard to the appropriateness of the compensation paid to our non-employee directors; review and discuss with management, on at least an annual basis, management’s assessment of whether the risks arising from our compensation policies and practices for employees are reasonably likely to have a material, adverse effect on the Company; review and approve the peer companies to be used by us and the Compensation Committee’s compensation consultant for the purposes of compensation benchmarking and survey data; discuss the results of the shareholder advisory vote on “say-on-pay” with regard to the named executive officers; and meet regularly without the presence of management;

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establish and maintain our equity compensation policies and practices; review and make recommendations to the Board with respect to our incentive-compensation, equity-based and pension plans; oversee the administration of our equity-based compensation plans; review and approve all equity compensation plans that are not otherwise subject to shareholder approval; monitor the total equity usage for equity-based plans; and review our annual bonus accounting on a quarterly basis and approve it annually;

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review and discuss the Compensation Discussion and Analysis with management and make a recommendation to the Board with respect to inclusion of the Compensation Discussion and Analysis in our proxy statement; and provide the committee’s report to be included in our proxy statement; and

•	provide other regular reports to the Board and maintain minutes or records of its meetings and activities.

Roles in Determining Executive Compensation

A number of individuals and entities contribute to the process of reviewing and determining the compensation of our executive officers:

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Compensation Committee.    Our Compensation Committee makes the final determination regarding the annual compensation of our executive officers, taking into consideration an evaluation of each such officer’s respective performance and the recommendation of the chief executive officer regarding the compensation of our executive officers other than himself and the executive chairman.

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Nominating & Governance Committee.    Together with the Compensation Committee (which includes the lead director), the Nominating & Governance Committee reviews the performance of our executive chairman and our chief executive officer and provides a performance rating for each of the executive chairman and the chief executive officer.

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Executive Chairman and Chief Executive Officer.    The chief executive officer provides the Compensation Committee with an evaluation of the performance of the executive officers other than himself and the executive chairman, which includes an assessment of each individual’s performance against his or her annual objectives and a recommendation regarding his or her compensation. The executive chairman also provides the Compensation Committee and the Nominating & Governance Committee with an evaluation of the performance of the chief executive officer.

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Chief Human Resources Officer.    Our chief human resources officer solicits input from members of our global management committee (including the chief executive officer) and other senior leaders in the Company regarding the performance of our executive chairman and from our executive chairman, members of our global management committee (other than the chief executive officer) and other senior leaders in the Company regarding the performance of our chief executive officer, in each case to aid in the review of their performance.

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Compensation Consultants.    The Compensation Committee has engaged Pay Governance LLC (“Pay Governance”) to serve as the Compensation Committee’s compensation consultant. Pay Governance and its affiliates do not provide any services to the Company or any of the Company’s affiliates other than advising the Compensation Committee on director and executive officer compensation. As requested by the committee, Pay Governance advises the Compensation Committee on general marketplace trends in executive compensation, makes proposals for executive compensation programs, recommends peer companies for inclusion in competitive market analyses of compensation and responds to other requests from the Compensation Committee for advice or resources regarding the compensation of our executive chairman, our chief executive officer and our other executive officers. Pay Governance also provides input for the Compensation Committee to consider regarding the final compensation packages of our executive chairman and our chief executive officer, as discussed under “Compensation Discussion and Analysis—Process for Determining Executive Compensation.”

Management separately receives benchmarking information with respect to executive officer compensation (other than for the executive chairman) from its compensation consultant, Towers Watson Delaware Inc. (“Towers Watson”). This information is based on a benchmarking approach developed by Towers Watson and Pay Governance, and is used by the chief executive officer in making his recommendations to the Compensation Committee with respect to the compensation of the executive officers other than himself and the executive chairman. While Towers Watson also acts as management’s compensation consultant for non-executive officer compensation in various capacities with respect to our global workforce of over 257,000 employees, and assists management in formulating its compensation recommendations for our executive officers, the Compensation Committee has separately engaged Pay Governance as its independent compensation consultant to avoid any conflicts of interest.

Nominating & Governance Committee

The Nominating & Governance Committee consists of four independent directors: Gilles C. Pélisson (who serves as chair); Charles H. Giancarlo; Nobuyuki Idei; and Wulf von Schimmelmann. Mr. Pélisson joined the committee as of October 19, 2012 and was appointed as chair of the committee on that date. Dennis F. Hightower also served on the committee as its chair until his resignation from the Board on July 19, 2012. The Nominating & Governance Committee held six meetings in fiscal 2012, four of which were held in person. The Nominating & Governance Committee’s primary duties and responsibilities are to:

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oversee Board selection, composition and evaluation, including the making of recommendations regarding the size and composition of the Board, the identification of qualified candidates and recommendation to the Board of candidates for Board membership and the annual evaluation of the overall effectiveness of the Board and its committees;

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manage the committee selection and composition process, including recommending members of the Board to serve on the committees of the Board and as chairs of those committees and the establishment, monitoring and making of recommendations for the purpose, structure and operations of these committees and, as may be appropriate, the creation or elimination of committees;

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monitor and oversee corporate governance matters, including reviewing and making recommendations regarding our constituent documents and Corporate Governance Guidelines, monitoring of new developments in the area of corporate governance, and reviewing, approving, disapproving or ratifying, as appropriate, related person transactions;

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oversee the development and implementation of an orientation program for new Board members; oversee the evaluation of management; together with the Compensation Committee and the lead director, conduct an annual review of our chief executive officer and our executive chairman; and ensure that an effective chief executive officer succession plan is in place; and

•	provide regular reports to the Board and maintain minutes or records of its meetings and activities.

The Nominating & Governance Committee is responsible for identifying individuals who are qualified candidates for Board membership. Consistent with the Company’s Corporate Governance Guidelines, the Nominating & Governance Committee seeks to ensure that the Board is composed of individuals whose particular backgrounds, skills and expertise, when taken together, will provide the Board with the range of skills and expertise to guide and oversee Accenture’s strategy and operations. The Nominating & Governance Committee seeks candidates who, at a minimum, have the following characteristics:

•	the time, energy and judgment to effectively carry out his or her responsibilities as a member of the Board;

•	a professional background that would enable the candidate to develop a deep understanding of our business;

•	the ability to exercise judgment and courage in fulfilling his or her oversight responsibilities; and

•	the ability to embrace Accenture’s values and culture, and the possession of the highest levels of integrity.

In addition, the committee assesses the contribution that a particular candidate’s skills and expertise will, in light of the skills and expertise of the incumbent directors, make with respect to guiding and overseeing Accenture’s strategy and operations.

Consistent with the Company’s Corporate Governance Guidelines, the Nominating & Governance Committee also seeks geographic, age, gender and ethnic diversity among the members of the Board. While the Board has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating & Governance Committee and the Board believe that considering diversity is consistent with the goal of creating a board of directors that best serves the needs of the Company and the interest of its shareholders, and it is one of the many factors that they consider when identifying individuals for Board membership.

To identify and recruit qualified candidates for the Board, the Board has previously utilized the services of professional search firms. In some cases, nominees have been individuals known to Board members through business or other relationships. In the case of Gilles C. Pélisson, our chief executive officer identified him as a potential director nominee. Prior to his nomination, Mr. Pélisson met with each member of the Board. Following these meetings, the chair of the Nominating & Governance Committee obtained feedback from the Board members about Mr. Pélisson and shared it with the Nominating & Governance Committee. After review and discussion, the committee recommended Mr. Pélisson’s appointment as a director to the full Board for final consideration and approval.

Consistent with its duties and responsibilities, the Nominating & Governance Committee conducts a confidential survey of the Board, which is designed to evaluate the operation and performance of the Board and each of its committees. Mark Moody-Stuart, our lead director, also conducts a self-assessment interview with each Board member designed to enhance his or her participation and role as a member of the Board.

Director Qualifications

In considering the nomination of the directors named in this proxy statement, the Board and the Nominating & Governance Committee evaluated each director’s background, qualifications, attributes and skills to serve as a director. The Board and the Nominating & Governance Committee considered the nomination criteria discussed above, as well as the years of experience many directors have had working together on the Board and the deep knowledge of the Company they have developed as a result of such service. The Board and the Nominating & Governance Committee also evaluated each of the director’s contributions to the Board and role in the operation of the Board as a whole.

Each director and nominee has served in senior roles with significant responsibility and has gained expertise in areas relevant to the Company and its business. Each of our non-management directors has also gained skills and expertise by serving as a director of one or more public companies. In addition to the background and experience of each director and nominee outlined in the biographies on pages 8 to 11 of this proxy statement, the Board and the Nominating & Governance Committee considered, in particular, the following:

•	Ms. Dublon brings to the Board significant experience and expertise in financial, strategic and banking activities gained during her tenure and as chief financial officer of JPMorgan Chase & Co.

and its predecessor companies. Ms. Dublon also brings an important perspective gained as a member of the faculty of the Harvard Business School as well as from her significant experience while working with non-profit organizations focusing on women’s issues and initiatives.

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Mr. Giancarlo brings to the Board significant managerial, operational and financial experience as a result of the numerous senior positions he has held at multi-national corporations. Mr. Giancarlo brings to the Board an important perspective on technology, technology-enabled and related growth industries, as well as acquisitions and the private equity industry.

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Mr. Green brings to the Board a deep knowledge of Accenture and its operations from 35 years of experience with the Company, including as our executive chairman and chief executive officer as well as group chief executive of two of our operating groups. In addition, he brings to the Board a cross-industry perspective from his involvement in the Business Roundtable and The Business Forum, Inc., and particular expertise in workforce education and training.

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Mr. Idei brings to the Board significant skills and experience from his tenure in a variety of senior positions with Sony Corporation, including as chairman and group chief executive officer. Mr. Idei also has expertise in developing technology-based ventures gained from his establishment of a firm that advises Japanese businesses. The Board also benefits from his broad experience in and knowledge of the Asian market and international business.

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Mr. Kimsey brings to the Board significant knowledge and expertise in finance and accounting matters as a result of his many years of practicing as a certified public accountant and his tenure as global chief executive officer of Ernst & Young Global Limited.

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Mr. Lipp brings to the Board significant managerial, operational and financial experience as a result of his tenure as chairman and chief executive of Travelers Property Casualty Corp. (the predecessor company to The Travelers Companies, Inc.) and the various senior executive positions he held at JPMorgan Chase & Co. and Citigroup Inc. Mr. Lipp also provides the Board with a valuable perspective as a result of his services as a trustee or director of several non-profit organizations.

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Ms. Magner brings to the Board significant business experience and operations expertise gained from the various senior management roles that she has held with Citigroup Inc. and as a partner with a private equity firm that she co-founded. Ms. Magner also has leadership experience and perspective from her work in various philanthropic endeavors as an advocate on issues affecting consumers, women and youth globally.

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Ms. McGarvie brings to the Board significant experience and expertise in management, finance and accounting gained from her experience as chief financial officer of BIC Group, her experience in senior financial positions at other major companies, her tenure as chief executive officer of a firm she founded that focuses on finance and leadership, and her experience as a member of the faculty of the Harvard Business School. Ms. McGarvie also has significant international experience and is the author of two books on leadership.

•

Sir Mark brings to the Board many years of experience leading global organizations and experience as chair or managing director of companies including Anglo American plc and the Royal Dutch/Shell Group. Sir Mark has experience and expertise in international business and governance and has worked in a number of countries during his career, largely outside of Europe. He has also gained significant experience with several philanthropic organizations.

•	Mr. Nanterme brings to the Board a deep knowledge of Accenture and its operations from 29 years of experience with the Company, including as chief executive officer and group chief executive of Accenture’s Financial Services operating group and as our chief leadership officer. He brings to the Board experience in human capital strategy and an understanding of the global marketplace and competitive landscape.

•

Mr. Pélisson brings to the Board significant managerial, operational and global experience from his tenure as chairman and CEO of Accor, as chairman and CEO of Bouygues Telecom and from other senior executive positions he has held at several other companies. The Board also benefits from his broad experience in the European and Asian markets.

•

Mr. von Schimmelmann brings to the Board leadership experience as a result of his position as chief executive officer of Deutsche Postbank AG. The Board also benefits from his expertise in management as well as his experience in the European market and significant experience in international business.

Process for Shareholders to Recommend Director Nominees

Our Corporate Governance Guidelines address the processes by which shareholders may recommend director nominees, and the Nominating & Governance Committee’s general policy is to welcome and consider any such recommendations. If you would like to recommend a future nominee for Board membership, you can submit a written recommendation with the name and other pertinent information of the nominee to: Mr. Gilles C. Pélisson, chair of the Nominating & Governance Committee, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA, Attention: General Counsel, Secretary & Chief Compliance Officer. As provided for in our Corporate Governance Guidelines, the Nominating & Governance Committee uses the same criteria for evaluating candidates regardless of the source of referral. Please note that Accenture plc’s articles of association prescribe certain timing and nomination requirements with respect to any such recommendation. Please refer to Article 84(a)(ii) of our articles of association (which can be found on the “Governance Principles” page of our website accessible through http://investor.accenture.com) for information on these requirements.

Finance Committee

The Finance Committee consists of four independent directors: Charles H. Giancarlo (who serves as chair), Dina Dublon, Robert I. Lipp and Marjorie Magner. The Finance Committee held eight meetings in fiscal 2012, five of which were held in person. The Finance Committee’s primary duties and responsibilities are to:

•

review and make recommendations regarding our capital structure and corporate finance strategy and activities, including any issuance of equity and debt securities, financing plans, debt ratings, share repurchase philosophy and strategy, share redemption and purchase activities, and dividend policy;

•	review and make recommendations regarding our treasury function, investment strategies, banking and cash management arrangements and financial risk management;

•	review and make recommendations regarding funding and oversight of and investment planning for our various defined benefit and contribution plans;

•	review and make recommendations to the Board with respect to major investments, acquisitions, divestitures, joint ventures or similar transactions;

•	review and make recommendations to the Board with respect to our insurance programs and structures and other activities to manage financial risks in our business;

•	have the chair of the committee review annually with the Audit Committee the risk assessment process undertaken by the committee with respect to the risks overseen by the committee; and

•	provide regular reports to the Board and maintain minutes or records of its meetings and activities.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

The Board has adopted a written Related Person Transactions Policy to assist it in reviewing, approving and ratifying related person transactions and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transactions Policy supplements our other policies that may apply to transactions with related persons, such as the Board’s Corporate Governance Guidelines and our Code of Business Ethics.

The Related Person Transactions Policy provides that all related person transactions covered by the policy must be reviewed and approved or ratified by the Board or by the Nominating & Governance Committee. Our directors and executive officers are required to provide prompt notice of any plan or proposal to engage in a related person transaction to the General Counsel, Secretary & Chief Compliance Officer, who in turn must, after a preliminary review, together, if deemed appropriate, with our outside counsel, present it to the Nominating & Governance Committee.

In reviewing related person transactions, the Nominating & Governance Committee will consider the relevant facts and circumstances, including, among other things:

•	the identity of the related person, the nature of the related person’s interest in the transaction and the material terms of the transaction;

•	the importance of the transaction both to the Company and to the related person;

•

whether the transaction would likely impair the judgment of a director or an executive officer to act in the best interest of the Company and, in the case of an outside director, whether it would impair his or her independence; and

•	whether the value and the terms of the transaction are fair to the Company and on a substantially similar basis as would apply if the transaction did not involve a related person.

The Nominating & Governance Committee will not approve or ratify any related person transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the best interests of the Company and our shareholders and complies with applicable law.

Generally, the Related Person Transactions Policy applies to any current or proposed transaction in which:

•	the Company was or is to be a participant;

•	the amount involved exceeds $120,000; and

•

any related person (i.e., a director, director nominee, executive officer, greater than five percent beneficial owner and any immediate family member of such person) had or will have a direct or indirect material interest.

Certain Related Person Transactions

We provided consulting and outsourcing services to certain affiliates of FMR LLC, which beneficially owned approximately 5.4% of our outstanding Class A ordinary shares based on a

Schedule 13G filed on February 14, 2012 with the SEC. During fiscal 2012, Accenture recorded revenues of approximately $3.3 million for these services. In addition, FMR LLC and its affiliates also received investment management fees totaling approximately $6.4 million in fiscal 2012 with respect to Fidelity mutual funds offered under the Accenture U.S. 401(k) Match and Savings Plan and the Accenture U.S. Discretionary Profit Sharing Plan based on a percentage of the plan assets invested in such mutual fund. We also provided consulting services to MFS Investment Management (also known as Massachusetts Financial Services Company), which beneficially owned approximately 5.5% of our outstanding Class A ordinary shares based on a Schedule 13G filed on January 27, 2012 with the SEC. During fiscal 2012, Accenture recorded revenues of approximately $2.6 million for these services. Each of these transactions was entered into on an arm’s length basis in the ordinary course.

We seek to hire the most qualified candidates and consequently do not preclude the employment of family members of current directors and executive officers. Mr. von Schimmelmann’s son, Berthold von Schimmelmann, is a manager in our technology business and is based in Australia. He earned approximately $173,000 in base salary and bonus during fiscal 2012, which was commensurate with his peers’ compensation and established in accordance with the Company’s compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. He did not serve as an executive officer of the Company during this period and did not have a key company-level strategic role within the Company in that he did not drive the strategy or direction of the Company, nor was he personally accountable for the Company’s financial results.

REPORTS OF THE COMMITTEES OF THE BOARD

Audit Committee Report

Since its creation in 2001, the Audit Committee of the Board has been composed entirely of non-management directors. In addition, each member of the Audit Committee meets the independence and experience requirements set forth by the SEC and the NYSE.

The Audit Committee of the Board operates pursuant to a written charter, which may be accessed through the Corporate Governance section of Accenture’s website, accessible through the Investor Relations page at http://investor.accenture.com. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. As part of the Audit Committee’s oversight function, the Audit Committee:

•

Reviewed and discussed the Company’s annual audited financial statements and quarterly financial statements with management and with Accenture’s independent registered public accounting firm. The committee also reviewed related matters and disclosure items, including the Company’s earnings press releases, and performed its regular review of critical accounting policies and the processes by which the Company’s chief executive officer and chief financial officer certify the information contained in its quarterly and annual filings.

•

Discussed with KPMG LLP (together with its affiliates, “KPMG”) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The committee also received the written disclosures and letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the committee concerning independence and discussed with KPMG their independence and related matters. Discussions with KPMG also included staffing and litigation matters.

In addition, in reliance upon its reviews and discussions as outlined above, the Audit Committee recommended, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended August 31, 2012 for filing with the SEC and presentation to the Company’s shareholders. The Audit Committee also recommended during fiscal 2013 that KPMG be re-appointed as the Company’s independent registered public accounting firm to serve until the Company’s annual general meeting of shareholders in 2014 and that the Board submit this appointment to the Company’s shareholders for ratification at the Annual Meeting. This report is provided by the following independent directors, who compose the Audit Committee:

THE AUDIT COMMITTEE

William L. Kimsey, Chair

Robert I. Lipp

Blythe J. McGarvie

Gilles C. Pélisson

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis section of this proxy statement and discussed that section with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and Annual Report on Form 10-K. This report is provided by the following independent directors, who compose the Compensation Committee:

THE COMPENSATION COMMITTEE

Marjorie Magner, Chair

William L. Kimsey

Mark Moody-Stuart

PROPOSAL NO. 3—NON-BINDING RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND BINDING AUTHORIZATION OF THE BOARD TO DETERMINE ITS REMUNERATION

Shareholders are being asked to vote to ratify, in a non-binding vote, the appointment of our independent registered public accounting firm, KPMG LLP, and also to vote to authorize, in a binding vote, the Board, acting through the Audit Committee, to determine KPMG’s remuneration. Upon the Audit Committee’s recommendation, the Board has recommended the re-appointment of KPMG as our independent registered public accounting firm to audit our consolidated financial statements and our internal control over financial reporting for the fiscal year ending August 31, 2013. The Board is asking our shareholders to ratify, in a non-binding vote, the appointment of KPMG as our independent registered public accounting firm to hold office until our annual general meeting of shareholders in 2014 and to authorize, in a binding vote, the Board, acting through the Audit Committee, to determine KPMG’s remuneration. Although ratification is not required by our memorandum and articles of association or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

We expect that one or more representatives of KPMG will be present at the Annual Meeting. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to any questions.

The text of the resolution in respect of proposal no. 3 is as follows:

“To ratify, in a non-binding vote, the appointment of KPMG as the independent registered public accounting firm for the Company until the next annual general meeting of the Company in 2014 and to authorize, in a binding vote, the Board, acting through the Audit Committee, to determine its remuneration.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND THE BINDING AUTHORIZATION OF THE BOARD, ACTING THROUGH THE AUDIT COMMITTEE, TO DETERMINE KPMG’S REMUNERATION.

INDEPENDENT AUDITOR’S FEES

Independent Auditor’s Fees

The following table describes fees for professional audit services rendered by KPMG, Accenture’s principal accountant, for the audits of our annual financial statements for the years ended August 31, 2012 and August 31, 2011 and our internal control over financial reporting as of August 31, 2012 and August 31, 2011, and fees billed for other services rendered by KPMG during these periods.

	2012	2011
	(in thousands)
Audit Fees(1)	$13,588	$13,864
Audit-Related Fees(2)	586	357
Tax Fees(3)	238	205
All Other Fees(4)	435	161

Total(5)	$14,847	$14,588

(1)	Audit Fees, including those for statutory audits, include the aggregate fees recorded for the fiscal year indicated for professional services rendered by KPMG for the audit of Accenture plc’s and Accenture SCA’s annual financial statements and review of financial statements included in Accenture’s Forms 10-K and Forms 10-Q. Audit Fees also include fees for the audit of Accenture’s internal control over financial reporting.

(2)	Audit-Related Fees include the aggregate fees recorded during the fiscal year indicated for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of Accenture plc’s and Accenture SCA’s financial statements and not included in Audit Fees. Audit-Related Fees also include fees for accounting advice and opinions related to various employee benefit plans and fees for services to issue Statement on Standards for Attestation Engagements (SSAE) No. 16 reports.

(3)	Tax Fees include the aggregate fees recorded during the fiscal year indicated for professional services rendered by KPMG for tax compliance, tax advice and tax planning.

(4)	All Other Fees include the aggregate fees recorded during the fiscal year indicated for products and services provided by KPMG, other than the services reported above. These fees include merger and acquisition due diligence services and other consulting services. The Audit Committee concluded that the provision of these services and related fees do not affect the independence of KPMG.

(5)	May not total due to rounding.

Procedures For Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Pursuant to its charter, the Audit Committee of the Board is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between Accenture and its independent auditors. The Audit Committee has delegated to its chair the authority to review and pre-approve any such engagement or relationship, which may be proposed in between its regular meetings. Any such pre-approval is subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting.

PROPOSAL NO. 4—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, shareholders are being asked to approve, in an advisory, non-binding vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

In considering their vote, we urge shareholders to review the information on Accenture’s compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis on pages 49 to 68, as well as the discussion regarding the Compensation Committee on pages 16 to 18.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will review and consider the voting results when making future compensation decisions for our named executive officers.

Accenture employs a pay-for-performance philosophy for our entire global management committee and all of our named executive officers. Our compensation philosophy and framework have resulted in compensation for our named executive officers that reflects the Company’s financial results and the other performance factors described in “Compensation Discussion and Analysis—Fiscal 2012 Compensation Overview and Summary.” Our annualized total shareholder return for the three-year period ended August 31, 2012 was 26%, the highest among our peers, and our annualized total shareholder return for the five-year period ended August 31, 2012 was 10%, also the highest among our peers.

As discussed below in “Compensation Discussion and Analysis,” our compensation philosophy for our named executive officers includes the following elements:

•

Long-term equity compensation has multi-year performance-based vesting.    The most significant single element of our named executive officers’ compensation opportunity over time is the Key Executive Performance Share Program, for which vesting depends exclusively on the Company’s cumulative performance against our annual operating income plan and relative total shareholder return, in each case over a three-year period. In fiscal 2012, the target value of the awards made under this program represented 90% of our chief executive officer’s total equity compensation and 48% of the total equity compensation of all of our other named executive officers, taken as a whole.

•

Total cash compensation is tied to performance.    The majority of cash compensation opportunity is based on Company and individual performance. The cash compensation of our named executive officers as a group has fluctuated from year to year, reflecting the Company’s financial results.

•

Compensation unrelated to performance is limited.    Accenture’s employment agreements do not provide for multi-year employment, guaranteed incentive awards, “golden parachutes” or significant lump-sum compensation payments upon termination of employment for our named executive officers, aside from that required by law. We do not offer significant perquisites, nor do we provide tax gross-up payments on post-employment benefits.

The text of the resolution in respect of proposal no. 4 is as follows:

“Resolved, that, the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5—APPROVAL OF AMENDMENT TO ACCENTURE PLC 2010 SHARE INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 24 MILLION SHARES AND TO EXPRESSLY PROHIBIT THE REPRICING OF OPTIONS AND SHARE APPRECIATION RIGHTS

Our Board, based on the recommendation of the Compensation Committee, has approved an amendment to the Accenture plc 2010 Share Incentive Plan (the “2010 SIP”), subject to approval by our shareholders at the Annual Meeting, to (1) authorize an additional 24 million shares under the 2010 SIP and (2) expressly prohibit the repricing of options and share appreciation rights. In connection with its review of this proposal, the Compensation Committee considered the information described below, as well as the favorable recommendation of Pay Governance, the Compensation Committee’s compensation consultant.

By the time of the Annual Meeting, three years will have passed since the 2010 SIP was adopted at our 2010 annual general meeting of shareholders. A total of 50 million of our Class A ordinary shares (“shares”) were initially authorized for issuance under the 2010 SIP, approximately 23.5 million shares of which remained available for future grants as of December 1, 2012, which takes into account approximately 1.5 million shares that were granted between September 1, 2012 and December 1, 2012. For the remainder of fiscal 2013, whether or not shareholders approve the proposed amendment to the 2010 SIP, we expect to grant an additional 10.5 million shares. Cumulatively, we expect to grant approximately 12 million shares in fiscal 2013.

The number of awards we have granted under the 2010 SIP and its predecessor plan, the Accenture plc 2001 Share Incentive Plan (the “2001 SIP”) as a percentage of our annual weighted average diluted shares (commonly referred to as the “burn rate”), has been on average 1.6% over the last three years and 1.7% over the last five years. In addition, over the last five years, we have repurchased substantially more shares than we have issued, with the net impact being a reduction of at least 2% per year on our weighted average diluted shares, and we expect to continue to reduce our weighted average diluted shares by approximately 2% per year. We have also assumed that we will need to modestly increase the amount of shares that we will grant to our high-performing leaders in January 2014, which is our next significant annual granting cycle after the Annual Meeting. Therefore, based on our current projections, without shareholder approval of this proposal, we will likely not be able to grant the full number of equity awards we believe necessary in that next annual granting cycle to continue motivating our high-performing leaders to achieve our objectives.

If the amendment to the 2010 SIP (as amended, the “Amended 2010 SIP”) is approved by our shareholders, it will become immediately effective as of February 6, 2013, with approximately 37.8 million shares available for future awards. This excludes any shares that will become available again under the 2010 SIP in connection with forfeited, lapsed or terminated awards during such period. We expect that if the Amended 2010 SIP is approved by our shareholders, the additional shares will be sufficient to allow us to make equity awards in the amounts we believe are necessary for the next two to three years.

•	Proposed Amendment

•	Authorize an additional 24 million shares under the 2010 SIP.

•	Consistent with our current practice, expressly prohibit the repricing of options and share appreciation rights.

•	Why Should You Vote to Approve the Proposed Amendment?

•

We must attract, retain and motivate high-performers.    The ability to issue equity is fundamental to our compensation strategy. Being a people-based business, our success is dependent, in large part, on our ability to use market relevant compensation to attract, retain and motivate the most talented professionals to serve our clients.

•

We have a disciplined annual share granting practice.    Our burn rate has averaged 1.6% over the past three years and 1.7% over the past five years. During the last five years, our burn rate has ranged between 1.3% and 2.0%.

•

We proactively manage affordability to prevent dilution.    Since our initial public offering in 2001 (our “IPO”), we have successfully reduced our weighted average diluted shares by 28%.Over the last five years, our ratio of share repurchases to share issuances has resulted in a net impact of a reduction to our weighted average diluted shares of at least 2% per year. We expect to continue to reduce our weighted average diluted shares by approximately 2% per year. In addition, not only have we reduced our weighted average diluted shares, but we have also tightly managed who among our employees is granted equity. The vast majority of the equity awards are granted to our high performing senior executives, a population that by design has grown at a slower rate than the growth rate of our overall employee population.

•

We use equity compensation to align employee and shareholder interests.    Equity compensation is a critical means of aligning the interests of our employees with those of our shareholders. Our employees, particularly our senior executives, whose equity is tied to Company and individual performance, are motivated under our current equity compensation plans to drive the business to maximize returns over the long-term. We believe this, in part, has resulted in the long-term value we have created for our shareholders, as evidenced by our total shareholder returns over the last three- and five-year periods, which in each case, has significantly outperformed our peers and the market.

•

We would avoid increasing the cash-based component of our compensation program to substitute for shares.    If the amendment is not approved, in order to remain competitive, we would likely be compelled to alter our compensation program to increase the cash-based component, which we do not believe is appropriate for our business. Cash-based awards do not provide the same benefits as equity, such as retention and alignment with shareholder interest. In addition, if this proposal is not approved, and as a result we are compelled to increase the cash-based component of our compensation programs, we believe that the amount of free cash flow we will have available for other purposes, including to repurchase shares and return cash to shareholders as dividends, could be negatively affected.

The Board recommends that our shareholders vote for the approval of the Amended 2010 SIP for the reasons discussed below.

•	As a people-based business, equity is fundamental to our ability to attract, retain and motivate high-performers.

•	We Retain Our Leaders. The majority of our equity awards go to our senior executives, a group of approximately 4,900 employees with a very high retention rate, having an average of 15 years of

Accenture experience. Outstanding unvested equity awards have been a fundamental part of our ability to sustain this rate of retention–the awards act as a significant barrier to solicitation of our executives.

•

We Must Be Able to Compete for Talent.    Our success is dependent upon our ability to use market relevant compensation to attract, retain and motivate our people, who are responsible for delivering results. We cannot afford to lose our best people to competitors in our industry and other companies that may have more flexibility to offer competitive compensation arrangements, especially in the form of equity.

•	We proactively manage the overall affordability of our equity compensation programs to prevent dilution.

•

We Manage Dilution.    We have taken a disciplined approach to managing dilution since our IPO in 2001. As shown below, we have repurchased an average of 52 million shares annually, which has resulted in a reduction of our weighted average diluted shares by 28%. Over the last five years, our ratio of share repurchases to share issuances has resulted in a net impact of a reduction to our weighted average diluted shares of at least 2% per year. With our disciplined approach to share repurchases, we expect to continue to reduce our weighted average diluted shares by approximately 2% per year.

•

We Are Responsible about Allocations of Equity Awards.    Of our total employee population, approximately 20,000 (composed of senior executives and senior managers) are eligible for equity awards, and only those employees rated as high-performers (a fraction of this group) receive equity awards in any given year.

•

Burn Rate.    Our average annual burn rate under the 2010 SIP and 2001 SIP was 1.6% over the past three years and 1.7% over the past five years. During the last five years, our burn rate has ranged between 1.3% and 2.0%. Over the past five years, we have grown our headcount by 38%.

•

Natural Hedge.    Almost all of our equity awards are approved in terms of U.S. dollar denominated amounts; they are not driven by a set number of shares. Similarly, our share repurchase program is authorized and managed each year in terms of U.S. dollar denominated amounts, not a specific number of shares. As a result, the number of shares we issue through equity awards, and buy back through share repurchases, both vary with our share price, which provides a natural hedge.

(1)	The 5-year burn rate is calculated as the total number of shares granted under the 2010 SIP and 2001 SIP as a percentage of the annual weighted average diluted shares. Grants were made under the 2001 SIP until February 4, 2010, when it was terminated in connection with shareholder approval of the 2010 SIP. All awards after that date have been granted under the 2010 SIP.

•	Equity compensation is a critical means of aligning the interests of employees with those of our shareholders.

•

We Drive Long-Term Value Creation.    We believe our equity programs motivate our leaders to create long-term value for our shareholders. See the chart below for our total shareholder returns in recent years relative to our compensation peer group and the S&P500 Total Return Index. We believe that if this proposal is not approved and as a result, we lack a sufficient share reserve under the 2010 SIP to continue to motivate our leaders, our ability to continue to drive sustained profitable growth could be negatively affected.

(1)	This graph assumes that on August 31, 2007, $100 was invested with dividends reinvested on the last day of the month of the ex-date without payment of any commissions. Source: Bloomberg. Market cap weighted Compensation Peer Group, S&P500 Total Return Index.

•

We Award Equity Based on Performance.    The majority of our equity awards under the 2010 SIP are performance-based and support our philosophy of meritocracy tied to Company and individual performance. For example, the most significant element of our named executive officers’ compensation opportunity is awards under our Key Executive Share Program, which vest depending on the Company’s cumulative operating income and total shareholder return performance over a three-year period. We believe these awards, which are tied to long-term results, motivate our leaders and align their interests with those of our shareholders. The annualized three-year comparison of our total shareholder return relative to our compensation peer group and the S&P 500 Total Return Index is provided below.

(1)	Annualized three-year Total Shareholder Return shown as of August 31, 2012. Source: Bloomberg. Market cap weighted Compensation Peer Group, S&P500 Total Return Index.

•

We Have Equity Ownership Requirements.    We apply meaningful ownership requirements to our senior executives to ensure a significant ownership stake in Accenture. This owner-operator model further aligns the interest of our senior executives with those of our shareholders.

Prohibition on Option and Share Appreciation Right Repricing

In addition to amending the 2010 SIP to include additional shares, we also propose to amend the 2010 SIP to expressly prohibit the repricing of any options and share appreciation rights that are currently outstanding or that may be granted in the future. We have not previously repriced any options that we have granted, and we have never previously granted any share appreciation rights. We believe that it is in the Company’s best interests that the terms of the 2010 SIP expressly prohibit repricing for existing or future option or share appreciation right awards.

Although we have historically awarded equity to our employees almost exclusively in the form of restricted share units (“RSUs”), particularly since 2005, the Board believes that retaining the flexibility to offer a variety of forms of equity compensation, including options, is appropriate to allow us to respond to changing tax, regulatory or other conditions in the countries in which we have employees. As of November 30, 2012, a total of 16,140 options have been awarded under the 2010 SIP to our employees, and no options have been awarded under the 2010 SIP to directors, director nominees, executive officers or any of their associates.

Currently Available Shares and Outstanding Awards under the 2010 SIP

As of December 1, 2012, 23,474,023 of our shares remained available for grants and 20,110,295 shares were subject to outstanding awards under the 2010 SIP. We granted awards covering approximately 12.6 million, 12.8 million, and 9.7 million shares in fiscal 2012, 2011 and 2010, respectively; however, in fiscal 2010, only 1.1 million of those awards granted were made under the 2010 SIP, while the remainder were made under the 2001 SIP.

Anticipated Future Equity Awards under the 2010 SIP

Consistent with past practice, we expect to make awards of approximately 9.8 million shares between the date of this proxy statement and the Annual Meeting, the majority of which will be our annual performance awards made in January 2013 (including awards that will vest, if at all, based on the Company’s performance over a three-year period) of RSUs, including the awards to our named executive officers, as described under “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis—Long-Term Equity Compensation” below. Also included in the estimated number of awards during that period until the Annual Meeting are the annual matching grant awards to the participants in the Voluntary Equity Investment Program, described under “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis—Long-Term Equity Compensation” below, and potential grants to recognize eligible newly hired or promoted employees.

The Company is not currently contemplating any specific grants under the Amended 2010 SIP in the next year following the anticipated approval of the Amended 2010 SIP at the Annual Meeting, other than, at this time, we anticipate that if the Amended 2010 SIP is approved by our shareholders, the annual grants of RSUs to directors for fiscal 2013 (which are currently anticipated to be similar to the annual grants for fiscal 2012 described under “Compensation of Executive Officers and Directors—Director Compensation for Fiscal 2012—Elements of Director Compensation—Equity Compensation” below) would be made under the Amended 2010 SIP. We have sufficient authority to make these grants whether or not this proposal is approved by our shareholders.

Securities Authorized for Issuance under Equity Compensation Plans as of August 31, 2012

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in 1st Column)
Equity compensation plans approved by shareholders:
2001 Share Incentive Plan	22,260,137	(1)	$24.443	—
2010 Share Incentive Plan	20,075,637	(2)	43.597	24,723,631
2001 Employee Share Purchase Plan	—		N/A	—
2010 Employee Share Purchase Plan	—		N/A	28,486,489
Equity compensation plans not approved by shareholders	—		N/A	—

Total	42,335,774			53,210,120

(1)	Consists of 5,821,461 stock options with a weighted average exercise price of $24.443 per share and 16,438,676 RSUs. As of August 31, 2012, the options were all were exercisable at prices below the market price of a share on that date ($61.60) and 5,706,865 had been outstanding for over 6 years.

(2)	Consists of 15,201 stock options with a weighted average exercise price of $43.597 per share and 20,060,436 RSUs. As of August 31, 2012, of the stock options were all exercisable at prices below the market price of a share on that date ($61.60).

Information regarding equity ownership by our directors, executive officers and beneficial owners of more than five percent of any class of the Company’s voting securities is included in “Beneficial Ownership of Directors and Executive Officers” and “Beneficial Ownership of More Than Five Percent of Any Class of Voting Securities” below.

Plan Summary

The principal features of the Amended 2010 SIP, as it is proposed to be amended, are summarized below. The summary is qualified in its entirety by reference to the full text of the Amended 2010 SIP. A copy of the Amended 2010 SIP is attached as Annex B to this proxy statement and is incorporated herein by reference. Definitions in this proposal no. 5 are applicable only within this section.

Description of the Accenture plc 2010 Share Incentive Plan, as Amended

Administration

The Amended 2010 SIP will be administered by the Compensation Committee of the Board (the “Committee”), which may delegate its duties and powers in whole or in part to any subcommittee consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto) and “independent directors” within the meaning of the NYSE listed company rules. Additionally, the Committee may delegate the authority to grant awards under the Amended 2010 SIP to any employee or group of employees of Accenture plc, provided that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time. The Committee is authorized to interpret the Amended 2010 SIP and to establish, amend and rescind any rules and regulations relating to it, and to make any other determinations that it deems necessary or desirable for the administration of the Amended 2010 SIP. The Committee has the authority to establish the terms and conditions of any award under the Amended 2010 SIP consistent with the provisions of the Amended 2010 SIP and to waive any terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

Eligibility

The Committee may grant awards under the Amended 2010 SIP only to employees, directors or other service providers of the Company or its affiliates who are selected by the Committee to participate in the Amended 2010 SIP (“participants”). Awards may also, in the discretion of the Committee, be made under the Amended 2010 SIP in assumption of, or in substitution for, outstanding awards previously granted by Accenture plc. The number of shares underlying any substitute awards will be counted against the aggregate number of shares available for awards under the Amended 2010 SIP.

As of November 30, 2012, approximately 20,000 employees, including all of our executive officers, would be eligible to participate in the programs approved under the Amended 2010 SIP. In addition, a small number of other service providers that we may engage from time-to-time and the members of the Board would be eligible to participate in the Amended 2010 SIP. The closing price of Accenture plc Class A ordinary shares as reported on the New York Stock Exchange was $67.92 on November 30, 2012.

Shares Subject to the Amended 2010 SIP

The total number of Accenture plc Class A ordinary shares that may be used to satisfy awards under the Amended 2010 SIP (inclusive of awards previously granted and settled under the 2010 SIP) is 74 million. These shares may consist, in whole or in part, of unissued shares or previously-issued shares. The issuance or transfer of shares or the payment of cash to a participant upon the exercise or payment of an award will reduce the total number of shares available under the Amended 2010 SIP. Shares that are subject to awards that terminate, lapse or are cancelled may again be used to satisfy awards under the Amended 2010 SIP.

Duration

Awards may be granted under the Amended 2010 SIP until December 10, 2019 (the tenth anniversary of the date the existing 2010 SIP was initially approved by the Board), but awards granted before that date may extend beyond that date.

Terms and Conditions of Options

Options granted under the Amended 2010 SIP will be, as determined by the Committee, non-qualified stock options or incentive stock options (“ISOs”), as described in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes (or other types of options in jurisdictions outside the United States), as evidenced by the related award agreements. Options granted will be subject to the following terms and conditions and to such other terms and conditions as the Committee determines.

Exercise Price; Exercisability.    Options granted under the Amended 2010 SIP will have a purchase price per share (“exercise price”) that is not less than the fair market value of a share on the date of grant and will be exercisable at such time and upon such terms and conditions as may be determined by the Committee. The expiration date for options granted under the Amended 2010 SIP will be determined by the Committee upon option grant and set forth in the grant agreements governing the options. Under the Amended 2010 SIP, “fair market value” is generally defined as the average of the high and low trading price on the New York Stock Exchange on the applicable date.

Exercise of Options.    Except as otherwise provided in the Amended 2010 SIP or in an award agreement, an option may be exercised for all, or from time to time any part, of the shares for which it is then exercisable. The exercise date of an option will be the later of the date a notice of exercise is received by Accenture plc and, if applicable, the date payment is received by Accenture plc. Except as otherwise provided in an award agreement, the purchase price for the shares as to which an option is exercised shall be paid in full no later than the time when the shares are delivered following the exercise of the option.

ISOs.    The Committee may grant options under the Amended 2010 SIP that are intended to be ISOs. No ISO will have a per share exercise price of less than the fair market value of a share on the date granted or have a term in excess of ten years. However, no ISO may be granted to any participant who, at the time of such grant, owns more than 10% of the total combined voting power of all classes of shares of Accenture plc, unless:

•	the exercise price for the ISO is at least 110% of the fair market value of a share on the date the ISO is granted and

•	the date on which the ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.

All options granted under the Amended 2010 SIP are intended to be nonqualified stock options, unless the applicable award agreement expressly states that the option is intended to be an ISO. If an option is intended to be an ISO, and if for any reason the option (or portion thereof) does not qualify as an ISO, then, to the extent of the nonqualification, the option (or portion thereof) will be regarded as a nonqualified stock option granted under the Amended 2010 SIP, provided that the option (or portion thereof) otherwise complies with the Amended 2010 SIP’s requirements relating to nonqualified stock options.

Repricing.    Once issued and outstanding under the Amended 2010 SIP, the exercise price of any option may not be reduced at any time during the term of such option.

Terms and Conditions of Share Appreciation Rights

Grants.    The Committee, in its sole discretion, also may grant a share appreciation right independent of an option or a share appreciation right in connection with an option, or a portion thereof. A share appreciation right granted in connection with an option:

•	may be granted at the time the related option is granted or at any time prior to the exercise or cancellation of the related option,

•	will cover the same number of shares covered by an option (or such lesser number of shares as the Committee may determine), and

•

will be subject to the same terms and conditions as the option, except for any conditions on its exercisability or transferability as the Committee deems fit to impose, or any additional limitations as may be included in an award agreement.

Terms.    The exercise price per share of a share appreciation right will be an amount determined by the Committee that is not less than the fair market value of a share on the date of grant. The expiration date for share appreciation rights granted under the Amended 2010 SIP will be determined by the Committee upon granting of a share appreciation right and set forth in a grant agreement governing the share appreciation rights. Each share appreciation right granted independent of an option will entitle a participant upon exercise to a payment from Accenture plc of an amount equal to:

•	the excess of the fair market value on the exercise date of one share over the exercise price per share, times

•	the number of shares covered by the share appreciation right.

Each share appreciation right granted in conjunction with an option, or a portion thereof, will entitle a participant to surrender to Accenture plc the unexercised option, or any portion thereof, and to receive from Accenture plc in exchange an amount equal to:

•	the excess of the fair market value on the exercise date of one share over the exercise price per share, times

•	the number of shares covered by the option, or portion thereof, which is surrendered.

The date a notice of exercise is received by Accenture plc will be the exercise date. Payment will be made in shares or in cash, or partly in shares and partly in cash, all as determined by the Committee. If the payment is made, in whole or in part, in newly issued shares, the participant will agree to pay to Accenture plc the aggregate par value of such shares. Share appreciation rights may be exercised from time to time upon actual receipt by Accenture plc of written notice of exercise stating the number of shares with respect to which the share appreciation right is being exercised.

Repricing.    Once issued and outstanding under the Amended 2010 SIP, the exercise price of any share appreciation right may not be reduced at any time during the term of such share appreciation right.

Other Share-Based Awards

The Committee, in its sole discretion, may grant awards of shares, awards of restricted shares, awards of RSUs representing the right to receive a share and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares (“other share-based awards”). These other share-based awards will be in such form, and dependent on such conditions, as the Committee determines. This includes, without limitation, the right to receive one or more shares (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other share-based awards may be granted alone or in addition to any other awards granted under the Amended 2010 SIP. Subject to the provisions of the Amended 2010 SIP, the Committee will determine:

•	to whom and when other share-based awards will be made,

•	the number of shares to be awarded under (or otherwise related to) these other share-based awards,

•	whether these other share-based awards will be settled in cash, shares or a combination of cash and shares, and

•

all other terms and conditions of the other share-based awards (including, without limitation, their vesting provisions, any required payments to be received from participants and other provisions ensuring that all shares so awarded and issued be fully paid and non-assessable).

Adjustments Upon Certain Events

Generally.    In the event of any change in the outstanding shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, amalgamation, spin-off or combination transaction or exchange of shares or other corporate exchange, or any distribution to shareholders of shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person will make such substitution or adjustment, if any, as it deems to be equitable, as to:

•	the number or kind of shares or other securities issued or reserved for issuance pursuant to the Amended 2010 SIP or pursuant to outstanding awards,

•	the grant price or exercise price of any share appreciation right, and/or

•	any other affected terms of any award.

Change in Control.    In the event of a change in control (as defined below), the Committee may, in its sole discretion, provide for the termination of an award upon the consummation of the change in control and

•

the payment of a cash amount in exchange for the cancellation of an award which, in the case of options and share appreciation rights, may equal the excess, if any, of the fair market value of the shares subject to such options or share appreciation rights over the aggregate exercise price of such options or share appreciation rights, and/or

•	the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted.

The occurrence of any of the following events will constitute a “change in control”:

•

any person (other than Accenture plc, any trustee or other fiduciary holding securities under an employee benefit plan of Accenture plc, or any company owned, directly or indirectly, by the shareholders of Accenture plc in substantially the same proportions as their ownership of shares of Accenture plc) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Accenture plc, representing 20% or more of the combined voting power of Accenture plc’s then-outstanding securities;

•

during any period of 24 consecutive months, individuals who at the beginning of that period constitute the Board, and any new director (other than a director nominated by any person (other than the Board) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a change in control) whose election by the Board or nomination for election by Accenture plc’s shareholders has been approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

•

the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which Accenture plc is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of Accenture plc immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of Accenture plc or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

•	the complete liquidation of Accenture plc or the sale or disposition by Accenture plc of all or substantially all of Accenture plc’s assets.

Restrictions on Transfer

Unless otherwise determined by the Committee, an award will not be transferable or assignable by the participant other than by will or by the laws of descent and distribution. An award exercisable after the death of a participant may be exercised by the legatees, personal representatives or distributees of the participant.

Amendments or Termination

The Board may amend, alter or discontinue the Amended 2010 SIP, but no amendment, alteration or discontinuation will be made which:

•	without the approval of the shareholders of Accenture plc, would increase the total number of shares reserved for the purposes of the Amended 2010 SIP, or

•	without the consent of a participant, would materially adversely affect any of the rights of the participant under any award granted to the participant under the Amended 2010 SIP.

However, the Committee may amend the Amended 2010 SIP in such manner as it deems necessary to permit awards to meet the requirements of the Code or other applicable laws.

Federal Income Tax Information

The following summary briefly describes current U.S. federal income tax consequences of rights under the Amended 2010 SIP. However, the summary is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Amended 2010 SIP should consult their own professional tax advisors concerning tax aspects of rights under the Amended 2010 SIP and should be aware that tax laws may change at any time.

Stock Options

An employee to whom an ISO that qualifies under Section 422 of the Code is granted generally will not recognize income at the time of grant or exercise of such option (although special alternative minimum tax rules may apply to the employee upon option exercise). No federal income tax deduction will be allowable to Accenture plc upon the grant or exercise of such ISO.

When the employee sells shares acquired through the exercise of an ISO more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and Accenture plc will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

An employee to whom an option that is not an ISO (a “non-qualified option”) is granted will not recognize income at the time of grant of such option. When such employee exercises a non-qualified option, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the shares the employee receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the employee’s gross income, and the employee’s holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Subject to applicable provisions of the Code and regulations thereunder, Accenture plc or one of its affiliates will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary compensation income recognized by the employee. Any such compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal, state, local and foreign income and employment taxes.

Restricted Shares

Unless an election is made by the participant under Section 83(b) of the Code, the grant of an award of restricted shares will have no immediate tax consequences to the participant. Generally, upon the lapse of restrictions (as determined by the applicable restricted share agreement between the participant and Accenture plc), a participant will recognize ordinary income in an amount equal to the product of (1) the fair market value of a share of Accenture plc on the date on which the restrictions lapse, less any amount paid with respect to the Award of restricted shares, multiplied by (2) the number of restricted shares with respect to which restrictions lapse on such date. The participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted shares. The participant’s holding period will commence on the date on which the restrictions lapse.

A participant may make an election under Section 83(b) of the Code within 30 days after the date of transfer of an Award of restricted shares to recognize ordinary income on the date of award based on the fair market value of ordinary shares of Accenture plc on such date. An employee making such an election will have a tax basis in the restricted shares equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted shares, and the employee’s holding period for such restricted shares for tax purposes will commence on the date after such date.

With respect to restricted shares upon which restrictions have lapsed, when the employee sells such shares, the employee will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options, as described above.

Restricted Share Units

A participant to whom a RSU is granted generally will not recognize income at the time of grant (although the participant may become subject to employment taxes when the right to receive shares becomes “vested” due to retirement eligibility or otherwise). Upon delivery of ordinary shares of Accenture plc in respect of an RSU, a participant will recognize ordinary income in an amount equal to the product of (1) the fair market value of a share of Accenture plc on the date on which the ordinary shares of Accenture plc are delivered, multiplied by (2) the number of ordinary shares of Accenture plc delivered.

Other Share-based Awards

With respect to other share-based awards paid in cash or ordinary shares, participants will generally recognize income equal to the fair market value of the ordinary shares or the amount of cash paid on the date on which delivery of shares or payment in cash is made to the participant.

Code Section 409A

Section 409A of the Code generally provides rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Amended 2010 SIP may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the Committee intends to administer and operate the Amended 2010 SIP and establish terms with respect to awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases. In the event Accenture plc is required to delay delivery of shares or any other payment under an award in order to avoid the imposition of an additional tax under Section 409A, Accenture plc will deliver such shares (or make such payment) on the first day that would not result in the participant incurring any tax liability under Section 409A.

Resolution

The text of the resolution in respect of proposal no. 5 is as follows:

“Approval be and is hereby given to the adoption by the Company of an amendment to the Accenture plc 2010 Share Incentive Plan to (1) increase the number of shares available for issuance under the 2010 SIP by 24 million shares and (2) expressly prohibit the repricing of any options and share appreciation rights issued under the 2010 SIP, in accordance with the marked provisions of a document entitled “Amended and Restated Accenture plc 2010 Share Incentive Plan” (the “Amended 2010 SIP”), which has been made available to shareholders prior to the meeting and that the directors be and are hereby authorized to take all such actions with reference to the Amended 2010 SIP as may be necessary to ensure the adoption and operation of the Amended 2010 SIP.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE ACCENTURE PLC 2010 SHARE INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 24 MILLION SHARES AND TO EXPRESSLY PROHIBIT THE REPRICING OF OPTIONS AND SHARE APPRECIATION RIGHTS.

PROPOSAL NO. 6—AUTHORIZATION TO HOLD THE 2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ACCENTURE PLC AT A LOCATION OUTSIDE OF IRELAND

Under Irish law and in accordance with article 50 of Accenture plc’s articles of association, the shareholders of Accenture plc must authorize holding any annual general meeting of shareholders at a location outside of Ireland. The Board desires to hold the 2014 annual general meeting of shareholders in the United States, as has been our historical practice, and is therefore asking our shareholders to authorize holding the 2014 annual general meeting of shareholders at a location outside of Ireland.

The text of the resolution in respect of proposal no. 6 is as follows:

“That the annual general meeting of shareholders in 2014 may be held at such place outside Ireland as may be determined by the directors.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZATION TO HOLD THE 2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ACCENTURE PLC AT A LOCATION OUTSIDE OF IRELAND.

PROPOSAL NO. 7—AUTHORIZATION OF ACCENTURE TO MAKE OPEN-MARKET PURCHASES OF ACCENTURE PLC CLASS A ORDINARY SHARES

We have historically used open-market share purchases as a means of returning cash to shareholders and managing the size of our base of outstanding shares. These are longstanding objectives that management believes are important to continue. During fiscal 2012, we repurchased approximately 30 million of our ordinary shares in open-market purchases as part of our share buyback activities.

In this proposal, shareholders are being asked to authorize Accenture plc, or any of its subsidiaries, to make open-market purchases of Class A ordinary shares.

Under Irish law, this authorization cannot exceed 18 months. Accordingly, if adopted, the authority will expire on the close of business on August 6, 2014 unless re-approved at the Company’s annual general meeting of shareholders in 2014. We expect to continue to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

These purchases would be made only at price levels that the directors consider to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. In addition, the price that may be paid for these shares shall not be less than 80% or more than 120% of the then closing market price of those shares on the NYSE the day preceding the day on which the relevant share is purchased. It should be noted that Accenture plc currently effects repurchases under our existing share repurchase program as redemptions pursuant to Article 5(b)(iv) of our articles of association. Whether or not this proposed resolution is passed, Accenture plc will retain its ability to effect repurchases as redemptions pursuant to its articles of association, although subsidiaries of Accenture plc will not be able to make open-market purchases of Class A ordinary shares.

In order for a subsidiary of Accenture plc to make open-market purchases of Accenture plc’s Class A ordinary shares, such shares must be purchased on a “recognized stock exchange” under Irish law. The NYSE, on which Accenture plc Class A ordinary shares are listed, is a recognized stock exchange for this purpose under Irish law.

The authority being sought from our shareholders provides that the maximum number of shares authorized to be purchased will be no greater than 59,625,176 Class A ordinary shares, which represents 9.3% of the Company’s issued Class A ordinary shares outstanding as of November 30, 2012.

The text of the resolution in respect of proposal no. 7 is as follows:

“The Company and any subsidiary of the Company are hereby generally authorized to make open-market purchases of Class A ordinary shares in the Company (“shares”) on such terms and conditions and in such manner as the board of directors of the Company may determine from time to time but subject to the following provisions:

(a) The maximum number of shares authorized to be acquired by the Company and any subsidiaries of the Company pursuant to this resolution shall not exceed 59,625,176 Class A ordinary shares of $0.0000225 each.

(b) The maximum price to be paid for any Class A ordinary share shall not be more than 120% of the closing price on the New York Stock Exchange for the Class A ordinary shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(c) The minimum price to be paid for any Class A ordinary share shall not be less than 80% of the closing price on the New York Stock Exchange for the Class A ordinary shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(d) This general authority will be effective from the date of passing of this resolution.

(e) This general authority is to expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of section 215 of the Companies Act 1990. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZATION OF ACCENTURE TO MAKE OPEN-MARKET PURCHASES OF ACCENTURE PLC CLASS A ORDINARY SHARES.

PROPOSAL NO. 8—DETERMINATION OF THE PRICE RANGE AT WHICH ACCENTURE PLC CAN RE-ISSUE SHARES THAT IT ACQUIRES AS TREASURY STOCK

Our historical open-market share repurchases and other share buyback activities result in shares of our ordinary shares being returned as treasury stock. Our executive compensation program, the 2010 Employee Share Purchase Program and our other compensation programs make use of treasury shares that we acquire through our various share buyback activities.

Under Irish law, our shareholders must authorize the price range at which Accenture plc may re-issue any shares held in treasury as new shares of Accenture plc. In this proposal, that price range is expressed as a percentage minimum and maximum of the closing market price on the day preceding the day on which the relevant share is re-issued. Irish law requires that this authorization be renewed by our shareholders every 18 months, and we therefore expect that it will continue to be proposed at subsequent annual general meetings.

The authority being sought from our shareholders provides that the minimum and maximum prices at which a treasury Class A ordinary share may be re-issued are 95% and 120%, respectively, of the closing market price of the Class A ordinary shares on the NYSE the day preceding the day on which the relevant share is re-issued, except as further described below. Any re-issuance of treasury shares will only be at price levels that the Board considers to be in the best interests of our shareholders.

Approval of this proposal requires the affirmative vote of at least 75% of the votes cast.

The text of the resolution in respect of proposal no. 8 is as follows:

“The re-issue price range at which any treasury Class A ordinary shares for the time being held by Accenture plc may be issued shall be as follows:

(a) The maximum price at which a treasury Class A ordinary share may be re-issued shall not be more than 120% of the closing price on the New York Stock Exchange for shares of that class on the day preceding the day on which the relevant share is re-issued by Accenture plc.

(b) The minimum price at which a treasury Class A ordinary share may be re-issued shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share scheme or any option schemes operated by Accenture plc or, in all other cases, not less than 95% of the closing price on the New York Stock Exchange for shares of that class on the day preceding the day on which the relevant share is re-issued by Accenture plc.

(c) The re-issue price range as determined by paragraphs (a) and (b) shall expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed in accordance with the provisions of section 209 of the Companies Act 1990.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE DETERMINATION OF THE PRICE RANGE AT WHICH ACCENTURE PLC CAN RE-ISSUE SHARES THAT IT ACQUIRES AS TREASURY STOCK.

PROPOSAL NO. 9—SHAREHOLDER PROPOSAL: REPORT ON LOBBYING PRACTICES

Walden Asset Management, a division of Boston Trust & Investment Management Company, One Beacon Street, Boston, Massachusetts, 02108, the beneficial owner of 314,836 Accenture plc Class A ordinary shares, and other co-filers whose names, addresses and beneficial holdings are available upon request, have advised us that they intend to submit the following proposal at the meeting.

“Whereas, businesses, like individuals, have a recognized legal right to express opinions to legislators and regulators on public policy matters.

We believe it is important that Accenture’s lobbying positions, and processes to influence public policy, are transparent. Public opinion is skeptical of corporate influence on Congress and public policy and controversial lobbying activity may pose risks to our company’s reputation. We encourage full disclosure of Accenture’s policies, procedures and oversight mechanisms.

Accenture spent approximately $5.91 million in 2010 and 2011 on federal lobbying, according to Senate reports. But this figure may not include grassroots lobbying to influence legislation by mobilizing public support or opposition. Also, not all states require disclosure of lobbying expenditures. The reports also do not include contributions to tax-exempt organizations which engage in lobbying.

Resolved, the shareholders of Accenture plc (“Accenture”) request the Board authorize the preparation of a report, updated annually, and disclosing:

1.	Company policy and procedures governing the lobbying of legislators and regulators, including that done on our company’s behalf by trade associations. The disclosure should include both direct and indirect lobbying and grassroots lobbying communications.

2.	A listing of payments (both direct and indirect, including payments to trade associations) used for direct lobbying as well as grassroots lobbying communications, including the amount of the payment and the recipient.

3.	Membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by the management and Board for

a.	direct and indirect lobbying contribution or expenditure; and

b.	payment for grassroots lobbying expenditure.

For purposes of this proposal, a “grassroots lobbying communication” is communication directed to the general public that (a) refers to specific legislation, (b) reflects a view on the legislation and (c) encourages the recipient of the communication to take action with respect to the legislation.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant Board oversight committees and posted on the company’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability as corporate funds are used to influence legislation and regulation either directly and indirectly. Such disclosure is in shareholders’ best interests. Absent a system of accountability, company assets could be used for objectives contrary to Accenture’s long-term interests.

For example, Accenture is a Board member of the US Chamber of Commerce, which campaigns vigorously against measures to stop climate change. However, on its website Accenture publicly affirms that reducing its own carbon footprint is an important corporate goal and proudly notes their leadership in carbon reduction. And as a global company Accenture provides consultant services to companies to improve their sustainability practices.

Accenture also admirably emphasizes the importance of building trust in business relations. Earning trust requires that words and deeds are consistent. Thus it is important to ensure Accenture’s statements and policies are not undercut by its trade associations.”

Company Response

The Board recommends that shareholders vote against this proposal. Accenture’s Board believes that the adoption of the shareholder proposal is unnecessary in light of Accenture’s current policies governing political contributions and lobbying. Collecting and publishing the additional information requested by this proposal would be unnecessarily burdensome on company resources, and would provide little, if any, new value to shareholders. We believe that our current disclosure, along with our processes described below, is appropriate and in the best interest of the Company and our shareholders.

Accenture’s Board recognizes that the Company’s engagement in the political process is an important issue for shareholders. From time to time, Accenture engages in discussions with various levels of government on public policy issues. When Accenture determines it is in the best interest of the Company, it works with governments to provide information and perspective that support its point of view. Accenture also encourages its employees to be active in civic and community activities, including participation in the political and democratic process. The Company discloses its lobbying activity and expenditures as required by law.

Transparency and accountability are embedded into Accenture’s public policy, political spending and lobbying actions. All political, lobbying and civic activity by the Company and its employees must comply with applicable law and Accenture’s Code of Business Ethics. Accenture has adopted a Political Contributions and Lobbying Policy, which is publicly posted on Accenture’s website at www.accenture.com under “About Accenture”—“Corporate Governance”—“Political Contributions and Lobbying Policy” and includes, among other things:

•	the Company’s policies regarding lobbying activities and trade associations;

•	a link to Accenture’s quarterly federal lobbying reports; and

•	a description of the Board’s and management’s oversight over the Company’s political, advocacy and compliance activities.

As noted in Accenture’s Political Contributions and Lobbying Policy, the Company’s Managing Director of Government Relations, General Counsel and Operating Group Chief Executives, where appropriate, oversee the Company’s political, advocacy and compliance activities. In addition, the Managing Director of Government Relations periodically updates the Audit Committee of the Board on the Company’s political and advocacy activities.

Accenture participates in trade associations for a variety of reasons, including networking, civic participation and monitoring of industry policies and trends. Company participation in trade associations, including membership on a trade association board, does not mean that the Company agrees with every position a trade association takes on an issue. In fact, from time to time Accenture’s corporate positions may differ from those of the trade association of which it is a member. While Accenture makes payments to these associations, including membership fees and dues, Accenture’s policy is to instruct U.S. trade associations not to use company funds for independent campaign expenditures or contributions to state and local ballot measures, non-candidate organizations (such as political convention host committees) or organizations organized under Section 527 of the Internal Revenue Code.

In summary, this proposal seeks to impose requirements that are not required by law and are not standard among other companies. Accenture already complies with existing regulations on disclosure and reporting of lobbying activity that are publicly available to our shareholders. Accenture believes that publishing the additional information requested by this proposal would result in an unnecessary and unproductive use of the Company’s resources, which would not be in the best interests of the Company or its shareholders. Furthermore, by mandating the disclosure of certain trade association dues, adoption of the proposed policy may require the disclosure of proprietary information, which could raise other potential competitive and business-related concerns.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Introduction

The following discussion describes and analyzes the Company’s compensation program for its named executive officers. The Company’s named executive officers for fiscal 2012 are the chief executive officer, the chief financial officer and the three most highly compensated executive officers (other than the chief executive officer and chief financial officer), who were serving as executive officers at the end of fiscal 2012. The Company’s named executive officers also include one former executive officer who resigned from the Company effective March 1, 2012, and who is required under SEC rules to be included in our compensation disclosures.

The named executive officers for fiscal 2012 are: Pierre Nanterme, chief executive officer; Pamela J. Craig, chief financial officer; William D. Green, executive chairman (who announced that he will be retiring from the Board and the Company, effective February 1, 2013); Alexander M. van ’t Noordende, group chief executive—Management Consulting; Martin I. Cole, group chief executive—Technology (who assumed that role on March 1, 2012, and previously served as our group chief executive—Communications, Media & Technology); and Kevin M. Campbell (formerly our group chief executive—Technology until his resignation, which was effective on March 1, 2012). As consideration for certain restrictive covenants from Mr. Campbell upon his resignation (including non-competition and non-solicitation provisions and a general release), the Company entered into a separation agreement with Mr. Campbell. For more information, see “Potential Payments Upon Termination.” When we refer to compensation decisions or awards made for fiscal 2012, or compare compensation of our named executive officers against prior years, Mr. Campbell is not included, unless otherwise indicated.

Fiscal 2012 Compensation Overview and Summary

The compensation of the Company’s named executive officers is tied to both Company and individual performance.

Company Fiscal 2012 Performance

During fiscal 2012, the Company achieved strong results that exceeded or met the initial business outlook we provided during the September 27, 2011 earnings announcement. Specifically, in fiscal 2012, the Company delivered:

•	New bookings of $32.2 billion, above the Company’s business outlook of $28 billion to $31 billion. New bookings included a negative 3% percent foreign-currency impact.

•	Net revenues of $27.9 billion, an increase of 11% in local currency and 9% in U.S. dollars, exceeding the Company’s business outlook of an increase of 7% to 10% in local currency.

•	Operating margin of 13.9%, an expansion of 30 basis points and at the high end of the Company’s business outlook of 13.7% to 13.9%.

•	Earnings per share of $3.84, an increase of 13% and within the Company’s business outlook of $3.80 to $3.88.

•

Free cash flow of $3.9 billion (which we provide to investors to give them additional insight in to the Company’s results of operations and is calculated as operating cash flow of $4.3 billion less property and equipment additions of $372 million), exceeding the Company’s business outlook range of free cash flow of $3.1 billion to $3.4 billion.

We continued to return a significant portion of our free cash flow to shareholders. In fiscal 2012, we returned a total of $3.05 billion to shareholders, reflecting $2.1 billion in share repurchases and $951 million in dividend payments made during the fiscal year. Our weighted average diluted shares decreased 2.1% compared to fiscal 2011. In addition, we increased our semi-annual dividend payment to shareholders that was paid in November 2012 to $0.81 per share (a 20% increase from the previous semi-annual dividend payment).

In fiscal 2012, we continued to implement a strategy focused on industry and technology differentiation, as well as geographic expansion. We combine our capabilities across management consulting, technology and business process outsourcing to provide differentiated, industry-based, end-to-end services. We continue to invest in strategic initiatives including analytics, cloud computing, insight-driven health, interactive/digital marketing, mobility and smart grid. Our geographic expansion strategy focuses on emerging and mature markets with significant growth potential for us. Our priority emerging markets are the ASEAN (Association of Southeast Asian Nations) countries, Brazil, China, India, Mexico, the Middle East, Russia, South Africa, South Korea and Turkey.

We also continued to evolve our global delivery model, which allows us to draw on the benefits of using people and other resources from around the world—including scalable, standardized processes, methods and tools; specialized management consulting, business process and technology skills; cost advantages; foreign-language fluency; proximity to clients; and time zone advantages—to deliver high-quality solutions. Emphasizing quality, productivity, reduced risk, speed to market and predictability, our global delivery model enables us to provide clients with competitive services and solutions.

Our Global Delivery Network continues to be a competitive differentiator for us, with more than 50 delivery centers around the world. As of August 31, 2012, we had approximately 162,000 people in our network globally, up from 141,000 at the end of fiscal 2011.

In addition, during the fiscal year, we continued to execute our human capital strategy to ensure we deploy our employees on a timely basis to fulfill the needs of our clients and ensure the future growth of Accenture. In fiscal 2012, we hired more than 60,000 new employees globally while maintaining employee utilization within our targeted range.

Further, in fiscal 2012, we continued to strengthen our corporate citizenship efforts. Most notably, we made further progress toward fulfilling our commitment to equip 250,000 people around the world by 2015 with skills to get a job or build a business.

Pay for Performance

Accenture’s compensation practices, including with respect to the named executive officers, are tied to Company and individual performance, which are evaluated based on three broad themes that we use to tie pay to performance for our named executive officers: driving growth by helping Accenture’s clients become high performance businesses—“Value Creator”; educating, energizing and inspiring Accenture’s people—“People Developer”; and running Accenture as a high performance business—“Business Operator”. As discussed more fully below, the Compensation Committee believes that total compensation for the Company’s named executive officers should be closely aligned with the Company’s performance and each individual’s performance (see “—Process For Determining Executive Compensation,” “—Role of Benchmarking” and “—Performance Objectives Used in Evaluations” below).

In determining the fiscal 2012 performance-based compensation paid to the Company’s named executive officers, the Compensation Committee determined that the performance of the executive chairman and the chief executive officer, along with the performance of the other named executive officers, contributed to the strong financial and other results discussed above. Based in part upon the analysis contained in a pay-for-performance report prepared for the Compensation Committee by its compensation consultant, Pay Governance (discussed in more detail in “—Role of Benchmarking” below), the Compensation Committee established performance-based compensation for fiscal 2012 and equity awards to be made in January 2013 for the named executive officers (see “—Process for Determining Executive Compensation” below). In the Compensation Committee’s view, the performance-based compensation paid for fiscal 2012 demonstrated a very strong linkage between realizable total direct compensation for our named executive officers and total shareholder return over the past three years (see “—Role of Benchmarking—Comparison of Realizable Total Direct Compensation” below). Accordingly, the Compensation Committee concluded that our named executive officers’ compensation is well aligned with the Company’s performance.

To tie pay to performance, the Company has used two short-term cash incentive programs: the annual bonus and the individual performance bonus, each of which rewards our named executive officers and other eligible employees for a combination of Company and individual performance over the fiscal year. In addition, the Company uses three long-term equity compensation programs: the Key Executive Performance Share Program; the Senior Officer Performance Equity Award Program; and, except in the case of the executive chairman and the chief executive officer, the Performance Equity Award Program, each of which also rewards for a combination of Company and individual performance. The Senior Officer Performance Equity Award Program and the Performance Equity Award Program are intended to reward executives for performance in the preceding fiscal year, while the Key Equity Performance Share program is intended to reward achievement of future performance. The target grant date fair value of the long-term equity awards made to Messrs. Green and Nanterme, and our other named executive officers taken as a whole, in fiscal 2012 constituted approximately 69%, 62%, and 48%, respectively, of their fiscal 2012 compensation. Our cash and long-term equity compensation programs are described under “—Cash Compensation” and “—Long-Term Equity Compensation” below.

The compensation of each of the named executive officers for fiscal 2012 is described below and in the “Summary Compensation Table.” When reviewing Mr. Green’s 2011 compensation in the “Summary Compensation Table” below and his equity grants in fiscal 2012 based on his fiscal 2011 performance, it is important to consider that during fiscal 2011 Mr. Green served as chairman and chief executive officer until January 1, 2011, before transitioning to the role of being solely our executive chairman. For information regarding the compensation of the other named executive officers for fiscal 2012, see “—Process for Determining Executive Compensation—Named Executive Officers Other Than the Executive Chairman and the Chief Executive Officer” and “Summary Compensation Table” below.

Say-on-Pay and Say-on-Frequency Vote

The Compensation Committee considered the result of the 2012 annual advisory, non-binding “say-on-pay” proposal in connection with the discharge of its responsibilities. Because a substantial majority (93.2%) of our shareholders approved the compensation programs described in our proxy statement for the 2012 annual general meeting of shareholders, the Compensation Committee determined not to implement any significant changes to our compensation programs in fiscal 2012 as a result of the shareholder advisory vote.

As the Dodd-Frank Wall Street Reform and Consumer Protection Act requires that votes on the frequency of shareholder votes on executive compensation be held at least once every six years, we currently expect the next shareholder vote on frequency to occur at the Company’s 2017 annual general meeting. Until that time, we expect to hold an advisory, non-binding “say-on-pay” vote on an annual basis.

Objectives of the Compensation Program

The compensation program for the named executive officers is designed to reward them for their overall contribution to Company performance, including the Company’s execution against its business plan and creation of shareholder value. The program is designed to:

•	attract, retain and motivate the best executives who are responsible for the success of Accenture;

•	align rewards with Accenture’s principle of meritocracy by rewarding high performance;

•	ensure that rewards are affordable to Accenture by aligning them to Accenture’s annual operating plan;

•	prevent the potential dilutive effect of our rewards; and

•	offer a compelling reward structure that provides executives with an incentive to continue to expand their contributions to Accenture.

Process for Determining Executive Compensation

The Compensation Committee evaluates overall Company performance for a fiscal year by reviewing the results achieved against the performance objectives for the year (as discussed below under “—Performance Objectives Used in Evaluations”) and then determining whether the Company exceeded, met or partially met the objectives as a whole for the year. Within each of these three categories of achievement (“exceeds,” “meets” and “partially meets”), the Compensation Committee further determines whether the Company’s performance was in the low, medium or high range of performance within that category. The Compensation Committee, in consultation with Messrs. Green and Nanterme, determined that overall Company performance for fiscal 2012 “exceeded” the objectives for the year as a whole and was in between the “medium” and “high” ranges of the “exceeds” category (see chart below). Among other things, the Compensation Committee believed that this rating was appropriate due to the Company’s significant achievements with respect to new bookings, revenues, operating margin, free cash flow and earnings per share.

The Compensation Committee’s determination of the Company’s performance rating is then used as one of the key factors in setting the amounts of compensation that the named executive officers receive for each of the performance elements of compensation described below. In setting compensation, the Compensation Committee took into account as a key factor the individual performance ratings for the executive chairman and the chief executive officer it set together with the Nominating & Governance Committee and the lead director (who is a member of the Compensation Committee), as prescribed by the committees’ charters, and the individual performance ratings for the other named executive officers.

To determine the compensation of our executive chairman and our chief executive officer, following the completion of the fiscal year, the Compensation Committee, including the lead director, met with the Nominating & Governance Committee in October 2012 to review the individual performance of Messrs. Green and Nanterme in the context of the Company’s fiscal 2012 performance. After the determination of the performance ratings of Messrs. Green and Nanterme, the Compensation Committee

reviewed with its compensation consultant, Pay Governance, the results of Pay Governance’s market trends report and the pay-for-performance report discussed below under “—Role of Benchmarking.” As part of this review, Pay Governance provided input to the Compensation Committee regarding the final 2012 bonus compensation for Messrs. Green and Nanterme. This input reflected the Company’s performance results for fiscal 2012; sustained performance results achieved over the past five years; external market references (including absolute and relative performance against peers); internal compensation references; and the respective leadership roles of Messrs. Green and Nanterme. With regard to Mr. Green and Mr. Nanterme, the Compensation Committee also took into account the results of their leadership and the impact that each has had on the Company’s fiscal 2012 performance. Messrs. Green and Nanterme were not involved in setting their own compensation, and neither was present during the Compensation Committee’s review of his own compensation. Mr. Green did, however, provide feedback to the Compensation Committee and the Nominating & Governance Committee on Mr. Nanterme’s fiscal 2012 performance.

The Compensation Committee also reviewed, discussed and approved the overall compensation for each of the named executive officers. As part of this process, the Compensation Committee considered the recommendations of Mr. Nanterme for the compensation packages of each of the named executive officers, other than himself and the executive chairman, which were based, in part, on the report prepared by Towers Watson for management. These compensation packages are the result of the evaluation and judgment of the Compensation Committee, rather than a precise formula.

Executive Chairman

At its meeting in October 2011, the Compensation Committee determined that, in connection with his continuing role as executive chairman, it was appropriate to maintain Mr. Green’s base compensation at $1,250,000. In addition, the equity awards granted to Mr. Green in January 2012 decreased by 25%, compared to the equity awards granted to him in January 2011, to reflect his transition from chairman and chief executive officer to solely being our executive chairman in fiscal 2011. Mr. Green’s cash bonus opportunity for fiscal 2012 and equity awards granted in January 2012, which were determined at the October 2011 Compensation Committee meeting, are reflected in the “Grants of Plan-Based Awards for Fiscal 2012” table below.

At the meeting in October 2012, the Nominating & Governance Committee, together with the Compensation Committee (which includes the lead director), set Mr. Green’s individual performance rating at the beginning of the “high” range in the “exceeds” category (see chart below).

As a result of its fiscal 2012 assessments and the input of its compensation consultant, the Compensation Committee approved the following compensation for Mr. Green:

•	annualized base compensation of $1,250,000, through the date of Mr. Green’s retirement on February 1, 2013, consistent with his base compensation for the 2012 compensation year;

•	fiscal 2012 cash bonuses totaling $2,775,000, an increase of 2% compared with fiscal 2011; and

•

an equity award with a grant date fair value of approximately $2,870,000 to be made in January 2013. This equity award represents a decrease of 69% compared with the target grant date fair value of the equity awards made to Mr. Green in January 2012. This decrease in equity compensation reflects Mr. Green’s decision to retire from the Board and the Company, effective February 1, 2013, as well as his strong performance in fiscal 2012. In light of Mr. Green’s planned retirement, the Compensation Committee determined not to grant Mr. Green an equity award under the Key Executive Performance Share Program, which would have vested, if at all, based on the three-year Company performance following the completion of fiscal 2015. In addition, in connection with Mr. Green’s expected retirement, the Board determined to waive the remaining service-based vesting conditions for that portion of Mr. Green’s outstanding awards that is not otherwise scheduled to vest on or prior to his retirement. See “Potential Payments Upon Termination” for additional information.

Chief Executive Officer

At the same meeting in October 2011, the Compensation Committee determined that, in connection with his continuing role as chief executive officer, Mr. Nanterme’s base compensation should be maintained at €865,476. Mr. Nanterme’s cash bonus opportunity for fiscal 2012 and equity awards granted in January 2012, which were also determined at the October 2011 Compensation Committee meeting, are reflected in the “Grants of Plan-Based Awards for Fiscal 2012” table below.

At the meeting in October 2012, the Nominating & Governance Committee, together with the Compensation Committee (which includes the lead director), set Mr. Nanterme’s individual performance rating in between the “medium” and “high” ranges of the “exceeds” category (see chart below).

As a result of its fiscal 2012 assessments and the input of its compensation consultant, the Compensation Committee approved the following compensation for Mr. Nanterme:

•	base compensation of €865,476, to be paid in Euros for the compensation year beginning on December 1, 2012, consistent with his base compensation for the 2012 compensation year;

•	fiscal 2012 cash bonuses totaling €2,752,214, to be paid in Euros, an increase of 8% compared with fiscal 2011; and

•

equity awards with a target grant date fair value of approximately $9,750,000 to be made in January 2013. These equity awards represent an increase of 29% compared with the target grant date fair value of the equity awards made to Mr. Nanterme in January 2012, continuing to reflect the measured and phased approach adopted by the Compensation Committee to bring Mr. Nanterme’s compensation in line with market relevant pay. Of that amount, the Key Executive Performance Share Program target grant date fair value of $9,000,000 will vest, if at all, based on the three-year Company performance following the completion of fiscal 2015, and the remainder will vest on a time-based schedule under the Senior Officer Performance Equity Award Program, each as described below under “—Long-Term Equity Compensation.”

Named Executive Officers Other Than the Executive Chairman and the Chief Executive Officer

In determining the fiscal 2012 compensation of the named executive officers, other than the executive chairman and the chief executive officer, the chief executive officer submitted a recommendation to the Compensation Committee for the overall compensation of each of these officers for the committee’s review, discussion and approval. In making these recommendations, the chief executive officer considered the following four factors: (1) Company performance, including objective and subjective measures; (2) each officer’s individual contribution and demonstrated leadership; (3) internal comparisons across the global management committee; and (4) external market references. Individual contribution and leadership of each named executive officer were measured against a set of approximately 20 performance “objectives,” some of which were Company-based performance objectives. As described below in “—Performance Objectives Used in Evaluations,” these financial, operational and qualitative objectives fell under three themes: driving growth by helping Accenture’s clients become high performance businesses—“Value Creator”; educating, energizing and inspiring Accenture’s people—“People Developer”; and running Accenture as a high performance business—“Business Operator.” Management and the Compensation Committee believe that this approach reflects that the leadership team is collectively responsible for a broad range of Company results and initiatives. In evaluating performance against the objectives, no formula or pre-determined weighting was used, and no one objective was individually material.

The chief executive officer discussed with the Compensation Committee the levels of responsibility and performance of each of the named executive officers, other than himself and the executive chairman. For the other named executive officers, to the extent applicable, the chief executive officer also discussed with the Compensation Committee the financial results of the businesses for which they were responsible. In developing his recommendations to the Compensation Committee for the compensation of such named executive officers, the chief executive officer used a report prepared by Towers Watson for management. The Towers Watson report included information on market-comparable compensation based on a benchmarking approach developed by Towers Watson and Pay Governance. Before making the final compensation decisions for the year, the Compensation Committee shared and reviewed with Pay Governance both the recommendations of the chief executive officer and the Towers Watson report prepared for management.

Based upon Mr. Nanterme’s recommendations, the Compensation Committee’s assessment of each of the other named executive officers’ fiscal 2012 performance and their upcoming responsibilities, and the other considerations described in this Compensation Discussion and Analysis, the Compensation Committee approved the following compensation taken as a whole for the persons included in this proxy statement as named executive officers other than Messrs. Green, Nanterme and Campbell:

•	Base compensation for the 2013 compensation year consistent with their respective base compensation for the 2012 compensation year.

•

Equity awards to be made in January 2013, including awards based on their individual performance in fiscal 2012, with a total target grant date fair value, taken as a whole, reflecting an increase of 7% compared to the awards made in fiscal 2012. This increase reflects the increase in the Company’s overall funding of the Performance Equity Award Program described under “—Long-Term Equity Compensation—Performance Equity Award Program” below and the increase in responsibilities of one of these individuals.

The percentage changes referenced above reflect year-over-year changes in the compensation of the named executive officers included in this proxy statement (they do not reflect changes to the compensation of this year’s named executive officers against the named executive officers included in last year’s proxy statement).

Cash Compensation

Accenture’s cash compensation has three components: base compensation, the annual bonus and the individual performance bonus.

Base Compensation

Base compensation provides a fixed level of compensation to a named executive officer each year and reflects the named executive officer’s leadership role, as opposed to individual performance. Each of the named executive officers, other than Messrs. Green and Nanterme, fell into one of the top two numbered levels of responsibility within the Company for fiscal 2012, and his or her level was determined objectively based on an evaluation of then current responsibilities. Base compensation is the same for all named executive officers at a given level of responsibility within each country. Base compensation at the same level of responsibilities varies for named executive officers across countries based on relative market compensation. Increases to base compensation, if any, generally take effect at the beginning of the compensation year, which begins on December 1 of each year. The base compensation of Messrs. Green and Nanterme is not set on the basis of the level of responsibility system (see “—Process for Determining Executive Compensation—Executive Chairman” and “—Process for Determining Executive Compensation—Chief Executive Officer” above).

Annual Bonus

The annual bonus plan is a Company-wide program for which all Accenture executives (approximately 43,000 employees as of November 30, 2012) are generally eligible. The program is designed so that a portion of these employees’ pay is aligned with Company results. Funds are accrued during the fiscal year based on Company financial performance, compared to the earnings and profitability targets for the year. Final overall funding decisions are made at the end of the fiscal year based upon the Company’s performance against these targets and are subject to approval by the Compensation Committee. Once the program’s Company-wide funding for the year is finalized, individual payout is determined based on each eligible employee’s career level within the Company and individual performance rating and is paid in December. The program is designed to give higher bonuses to top performers and to provide higher incentives as employees advance through our career levels. This bonus program is primarily designed to reward employees (including our named executive officers) based on overall Company results, and the exact payout received by each individual varies depending upon individual performance and career level.

Each of the named executive officers is assigned an annual target award level that is a percentage of his or her base compensation based on his or her level of responsibility. For Mr. Green, this percentage ranged from zero to 60% in fiscal 2012. For Mr. Nanterme, this percentage ranged from zero to 88%. For the other named executive officers, this percentage ranged from zero to 30%. Because Mr. Campbell resigned effective March 1, 2012, he was not eligible for a payout under this program. Other than for the executive chairman and the chief executive officer, the target percentages for each level of responsibility have been constant for the three years reflected in the “Summary Compensation Table” below and were designed as part of executives’ total compensation opportunity, as discussed under “—Role of Benchmarking” below. A named executive officer may earn more or less than his or her target award based upon the Company’s overall funding of the bonus pool under the plan and his or her individual annual performance rating, subject to a cap on the maximum payout. The Company met or exceeded its business outlook for fiscal 2012 for new bookings, net revenue growth, operating margin, earnings per share and free cash flow. The Compensation Committee took these results into consideration in approving an overall funding percentage for the annual bonus moderately above the overall target level. This funding percentage applied to all eligible Accenture executives, including the named executive officers, based on their individual performance and career level.

Individual Performance Bonus

The individual performance bonus is offered to all of our named executive officers as well as to approximately 2,500 of the top senior executives globally. Unlike the annual bonus, for which the primary determinant of the award size is Company performance, the primary determinant of the individual performance bonus is the individual’s overall contribution to the Company based on his or her career level. This program is designed to distinguish and recognize top performers among our senior executives at different levels of responsibility. Each named executive officer is eligible to receive an individual performance bonus that is a percentage of base compensation determined based on his or her respective level of responsibility. For Mr. Green, this percentage ranged from zero to 162%. For Mr. Nanterme, this percentage ranged from zero to 240%. For Ms. Craig, this percentage ranged from zero to 160%, and for Messrs. Cole and van ’t Noordende, this percentage ranged from zero to 115%. Because Mr. Campbell resigned effective March 1, 2012, he was not eligible for a payout under this program. Other than with respect to the executive chairman and the chief executive officer, these ranges have been constant for each level of responsibility since the individual performance bonus program was first implemented in fiscal 2008. The individual performance bonus program year aligns with Accenture’s fiscal year. Payment is determined based on the individual’s annual performance rating. See “—Performance Objectives Used in Evaluations” below.

Fiscal 2012 Cash Compensation Determinations

The Compensation Committee determined the total cash bonus compensation to be awarded to the named executive officers as part of its decision on the overall compensation for each of these officers as discussed under “—Process for Determining Executive Compensation” above. For the value of cash compensation amounts paid to our named executive officers during fiscal 2012 (for base compensation) or with respect to their fiscal 2012 performance (for non-equity incentive plan compensation), see the “Summary Compensation Table” below.

The total cash compensation for Messrs. Green and Nanterme is discussed above under “—Process for Determining Executive Compensation—Executive Chairman” and “ —Process for Determining Executive Compensation—Chief Executive Officer.” Total cash compensation for the other named executive officers, taken as a whole, decreased 1% for fiscal 2012 as compared to the cash compensation for our other named executive officers, taken as a whole, for fiscal 2011, but in each fiscal year, excluding Mr. Campbell, who resigned during fiscal 2012. The decrease for fiscal 2012 over fiscal 2011 was primarily due to the changes to the composition of the named executive officers year over year.

Fiscal 2013 Cash Compensation

We have simplified the structure of our cash bonus programs that will apply to all of our named executive officers going forward. Beginning in fiscal 2013, we will have one bonus program, the “global annual bonus,” with awards to be determined based on the eligible employee’s individual performance as well as the Company’s overall performance.

Long-Term Equity Compensation

Our long-term equity compensation aligns the interests of our executives with those of our shareholders. The Company intends for long-term equity compensation to constitute a significant component of the compensation opportunity for the named executive officers. The Company offers all of its equity grants in the form of RSUs, which are subject to performance and/or time vesting requirements. In fiscal 2012, the Company’s executive compensation included three separate programs.

Program	Eligible Employees	Objective
Key Executive Performance Share Program	Named executive officers and select members of the global management committee	Reward participants for driving the Company’s business to meet performance objectives related to operating income results and relative total shareholder return, in each case over a three-year period.
Senior Officer Performance Equity Award Program	Named executive officers and select members of the global management committee	Reward individual performance, encourage retention, align the interests of senior executives with our shareholders and provide high performers an annual performance award based on individual performance and position relative to market.
Performance Equity Award Program	All senior executives, other than Messrs. Green and Nanterme	Recognize and reward high performers based on their individual performance and the Company’s performance, in each case, during the prior fiscal year.

The Company also offers all senior executives, including our named executive officers, the opportunity to participate in our Voluntary Equity Investment Program. As described below, this program further encourages share ownership among senior executives through monthly purchases with a 50% matching grant opportunity if all of the terms and conditions of this program are satisfied.

Our long-term equity compensation programs are part of a larger framework of compensation for all of our employees. As individuals assume more senior roles at the Company, they become eligible for additional equity compensation programs. As described above, our named executive officers and members of the global management committee are eligible for awards that are intended to reward their individual performance, align their pay with achievement of both annual and long-term performance goals and encourage them to acquire meaningful ownership stakes in Accenture. Of these programs available to our named executive officers, the Key Executive Performance Share Program is the most significant element of their compensation over time and is also the most closely tied to the Company’s performance over time.

For additional information on the terms of each of these programs and the named executive officers who received awards under them during fiscal 2012, see “Grants of Plan-Based Awards for Fiscal 2012” and “—Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table” below. As required by SEC rules, the equity compensation amounts included in the “Summary Compensation Table” for fiscal 2012 and the “Grants of Plan-Based Awards for Fiscal 2012” table below reflect the grant date fair value of equity awards made during fiscal 2012. Equity awards with respect to fiscal 2012 performance and the fiscal 2013 Key Executive Performance Share Program grants have been approved and will be awarded in January 2013 in accordance with the Company’s standard practice, but are not reflected in the “Summary Compensation Table” or the “Grants of Plan-Based Awards for Fiscal 2012” table below. See, however, the following information and the information under “—Process for Determining Executive Compensation” above.

The equity awards granted or to be granted to Mr. Green in fiscal 2011, 2012 and 2013, which includes the period of time during which Mr. Green transitioned to the role of solely being executive chairman, are summarized as follows:

Mr. Green

	Target Grant Date Fair Value
	Fiscal 2011	Fiscal 2012	Fiscal 2013
Key Executive Performance Share Program	$6,625,000	$5,025,000	—
Senior Officer Performance Equity Award Program	$5,500,000	$4,100,000	$2,870,000

Total	$12,125,000	$9,125,000	$2,870,000

Percent change from prior year		-25%	-69%

As stated above, the Key Executive Performance Share Program is intended to reward achievement of future performance over a three-year period, while the Senior Officer Performance Equity Award Program is intended to reward executives for performance in the preceding fiscal year. In anticipation of Mr. Green’s planned retirement on February 1, 2013, the Compensation Committee determined not to grant Mr. Green an award in fiscal 2013 under the Key Executive Performance Share Program. The grant date for the awards listed above for fiscal 2013 is January 1, 2013.

The equity awards granted or to be granted to Mr. Nanterme in fiscal 2011, 2012 and 2013, which includes the period of time during which Mr. Nanterme transitioned into the role of chief executive officer, are summarized as follows:

Mr. Nanterme

	Target Grant Date Fair Value
	Fiscal 2011	Fiscal 2012	Fiscal 2013
Key Executive Performance Share Program	$3,000,000	$6,830,000	$9,000,000
Senior Officer Performance Equity Award Program	$2,000,000	$750,000	$750,000
Performance Equity Award Program	$225,000	—	—

Total	$5,225,000	$7,580,000	$9,750,000

Percent change from prior year		+45%	+29%

As stated above, the Key Executive Performance Share Program is intended to reward achievement of future performance over a three-year period, while both the Senior Officer Performance Equity Award Program and the Performance Equity Award Program are intended to reward executives for performance in the preceding fiscal year. As chief executive officer, Mr. Nanterme no longer receives awards under the Performance Equity Award Program. The changes to Mr. Nanterme’s equity awards in fiscal 2012 and fiscal 2013 reflect his transition to the role of chief executive officer and the measured and phased approach adopted by the Compensation Committee to bring Mr. Nanterme’s compensation in line with market relevant pay. The grant date for the awards listed above for fiscal 2013 is January 1, 2013.

For the other named executive officers taken as a whole, the total target grant date fair value of equity compensation to be awarded in January 2013 will increase 7% compared with the awards made a year earlier for the reasons discussed under “—Process for Determining Executive Compensation—Named Executive Officers Other Than the Executive Chairman and the Chief Executive Officer” above.

Mr. Nanterme recommended to the Compensation Committee the total equity (under the Key Executive Performance Share Program, the Senior Officer Performance Equity Award Program and the Performance Equity Award Program) to be awarded to each of the other named executive officers, other than Mr. Green, in January 2013 as part of their overall compensation recommendations. The recommendations of Mr. Nanterme were based, in part, on (1) Company and individual performance (or, in the case of the Key Executive Performance Share Program award, the individual’s scope of responsibility for fiscal 2013), each as described below under “—Performance Objectives Used in Evaluations,” and (2) market survey data. The market survey data was prepared by Towers Watson for management and was based on a benchmarking approach developed by Towers Watson and Pay Governance. The recommendations of Mr. Nanterme, including the survey information from Towers Watson, were discussed by the Compensation Committee with Pay Governance. The Compensation Committee then made a final decision on the amount of equity to be awarded to these officers.

Key Executive Performance Share Program

The Key Executive Performance Share Program is the primary program under which the Compensation Committee grants RSUs to the named executive officers and select members of the global management committee and is intended to be the most significant single element of our named executive officers’ compensation over time. The program rewards these individuals for driving the Company’s business to meet performance objectives related to two metrics: operating income results and relative total shareholder return, in each case, over a three-year period following the grant. For grants made in fiscal 2012, the Company continued its approach of weighting operating income results more heavily than total shareholder return (see the specific performance vesting criteria discussed in “—Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table” below). This approach recognizes that operating income more accurately reflects the Company’s performance against its objectives. Vesting of grants under the program depends on Accenture’s cumulative performance against these metrics over a three-year period. The Company believes this is important because it aligns a significant portion of the named executive officers’ realizable total direct compensation against performance over an extended period. For example, a period of poor performance against the Company’s operating income or total shareholder return targets could affect the ultimate vesting percentage for several years of RSU grants made to the named executive officers under this program.

Of the total grant date fair value of the equity grants to be made in January 2013, 92% of the equity granted to Mr. Nanterme and 53% of the equity granted to the named executive officers other than Messrs. Green and Nanterme will be awarded under the Key Executive Performance Share Program. These awards will vest at the target level only if the Company achieves in each fiscal year 100% of the annual operating income plans approved by the Board early in each fiscal year and only if the Company achieves the 60th percentile on cumulative total shareholder return relative to a peer group of companies. We believe linking compensation to long-term Company performance encourages prudent risk management and discourages excessive risk taking for short-term gain. As a result of Company performance over the three-year period from fiscal 2010 through fiscal 2012, the 2010 Key Executive Performance Share Program awards vested at 115.7% of target levels (77.2% of maximum award levels) (see “—Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table—Key Executive Performance Share Program” below).

Senior Officer Performance Equity Award Program

The Senior Officer Performance Equity Award Program provides an annual award of RSUs in recognition of prior-year performance to the named executive officers and high-performing members of the global management committee. Awards are recommended by the chief executive officer to the Compensation Committee, other than for himself and the executive chairman. This program rewards individual performance, encourages retention, aligns the interests of our named executive officers with our shareholders and provides high performers an annual performance award based on individual performance and position relative to market. The program furthers the Company’s goals of compensating the named executive officers at levels comparable with those of the Company’s peer companies and maintaining a significant equity component in the named executive officers’ compensation.

Performance Equity Award Program

The Performance Equity Award Program, for which all Accenture senior executives (approximately 4,900 employees as of November 30, 2012) are eligible, is designed to recognize and reward high-performing senior executives for their performance in the most recently completed fiscal year and is funded based on overall Company performance. High-performing senior executives receive equity grants in the form of RSUs based on their annual performance rating. Each of the named executive officers, except Messrs. Green and Nanterme, is eligible for grants under this program based on his or her annual performance rating for fiscal 2012. The number of RSUs granted to senior executives under this program may also be adjusted based on Company performance. Based on Company performance for fiscal 2011, awards made in January 2012 were set at 90% of the maximum value. To reflect the Company’s strong performance in fiscal 2012, this percentage was set at 100% of maximum value for the awards to be made in January 2013.

Voluntary Equity Investment Program

The Voluntary Equity Investment Program is a matching program that further encourages share ownership among all Accenture senior executives, who may designate up to 30% of their cash compensation to make monthly purchases of Accenture plc Class A ordinary shares. Total contributions from all participating senior executives under this program are limited to an amount that is not more than 15% of the total amount expended for cash compensation for senior executives. Following the end of the program year, participants who continue to be employed are awarded a 50% matching RSU grant that vests two years later, which enables senior executives to receive one RSU for every two shares they purchased during the year, provided they do not sell or transfer the purchased shares prior to the matching grant date.

Fiscal 2012 Other Compensation

Consistent with the Company’s compensation philosophy, the Company provides only limited personal benefits to the named executive officers. These include premiums paid on life insurance policies and tax-return preparation services. Additional discussion of the personal benefits and other compensation provided to the named executive officers in fiscal 2012 is included in the “Summary Compensation Table” below.

Role of Benchmarking

To support the Compensation Committee, Pay Governance performs extensive analyses focusing on executive compensation trends, compensation opportunity, total realizable pay, the difficulty of achieving incentive plan goals and pay-for-performance alignment.

Additionally, each year the Compensation Committee reviews and approves a peer group for use in conducting competitive market analyses of compensation for the named executive officers, other than the executive chairman. We do not believe many companies compete directly with us in all lines of our business. However, with the assistance of Pay Governance, the Compensation Committee identified a peer group of relevant public companies for which data are available that are comparable to the Company in at least some areas of our business. This group of companies is different from, and broader than, the peer group companies used for the five-year comparison of cumulative total return the Company presents in its annual report to shareholders. The Compensation Committee believes this grouping provides a meaningful gauge of current pay practices and levels as well as overall compensation trends among companies engaged in the different aspects of the Company’s business. The peer group companies for fiscal 2012 were the same as those used with respect to fiscal 2010 and 2011.

Following are the peer group companies used in assessing compensation for fiscal 2012:

•	Automatic Data Processing, Inc.

•	Cisco Systems, Inc.

•	Computer Sciences Corporation

•	EMC Corporation

•	Hewlett-Packard Company

•	International Business Machines Corporation

•	Lockheed Martin Corporation

•	Marsh & McLennan Companies, Inc.

•	Microsoft Corporation

•	Oracle Corporation

•	SAIC, Inc.

•	Xerox Corporation

In addition, for purposes of assessing the compensation of our executive chairman, the Compensation Committee reviewed data for companies that have an executive chairman separate from their chief executive officer and that also have revenue or market capitalization of over $10 billion. The Compensation Committee reviewed this data even though the roles of these executive chairmen were considered to be significantly different than that of Mr. Green. The following companies identified with the assistance of Pay Governance, which were the same as those used with respect to fiscal 2011, were included in this review:

•	Bed Bath & Beyond Inc.

•	CBS Corporation

•	Costco Wholesale Corporation

•	The Éstee Lauder Companies Inc.

•	Ford Motor Company

•	Freeport McMoRan

•	Loews Corporation

•	Stanley Black & Decker, Inc.

•	Viacom Inc.

Because the Compensation Committee considered Mr. Green’s role to be significantly different from the roles of the executive chairmen at the comparison companies, this data did not materially affect Mr. Green’s compensation for fiscal 2012.

The Compensation Committee and Pay Governance also reviewed, for reference, a report prepared by Towers Watson for management based on (1) the most recent available published survey data and (2) data from the peer companies’ most recent proxy filings on compensation levels of the highest-paid executives at large companies (having more than $10 billion in annual revenues). The Compensation Committee uses this information to understand the current compensation practices in the broader marketplace. While providing valuable background information, this information did not materially affect the determination of the compensation of any named executive officer for fiscal 2012.

Determination of Total Compensation Opportunity

As discussed above under “—Fiscal 2012 Compensation Overview and Summary—Pay for Performance,” our compensation programs are designed to provide each of the named executive officers a total compensation opportunity and structure that should result in realizable total direct compensation that aligns with the Company’s and the individual’s performance.

In determining the total compensation opportunity for each named executive officer, in addition to considering Company performance, each officer’s individual contribution and internal comparisons across the global management committee, the Compensation Committee also reviewed, with the assistance of Pay Governance, the total compensation opportunities of the named executive officers of the companies within our peer group, specifically analyzing the reported total compensation opportunity at the 50th and 75th percentiles of the peer group as appropriate frames of reference. The Compensation Committee believes that the Company’s programs are designed so that the named executive officers should only receive a level of compensation in the upper quartile of our peer group if both their individual performance and the Company’s performance are in the “exceeds” category, as discussed under “—Process for Determining Executive Compensation” above and “—Performance Objectives Used in Evaluations” below.

Because the future performance of neither the Company nor the companies in our peer group are known at the time that the compensation opportunities under the Company’s programs are established, Pay Governance also performs for the Compensation Committee an annual review of the most recent historical alignment of pay and performance relative to the Company’s peers as discussed below. This review is intended to help the Compensation Committee ensure that the Company aligns pay and performance relative to its peers and that our compensation programs are working as intended.

Comparison of Realizable Total Direct Compensation

In structuring the compensation programs for the named executive officers, the Compensation Committee uses a multi-year evaluation of realizable total direct compensation, which was prepared by Pay Governance at the end of fiscal 2012 and which compares the Company’s performance relative to its peer group. The analysis assesses the alignment of the Company’s performance with compensation that is earned over the relevant period. Realizable total direct compensation is defined as the sum of: (1) cash compensation received during the most recent three-year period; (2) the ending value (rather than the grant date fair value) of all time-vested RSUs granted during the most recent three-year period, as measured by the closing stock price at fiscal year-end; (3) the ending value of performance-vested equity awards that were earned in the final year of the most recent three-year period, also as measured by the closing stock price at fiscal year-end; and (4) with respect to the companies in our peer group, the in-the-money value of stock options granted during the three-year period. For the 2010 to 2012 fiscal years, the Company’s composite performance with respect to total shareholder return was the highest among the Company’s peer group. Using the methodology described above for the three-year comparison period and including Mr. Green as the chief executive officer for purposes of this comparison for fiscal 2010, Mr. Nanterme as the chief executive officer for fiscal 2011 and 2012, and the other named executive officers named in the Company’s proxy statement for the relevant fiscal years, realizable total direct compensation for Accenture’s named executive officers was at the 75th percentile of the Company’s peer group, indicating that Accenture’s pay and performance were well aligned over the three-year period. The Compensation Committee continues to believe that a multi-year evaluation relative to the Company’s peer group is more appropriate in determining compensation than a single-year benchmark. This longer-term outlook is reflected in the three-year performance periods used for grants made under the Key Executive Performance Share Program as described above (see “—Long-Term Equity Compensation—Key Executive Performance Share Program”).

Performance Objectives Used in Evaluations

As discussed above under “—Cash Compensation” and “—Long-Term Equity Compensation,” individual performance-based compensation is determined by evaluating performance against annual objectives, with no single objective being material to an individual’s overall performance evaluation. The objectives for fiscal 2012 were reviewed and approved by the Compensation Committee at the beginning of the fiscal year and served as one of the components against which the Nominating & Governance Committee, together with the Compensation Committee (which includes the lead director), considered Messrs. Green’s and Nanterme’s performance for fiscal 2012. These included financial objectives that were established at the beginning of the year by reference to annual fiscal-year performance targets set for Accenture with respect to revenue growth in local currency, operating income, earnings per share, new bookings and free cash flow, as well as other non-financial objectives, as described below. After these company-wide performance objectives were determined by the Compensation Committee for Messrs. Green and Nanterme, relevant portions were then incorporated into the performance objectives of the other named executive officers. Each named executive officer other than Mr. Nanterme may also have additional objectives specific to his or her role. We believe that encouraging our named executive officers, as well as other employees with management responsibility, to focus on a variety of performance objectives that are important for creating shareholder value, reduces incentives to take excessive risk with respect to any single objective.

The Nominating & Governance Committee, together with the Compensation Committee (which includes the lead director), with respect to Messrs. Green and Nanterme, and Mr. Nanterme with respect to the other named executive officers, evaluated the annual performance of, and issued an individual performance rating for, each of the named executive officers for fiscal 2012, by assessing whether they exceeded, met or partially met their performance objectives for the year. The individual performance rating and evaluation were used by Mr. Nanterme in connection with setting his recommendations to the Compensation Committee for each of the named executive officers’ fiscal 2012 performance-based compensation, other than for himself and Mr. Green. The Company does not apply a formula or use a pre-determined weighting when comparing overall performance against the various objectives, and no single objective is material in determining individual performance.

As in prior years, the Company’s performance objectives for fiscal 2012 centered on three overarching themes:

•

Driving growth by helping the Company’s clients become high performance businesses—“Value Creator.”    The Company’s objectives included improving our market share position across our growth platforms, focusing on the leadership position of our brand in the marketplace, growing in our priority emerging markets and continuing to invest in our strategic initiatives. These objectives were applicable to each of the named executive officers except the chief financial officer. To help achieve these objectives, the Company continued its focus on industries and market innovation and continued to invest in and enhance its capabilities and offerings in key technologies and strategic initiatives, including analytics, cloud computing, insight-driven health, interactive/digital marketing, mobility and smart grid.

•

Educating, energizing and inspiring the Company’s people—“People Developer.”    The Company’s objectives included motivating its employees and executing its human capital and diversity strategies. These objectives were applicable to each of the named executive officers. In fiscal 2012, the Company continued to implement its human capital strategy to ensure that it has the right skills and capabilities, at the right levels and in the right places, to continue to bring innovation to its clients and build a high performance business for the future. The Company continued to invest in its people, spending approximately $858 million on training for its employees during the fiscal year to build their skills and ensure they have the capabilities to continue helping the Company’s clients. The Company continued with its programs to identify and develop high-potential future Accenture leaders in Greater China, India, the ASEAN countries, Turkey and Latin America, among other geographies. The Company also invested in executive leadership development for women, which aims to identify and develop high potential women leaders within Accenture, and its annual program that focuses on building future client account leadership capabilities. The Company was widely recognized externally for its diversity efforts to attract and retain working mothers, ethnic minorities, and lesbian, gay, bisexual and transgender (LGBT) employees. Finally, the Company demonstrated its ongoing commitment to corporate citizenship and sustainability initiatives by, among other things, maintaining the momentum of its Skills to Succeed corporate citizenship initiatives around the globe, which focus on helping individuals develop skills to get a job or start a business, and continuing to reduce its carbon footprint.

•

Running Accenture as a high performance business—“Business Operator.”    The Company’s fiscal 2012 business outlook included the new bookings, revenues, operating margin, earnings per share and free cash flow targets outlined under “—Fiscal 2012 Compensation Overview and Summary—Company Fiscal 2012 Performance” above. For fiscal 2012, final results for the Company’s operating and financial objectives exceeded or met the business outlook provided at the outset of the fiscal year. Specifically, the Company generated positive revenue growth across all operating groups and all three geographic regions, expanded its operating margin, delivered free cash flow above its business outlook and continued to achieve high levels of internal controls compliance. The new bookings and revenues objectives were applicable to each of the named executive officers, other than the chief financial officer. The operating income, earnings per share and free cash flow objectives were applicable to each of the named executive officers.

Equity Ownership Requirements

The Company has an equity ownership requirement policy pursuant to which the Company’s most stringent share ownership requirements apply to the named executive officers. These share ownership requirements are intended to ensure that each of the named executive officers holds a meaningful ownership stake in Accenture. The Company intends that this ownership stake will further align the interests of the named executive officers and the Company’s shareholders. Under these requirements, each of the named executive officers is required to hold Accenture equity with a value equal to at least six times his or her base compensation. Each of the named executive officers who is currently employed by Accenture maintains ownership of Accenture equity considerably in excess of these requirements.

Executives may only satisfy this ownership requirement through the holdings they acquire pursuant to the Company’s share programs, and the Company does not apply holding periods to any specific equity award beyond its vesting date(s).

Derivatives and Hedging

All employees, including our named executive officers, are subject to a policy that prohibits them (or their designees) from purchasing shares on margin or purchasing financial instruments that are designed to hedge or offset any fluctuations in the market value of the Company’s equity securities they hold, whether or not such securities were acquired from Accenture’s equity compensation programs.

Pledging Company Securities

The members of our global management committee, our executive officers and other key employees are prohibited from borrowing against any account in which the Company’s securities are held or pledging the Company’s securities as collateral for a loan.

Employment Agreements

The Company’s named executive officers have each entered into standardized employment agreements with the Company that include non-competition and non-solicitation provisions. These employment agreements do not include negotiated compensatory commitments, guaranteed salary or bonus, “golden parachutes,” multi-year severance packages, significant accelerated vesting of stock awards or other payments triggered by a change of control, U.S. Internal Revenue Code section 280G or other tax gross-up payments related to a change of control or other features that have been found in executive employment agreements in the Company’s industry, other than as may be required by local law. Instead, these named executive officers receive compensatory rewards that are tied to their own performance and the performance of the Company’s business, rather than by virtue of longer-term employment agreements. This is consistent with the Company’s objective to reward individual performance and support the achievement of its business objectives.

Post-Termination Compensation

The Company has structured its employment arrangements with the named executive officers to avoid significant post-termination compensation, other than as may be required by local law. The Company’s employment agreements do not contain multi-year or significant lump-sum compensation payouts to a named executive officer upon termination of employment. Similarly, the Company has chosen not to contribute to pension or other retirement plans for any of the current named executive officers and does not offer significant deferred cash compensation or other post-employment benefits. The Company believes that this focus on performance, rather than benefits, is consistent with its “high performance” business culture.

Our senior executives employed in the United States, including Ms. Craig and Messrs. van ’t Noordende and Cole, are eligible for benefits under our Senior Executive Separation Benefits Plan. With respect to our most senior leaders, this plan provides that, subject to the terms and conditions of the plan, and contingent upon the execution of a separation agreement (which requires, among other things, a complete release of claims and affirmation of existing post-departure obligations, including non-compete and non-solicitation requirements), if the senior executive’s employment is involuntarily terminated, other than for “cause” (as defined under the plan), the terminated executive is entitled to receive the following:

•	if the termination is for reasons unrelated to performance: (1) an amount equal to six months of base pay, plus (2) one week of pay for each completed year of service (up to an additional two months of base pay), plus (3) a $12,000 Consolidated Omnibus Budget Reconciliation Act (“COBRA”) payment (which is related to health and dental benefits); or

•	if the termination is for reasons related to performance: (1) an amount equal to four months of base pay, plus (2) an $8,000 COBRA payment.

In addition, executives terminated involuntarily other than for cause, including those terminated for reasons related to performance, are entitled to 12 months of outplacement benefits, which is provided by an outside firm selected by Accenture, at a maximum cost to Accenture of $11,000 per person (see “Potential Payments Upon Termination”).

No Change of Control Arrangements

As described above, the Company’s employment agreements do not contain “golden parachutes,” multi-year severance packages or guarantees, accelerated vesting of stock awards or other payments triggered by a change of control. Similarly, we do not provide our executive officers U.S. Internal Revenue Code section 280G or other tax gross-up payments related to a change of control.

Recoupment Policy

Accenture has adopted a recoupment or “clawback” policy that applies to both incentive cash bonus and equity-based incentive compensation awarded to the Company’s executive officers, global management committee and approximately 150 of its most senior leaders. Under the policy, to the extent permitted by applicable law and subject to the approval of the Compensation Committee, the Company may seek to recoup any incentive based compensation awarded to any executive subject to the policy, if (1) the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws, (2) the misconduct of an executive subject to the policy contributed to the noncompliance that resulted in the obligation to restate and (3) a lower award would have been made to the covered executive had it been based upon the restated financial results.

In addition, the existing equity grant agreements between Accenture and our named executive officers include recoupment provisions in specific circumstances, even after the awards have vested. For example, in the event a named executive officer leaves the Company and competes against us within a specified time period (for example, by joining a competitor, targeting our clients or recruiting our employees), the award recipient is generally obligated to return to the Company the shares originally delivered to that recipient under our equity programs.

Compensation Risk Assessment and Management

In fiscal year 2012, management performed an annual comprehensive review for the Compensation Committee regarding whether the risks arising from any of our compensation policies or practices are reasonably likely to have a material adverse effect on the Company. We believe that the structure of our compensation program does not encourage unnecessary or excessive risk taking. Our policies and practices include some of the following risk-mitigating characteristics:

•	compensation programs operate within a governance and review structure that serves and supports risk mitigation;

•	the Compensation Committee approves performance awards for executive officers after reviewing corporate and individual performance;

•	a balance of annual and long-term incentive opportunities and of fixed and variable features;

•

vesting of performance-based equity awards, the most significant element of our named executive officers compensation opportunity over time, is determined based on achievement of two metrics, measured on a cumulative basis, over a three-year period (operating income relative to plan and total shareholder return relative to Accenture’s peer group);

•	focus on a variety of performance objectives, thereby diversifying the risk associated with any single indicator of performance; and

•

senior executives who are granted equity are subject to our equity ownership requirements, which require all of those senior executives to hold ownership stakes in the Company to further align their interests with the Company’s shareholders (see “—Equity Ownership Requirements” above).

Fiscal 2013 Compensation

The actions taken to date by the Compensation Committee with respect to compensation of the named executive officers for fiscal 2013 are described under “—Process for Determining Executive Compensation,” “—Cash Compensation—Fiscal 2013 Cash Compensation” and “—Long-Term Equity Compensation” above.

Summary Compensation Table

The table below sets forth the compensation earned by or paid to our named executive officers during the fiscal years ended August 31, 2010, August 31, 2011 and August 31, 2012. Messrs. Nanterme and van ’t Noordende were not named executive officers in fiscal 2010 and Mr. Cole was not a named executive officer in either fiscal 2010 or 2011; therefore, in accordance with the SEC’s disclosure rules, information regarding compensation for the years that those individuals were not named executive officers is not included in the table below. All amounts are calculated in accordance with SEC disclosure rules, including amounts with respect to our equity compensation plan awards, as further described below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Pierre Nanterme(4)	2012	$1,142,810	—	$7,579,949	—	$3,565,182		—	$2,153	$12,290,094
Chief Executive Officer	2011	$1,155,018	—	$5,224,905	—	$3,404,262		—	—	$9,784,185
Pamela J. Craig	2012	$1,189,500	—	$3,693,935	—	$2,173,782		—	$4,555	$7,061,772
Chief Financial Officer	2011	$1,189,500	—	$3,624,665	—	$2,090,546		—	$—	$6,904,711
	2010	$1,189,500	—	$3,517,479	—	$1,986,465		—	$13,955	$6,707,399
William D. Green(5)	2012	$1,250,000	—	$9,124,951	—	$2,775,000		—	$10,954	$13,160,905
Executive Chairman and Former Chief Executive Officer	2011	$1,250,000	—	$12,124,958	—	$2,725,000		—	$4,889	$16,104,847
	2010	$1,250,000	—	$10,999,987	—	$3,040,000		—	$25,559	$15,315,546
Alexander M. van ’t Noordende(6)	2012	$1,136,125	—	$2,372,890	—	$1,508,206		—	$3,252	$5,020,473
Group Chief Executive—Management Consulting	2011	$1,292,769	—	$2,049,904	—	$1,440,591		—	$353	$4,783,617
Martin I. Cole(7)	2012	$1,136,125	—	$2,109,948	—	$1,596,540		—	$6,906	$4,849,519
Group Chief Executive—Technology
Kevin M. Campbell(8)	2012	$736,507	—	$3,609,938	—	$—		—	$919,854	$5,266,299
Former Group Chief Executive—Technology	2011	$1,176,156	—	$3,549,921	—	$1,888,907	(9)	—	$2,283	$6,617,268
	2010	$1,136,125	—	$3,449,939	—	$1,499,685	(9)	—	$332	$6,086,081

(1)	Represents aggregate grant date fair value of stock awards during each of the years presented, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“Topic 718”), without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 11 (Share-Based Compensation) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended August 31, 2012. Terms of the fiscal 2012 stock awards are summarized under “Compensation Discussion and Analysis—Long-Term Equity Compensation” above and in “—Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table” below. With respect to amounts included for the Key Executive Performance Share Program awards, the estimate of the grant date fair value determined in accordance with Topic 718 assumes vesting at target. Assuming maximum performance is achieved, the aggregate grant date fair value of the Key Executive Performance Share Program awards for each fiscal year included in this column would be adjusted as follows:

	Year	Key Executive Performance Share Program
		Grant Date Fair Value Based on Target Achievement	Grant Date Fair Value Based on Maximum Achievement
Mr. Nanterme	2012	$6,829,953	$10,244,971
	2011	$2,999,965	$4,499,966
Ms. Craig	2012	$1,749,984	$2,624,987
	2011	$1,749,973	$2,624,960
	2010	$1,749,994	$2,624,991
Mr. Green	2012	$5,024,961	$7,537,472
	2011	$6,624,989	$9,937,484
	2010	$5,999,988	$8,999,982
Mr. van ’t Noordende	2012	$1,249,989	$1,874,990
	2011	$1,249,960	$1,874,958
Mr. Cole	2012	$1,249,989	$1,874,990
Mr. Campbell	2012	$1,749,984	$2,624,987
	2011	$1,749,973	$2,624,960
	2010	$1,749,994	$2,624,991

(2)	For fiscal 2012, amounts reflect payments to be made in December 2012 under the individual performance bonus program and the annual bonus plan with respect to the 2012 fiscal year, as follows:

	Individual Performance Bonus	Annual Bonus	Total
Mr. Nanterme	$2,589,802	$975,380	$3,565,182
Ms. Craig	$1,813,988	$359,794	$2,173,782
Mr. Green	$2,025,000	$750,000	$2,775,000
Mr. van ’t Noordende	$1,192,931	$315,275	$1,508,206
Mr. Cole	$1,249,738	$346,802	$1,596,540
Mr. Campbell	$—	$—	$—

The terms of the individual performance bonus and annual bonus are summarized under “Compensation Discussion and Analysis—Cash Compensation” above and “Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table” below.

(3)	In accordance with the SEC’s disclosure rules, perquisites and other personal benefits provided to the named executive officers are not included for fiscal 2012 because the aggregate incremental value of perquisites does not exceed $10,000 for any named executive officer. Also, in accordance with applicable SEC rules, the value of dividend equivalents credited or otherwise allocated to RSUs in the form of additional RSUs with the same vesting terms as the original awards is not included in the “All Other Compensation” column because their value is factored into the grant date fair value of RSU awards. Additional RSUs awarded in connection with dividend adjustments are subject to vesting and delivery conditions as part of the underlying awards.

Included for fiscal 2012 are life insurance premium payments of $2,153 for Mr. Nanterme, $4,555 for Ms. Craig, $6,654 for Mr. Green, $2,688 for Mr. van ’t Noordende, $4,980 for Mr. Cole and $2,116 for Mr. Campbell and payments of $4,300 for Mr. Green, $564 for Mr. van ’t Noordende, $1,926 for Mr. Cole and $1,071 for Mr. Campbell paid as reimbursement for excess taxes paid by them in jurisdictions in which those executives provided services to the Company outside of their respective home jurisdictions. These services resulted in taxes due in excess of the rate applicable to their respective home jurisdictions, which excesses were reimbursed by the Company. The amount for Mr. Campbell also includes $916,667 of severance paid in fiscal 2012 in connection with Mr. Campbell’s resignation from the Company on March 1, 2012 and in accordance with the terms of the separation agreement entered into by Mr. Campbell and the Company, the details of which are described in “Potential Payments Upon Termination” below.

(4)	Mr. Nanterme served as our group chief executive—Financial Services until January 1, 2011 when he became our chief executive officer. Mr. Nanterme, who is based in Europe, is compensated in Euros. We have converted his fiscal 2012 cash compensation to U.S. dollars at an exchange rate of $0.75732, which was the average monthly translation rate for fiscal 2012, except with respect to the Non-Equity Incentive Plan Compensation amounts, which were converted to U.S. dollars at an exchange rate of $0.77197, which was the monthly translation rate for the month in which the applicable payments were made.

(5)	Mr. Green served as both our chief executive officer and chairman until January 1, 2011, when he became solely our executive chairman. Mr. Green will step down as chairman and from our Board and retire from Accenture, effective February 1, 2013.

(6)	Mr. van ’t Noordende served as our group chief executive—Resources until March 1, 2011, when he became our group chief executive—Management Consulting. Mr. van ’t Noordende, who was based in the Netherlands prior to his relocation to the United States in December 2010, was compensated in Euros through the first four months of fiscal 2011. We have converted his cash compensation for that period to U.S. dollars at an exchange rate of $0.74996, which was the average monthly translation rate over the applicable period, except with respect to the accrued vacation payment he received in connection with his relocation to the United States, which is included in the “Salary” column of this table and was converted to U.S. dollars at an exchange rate of $0.69626, which was the monthly translation rate for the month in which the applicable payment was made, and the Non-Equity Incentive Plan Compensation amounts, which were paid in U.S. dollars.

(7)	Mr. Cole served as our group chief executive—Communications, Media & Technology until March 1, 2012, when he became our group chief executive—Technology.

(8)	Mr. Campbell served as our group chief executive—Technology until March 1, 2012, when he resigned from the Company. In connection with Mr. Campbell’s resignation, the Company and Mr. Campbell entered into a separation agreement, the details of which are described in “Potential Payments Upon Termination” below.

(9)	For fiscal 2011 and fiscal 2012, includes $22,500 that was not paid in cash but was used to fund a portion of Mr. Campbell’s 2005 Senior Executive Bonus Share Program award pursuant to the terms of that RSU award program. For a description of the 2005 Senior Executive Bonus Share Program award, see footnote 1 to the “Option Exercises and Stock Vested in Fiscal 2012” table below.

Grants of Plan-Based Awards for Fiscal 2012

The table below summarizes each grant of an equity or non-equity award made to the named executive officers during fiscal 2012 under any incentive plan.

Name	Grant Date	Date of Committee Approval	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ per Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Pierre Nanterme	1/1/2012	10/26/2011	—		—		—		—	—	—	14,016	(3)	—	—	$749,996
	1/1/2012	10/26/2011	—		—		—		63,812	127,645	191,459	—		—	—	$6,829,953
	10/26/2011	10/26/2011	$—	(4)	$653,990	(4)	$986,591	(4)	—	—	—	—		—	—	—
	10/26/2011	10/26/2011	$—	(5)	$1,494,835	(5)	$2,690,704	(5)	—	—	—	—		—	—	—
Pamela J. Craig	1/1/2012	10/26/2011	—		—		—		—	—	—	28,032	(3)	—	—	$1,499,992
	1/1/2012	10/26/2011	—		—		—		—	—	—	6,727	(6)	—	—	$359,962
	1/5/2012	7/27/2011	—		—		—		—	—	—	1,534	(7)	—	—	$83,997
	1/1/2012	10/26/2011	—		—		—		16,350	32,705	49,056	—		—	—	$1,749,984
	10/26/2011	10/26/2011	$—	(4)	$237,900	(4)	$356,850	(4)	—	—	—	—		—	—	—
	10/26/2011	10/26/2011	$—	(5)	$1,427,400	(5)	$1,903,200	(5)	—	—	—	—		—	—	—
William D. Green	1/1/2012	10/26/2011	—		—		—		—	—	—	76,621	(3)	—	—	$4,099,990
	1/1/2012	10/26/2011	—		—		—		46,948	93,911	140,861	—		—	—	$5,024,961
	10/26/2011	10/26/2011	$—	(4)	$500,000	(4)	$750,000	(4)	—	—	—	—		—	—	—
	10/26/2011	10/26/2011	$—	(5)	$1,125,000	(5)	$2,025,000	(5)	—	—	—	—		—	—	—
Alexander M. van ’t Noordende	1/1/2012	10/26/2011	—		—		—		—	—	—	9,344	(3)	—	—	$499,997
	1/1/2012	10/26/2011	—		—		—		—	—	—	6,727	(6)	—	—	$359,962
	1/5/2012	7/27/2011	—		—		—		—	—	—	4,802	(7)			$262,942
	1/1/2012	10/26/2011	—		—		—		11,678	23,361	35,040	—		—	—	$1,249,989
	10/26/2011	10/26/2011	$—	(4)	$227,225	(4)	$340,838	(4)	—	—	—	—		—	—	—
	10/26/2011	10/26/2011	$—	(5)	$920,261	(5)	$1,306,544	(5)	—	—	—	—		—	—	—
Martin I. Cole	1/1/2012	10/26/2011	—		—		—		—	—	—	9,344	(3)	—	—	$499,997
	1/1/2012	10/26/2011	—		—		—		—	—	—	6,727	(6)	—	—	$359,962
	1/1/2012	10/26/2011	—		—		—		11,678	23,361	35,040	—		—	—	$1,249,989
	10/26/2011	10/26/2011	$—	(4)	$227,225	(4)	$340,838	(4)	—	—	—	—		—	—	—
	10/26/2011	10/26/2011	$—	(5)	$920,261	(5)	$1,306,544	(5)	—	—	—	—		—	—	—
Kevin M. Campbell	1/1/2012	10/26/2011	—		—		—		—	—	—	28,032	(3)	—	—	$1,499,992
	1/1/2012	10/26/2011	—		—		—		—	—	—	6,727	(6)	—	—	$359,962
	1/1/2012	10/26/2011	—		—		—		16,350	32,705	49,056	—		—	—	$1,749,984
	10/26/2011	10/26/2011	$—	(4)	$237,900	(4)	$356,850	(4)	—	—	—	—		—	—	—
	10/26/2011	10/26/2011	$—	(5)	$1,427,400	(5)	$1,903,200	(5)	—	—	—	—		—	—	—

(1)	Reflects RSU grants made pursuant to the 2012 Key Executive Performance Share Program, the terms of which are summarized in the narrative below and under “Compensation Discussion and Analysis—Long-Term Equity Compensation—Key Executive Performance Share Program” above.

(2)	Represents the grant date fair value of each equity award computed in accordance with Topic 718, without taking into account estimated forfeitures. With respect to the RSU grants made pursuant to the 2012 Key Executive Performance Share Program, the grant date fair value assumes vesting at target.

(3)	Represents RSU grant made pursuant to the 2012 Senior Officer Performance Equity Award Program, the terms of which are summarized in the narrative below and under “Compensation Discussion and Analysis—Long-Term Equity Compensation—Senior Officer Performance Equity Award Program” above.

(4)	Represents cash award target opportunity range made pursuant to the annual bonus plan, the terms of which are summarized under “Compensation Discussion and Analysis—Cash Compensation—Annual Bonus” and “Compensation Discussion and Analysis—Performance Objectives Used in Evaluations” above. For the actual amounts to be paid out to each named executive officer, see the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above and applicable footnote. Amounts reported under the “Maximum” column represent the high end of the target opportunity range.

(5)	Represents cash award target opportunity range made pursuant to the individual performance bonus program, the terms of which are summarized under “Compensation Discussion and Analysis—Cash Compensation—Individual Performance Bonus” and “Compensation Discussion and Analysis—Performance Objectives Used in Evaluations” above. For the actual amounts to be paid out to each named executive officer, see the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above and applicable footnote. Amounts reported under the “Maximum” column represent the high end of the target opportunity range.

(6)	Represents RSU grant made pursuant to the 2012 Performance Equity Award Program, the terms of which are summarized in the narrative below and under “Compensation Discussion and Analysis—Long-Term Equity Compensation—Performance Equity Award Program” above.

(7)	Represents matching RSU grant made pursuant to the Voluntary Equity Investment Program, the terms of which are summarized in the narrative below and under “Compensation Discussion and Analysis—Long-Term Equity Compensation—Voluntary Equity Investment Program” above.

Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table

Annual Bonus Plan and Individual Performance Bonus

Our annual bonus plan and individual performance bonus program are both described under “Compensation Discussion and Analysis—Cash Compensation” and “Compensation Discussion and Analysis—Performance Objectives Used in Evaluations” above.

Key Executive Performance Share Program

Our Key Executive Performance Share Program is described generally under “Compensation Discussion and Analysis—Long-Term Equity Compensation—Key Executive Performance Share Program” above. The description below relates to the RSU grants we made to our named executive officers in fiscal 2012 pursuant to the Key Executive Performance Share Program, which have a three-fiscal-year performance period beginning on September 1, 2011 and ending on August 31, 2014. The Compensation Committee determined that the compensation opportunity under these grants will be based on performance weighted 75% on cumulative operating income results and 25% on cumulative total shareholder return, in each case over that three-year period.

•

Operating income results.    Up to 75% of the total RSUs granted to a named executive officer on January 1, 2012 under this program will vest, if at all, at the end of the three-year performance period based upon the achievement of operating income targets by the Company during the performance period. For each fiscal year during the three-year performance period, the Compensation Committee approves an operating income plan for this program that is based on the operating income plan for the Company approved by the full Board. This operating income plan is equivalent to the operating income plan included in our annual fiscal year performance objectives, as described above under “Compensation Discussion and Analysis—Performance Objectives Used in Evaluations.” The aggregate of these three annual operating income plans forms the reference, or target, for measuring aggregate operating income results over the three years. A performance rate is then calculated as the actual aggregate operating income divided by the target aggregate operating income, with the percentage vesting of RSUs determined as follows:

Performance Level	Accenture Performance Rate Versus Target	Percentage of RSUs Granted that Vest (Out of a Maximum of 75%)
Maximum	125% or greater	75%
Target	100%	50%
Threshold	80%	25%
Below Threshold	Less than 80%	0%

We will proportionally adjust the number of RSUs that vest if Accenture’s performance level falls between “Target” and “Maximum,” or between “Threshold” and “Target,” in each case on a linear basis.

•

Total shareholder return.    Up to 25% of the total RSUs granted to a named executive officer on January 1, 2012 under this program will vest, if at all, at the end of the three-year performance period based upon Accenture’s total shareholder return, as compared to the total shareholder return of the comparison companies listed below, together with the S&P 500 Index. Total shareholder return is determined by dividing the fair market value of the stock of a company at the end of the performance period (August 31, 2014), adjusted to reflect cash, stock or in-kind dividends paid on the stock of that company during the performance period, by the fair market value of that stock at the beginning of the performance period (September 1, 2011). In order to compare Accenture’s total shareholder return with that of our comparison companies and the S&P 500 Index, each company and the S&P 500 Index is ranked in order of its total shareholder return. Accenture’s percentile rank among the comparison companies and the S&P 500 Index is then used to determine the percentage vesting of RSUs as follows:

Performance Level	Accenture Percentile Rank (Measured as a Percentile)	Percentage of RSUs Granted That Vest (Out of a Maximum of 25%)
Maximum	Accenture is ranked at or above the 75th percentile	25%
Target	Accenture is ranked at the 60th percentile	16.67%
Threshold	Accenture is ranked at the 40th percentile	8.33%
Below Threshold	Accenture is ranked below the 40th percentile	0%

We will proportionally adjust the number of RSUs that vest if Accenture’s performance level falls between “Target” and “Maximum,” or between “Threshold” and “Target,” in each case on a linear basis.

For fiscal 2012, the following comparison companies, together with the S&P 500 Index, are used for measuring total shareholder return for the Key Executive Performance Share Program, chosen in advance of the 2012 compensation year and unchanged from the comparison companies and index used for the award granted in fiscal 2011:

Automatic Data Processing, Inc.

Cap Gemini S.A.

Cisco Systems

Computer Sciences Corporation

EMC Corporation

Hewlett-Packard Company

International Business Machines Corporation

Lockheed Martin Corporation

Microsoft Corporation

Oracle Corporation

SAIC, Inc.

Sapient Corporation

Xerox Corporation

S&P 500 Index

This group of companies and the S&P 500 Index together represent a slightly different and broader list than the group of companies included in our peer group of companies used for benchmarking executive compensation generally and identified under “Compensation Discussion and Analysis—Role of Benchmarking” above. These companies and the S&P 500 Index together were determined to yield a better comparative group for purposes of evaluating total shareholder return.

Accenture plc Class A ordinary shares underlying the RSUs granted under the Key Executive Performance Share Program that vest are delivered following the Compensation Committee’s determination of the Company’s results with respect to the performance metrics. Each of our named executive officers received a grant of RSUs under the Key Executive Performance Share Program on January 1, 2012. With the exception of Mr. Green, who was eligible for provisional age-based vesting on the grant date and as further described below, Mr. Cole, who became eligible for provisional age-based vesting on April 20, 2012, and Ms. Craig, who will become eligible for provisional age-based vesting on

February 11, 2013, subject to her continued employment until that date, our named executive officers must be employed by Accenture at the time their RSU grants are scheduled to vest in order to receive the underlying Accenture plc Class A ordinary shares. Provisional aged-based vesting means that if a participant voluntarily terminates his or her employment after reaching age 56 and completing ten years of continuous service, the participant is entitled to pro rata vesting of his or her award at the end of the three-year performance period based on the portion of the performance period during which he or she was employed. In addition, in connection with Mr. Green’s expected retirement from Accenture, effective February 1, 2013, the Board determined to waive the remaining service-based vesting conditions for that portion of Mr. Green’s outstanding awards that is not otherwise scheduled to vest on or prior to his retirement. The waiver of service-based vesting applies to Mr. Green’s awards under the 2011 and 2012 Key Executive Performance Share Programs with respect to his shares of performance-vested RSUs, plus an additional number of shares that could be earned as dividend equivalents under this program. The terms of this program provide that the number of RSUs granted and still outstanding on any applicable record date will be adjusted proportionally to reflect the Company’s payment of dividends or other significant corporate events. Additional RSUs awarded in connection with dividend adjustments are subject to the same vesting conditions as the underlying awards. The vesting schedules for the outstanding Key Executive Performance Share Program awards are set forth in footnote 4 to the “Outstanding Equity Awards at August 31, 2012” table below.

Senior Officer Performance Equity Award Program

The Senior Officer Performance Equity Award program is described generally under “Compensation Discussion and Analysis—Long-Term Equity Compensation—Senior Officer Performance Equity Award Program” above.

In general, grants under the Senior Officer Performance Equity Award Program vest in full on the third anniversary of the grant date. However, grants under this program for participants who are age 50 or older on the date of grant have a shortened vesting schedule that is graduated based on the age of the participant on the grant date, with the shortest vesting periods applicable to participants who are age 56 or older on the grant date. As a result, a shorter vesting schedule applied to the grants under this program to Ms. Craig and Messrs. Nanterme, Green, Cole and Campbell, as further shown in the “Option Exercises and Stock Vested in Fiscal 2012” table below. The actual vesting schedules for these outstanding awards are set forth in footnote 2 to the “Outstanding Equity Awards at August 31, 2012” table below.

The terms of this program provide that the number of RSUs granted and still outstanding on any applicable record date will be adjusted proportionally to reflect the Company’s payment of dividends or other significant corporate events. Additional RSUs awarded in connection with dividend adjustments are subject to the same vesting conditions as the underlying awards.

Performance Equity Award Program

The Performance Equity Award program is described generally under “Compensation Discussion and Analysis—Long-Term Equity Compensation—Performance Equity Award Program” above.

In general, grants under the Performance Equity Award program vest in three equal installments on each July 19 (the anniversary date of our initial public offering) following the grant date until fully vested. However, grants under this program to participants who are age 50 or older on the date of grant have a shortened vesting schedule that is graduated based on the age of the participant on the grant date, with the shortest vesting periods applicable to participants who are age 56 or older on the grant date. As a result, a shorter vesting schedule applied for all or a portion of the grants under this program to Ms. Craig and Messrs. Cole and Campbell in fiscal 2012, as further shown in the “Option Exercises and Stock

Vested in Fiscal 2012” table below. The actual vesting schedules for these outstanding awards are set forth in footnote 2 to the “Outstanding Equity Awards at August 31, 2012” table below.

The terms of this program provide that the number of RSUs granted and still outstanding on any applicable record date will be adjusted proportionally to reflect the Company’s payment of dividends or other significant corporate events. Additional RSUs awarded in connection with dividend adjustments are subject to the same vesting conditions as the underlying awards.

Voluntary Equity Investment Program

Under the Voluntary Equity Investment Program, our senior executives including all of our named executive officers, where permitted, may elect to designate up to 30% of their total cash compensation to this share purchase program. These amounts are deducted from after-tax income and used to make monthly purchases of Accenture plc Class A ordinary shares from Accenture at fair market value on the 5th of each month for contributions made in the previous month. Participants are awarded a 50% matching RSU grant after the last purchase of the program year in the form of one RSU for every two shares that have been purchased during the previous program year and that have not been sold or transferred prior to the awarding of the matching grant. This matching grant will generally vest in full two years from the date of the grant. If a participant leaves Accenture or withdraws from the program prior to the award of the matching grant, he or she will not receive a matching grant. Total contributions from all participating senior executives under this program are limited to an amount that is not more than 15% of the total amount expended for cash compensation for senior executives, subject to annual review and approval by the Compensation Committee. In the last completed program year, which ran from January to December 2011, each of Ms. Craig and Mr. van ’t Noordende participated in the Voluntary Equity Investment Program and, based on their purchases through the program, received a grant of matching RSUs under the Voluntary Equity Investment Program in fiscal 2012 as indicated above.

The terms of this program provide that the number of RSUs granted and still outstanding on any applicable record date will be adjusted proportionally to reflect the Company’s payment of dividends or other significant corporate events. Additional RSUs awarded in connection with dividend adjustments are subject to the same vesting conditions as the underlying awards.

Recoupment Policy

Our equity awards are subject to recoupment under specified conditions, as described under “Compensation Discussion and Analysis—Recoupment Policy” above.

Outstanding Equity Awards at August 31, 2012

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Pierre Nanterme	16,237	—	—	$24.73	2/18/2015	82,885	$5,105,716	289,738	$17,847,861
Pamela J. Craig	27,335	—	—	$24.73	2/18/2015	87,268	$5,375,709	105,672	$6,509,395
William D. Green	—	—	—	—	—	—	—	354,676	$21,848,042
Alexander M. van ’t Noordende	—	—	—	—	—	80,828	$4,979,005	75,480	$4,649,568
Martin I. Cole	—	—	—	—	—	10,925	$672,980	75,480	$4,649,568
Kevin M. Campbell	—	—	—	—	—	—	—	36,298	$2,235,957

(1)	Represents partner performance options granted to Mr. Nanterme and Ms. Craig on February 18, 2005. All of our named executive officers were awarded grants of stock options in 2005 for performance in fiscal 2004. The exercise price of stock options that were granted to each of the named executive officers was set at a price equal to the average of the high and low trading price of a share of our ordinary stock on the applicable date of grant, as required by our equity compensation plans. We believe this average is more representative of the price of our stock on the date of grant than a price from a single, arbitrary point in time. All of the options vested in three equal annual installments beginning on the anniversary of the grant date and prior to the beginning of fiscal 2012.

(2)	Consists of the following outstanding RSUs, including RSUs awarded in connection with dividend adjustments:

	Award	Grant Date	Number	Vesting
Mr. Nanterme	2010 Senior Officer Qualified Performance Equity Award Program(a)	January 1, 2010	8,424	In full on January 1, 2013
	2010 Key Executive Qualified Performance Share Program(a)(b)	January 1, 2010	36,538	In full on October 18, 2012
	2011 Senior Officer Performance Equity Award Program	January 1, 2011	28,472	In full on January 1, 2014
	2012 Senior Officer Performance Equity Award Program	January 1, 2012	9,451	In two installments: 4,725 on January 1, 2014 and 4,726 on January 1, 2015
Ms. Craig	2010 Senior Officer Performance Equity Award Program	January 1, 2010	12,630	In full on January 1, 2013
	2010 Key Executive Performance Share Program(b)	January 1, 2010	51,153	In full on October 18, 2012
	2011 Senior Officer Performance Equity Award Program	January 1, 2011	10,679	In full on January 1, 2014
	2012 Senior Officer Performance Equity Award Program	January 1, 2012	9,451	In full on January 1, 2014
	2010 Voluntary Equity Investment Program	January 5, 2011	1,803	In full on January 5, 2013
	2011 Voluntary Equity Investment Program	January 5, 2012	1,552	In full on January 5, 2014
Mr. van ’t Noordende	2010 Senior Officer Performance Equity Award Program	January 1, 2010	12,629	In full on January 1, 2013
	2010 Key Executive Performance Share Program(b)	January 1, 2010	36,538	In full on October 18, 2012
	2011 Senior Officer Performance Equity Award Program	January 1, 2011	10,678	In full on January 1, 2014
	2011 Performance Equity Award Program	January 1, 2011	2,138	In full on July 19, 2013
	2012 Senior Officer Performance Equity Award Program	January 1, 2012	9,451	In full on January 1, 2015
	2012 Performance Equity Award Program	January 1, 2012	4,537	In two installments, 2,268 on July 19, 2013 and 2,269 on July 19, 2014
	2011 Voluntary Equity Investment Program	January 5, 2012	4,857	In full on January 5, 2014
Mr. Cole	2010 Senior Officer Performance Equity Award Program	January 1, 2010	4,213	In full on January 1, 2013
	2011 Senior Officer Performance Equity Award Program	January 1, 2011	3,561	In full on January 1, 2013
	2012 Senior Officer Performance Equity Award Program	January 1, 2012	3,151	In full on January 1, 2013

(a)	The identified awards to Mr. Nanterme granted prior to fiscal 2011 were granted under our French Qualified Sub-plan to our Share Incentive Plan (the “French Qualified Sub-plan”). Although those awards have generally the same terms and conditions as the corresponding awards granted to executives in other countries, those awards contain additional sales restrictions and provisions that allow the awards to qualify for favorable tax treatment in France. This delayed release arrangement is described in the “Nonqualified Deferred Compensation for Fiscal 2012” table below.

(b)	Pursuant to the 2010 Key Executive Performance Share Program, 115.74% of the target award of RSUs vested on October 18, 2012, after the end of fiscal 2012, based on the Company’s achievement of specified performance criteria over the period beginning September 1, 2009 and ended August 31, 2012 as determined by the Compensation Committee on the vesting date. Awards made to Messrs. Nanterme and van ’t Noordende and Ms. Craig remained fully subject to service criteria. Those awards, including RSUs awarded in connection with dividend adjustments, are reflected in the table above as equity incentive plan awards that have been earned but remain unvested as of August 31, 2012. Pursuant to the age-based vesting conditions of their awards, Messrs. Green and Cole had each fully satisfied the service criteria for vesting as of August 31, 2012. The awards to Messrs. Green and Cole are thus treated as having fully vested for the RSUs earned as of August 31, 2012, as shown on the “Option Exercises and Stock Vested in Fiscal 2012” table below.

In connection with Mr. Campbell’s resignation from the Company, the Company and Mr. Campbell entered into a separation agreement, the details of which are described in “Potential Payments upon Termination” below. Mr. Campbell fully satisfied the service criteria for vesting as of August 31, 2012 of thirty-thirty-sixths of the award in accordance with the terms of the separation agreement. The award to Mr. Campbell is treated as having vested in full with respect to thirty-thirty-sixths of the RSUs earned as of that date, as shown on the “Option Exercises and Stock Vested in Fiscal 2012” table below.

(3) Values	determined based on August 31, 2012 closing market price of Accenture plc Class A ordinary shares of $61.60 per share.

(4) Consists	of the following outstanding RSUs, including RSUs awarded in connection with dividend adjustments:

	Key Executive Performance Share Program
Plan Year:	2011	2012
Award Date:	January 1, 2011	January 1, 2012
Based on Plan Achievement Level:	Maximum	Maximum
Mr. Nanterme	96,096	193,642
Ms. Craig	56,056	49,616
Mr. Green	212,209	142,467
Mr. van ’t Noordende	40,040	35,440
Mr. Cole	40,040	35,440
Mr. Campbell	28,028	8,270

RSUs granted pursuant to the 2011 Key Executive Performance Share Program will vest, if at all, based on the Company’s achievement of the specified performance criteria with respect to the period beginning September 1, 2010 and ending August 31, 2013 as determined by the Compensation Committee following the end of fiscal 2013. RSUs granted pursuant to the fiscal 2012 Key Executive Performance Share Program will vest, if at all, based on the Company’s achievement of the specified performance criteria for the period beginning September 1, 2011 and ending August 31, 2014 as determined by the Compensation Committee following the end of fiscal 2014. The terms of the 2012 Key Executive Performance Share Program are summarized above in “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis—Long-Term Equity Compensation” and “Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table” above.

Results for the 2011 and 2012 Key Executive Performance Share Program cannot be determined at this time. As results to date indicate achievement between the maximum and target levels, the amounts reflected in these columns with respect to those programs are the maximum amounts. In accordance with the terms of his separation agreement with the Company, the amounts for Mr. Campbell take into account proration factors for the portion of the respective performance period during which he was an employee.

Option Exercises and Stock Vested in Fiscal 2012

The table below sets forth the number of shares of stock acquired in fiscal 2012 upon the exercise of stock options awarded to our named executive officers and as a result of the vesting of RSUs awarded to our named executive officers, under our compensatory equity programs.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(3)
Pierre Nanterme	—	—	83,972	$4,699,879
Pamela J. Craig	—	—	132,628	$7,459,584
William D. Green	30,720	$869,333	447,319	$25,695,071
Alexander M. van ’t Noordende	—	—	64,475	$3,654,991
Martin I. Cole	—	—	98,108	$5,781,318
Kevin M. Campbell	—	—	188,671	$11,012,347

(1)	Reflects vesting of RSUs, as further described below. The terms of our current programs under which we award RSUs to our named executive officers are summarized under “Compensation Discussion and Analysis—Long-Term Equity Compensation” above and under “Narrative Supplement to Summary Compensation Table and to Grants of Plan-Based Awards Table” above.

	Program	Number of Shares Acquired on Vesting	Date of Acquisition
Mr. Nanterme	2009 Key Executive Qualified Performance Share Program(a) 2009 Key Executive Qualified Performance Share Program(a) 2009 Senior Officer Qualified Performance Equity Award Program(a) 2010 Performance Qualified Equity Award Program(a) 2010 Senior Officer Qualified Performance Equity Award Program(a) 2011 Performance Equity Award Program 2011 Senior Officer Performance Equity Award Program 2012 Senior Officer Performance Equity Award Program	42,661 500 16,278 22 4,159 1,604 14,076 4,672	10/19/2011 11/15/2011 1/1/2012 11/15/2011 1/1/2012 7/19/2012 1/1/2012 2/1/2012
Ms. Craig

2009 Key Executive Performance Share Program(b)

2009 Senior Officer Performance Equity Award Program

2010 Senior Officer Performance Equity Award Program

2011 Senior Officer Performance Equity Award Program

2012 Senior Officer Performance Equity Award Program

2012 Performance Equity Award Program

2012 Performance Equity Award Program

2009 Voluntary Equity Investment Program

		60,426 21,704 12,485 10,557 18,688 4,484 2,269 2,015	10/19/2011 1/1/2012 1/1/2012 1/1/2012 2/1/2012 2/1/2012 7/19/2012 1/5/2012
Mr. Green	2010 Key Executive Performance Share Program(c) 2009 Chief Executive Officer Equity Award 2012 Senior Officer Performance Equity Award Program	175,376 195,322 76,621	8/31/2012 1/1/2012 2/1/2012
Mr. van ’t Noordende

2009 Key Executive Performance Share Program(b)

2009 Senior Officer Performance Equity Award Program

2010 Performance Equity Award Program

2011 Performance Equity Award Program

2012 Performance Equity Award Program

		43,161 16,278 634 2,111 2,291	10/19/2011 1/1/2012 7/19/2012 7/19/2012 7/19/2012
Mr. Cole

2009 Key Executive Performance Share Program(b)

2010 Key Executive Performance Share Program(c)

2009 Senior Officer Performance Equity Award Program

2012 Senior Officer Performance Equity Award Program

2012 Performance Equity Award Program

2012 Performance Equity Award Program

		43,161 36,538 5,427 6,229 4,484 2,269	10/19/2011 8/31/2012 1/1/2012 2/1/2012 2/1/2012 7/19/1012
Mr. Campbell

2005 Senior Executive Bonus Share Program(d)(e)

2009 Key Executive Performance Share Program(b)

2010 Key Executive Performance Share Program(c)

2009 Senior Officer Performance Equity Award Program

2010 Senior Officer Performance Equity Award Program(e)

2011 Senior Officer Performance Equity Award Program(e)

2012 Senior Officer Performance Equity Award Program(e)

2010 Performance Equity Award Program(e)

2011 Performance Equity Award Program(e)

2012 Performance Equity Award Program(e)

		1,400 60,200 42,627 32,554 27,360 12,457 1,575 1,689 4,273 4,536	3/1/2012 10/19/2011 8/31/2012 1/1/2012 3/1/2012 3/1/2012 3/1/2012 3/1/2012 3/1/2012 3/1/2012

(a)	The identified awards to Mr. Nanterme granted prior to fiscal 2011 were granted under our French Qualified Sub-plan. Although those awards have generally the same terms and conditions as the corresponding awards granted to executives in other countries, those awards contain additional sales restrictions and provisions that allow the awards to qualify for favorable tax treatment in France. This delayed release arrangement is set forth in the “Nonqualified Deferred Compensation for Fiscal 2012” table below.

(b)	Vesting of the 2009 Key Executive Performance Share Program awards, based on the Company’s achievement of specified performance criteria with respect to the period beginning September 1, 2008 and ended August 31, 2011, was determined by the Compensation Committee on October 19, 2011, the stated vesting date. Because as of August 31, 2011, pursuant to the age-based vesting provisions of his award, Mr. Green had fully satisfied the service criteria for vesting, 100% of the earned awards granted to Mr. Green are being treated as having vested in full as of that date. From August 31, 2011 until October 19, 2011, the earned awards made under this program to Messrs. Nanterme, van ’t Noordende, Cole and Campbell and Ms. Craig remained fully subject to service conditions, those awards are being treated as having vested in full as of October 19, 2011. Included in the number of shares awarded upon vesting under this program for Ms. Craig are 39,817 shares that were previously disclosed as having provisionally vested in fiscal 2011. None of the awards under this program actually vested until the stated vesting date of October 19, 2011.

(c)	Vesting of the 2010 Key Executive Performance Share Program awards, based on the Company’s achievement of specified performance criteria with respect to the period beginning September 1, 2009 and ended August 31, 2012, was determined by the Compensation Committee on October 18, 2012, the stated vesting date. Because as of August 31, 2012, pursuant to the age-based vesting provisions of their awards, Messrs. Green and Cole had fully satisfied the service criteria for vesting, 100% of the earned awards granted to Messrs. Green and Cole are being treated as having vested in full as of that date. Because, subsequent to August 31, 2012, the earned awards made under this program to Messrs. Nanterme and van ’t Noordende and Ms. Craig remained fully subject to service conditions, those awards are being treated as having vested in full as of October 18, 2012. None of the awards under this program actually vested until the stated vesting date of October 19, 2012.

In connection with Mr. Campbell’s resignation from the Company, the Company and Mr. Campbell entered into a separation agreement, the details of which are described in “Potential Payments upon Termination” below. Mr. Campbell fully satisfied the service criteria for vesting as of August 31, 2012 of thirty-thirty-sixths of the award in accordance with the terms of the separation agreement. The award to Mr. Campbell is treated as having vested in full with respect to thirty-thirty-sixths of the RSUs earned as of that date.

(d)	On March 21, 2005, in connection with his hiring as a senior executive, Mr. Campbell was awarded the 2005 Senior Executive Bonus Share Program award. The award was to vest in one-tenth installments annually on the anniversary of the grant date through March 21, 2015. Pursuant to the terms of this award, a portion of Mr. Campbell’s cash award from the annual bonus program ($22,500 annually) was used to fund a portion of the 2005 Senior Executive Bonus Share Program award. In connection with Mr. Campbell’s resignation from the Company, no installments will vest following the installments reflected in this table.

(e)	In accordance with the terms of the separation agreement that the Company entered into with Mr. Campbell on March 1, 2012, Mr. Campbell was deemed to have fully satisfied the service criteria for the vesting of the identified awards as of that date. The value realized on exercise is calculated by determining the difference between the weighted average sale price of the underlying shares, which were sold upon exercise, and the exercise price of the options.

(2)	Reflects the difference between the fair market value of shares acquired upon exercise on the date exercised and the exercise price, multiplied by the number of options exercised.

(3)	Reflects the aggregate fair market value of shares vested on the applicable date(s) of vesting.

Nonqualified Deferred Compensation for Fiscal 2012

Prior to fiscal 2012, some of Mr. Nanterme’s equity awards were granted under our French Qualified Sub-plan. Although these awards have generally the same terms and conditions as the corresponding awards granted to executives in other countries, these awards contain additional sales restrictions and provisions that allow the awards to qualify for favorable tax treatment in France. Under such sales restrictions and provisions, Accenture plc Class A ordinary shares underlying vested RSUs are not delivered to participants for at least two years. The following table sets forth information with respect to RSUs awarded to Mr. Nanterme that have vested, but for which the underlying Accenture plc Class A ordinary shares were not immediately delivered to him.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last Fiscal Year End ($)(3)
Pierre Nanterme	—	—	$126,175	$173,333	$147,963
Pamela J. Craig	—	—	—	—	—
William D. Green	—	—	—	—	—
Alexander M. van ’t Noordende	—	—	—	—	—
Martin I. Cole	—	—	—	—	—
Kevin M. Campbell	—	—	—	—	—

(1)	Represents earnings on undelivered Accenture plc Class A ordinary shares underlying RSUs that have vested, but for which the underlying shares were not immediately delivered to the named executive officer, including adjustments to such awards to reflect Accenture’s payments of dividends on its Accenture plc Class A ordinary shares during fiscal 2012 pursuant to the terms of those awards and adjustments to the aggregate fair market values of the underlying shares and dividend shares. No such earnings are considered above-market or preferential and, accordingly, are not included in the “Summary Compensation Table” above.

(2)	Represents the aggregate fair market value on the applicable date of delivery during fiscal 2012 of the Accenture plc Class A ordinary shares underlying RSUs.

(3)	Represents the aggregate fair market value at August 31, 2012 of the Accenture plc Class A ordinary shares underlying RSUs that have vested, but for which the underlying shares had not yet been delivered to the named executive officer as of that date. The value is determined based on the August 31, 2012 closing market price of Accenture plc Class A ordinary shares of $61.60 per share. The grant date fair values of such RSUs were not reflected in the “Summary Compensation Table” for the fiscal years in which the RSUs were granted as Mr. Nanterme was not a named executive officer for the years in which such grants were made.

Potential Payments Upon Termination

Key Executive Performance Share Program

The terms of our equity grant agreements for programs other than the Key Executive Performance Share Program provide for the immediate acceleration of vesting in the event of the termination of the award recipient’s employment due to death or disability. The equity grant agreements for our Key Executive Performance Share Programs provide for provisional vesting of the awards in the event of the termination of the recipient’s employment due to death or disability. Provisional vesting means that, while the timing of vesting of the Key Executive Performance Share Program awards is not accelerated due to death or disability, vesting continues to occur as if the recipient’s employment had not terminated under those circumstances. With respect to each of our named executive officers, the number of RSUs that would have vested under these circumstances and the aggregate market value of such RSUs as of the last business day of fiscal 2012 (based on the closing price per share on August 31, 2012) is equal to the amount and value of shares set forth in the “Stock Awards” columns of the “Outstanding Equity Awards at August 31, 2012” table above. Although vesting cannot yet be determined for the 2011 and 2012 Key

Executive Performance Share Program awards, as results to date indicate achievement between the maximum and target levels, maximum amounts are included in such table.

In addition, in connection with Mr. Green’s expected retirement from Accenture, effective February 1, 2013, the Board determined to waive the remaining service-based vesting conditions for that portion of Mr. Green’s outstanding awards that is not otherwise scheduled to vest on or prior to his retirement. The waiver of service-based vesting applies to Mr. Green’s awards under the 2011 and 2012 Key Executive Performance Share Programs with respect to his shares of performance-vested RSUs, plus an additional number of shares that could be earned as dividend equivalents in accordance with Mr. Green’s equity award agreements.

Senior Executive Separation Benefits Plan

Our senior executives employed in the United States, including Ms. Craig and Messrs. van ’t Noordende and Cole, are eligible for benefits under our Senior Executive Separation Benefits Plan. With respect to our most senior leaders, this plan provides that, subject to the terms and conditions of the plan, and contingent upon the execution of a separation agreement (which requires, among other things, a complete release of claims and affirmation of existing post-departure obligations, including non-compete and non-solicitation requirements), if the senior executive’s employment is involuntarily terminated, other than for “cause” (as defined under the plan), the terminated executive is entitled to receive the following:

•

if the termination is for reasons unrelated to performance: (1) an amount equal to six months of base pay, plus (2) one week of pay for each completed year of service (up to an additional two months of base pay), plus (3) a $12,000 COBRA payment (which is related to health and dental benefits); or

•	if the termination is for reasons related to performance: (1) an amount equal to four months of base pay, plus (2) an $8,000 COBRA payment.

In addition, executives terminated involuntarily other than for cause, including those terminated for reasons related to performance, are entitled to 12 months of outplacement benefits, which is provided by an outside firm selected by Accenture, at a maximum cost to Accenture of $11,000 per person.

	Senior Executive Separation Benefits Plan
	Potential Payments if Termination is for Reasons Unrelated to Performance ($)(1)	Potential Payments if Termination is for Reasons Related to Performance ($)(2)
Ms. Craig	$816,000	$415,500
Mr. van ’t Noordende	$780,417	$397,708
Mr. Cole	$780,417	$397,708

(1)	Amounts shown in this column reflect, for each applicable named executive officer: (a) an amount equal to eight months of his or her annual base pay, (b) a $12,000 COBRA payment and (c) $11,000 of outplacement services.

(2)	Amounts shown in this column reflect, for each applicable named executive officer: (a) an amount equal to four months of his or her annual base pay, (b) a $8,000 COBRA payment and (c) $11,000 of outplacement services.

Separation Agreement with Mr. Campbell

In connection with his resignation from Accenture, effective March 1, 2012, the Company entered into an agreement with Mr. Campbell, pursuant to which, among other items, Mr. Campbell has agreed that he will not compete with the Company or solicit its clients or employees during the 12-month period following his separation from the Company. In exchange for agreeing to the terms of the separation arrangement, along with signing a general release of claims in favor of Accenture, Mr. Campbell is entitled to receive, among certain other consideration: (1) cash payments of $2 million paid in installments that began in March 2012, plus $1.0 million to be paid on March 1, 2013 and (2) the vesting of unvested equity composed of

(a) approximately 52,701 shares of time-vested RSUs, plus an additional number of shares to be determined based on actual dividends declared by the Company prior to the regular release dates in accordance with Mr. Campbell’s equity award agreements (“dividend shares”) and (b) up to an additional 90,510 shares of performance-based RSUs (plus related dividend shares), subject to the Company’s achievement of specified performance goals. The separation agreement further provides that, among other remedies available to the Company, Mr. Campbell’s right to receive separation payments will be forfeited, and he will have an obligation to re-pay any separation payments received and forfeit any RSUs that vest pursuant to the separation agreement, in the event that he breaches his restrictive covenants. For the actual value of severance paid to Mr. Campbell during fiscal 2012, see the “All Other Compensation” column of the “Summary Compensation Table” above and the applicable footnote. For the amounts of Mr. Campbell’s unvested equity awards that vested during fiscal 2012, see the “Stock Awards” column of the “Option Exercises and Stock Vested in Fiscal 2012” table above and the applicable footnote. For Mr. Campbell’s performance-based RSUs that will vest in future fiscal years, see the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “Outstanding Equity Awards at August 31, 2012” table and the applicable footnote.

Director Compensation for Fiscal 2012

The Compensation Committee reviews and makes recommendations to the full Board with respect to the compensation of our directors at least every two years. The full Board reviews these recommendations and makes a final determination on the compensation of our directors. In fiscal 2012, the Compensation Committee reviewed the compensation practices of the boards of directors of those peer companies described under “Compensation Discussion and Analysis—Role of Benchmarking” above, and the general market, as well as a study by Pay Governance requested by the committee that (1) concluded that our non-management director compensation had fallen below the market median of our peer group and (2) provided input regarding the compensation of our directors. After review of the committee’s recommendation, the Board approved increases to fiscal 2012 director compensation.

Elements of Director Compensation

Cash Compensation.    In fiscal 2012, each non-management director except our lead director was entitled to an annual retainer of $90,000. Our lead director was entitled to an annual retainer of $145,000. The chair of the Audit Committee was entitled to additional annual compensation of $20,000, the chair of the Compensation Committee was entitled to additional annual compensation of $15,000 and the chair of each other committee of the Board was entitled to additional annual compensation of $10,000. Each member of the Audit Committee was also entitled to additional compensation of $5,000, and each member of each of the other committees of the Board was also entitled to additional compensation of $2,500. Each of our non-management directors could elect to receive his or her annual retainer and other compensation for Board committee service entirely in the form of cash, entirely in the form of RSUs or one-half in cash and one-half in RSUs.

Equity Compensation.    In fiscal 2012, each non-management director was entitled to an annual grant of RSUs having, at the time of grant, a fair market value of $185,000. Any non-management director newly appointed to the Board was also entitled to an initial grant of RSUs having, at the time of grant, a fair market value of $185,000. Grants of RSUs to our directors are fully vested on the date of grant and future delivery of Accenture plc Class A ordinary shares underlying RSUs is not dependent on a director’s continued service as a Board member. Directors are entitled to receive a proportional number of additional RSUs on outstanding awards if we pay a dividend on Accenture plc Class A ordinary shares. The Accenture plc Class A ordinary shares underlying RSUs are delivered one year after the grant date. Directors may not further defer the delivery of these Class A ordinary shares.

Other Compensation.    Our directors do not receive any non-equity incentive plan compensation, participate in any Accenture pension plans or have any non-qualified deferred compensation earnings. We provide our directors with directors and officers liability insurance as part of our corporate insurance policies. We also reimburse our directors for reasonable travel and related fees and expenses incurred in connection with their participation in Board or Board committee meetings and other related activities such as site visits and presentations in which they engage as directors.

Stock Ownership Requirement

Each non-management director must, within three years of his or her appointment and for the duration of the director’s service, retain ownership of Accenture equity having a fair market value equal to three times the value of the annual equity grants being made to directors at the time at which the ownership requirement is assessed. In fiscal 2012, each of our non-management directors, who had been a director for three or more years, complied with this requirement, except for Mr. Idei, for whom the Board waived this ownership requirement.

The following table provides information on the compensation of our non-management directors in fiscal 2012.

Director Compensation for Fiscal 2012

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Dina Dublon	$92,500	$184,954	—	—	—	—	$277,454
Charles H. Giancarlo	$102,500	$184,996	—	—	—	—	$287,496
Dennis F. Hightower(6)	$102,500	$184,954	—	—	—	—	$287,454
Nobuyuki Idei	$92,500	$184,954	—	—	—	—	$277,454
William L. Kimsey	$112,500	$184,954	—	—	—	—	$297,454
Robert I. Lipp	$97,500	$184,954	—	—	—	—	$282,454
Marjorie Magner	$107,500	$184,954	—	—	—	—	$292,454
Blythe J. McGarvie	$95,000	$184,954	—	—	—	—	$279,954
Mark Moody-Stuart	$145,000	$184,954	—	—	—	—	$329,954
Gilles C. Pélisson	$74,325	$186,917	—	—	—	—	$261,242
Wulf von Schimmelmann	$92,500	$184,954	—	—	—	—	$277,454

(1)	The annual retainers and additional retainers for Board committee service earned by our non-management directors were as follows:

Name	Annual Retainer ($)	Committee Chair Fees ($)	Committee Member Fees ($)	Total ($)
Dina Dublon	$90,000	—	$2,500	$92,500
Charles H. Giancarlo(a)	$90,000	$10,000	$2,500	$102,500
Dennis F. Hightower	$90,000	$10,000	$2,500	$102,500
Nobuyuki Idei	$90,000	—	$2,500	$92,500
William L. Kimsey	$90,000	$20,000	$2,500	$112,500
Robert I. Lipp	$90,000	—	$7,500	$97,500
Marjorie Magner	$90,000	$15,000	$2,500	$107,500
Blythe J. McGarvie	$90,000	—	$5,000	$95,000
Mark Moody-Stuart(b)	$145,000	—	—	$145,000
Gilles C. Pélisson(a)(c)	$70,413	—	$3,912	$74,325
Wulf von Schimmelmann	$90,000	—	$2,500	$92,500

(a)	Charles H. Giancarlo and Gilles C. Pélisson elected to receive 100% of their annual retainers and additional retainers for Board committee service in the form of fully vested RSUs, with a grant date fair value equal to the amount reported as earned in cash above.

(b)	Mark Moody-Stuart chose to waive receipt of the additional $2,500 compensation he was entitled to as a member of the Compensation Committee.

(c)	Gilles C. Pélisson, who was appointed to the the Board on April 27, 2012, received a pro rata portion of the standard annual retainer and additional retainer for Board committee service, based on the number of days remaining in fiscal 2012 after the date of his appointment.

(2)	Represents aggregate grant date fair value of stock awards, computed in accordance with Topic 718, without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 11 (Share-Based Compensation) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended August 31, 2012. Reflects the grant of whole shares.

(3)	The aggregate number of vested RSU awards outstanding at the end of fiscal 2012 for each of our non-management directors was as follows:

Name	Aggregate Number of Restricted Share Unit Awards Outstanding as of August 31, 2012
Dina Dublon	3,262
Charles H. Giancarlo	5,071
Dennis F. Hightower	3,262
Nobuyuki Idei	3,262
William L. Kimsey	3,262
Robert I. Lipp	3,262
Marjorie Magner	9,529
Blythe J. McGarvie	3,262
Mark Moody-Stuart	3,262
Gilles C. Pélisson	4,654
Wulf von Schimmelmann	3,262

(4)	We have not granted any stock options to our directors since fiscal 2004. The aggregate number of previously granted option awards outstanding at the end of fiscal 2012 for each of our non-management directors was as follows:

Name	Aggregate Number of Option Awards Outstanding as of August 31, 2012
Dina Dublon	10,000
Charles H. Giancarlo	—
Dennis F. Hightower	—
Nobuyuki Idei	—
William L. Kimsey	—
Robert I. Lipp	20,000
Marjorie Magner	—
Blythe J. McGarvie	5,000
Mark Moody-Stuart	—
Gilles C. Pélisson	—
Wulf von Schimmelmann	—

All stock option grants are fully vested.

(5)	The aggregate amount of perquisites and other personal benefits received by each of our non-management directors in fiscal 2012 was less than $10,000.

(6)	Dennis F. Hightower resigned from the Board on July 19, 2012.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is composed solely of independent directors: Marjorie Magner, William L. Kimsey and Mark Moody-Stuart. No member of our Compensation Committee during fiscal 2012 was an employee or officer or former employee or officer of Accenture or had any relationships requiring disclosure under Item 404 of Regulation S-K during fiscal 2012. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or its Compensation Committee during fiscal 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, our directors, executive officers and beneficial owners of more than 10% of Accenture plc’s Class A ordinary shares or Class X ordinary shares are required within a prescribed period of time to report to the SEC transactions and holdings in Accenture plc Class A ordinary shares and Class X ordinary shares. Our directors and executive officers are also required to report transactions and holdings in Accenture SCA Class I common shares. Based solely on a review of the copies of these forms received by us and on written representations from certain reporting persons that no annual corrective filings were required for those persons, we believe that during fiscal 2012 all these filing requirements were satisfied in a timely manner, except for one Form 4 for Accenture plc reporting one transaction for Kevin Campbell caused by an administrative error which prevented its timely filing.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of December 11, 2012, information regarding the beneficial ownership of Accenture plc Class A ordinary shares and Class X ordinary shares and of Accenture SCA Class I common shares held by: (1) each of our directors, director nominees and named executive officers; and (2) all of our directors, director nominees and executive officers as a group. To our knowledge, except as otherwise indicated, each of the persons or entities listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after December 11, 2012. For purposes of computing the percentage of outstanding Accenture plc Class A ordinary shares and/or Class X ordinary shares and/or Accenture SCA Class I common shares held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days after December 11, 2012 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	Accenture plc Class A ordinary shares			Accenture SCA Class I common shares			Accenture plc Class X ordinary shares			Percentage of the total number of Class A and Class X ordinary shares beneficially owned
Name(1)	shares beneficially owned	% shares beneficially owned		shares beneficially owned	% shares beneficially owned		shares beneficially owned	% shares beneficially owned
William D. Green(2)	294,418	*	%	80,046	**	%	80,046	***	%	****%
Pierre Nanterme(2)(3)	197,027	*		91,597	**		91,597	***		****
Dina Dublon(4)(9)	50,437	*		—	—		—	—		****
Charles H. Giancarlo(10)	25,235	*		—	—		—	—		****
Nobuyuki Idei(9)	5,940	*		—	—		—	—		****
William L Kimsey(9)	15,777	*		—	—		—	—		****
Robert I. Lipp(4)(9)	172,601	*		—	—		—	—		****
Marjorie Magner(9)	22,940	*		—	—		—	—		****
Blythe J. McGarvie(9)	22,239	*		—	—		—	—		****
Sir Mark Moody-Stuart(9)	77,113	*		—	—		—	—		****
Gilles C. Pélisson	—	—		—	—		—	—		—
Wulf von Schimmelmann(9)	20,852	*		—	—		—	—		****
Pamela J. Craig(2)(5)	237,167	*		159,032	**		155,907	***		****
Kevin M. Campbell(6)	40,411	*		—	—		—	—		****
Martin I. Cole(7)	126,560	*		—	—		—	—		****
Alexander M. van ’t Noordende(8)	89,458	*		—	—		—	—		****
All Directors and Executive Officers as a Group (26 persons)(2)(11)	2,075,632	*		803,575	1.6%		688,957	1.7%		****

*	Less than 1% of Accenture plc’s Class A ordinary shares outstanding.

**	Less than 1% of Accenture SCA’s Class I common shares outstanding.

***	Less than 1% of Accenture plc’s Class X ordinary shares outstanding.

****	Less than 1% of the total number of Accenture plc’s Class A ordinary shares and Class X ordinary shares outstanding.

(1)	Address for all persons listed, other than Kevin M. Campbell, is c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA. Address for Kevin M. Campbell is c/o Cohen Pollock Merlin & Smart, 3350 Riverwood Parkway, Suite 1600, Atlanta, GA 30339, USA, Attention: Pepi Friedman.

(2)

Subject to the provisions of its articles of association, Accenture SCA is obligated, at the option of the holder of such shares and at any time, to redeem any outstanding Accenture SCA Class I common shares. The redemption price per share generally is equal to the market price of an Accenture plc Class A ordinary share at the time of the redemption. Accenture SCA has the option to pay this redemption price with cash or by delivering Accenture plc Class A ordinary shares generally on a one-for-one basis as provided for in the articles of association of Accenture SCA. Each time an Accenture SCA Class I common share is redeemed, Accenture plc has the option to, and intends to, redeem an Accenture plc Class X ordinary share from that holder for a redemption price equal to the par value of the Accenture plc Class X ordinary share, or $0.0000225.

(3)	Includes 16,237 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from December 11, 2012. Includes 8,164 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 11, 2012.

(4)	Includes 10,000 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from December 11, 2012.

(5)	Includes 27,335 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from December 11, 2012. Includes 14,614 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 11, 2012.

(6)	Includes 40,105 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 11, 2012.

(7)	Includes 11,063 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 11, 2012.

(8)	Includes 12,787 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 11, 2012.

(9)	Includes 3,303 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 11, 2012.

(10)	Includes 5,135 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 11, 2012.

(11)	Includes 149,513 Accenture plc Class A ordinary shares that could be acquired through the exercise of stock options within 60 days from December 11, 2012 and 116,490 RSUs that could be delivered as Accenture plc Class A ordinary shares within 60 days from December 11, 2012.

BENEFICIAL OWNERSHIP OF MORE THAN FIVE PERCENT

OF ANY CLASS OF VOTING SECURITIES

Based on information available as of December 11, 2012, no person beneficially owned more than five percent of Accenture plc’s Class X ordinary shares, and the only persons known by us to be a beneficial owner of more than five percent of Accenture plc’s Class A ordinary shares outstanding (which does not include shares held by Accenture) were as follows:

	Accenture plc Class A ordinary shares
Name and Address of Beneficial Owner	Shares beneficially owned		% of Shares beneficially owned
Massachusetts Financial Services Company 500 Boylston Street, 10th Floor Boston, MA 02116	35,885,604	(1)	5.5	%(1)
FMR LLC 82 Devonshire Street Boston, MA 02109	34,510,762	(2)	5.4	%(2)

(1)	Based on the information disclosed in a Form 13G filed with the SEC on January 27, 2012 by Massachusetts Financial Services Company and certain related entities reporting sole power to vote or direct the vote over 29,989,918 Class A ordinary shares and sole power to dispose or direct the disposition of 35,885,604 Class A ordinary shares.

(2)	Based on the information disclosed in a Form 13G filed with the SEC on February 14, 2012 by FMR LLC and certain related entities reporting sole power to vote or direct the vote over 1,057,667 Class A ordinary shares and sole power to dispose or direct the disposition of 34,510,762 Class A ordinary shares.

As of December 11, 2012, Accenture beneficially owned an aggregate of 110,870,833 Accenture plc Class A ordinary shares, or 14.7% of the issued Class A ordinary shares. Class A ordinary shares held by Accenture may not be voted and, accordingly, will have no impact on the outcome of any vote of the shareholders of Accenture plc.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Our annual general meeting of shareholders for 2014 is expected to occur in February 2014. In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 to be included in the proxy statement for that meeting must be received by us by August 19, 2013. Pursuant to our articles of association, a shareholder must give notice of any intention to propose a person for appointment as a director not less than 120 nor more than 150 days before the date of the proxy statement for our prior year’s annual general meeting. If you would like to submit a shareholder proposal to be included in those proxy materials, you should send your proposal to our General Counsel, Secretary & Chief Compliance Officer, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA. In order for your proposal to be included in the proxy statement, the proposal must comply with the requirements established by the SEC and our articles of association. Unless a shareholder who wishes to present a proposal at the Annual Meeting (other than a proposal to appoint a person as a director outlined above) outside the processes of Rule 14a-8 of the Exchange Act has submitted such proposal to us no later than the close of business on November 1, 2013, subject to applicable rules, we will have discretionary authority to vote on any such proposal with respect to all proxies submitted to us even when we do not include in our proxy statement advice on the nature of the matter and how we intend to exercise our discretion to vote on the matter.

Irish law provides that shareholders holding not less than 10% of the total voting rights may requisition the directors to call an extraordinary general meeting at any time. The shareholders who wish to requisition an extraordinary general meeting must deposit at Accenture’s principal executive office a written notice, signed by the shareholders requisitioning the meeting and stating the objects of the meeting. If the directors do not within 21 days of the date of deposit of the requisition proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting but any meeting so convened cannot be held after the expiration of three months from the date of deposit of the requisition. These provisions of Irish law are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

SUBMITTING YOUR PROXY BY TELEPHONE OR VIA THE INTERNET

For registered shareholders and current and former Accenture employees who received, through our employee share plans, shares that are held by Smith Barney or UBS, you may submit your proxy either by mail, by telephone or via the Internet. Please see the proxy card that accompanies this proxy statement for specific instructions on how to submit your proxy by any of these methods.

If you submit your proxy by telephone or via the Internet, for your vote to be counted, your proxy must be received by 6:00 a.m., Eastern Standard Time, on February 6, 2013 for registered shareholders and by 8:00 a.m., Eastern Standard Time, on February 1, 2013 for Accenture employees and former employees who are submitting voting instructions for shares received through our employee plans and held by Smith Barney or UBS. Even if you submit your proxy by telephone or via the Internet, you can still revoke your proxy and vote your shares in person if you decide to attend the Annual Meeting.

The telephone and Internet proxy submission procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet proxy submission procedures that have been made available to you are consistent with the requirements of applicable law. If you submit your proxy via the Internet, then you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which you must bear.

If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in Accenture plc’s register of shareholders. Those shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your shares. If you hold your shares in street name, please refer to the information from your bank, broker or nominee on how to submit voting instructions or how to revoke your proxy.

HOUSEHOLDING OF SHAREHOLDER DOCUMENTS

We may send a single set of shareholder documents to any household at which two or more non-registered shareholders reside. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. Your materials may be househeld based on your prior express or implied consent. A number of brokerage firms with account holders who are Accenture shareholders have instituted householding. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes his or her consent. If your materials have been househeld and you wish to receive prompt delivery of separate copies of these documents now or in the future, or if you are receiving duplicate copies of these documents and wish to have the information househeld, you may notify your broker (if you hold your shares beneficially) or write or call our Investor Relations Group at the following address, phone number or e-mail address: Accenture, Investor Relations, 1345 Avenue of the Americas, New York, New York 10105, USA, telephone number +1 877-ACN-5659 (+1 877-226-5659) in the United States and Puerto Rico and +(353) (1) 407-8203 outside the United States and Puerto Rico, or e-mail investor.relations@accenture.com.

December 17, 2012

ANNEX A

Accenture plc

2012 IRISH STATUTORY ACCOUNTS

Accenture plc

Directors’ Report and Consolidated Financial Statements

For the Twelve Months Ended August 31, 2012

ACCENTURE PLC

DIRECTORS’ REPORT

For the Twelve Months Ended August 31, 2012

The directors present their annual report and audited Consolidated Financial Statements and related Notes of Accenture plc for the twelve months ended August 31, 2012.

The directors have elected to prepare the Consolidated Financial Statements in accordance with Section 1 of the Companies (Miscellaneous Provisions) Act 2009 (as amended), which provides that a true and fair view of the state of affairs and profit or loss of the group may be given by preparing the financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), as defined in Section 1(1) of the Companies (Miscellaneous Provisions) Act 2009 (as amended), to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Acts or of any regulations made thereunder.

This report contains forward-looking statements relating to our operations, results of operations and other matters that are based on our current expectations, estimates, assumptions and projections. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to, the factors discussed below under the section entitled “Principal Risks and Uncertainties.” Our forward-looking statements speak only as of the date of this report or as of the date they are made, and we undertake no obligation to update them.

Basis of Presentation

The accompanying Consolidated Financial Statements include the accounts of Accenture plc, an Irish company, and its controlled subsidiary companies (collectively, the “Company”). In this Directors’ Report, we use the terms “Accenture,” “we,” the “Company,” “our” and “us” to refer to Accenture plc and its subsidiaries.

All references to years, unless otherwise noted, refer to our fiscal year, which ends on August 31. For example, a reference to “fiscal 2012” means the 12-month period that ended on August 31, 2012. All references to quarters, unless otherwise noted, refer to the quarters of our fiscal year.

The Consolidated Financial Statements include the Consolidated Balance Sheets of Accenture plc and its subsidiaries as of August 31, 2012 and 2011, and the related Consolidated Statements of Income, Shareholders’ Equity and Comprehensive Income, and Cash Flows for the twelve months ended August 31, 2012, 2011 and 2010. The Consolidated Financial Statements and the majority of the information in the Notes thereto have been reconciled to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2012 filed with the U.S. Securities and Exchange Commission on October 30, 2012.

Principal Activities

We are one of the world’s leading organizations providing management consulting, technology and outsourcing services, with approximately 257,000 employees; offices and operations in more than 200 cities in 54 countries; and revenues before reimbursements (“net revenues”) of $27.86 billion for fiscal 2012.

Our “high performance business” strategy is to use our expertise in consulting, technology and outsourcing to help clients achieve performance at higher levels so they can create sustainable value for their customers and stakeholders. We use our industry and business-process knowledge, our service offering expertise and our insight into, and understanding of, emerging technologies and new business and technology trends to formulate and implement solutions with and for our clients. Our strategy is focused on helping clients improve operational performance, deliver their products and services more effectively and efficiently, and grow their businesses in existing and new markets.

We operate globally with one common brand and business model designed to enable us to provide clients around the world with the same high level of service. Drawing on a combination of industry expertise, functional capabilities, alliances, global resources and technology, we seek to deliver competitively priced, high-value services that help our clients measurably improve business performance. Our global delivery model enables us to provide an end-to-end delivery capability by drawing on our global resources to deliver high-quality, cost-effective solutions to our clients.

In fiscal 2012, we continued to implement a strategy focused on industry and technology differentiation, as well as geographic expansion. We combine our capabilities across management consulting, technology and business process outsourcing to provide differentiated, industry-based, end-to-end services. We continue to invest in strategic initiatives including analytics, cloud computing, insight-driven health, interactive/digital marketing, mobility and smart grid. Our geographic expansion strategy focuses on emerging and mature markets with significant growth potential for us. Our priority emerging markets are the ASEAN (Association of Southeast Asian Nations) countries, Brazil, China, India, Mexico, the Middle East, Russia, South Africa, South Korea and Turkey.

Consulting, Technology and Outsourcing Services and Solutions

Our business is structured around five operating groups, which together comprise 19 industry groups serving clients in major industries around the world. Our industry focus gives us an understanding of industry evolution, business issues and applicable technologies, enabling us to deliver innovative solutions tailored to each client or, as appropriate, more standardized capabilities to multiple clients.

Our three growth platforms—management consulting, technology and business process outsourcing—are the innovation engines through which we build world-class skills and capabilities; develop our knowledge capital; and create, acquire and manage key assets central to the development of solutions for our clients. The professionals within these areas work closely with those in our operating groups to develop and deliver integrated services and solutions to clients. Client engagement teams—which typically consist of industry experts, capability specialists and professionals with local market knowledge—leverage the capabilities of our global delivery model to deliver price-competitive services and solutions. In certain instances, our client engagement teams include subcontractors, who supplement our professionals with additional resources in a specific skill, service or product area, as needed.

Operating Groups

The following table shows the current organization of our five operating groups and their 19 industry groups. Our operating groups are our reportable operating segments. We do not allocate total assets by operating group, although our operating groups do manage and control certain assets. For certain historical financial information regarding our operating groups (including certain asset information), as well as financial information by geography (including long-lived asset information), see Note 15 (Segment Reporting) to our Consolidated Financial Statements.

Operating Groups and Industry Groups
Communications, Media & Technology	Financial Services	Health & Public Service	Products	Resources
• Communications • Electronics & High Tech • Media & Entertainment	• Banking • Capital Markets • Insurance	• Health • Public Service	• Air, Freight & Travel Services • Automotive • Consumer Goods & Services • Industrial Equipment • Infrastructure & Transportation Services • Life Sciences • Retail	• Chemicals • Energy • Natural Resources • Utilities

Global Delivery Model

A key differentiator is our global delivery model, which allows us to draw on the benefits of using people and other resources from around the world—including scalable, standardized processes, methods and tools; specialized management consulting, business process and technology skills; cost advantages; foreign language fluency; proximity to clients; and time zone advantages—to deliver high-quality solutions. Emphasizing quality, productivity, reduced risk, speed to market and predictability, our global delivery model enables us to provide clients with price-competitive services and solutions.

Our Global Delivery Network continues to be a competitive differentiator for us. We have more than 50 delivery centers around the world. As of August 31, 2012, we had approximately 162,000 people in our network globally.

Research and Innovation

We are committed to developing leading-edge ideas. Research and innovation have been major factors in our success, and we believe they will help us continue to grow in the future. We use our investment in research and development—on which we spent $560 million, $482 million and $377 million in fiscal 2012, 2011 and 2010, respectively—to help create, commercialize and disseminate innovative business strategies and technology solutions.

Our research and innovation program is designed to generate early insights into how knowledge can be harnessed to create innovative business solutions for our clients and to develop business strategies with significant value. One component of this is our research and development organization, Accenture Technology Labs, which identifies and develops new technologies that we believe will be the drivers of our clients’ growth and enable them to be first to market with unique capabilities.

We also promote the creation of knowledge capital and thought leadership through the Accenture Institute for High Performance. In addition, we spend a significant portion of our research and development investment directly through our operating groups and our consulting, technology and outsourcing growth platforms to develop market-ready solutions for our clients.

Organizational Structure

Accenture plc is an Irish public limited company with no material assets other than Class I common shares in its subsidiary, Accenture SCA, a Luxembourg partnership limited by shares (“Accenture SCA”).

History

Prior to our transition to a corporate structure in fiscal 2001, we operated as a series of related partnerships and corporations under the control of our partners. In connection with our transition to a corporate structure, our partners generally exchanged all of their interests in these partnerships and corporations for Accenture Ltd Class A common shares or, in the case of partners in certain countries, Accenture SCA Class I common shares or exchangeable shares issued by Accenture Canada Holdings Inc., an indirect subsidiary of Accenture SCA. Generally, partners who received Accenture SCA Class I common shares or Accenture Canada Holdings Inc. exchangeable shares also received a corresponding number of Accenture Ltd Class X common shares, which entitled their holders to vote at Accenture Ltd shareholder meetings but did not carry any economic rights. The combination of the Accenture Ltd Class X common shares and the Accenture SCA Class I common shares or Accenture Canada Holdings Inc. exchangeable shares gave these partners substantially similar economic and governance rights as holders of Accenture Ltd Class A common shares.

On June 10, 2009, Accenture plc was incorporated in Ireland, as a public limited company, in order to effect moving the place of incorporation of our parent holding company from Bermuda to Ireland (the “Transaction”). The Transaction was completed on September 1, 2009, at which time Accenture Ltd, our predecessor holding company, became a wholly owned subsidiary of Accenture plc and Accenture plc became our parent holding company. In the Transaction, all of the outstanding Class A and Class X common shares of Accenture Ltd were cancelled and Accenture plc issued Class A and Class X ordinary shares on a one-for-one basis to the holders of the cancelled Accenture Ltd Class A and Class X common shares, as applicable (and cash for any fractional shares). Accenture Ltd was dissolved on December 29, 2009.

The Consolidated Financial Statements included in this report reflect the ownership interests in Accenture SCA and Accenture Canada Holdings Inc. held by certain of our current and former senior executives as noncontrolling interests. The noncontrolling ownership interests percentage was 8% as of August 31, 2012.

Accenture plc Class A and Class X Ordinary Shares

Each Class A ordinary share and each Class X ordinary share of Accenture plc entitles its holder to one vote on all matters submitted to a vote of shareholders of Accenture plc. A Class X ordinary share does not, however, entitle its holder to receive dividends or to receive payments upon a liquidation of Accenture plc. As described above under “—History,” Class X ordinary shares generally provide the holders of Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares with a vote at Accenture plc shareholder meetings that is equivalent to the voting rights held by Accenture plc Class A ordinary shareholders, while their economic rights consist of interests in Accenture SCA Class I common shares or in Accenture Canada Holdings Inc. exchangeable shares.

Under its memorandum and articles of association, Accenture plc may redeem, at its option, any Class X ordinary share for a redemption price equal to the nominal value of the Class X ordinary share, or $0.0000225 per share. Accenture plc, as successor to Accenture Ltd, has separately agreed with the original holders of Accenture SCA Class I common shares and Accenture Canada Holdings Inc.

exchangeable shares not to redeem any Class X ordinary share of such holder if the redemption would reduce the number of Class X ordinary shares held by that holder to a number that is less than the number of Accenture SCA Class I common shares or Accenture Canada Holdings Inc. exchangeable shares owned by that holder. Accenture plc will redeem Class X ordinary shares upon the redemption or exchange of Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares so that the aggregate number of Class X ordinary shares outstanding at any time does not exceed the aggregate number of Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares outstanding. Class X ordinary shares are not transferable without the consent of Accenture plc.

A transfer of Accenture plc Class A ordinary shares effected by transfer of a book-entry interest in The Depository Trust Company will not be subject to Irish stamp duty. Other transfers of Accenture plc Class A ordinary shares may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the Class A ordinary shares acquired, if higher) payable by the buyer.

Accenture SCA Class I Common Shares

Only Accenture and our current and former senior executives and their permitted transferees hold Accenture SCA Class I common shares. Each Class I common share entitles its holder to one vote on all matters submitted to the shareholders of Accenture SCA and entitles its holder to dividends and liquidation payments. As of October 22, 2012, Accenture holds a voting interest of approximately 93% of the aggregate outstanding Accenture SCA Class I common shares entitled to vote, with the remaining 7% of the voting interest held by our current and former senior executives and their permitted transferees.

Accenture SCA is obligated, at the option of the holder, to redeem any outstanding Accenture SCA Class I common share at a redemption price per share generally equal to its current market value as determined in accordance with Accenture SCA’s articles of association. Under Accenture SCA’s articles of association, the market value of a Class I common share that is not subject to transfer restrictions will be deemed to be equal to (i) the average of the high and low sales prices of an Accenture plc Class A ordinary share as reported on the New York Stock Exchange (or on such other designated market on which the Class A ordinary shares trade), net of customary brokerage and similar transaction costs, or (ii) if Accenture plc sells its Class A ordinary shares on the date that the redemption price is determined (other than in a transaction with any employee or an affiliate or pursuant to a preexisting obligation), the weighted average sales price of an Accenture plc Class A ordinary share on the New York Stock Exchange (or on such other market on which the Class A ordinary shares primarily trade), net of customary brokerage and similar transaction costs. Accenture SCA may, at its option, pay this redemption price with cash or by delivering Accenture plc Class A ordinary shares on a one-for-one basis. In order to maintain Accenture plc’s economic interest in Accenture SCA, Accenture plc generally will acquire additional Accenture SCA common shares each time additional Accenture plc Class A ordinary shares are issued.

Except in the case of a redemption of Class I common shares or a transfer of Class I common shares to Accenture plc or one of its subsidiaries, Accenture SCA’s articles of association provide that Accenture SCA Class I common shares may be transferred only with the consent of the general partner of Accenture SCA. In addition, all holders of Class I common shares (except Accenture) are precluded from having their shares redeemed by Accenture SCA or transferred to Accenture SCA, Accenture plc or a subsidiary of Accenture plc at any time or during any period when Accenture SCA determines, based on the advice of counsel, that there is material non-public information that may affect the average price per share of Accenture plc Class A ordinary shares, if the redemption would be prohibited by applicable law, during an underwritten offering due to an underwriters lock-up or during the period from the announcement of a tender offer by Accenture SCA or its affiliates for Accenture SCA Class I common shares until the expiration of ten business days after the termination of the tender offer (other than to tender the holder’s Accenture SCA Class I common shares in the tender offer).

Accenture Canada Holdings Inc. Exchangeable Shares

Holders of Accenture Canada Holdings Inc. exchangeable shares may exchange their shares for Accenture plc Class A ordinary shares at any time on a one-for-one basis. Accenture may, at its option, satisfy this exchange with cash at a price per share generally equal to the market price of an Accenture plc Class A ordinary share at the time of the exchange. Each exchangeable share of Accenture Canada Holdings Inc. entitles its holder to receive distributions equal to any distributions to which an Accenture plc Class A ordinary share entitles its holder. The exchange of all of the outstanding Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares would not have a material impact on the equity ownership position of Accenture or the other shareholders of Accenture SCA.

Principal Risks and Uncertainties

In addition to the other information set forth in this report, you should carefully consider the following factors which could materially adversely affect our business, financial condition, results of operations (including revenues and profitability) or stock price. Our business is also subject to general risks and uncertainties that may broadly affect companies, including us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also could materially adversely affect our business, financial condition, results of operations or stock price.

Our results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on our clients’ businesses and levels of business activity.

Global macroeconomic conditions affect our clients’ businesses and the markets they serve. Developments, such as the recent recessions and instability in the U.S. and Europe, government spending restrictions potentially occurring at the end of calendar year 2012 in the United States (commonly referred to as the fiscal cliff), deterioration in the Chinese economy, and the inflationary risks associated with higher commodity prices, among other developments, may have an adverse effect on our revenue growth and profitability.

Volatile, negative or uncertain economic conditions in our significant markets have undermined and could in the future undermine business confidence in our significant markets or in other markets and cause our clients to reduce or defer their spending on new technologies or initiatives or terminate existing contracts, which would negatively affect our business. Growth in the markets we serve could be at a slow rate, or could stagnate or contract, in each case, for an extended period of time. Differing economic conditions and patterns of economic growth and contraction in the geographical regions in which we operate and the industries we serve have affected and may in the future affect demand for our services. A material portion of our revenues and profitability is derived from our clients in Europe and North America. Weakening demand in these markets could have a material adverse effect on our results of operations. Ongoing economic volatility and uncertainty affects our business in a number of other ways, including making it more difficult to accurately forecast client demand beyond the short term and effectively build our revenue and resource plans, particularly in consulting. This could result, for example, in us having to use involuntary terminations as means to keep our supply of skills and resources in balance.

Economic volatility and uncertainty is particularly challenging because it may take some time for the effects and resulting changes in demand patters to manifest themselves in our business and results of operations. Changing demand patterns from economic volatility and uncertainty could have a significant negative impact on our results of operations.

Our business depends on generating and maintaining ongoing, profitable client demand for our services and solutions, and a significant reduction in such demand could materially affect our results of operations.

Our revenue and profitability depend on the demand for our services with favorable margins, which could be negatively affected by numerous factors, many of which are beyond our control and unrelated to our work product. As described above, volatile, negative or uncertain global economic conditions have adversely affected and could in the future adversely affect client demand for our services and solutions. In addition, developments in the industries we serve, which may be rapid, could shift demand to services and solutions where we are less competitive, or might require significant investment by us to upgrade, enhance or expand our services and solutions to meet that demand. Companies in the industries we serve sometimes seek to achieve economies of scale and other synergies by combining with or acquiring other companies. If one of our current clients merges or consolidates with a company that relies on another provider for its consulting, systems integration and technology, or outsourcing services, we may lose work from that client or lose the opportunity to gain additional work if we are not successful in generating new opportunities from the merger or consolidation. Many of our consulting contracts are less than 12 months in duration, and these contracts typically permit a client to terminate the agreement with as little as 30 days’ notice. Longer-term, larger and more complex contracts, such as the majority of our outsourcing contracts, generally require a longer notice period for termination and often include an early termination charge to be paid to us, but this charge might not be sufficient to cover our costs or make up for anticipated ongoing revenues and profits lost upon termination of the contract. If a client is dissatisfied with our services and we are unable to effectively respond to its needs, the client might terminate existing contracts, or reduce or eliminate spending on the services and solutions we provide. Additionally, a client could choose not to retain us for additional stages of a project, try to renegotiate the terms of its contract or cancel or delay additional planned work. When contracts are terminated or not renewed, we lose the anticipated revenues, and it may take significant time to replace the level of revenues lost. Consequently, our results of operations in subsequent periods could be materially lower than expected. The specific business or financial condition of a client, changes in management and changes in a client’s strategy also are all factors that can result in terminations, cancellations or delays. For example, in fiscal 2009, we experienced a higher volume of contract terminations and restructurings as a result of challenging economic conditions and clients being acquired, which negatively affected our results of operations. It could also result in pressure to reduce the cost of our services. For example, during fiscal years 2009 and 2010, challenging economic conditions led to our moving work more quickly into our Global Delivery Network than planned in order to respond to client demand to reduce costs, which resulted in our revenues being less than anticipated.

If we are unable to keep our supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, our business, the utilization rate of our professionals and our results of operations may be materially adversely affected.

Our success is dependent, in large part, on our ability to keep our supply of skills and resources in balance with client demand around the world and our ability to attract and retain personnel with the knowledge and skills to lead our business globally. Experienced personnel in our industry are in high demand, and competition for talent is intense. We must hire, retain and motivate appropriate numbers of talented people with diverse skills in order to serve clients across the globe, respond quickly to rapid and ongoing technology, industry and macroeconomic developments and grow and manage our business. For example, if we are unable to hire or continually train our employees to keep pace with the rapid and continuing changes in technology and the industries we serve or changes in the types of services clients are demanding, such as the increase in demand for outsourcing services, we may not be able to develop and deliver new services and solutions to fulfill client demand. As we expand our services and solutions, we must also hire and retain an increasing number of professionals with different skills and professional expectations than those of the professionals we have historically hired and retained. Additionally, if we are unable to successfully integrate, motivate and retain these professionals, our ability to continue to secure work in those industries and for our services and solutions may suffer.

We are particularly dependent on retaining our senior executives and other experienced managers, and if we are unable to do so, our ability to develop new business and effectively lead our current projects could be jeopardized. We depend on identifying, developing and retaining key employees to provide leadership and direction for our businesses. This includes developing talent and leadership capabilities in emerging markets, where the depth of skilled employees is often limited and competition for these resources is intense. Our geographic expansion strategy in emerging markets depends on our ability to attract, retain and integrate both local business leaders and people with the appropriate skills.

Similarly, our profitability depends on our ability to effectively utilize personnel with the right mix of skills and experience to perform services for our clients, including our ability to transition employees to new assignments on a timely basis. If we are unable to effectively deploy our employees globally on a timely basis to fulfill the needs of our clients, our ability to perform our work profitably could suffer. If the utilization rate of our professionals is too high, it could have an adverse effect on employee engagement and attrition, the quality of the work performed as well as our ability to staff projects. If our utilization rate is too low, our profitability and the engagement of our employees could suffer. The costs associated with recruiting and training employees are significant. An important element of our global business model is the deployment of our employees around the world, which allows us to move talent as needed, and particularly in emerging markets. Therefore, if we are not able to deploy the talent we need because of increased regulation of immigration or work visas, including limitations placed on the number of visas granted, limitations on the type of work performed or location in which it can be performed, and new or higher minimum salary requirements, it could be more difficult to staff our employees on client engagements and could increase our costs.

Our equity-based incentive compensation plans are designed to reward high-performing personnel for their contributions and provide incentives for them to remain with us. If the anticipated value of such incentives does not materialize because of volatility or lack of positive performance in our stock price, or if our total compensation package is not viewed as being competitive, our ability to attract and retain the personnel we need could be adversely affected. In addition, if we do not obtain the shareholder approval needed to continue granting equity awards under our share plans in the amounts we believe are necessary, our ability to attract and retain personnel could be negatively affected.

There is a risk that at certain points in time and in certain geographical regions, we will find it difficult to hire and retain a sufficient number of employees with the skills or backgrounds to meet current and/or future demand. In these cases, we might need to redeploy existing personnel or increase our reliance on subcontractors to fill certain labor needs, and if not done effectively, our profitability could be negatively impacted. Additionally, if demand for our services were to escalate at a high rate, we may need to adjust our compensation practices, which could put upward pressure on our costs and adversely affect our profitability if we are unable to recover these increased costs. At certain times, however, we may also have more personnel than we need in certain skill sets or geographies. In these situations, we must evaluate voluntary attrition and use reduced levels of new hiring and increased involuntary terminations as means to keep our supply of skills and resources in balance with client demand in those geographies.

The markets in which we compete are highly competitive, and we might not be able to compete effectively.

The markets in which we offer our services are highly competitive. Our competitors include:

•	large multinational providers, including the services arms of large global technology providers (hardware, equipment and software), that offer some or all of the services that we do;

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off-shore service providers in lower-cost locations, particularly in India, the Philippines and China, that offer services similar to those we offer, often at highly competitive prices and on more aggressive contractual terms;

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niche solution or service providers or local competitors that compete with us in a specific geographic market, industry segment or service area, including companies that provide new or alternative products, services or delivery models;

•	accounting firms that are expanding or building their provision of some consulting services, including through acquisitions; and

•	in-house departments of large corporations that use their own resources, rather than engage an outside firm for the types of services we provide.

Some competitors are companies that may have greater financial, marketing or other resources than we do and, therefore, may be better able to compete for new work and skilled professionals.

Even if we have potential offerings that address marketplace or client needs, competitors may be more successful at selling similar services they offer, including to companies that are our clients. Some competitors are more established in certain emerging markets, and that may make executing our geographic expansion strategy in these markets more challenging. Additionally, competitors may also offer more aggressive contractual terms, which may affect our ability to win work. Our future performance is largely dependent on our ability to compete successfully in the markets we currently serve, while expanding into additional markets. If we are unable to compete successfully, we could lose market share and clients to competitors, which could materially adversely affect our results of operations.

In addition, we may face greater competition due to consolidation of companies in the technology sector, through strategic mergers or acquisitions. Consolidation activity may result in new competitors with greater scale, a broader footprint or offerings that are more attractive than ours. For example, there has been a trend toward consolidation among hardware manufacturers, software developers and vendors, and service providers, which has resulted in the convergence of products and services. Over time, our access to such products and services may be reduced as a result of this consolidation. Additionally, vertically integrated companies are able to offer as a single provider more integrated services (software and hardware) to clients than we can in some cases, and therefore may represent a more attractive alternative to clients. If buyers of services favor using a single provider for an integrated technology stack, such buyers may direct more business to such competitors, and this could materially adversely affect our competitive position and our results of operations.

We could have liability or our reputation could be damaged if we fail to protect client and/or Accenture data or information systems as obligated by law or contract or if our information systems are breached.

We are dependent on information technology networks and systems to securely process, transmit and store electronic information and to communicate among our locations around the world and with our clients, alliance partners, and vendors. As the breadth and complexity of this infrastructure continue to grow, the potential risk of security breaches and cyberattacks increases. Such breaches could lead to shutdowns or disruptions of our systems and potential unauthorized disclosure of confidential information.

In providing services to clients, we often manage, utilize and store sensitive or confidential client or Accenture data, including personal data. As a result, we are subject to numerous laws and regulations designed to protect this information, such as the national laws implementing the European Union Directive on Data Protection and various U.S. federal and state laws governing the protection of health or other personally identifiable information. These laws and regulations are increasing in complexity and number, change frequently and sometimes conflict among the various countries in which we operate. If any person, including any of our employees, negligently disregards or intentionally breaches our established controls with respect to client or Accenture data, or otherwise mismanages or misappropriates that data, we could be subject to significant monetary damages, regulatory enforcement actions, fines and/or criminal prosecution in one or more jurisdictions. These monetary damages might not be subject to a contractual limit of liability or an exclusion of consequential or indirect damages and could be significant. Unauthorized disclosure of sensitive or confidential client or Accenture data, whether through systems failure, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose clients. Similarly, unauthorized access to or through our information systems or those we develop for our clients, whether by our employees or third parties, including a cyberattack by computer programmers and hackers who may develop and deploy viruses, worms or other malicious software programs, could result in negative publicity, significant remediation costs, legal liability and damage to our reputation and could have a material adverse effect on our results of operations. In addition, our liability insurance might not be sufficient in type or amount to cover us against claims related to security breaches, cyberattacks and other related breaches.

As a result of our geographically diverse operations and our growth strategy to continue geographic expansion, we are more susceptible to certain risks.

We have offices and operations in more than 200 cities in 54 countries around the world. One aspect of our growth strategy is to continue to expand globally, and particularly to seek significant growth in our priority emerging markets. Our growth strategy might not be successful. If we are unable to manage the risks of our global operations and geographic expansion strategy, including international hostilities, natural disasters, security breaches, failure to maintain compliance with our clients’ control requirements and multiple legal and regulatory systems, our results of operations and ability to grow could be materially adversely affected. In addition, emerging markets generally involve greater financial and operational risks, such as those described below, than our more mature markets. Negative or uncertain political climates in countries or geographies where we operate could also adversely affect us.

We could be subject to strict restrictions on the movement of cash and the exchange of foreign currencies.    In some countries, we could be subject to strict restrictions on the movement of cash and the exchange of foreign currencies, which would limit our ability to use this cash across our global operations. This risk could increase as we continue our geographic expansion in emerging markets, which are more likely to impose these restrictions than more established markets.

International hostilities, terrorist activities, natural disasters, pandemics and infrastructure disruptions could prevent us from effectively serving our clients and thus adversely affect our results of operations.    Acts of terrorist violence; political unrest; armed regional and international hostilities and international responses to these hostilities; natural disasters, like the earthquake and resulting tsunami in Japan in March 2011, volcanic eruptions, floods and other severe weather conditions; global health emergencies or pandemics or the threat of or perceived potential for these events; and other acts of god could have a negative impact on us. These events could adversely affect our clients’ levels of business activity and precipitate sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our people and to physical facilities and operations around the world, whether the facilities are ours or those of our alliance partners or clients. By disrupting communications and travel and increasing the difficulty of obtaining and retaining highly skilled and qualified personnel, these events could make it difficult or impossible for us to deliver services to our clients. Extended disruptions of electricity, other public utilities or network services at our facilities, as well as system failures at, or security breaches in, our facilities or systems, could also adversely affect our ability to serve our clients. We might be unable to protect our people, facilities and systems against all such occurrences. We generally do not have insurance for losses and interruptions caused by terrorist attacks, conflicts and wars. If these disruptions prevent us from effectively serving our clients, our results of operations could be adversely affected.

Our global operations expose us to numerous and sometimes conflicting legal and regulatory requirements, and violation of these regulations could harm our business.    We are subject to numerous, and sometimes conflicting, legal regimes on matters as diverse as anticorruption, import/export controls, content requirements, trade restrictions, tariffs, taxation, sanctions, immigration, internal and disclosure control obligations, securities regulation, anti-competition, data privacy and protection, employment and labor relations. This includes in emerging markets where legal systems may be less developed or familiar to us. Compliance with diverse legal requirements is costly, time-consuming and requires significant resources. Violations of one or more of these regulations in the conduct of our business could result in significant fines, criminal sanctions against us or our officers, prohibitions on doing business and damage to our reputation. Violations of these regulations in connection with the performance of our obligations to our clients also could result in liability for significant monetary damages, fines and/or criminal prosecution, unfavorable publicity and other reputational damage, restrictions on our ability to process information and allegations by our clients that we have not performed our contractual obligations. Due to the varying degrees of development of the legal systems of the countries in which we operate, local laws may not be well developed or provide sufficiently clear guidance and may be insufficient to protect our rights.

In particular, in many parts of the world, including countries in which we operate and/or seek to expand, practices in the local business community might not conform to international business standards and could violate anticorruption laws, or regulations, including the U.S. Foreign Corrupt Practices Act and the UK Bribery Act 2010. Our employees, subcontractors, agents, alliance or joint venture partners and other third parties with which we associate, could take actions that violate policies or procedures designed to promote legal and regulatory compliance or applicable anticorruption laws or regulations. Violations of these laws or regulations by us, our employees or any of these third parties could subject us to criminal or civil enforcement actions (whether or not we participated or knew about the actions leading to the violations), including fines or penalties, disgorgement of profits and suspension or disqualification from work, including U.S. federal contracting, any of which could materially adversely affect our business, including our results of operations and our reputation.

Changes in laws and regulations could also mandate significant and costly changes to the way we implement our services and solutions or could impose additional taxes on our services and solutions. For example, changes in laws and regulations to limit using off-shore resources in connection with our work or to penalize companies that use off-shore resources, which have been proposed from time to time in various jurisdictions, could adversely affect our results of operations. Such changes may result in contracts being terminated or work being transferred on-shore, resulting in greater costs to us. In addition, these changes could have a negative impact on our ability to obtain future work from government clients.

Our results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates.

Although we report our results of operations in U.S. dollars, a majority of our net revenues is denominated in currencies other than the U.S. dollar. Unfavorable fluctuations in foreign currency exchange rates could have a material adverse effect on our results of operations. For example, the uncertainty with respect to the ability of certain European countries to continue to service their sovereign debt obligations and the related European financial restructuring efforts may cause the value of the euro to fluctuate. In the event that one or more European countries were to replace the euro with another currency, operations in that country or in Europe generally may be adversely affected.

Because our consolidated financial statements are presented in U.S. dollars, we must translate revenues, expenses and income, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during or at the end of each reporting period. Therefore, changes in the value of the U.S. dollar against other currencies will affect our net revenues, operating income and the value of balance-sheet items, including intercompany payables and receivables, originally denominated in other currencies. These changes cause our growth in consolidated earnings stated in U.S. dollars to be higher or lower than our growth in local currency when compared against other periods. Our currency hedging program, which is designed to partially offset the impact on consolidated earnings related to the changes in value of certain balance sheet items, might not be successful.

As we continue to leverage our global delivery model, more of our expenses are incurred in currencies other than those in which we bill for the related services. An increase in the value of certain currencies, such as the Indian rupee, against the U.S. dollar could increase costs for delivery of services at off-shore sites by increasing labor and other costs that are denominated in local currency. Our contractual provisions or cost management efforts might not be able to offset their impact, and our currency hedging activities, which are designed to partially offset this impact, might not be successful. This could result in a decrease in the profitability of our contracts that are utilizing delivery center resources. In addition, our currency hedging activities are themselves subject to risk. These include risks related to counterparty performance under hedging contracts and risks related to currency fluctuations. We also face risks that extreme economic conditions, political instability, or hostilities or disasters of the type described above could impact or perhaps eliminate the underlying exposures that we are hedging. Such an event could lead to losses being recognized on the currency hedges then in place that are not offset by anticipated changes in the underlying hedge exposure.

Our Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose us to operational risks.

Our business model is dependent on our Global Delivery Network, which includes Accenture personnel based at more than 50 delivery centers around the world. While these delivery centers are located throughout the world, we have based large portions of our delivery network in India, where we have the largest number of people in our delivery network located, and the Philippines, where we have the second largest number of people located. Concentrating our Global Delivery Network in these locations presents a number of operational risks, many of which are beyond our control. For example, natural disasters of the type described above, some of which India and the Philippines have experienced and other countries may experience, could impair the ability of our people to safely travel to and work in our facilities and disrupt our ability to perform work through our delivery centers. Additionally, both the Philippines and India have experienced, and other countries may experience, political instability and worker strikes. India in particular has experienced civil unrest and hostilities with neighboring countries, including Pakistan. Military activity or civil hostilities in the future, as well as terrorist activities and other conditions, which are described more fully above, could significantly disrupt our ability to perform work through our delivery centers. Our business continuity and disaster recovery plans may not be effective, particularly if catastrophic events occur. If any of these circumstances occurs, we have a greater risk that the interruptions in communications with our clients and other Accenture locations and personnel, and any down-time in important processes we operate for clients, could result in a material adverse effect on our results of operations and our reputation in the marketplace.

Our results of operations could materially suffer if we are not able to obtain sufficient pricing to enable us to meet our profitability expectations.

If we are not able to obtain sufficient pricing for our services, our revenues and profitability could materially suffer. The rates we are able to charge for our services are affected by a number of factors, including:

•	general economic and political conditions;

•	the competitive environment in our industry, as described below;

•	our clients’ desire to reduce their costs;

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our ability to accurately estimate, attain and sustain contract revenues, margins and cash flows over the full contract period, which includes our ability to estimate the impact of inflation and foreign exchange on our margins over long-term contracts; and

•	procurement practices of clients and their use of third-party advisors.

The competitive environment in our industry affects our ability to obtain favorable pricing in a number of ways, any of which could have a material negative impact on our results of operations. The less we are able to differentiate our services and solutions and/or clearly convey the value of our services and solutions, the more risk we have that they will be seen as commodities, with price being the driving factor in selecting a service provider. In addition, the introduction of new services or products by competitors could reduce our ability to obtain favorable pricing for the services or products we offer. Competitors may be willing, at times, to price contracts lower than us in an effort to enter the market or increase market share. Further, if competitors develop and implement methodologies that yield greater efficiency and productivity, they may be better positioned to offer services similar to ours at lower prices.

If our pricing estimates do not accurately anticipate the cost, risk and complexity of performing our work or third parties upon whom we rely do not meet their commitments, then our contracts could have delivery inefficiencies and be unprofitable.

Our pricing for our services and solutions is highly dependent on our forecasts and predictions about the level of effort and cost necessary to deliver such services and solutions, which might be based on limited data and could turn out to be materially inaccurate. If we do not accurately estimate the effort, costs or timing for meeting our contractual commitments and/or completing projects to a client’s satisfaction, our contracts could yield lower profit margins than planned, or be unprofitable. Our pricing, cost and profit margin estimates on our consulting work and frequently on our outsourcing work, include anticipated long-term cost savings for the client that we expect to achieve and sustain over the life of the contract. We may fail to accurately assess the risks associated with potential contracts. This could result in existing contracts and contracts entered into in the future being less profitable than expected or unprofitable, which could have an adverse effect on our profitability.

If we experience unanticipated delivery difficulties due to our management, the failure of third parties to meet their commitments, or for any other reason, our contracts could yield lower profit margins than planned or be unprofitable. In particular, large and complex arrangements often require that we utilize subcontractors or that our services and solutions incorporate or coordinate with the software, systems or infrastructure requirements of other vendors and service providers, including companies with which we have alliances. Our profitability depends on the ability of these subcontractors, vendors and service providers to deliver their products and services in a timely manner and in accordance with the project requirements, as well as on our effective oversight of their performance. Some of this work involves new technologies, which may not work as intended or may take more effort to implement than initially predicted. In some cases, these subcontractors are small firms, and they might not have the resources or experience to successfully integrate their services or products with large-scale projects or enterprises. In addition, certain client work requires the use of unique and complex structures and alliances, some of which require us to assume responsibility for the performance of third parties whom we do not control. Any of these factors could adversely affect our ability to perform and subject us to additional liabilities, which could have a material adverse effect on relationships with our clients and on our results of operations.

Our work with government clients exposes us to additional risks inherent in the government contracting environment.

Our clients include national, provincial, state and local governmental entities. Our government work carries various risks inherent in the government contracting process. These risks include, but are not limited to, the following:

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Government entities, particularly in the United States, often reserve the right to audit our contract costs and conduct inquiries and investigations of our business practices with respect to government contracts. U.S. government agencies, including the Defense Contract Audit Agency, routinely audit our contract costs, including allocated indirect costs and compliance with the Cost Accounting Standards. These agencies also conduct reviews and investigations and make inquiries regarding our accounting and other systems in connection with our performance and business practices with respect to our government contracts. Negative findings from existing and future audits, investigations or inquiries could affect our future sales and profitability by preventing us, by operation of law or in practice, from receiving new government contracts for some period of time. In addition, if the U.S. government concludes that certain costs are not reimbursable, have not been properly determined or are based on outdated estimates of our work, then we will not be allowed to bill for such costs, may have to refund money that has already been paid to us, or could be required to retroactively and prospectively adjust previously agreed to billing or pricing rates for our work. Negative findings from existing and future audits of our business systems, including our accounting system, may result in the U.S. government preventing us from billing, at least temporarily, a percentage of our costs. As a result of prior negative findings in connection with audits, investigations and inquiries, we have from time to time experienced some of the adverse consequences described above, and may in the future experience adverse consequences, which could materially adversely affect our future results of operations.

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If a government client discovers improper or illegal activities in the course of audits or investigations, we may become subject to various civil and criminal penalties, including those under the civil U.S. False Claims Act, and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, fines and suspensions or debarment from doing business with other agencies of that government. The inherent limitations of internal controls may not prevent or detect all improper or illegal activities.

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U.S. government contracting regulations impose strict compliance and disclosure obligations. Disclosure is required if certain company personnel have knowledge of “credible evidence” of a violation of federal criminal laws involving fraud, conflict of interest, bribery or improper gratuity, a violation of the civil U.S. False Claims Act or receipt of a significant overpayment from the government. Failure to make required disclosures could be a basis for suspension and/or debarment from federal government contracting in addition to breach of the specific contract and could also impact contracting beyond the U.S. federal level. Reported matters also could lead to audits or investigations and other civil, criminal or administrative sanctions.

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Government contracts are subject to heightened reputational and contractual risks compared to contracts with commercial clients. For example, government contracts and the proceedings surrounding them are often subject to more extensive scrutiny and publicity. Negative publicity, including an allegation of improper or illegal activity, regardless of its accuracy, may adversely affect our reputation.

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Terms and conditions of government contracts also tend to be more onerous and are often more difficult to negotiate. For example, these contracts often contain high or unlimited liability for breaches and feature less favorable payment terms and sometimes require us to take on liability for the performance of third parties.

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Government entities typically fund projects through appropriated monies. While these projects are often planned and executed as multi-year projects, government entities usually reserve the right to change the scope of or terminate these projects for lack of approved funding and/or at their convenience. Changes in government or political developments, including budget deficits, shortfalls or uncertainties, government spending reductions (e.g., Congressional sequestration of funds under the Budget Control Act of 2011) or other debt constraints, such as those recently experienced in the United States and Europe, could result in our projects being reduced in price or scope or terminated altogether, which also could limit our recovery of incurred costs, reimbursable expenses and profits on work completed prior to the termination. Furthermore, if insufficient funding is appropriated to the government entity to cover termination costs, we may not be able to fully recover our investments.

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Political and economic factors such as pending elections, the outcome of recent elections, changes in leadership among key executive or legislative decision makers, revisions to governmental tax or other policies and reduced tax revenues can affect the number and terms of new government contracts signed or the speed at which new contracts are signed, decrease future levels of spending and authorizations for programs that we bid, shift spending priorities to programs in areas for which we do not provide services and/or lead to changes in enforcement or how compliance with relevant rules or laws is assessed.

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Legislative proposals remain under consideration or could be proposed in the future, which, if enacted, could limit or even prohibit our eligibility to be awarded state or federal government contracts in the United States in the future. Various U.S. federal and state legislative proposals have been introduced and/or enacted in recent years that deny government contracts to certain

U.S. companies that reincorporate or have reincorporated outside the United States. While Accenture was not a U.S. company that reincorporated outside the United States, it is possible that these contract bans and other legislative proposals could be applied in a way to negatively affect Accenture.

The occurrences or conditions described above could affect not only our business with the particular government entities involved, but also our business with other entities of the same or other governmental bodies or with certain commercial clients, and could have a material adverse effect on our business or our results of operations.

Our business could be materially adversely affected if we incur legal liability in connection with providing our services and solutions.

We could be subject to significant legal liability and litigation expense if we fail to meet our contractual obligations, or otherwise breach obligations, to third parties, including clients, alliance partners, employees and former employees, and other parties with whom we conduct business, or if our subcontractors breach or dispute the terms of our agreements with them and impede our ability to meet our obligations to our clients. We may enter into agreements with non-standard terms because we perceive an important economic opportunity or because our personnel did not adequately follow our contracting guidelines. In addition, the contracting practices of competitors, along with the demands of increasingly sophisticated clients, may cause contract terms and conditions that are unfavorable to us to become new standards in the marketplace. We may find ourselves committed to providing services or solutions that we are unable to deliver or whose delivery will reduce our profitability or cause us financial loss. If we cannot or do not meet our contractual obligations and if our potential liability is not adequately limited through the terms of our agreements, liability limitations are not enforced or a third party alleges fraud or other wrongdoing to prevent us from relying upon those contractual protections, we might face significant legal liability and litigation expense and our results of operations could be materially adversely affected. A failure of a client’s system based on our services or solutions could also subject us to a claim for significant damages that could materially adversely affect our results of operations. In addition to expense, litigation can be lengthy and disruptive to normal business operations, and litigation results can be unpredictable. While we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts recoverable. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to recovery for a variety of potential reasons, which may affect the timing and, if they prevail, the amount of our recovery.

Our results of operations and ability to grow could be materially negatively affected if we cannot adapt and expand our services and solutions in response to ongoing changes in technology and offerings by new entrants.

Our success depends on our ability to continue to develop and implement services and solutions that anticipate and respond to rapid and continuing changes in technology and industry developments and offerings by new entrants to serve the evolving needs of our clients. Current areas of significant change include mobility, cloud-based computing and the processing and analyzing of large amounts of data. Technological developments such as these may materially affect the cost and use of technology by our clients. Our growth strategy focuses on responding to these types of developments by driving innovation for our core business as well as through new business initiatives beyond our core business that will enable us to differentiate our services and solutions. If we do not sufficiently invest in new technology and industry developments, or if we do not make the right strategic investments to respond to these developments and successfully drive innovation, our services and solutions, our results of operations, and our ability to develop and maintain a competitive advantage and continue to grow could be negatively affected.

In addition, we operate in a quickly evolving environment, in which there currently are, and we expect will continue to be, new technology entrants. New services or technologies offered by competitors or new entrants may make our offerings less differentiated or less competitive, when compared to other alternatives, which may adversely affect our results of operations.

Our alliance relationships may not be successful or may change, which could adversely affect our results of operations.

We have alliances with companies whose capabilities complement our own. A very significant portion of our services and solutions are based on technology or software provided by a few major providers that are our alliance partners. See “Business—Alliances.” The priorities and objectives of our alliance partners may differ from ours. As most of our alliance relationships are non-exclusive, our alliance partners are not prohibited from competing with us or forming closer or preferred arrangements with our competitors. One or more of our key alliance partners may be acquired by a competitor, or key alliances partners might merge with each other, either of which could reduce our access over time to the technology or software provided by those partners. If we do not obtain the expected benefits from our alliance relationships for any reason, we may be less competitive, our ability to offer attractive solutions to our clients may be negatively affected, and our results of operations could be adversely affected.

Outsourcing services and the continued expansion of our other services and solutions into new areas subject us to different operational risks than our consulting and systems integration services.

Outsourcing services, which represented approximately 44% of our net revenues in fiscal 2012, present different operational risks, when compared to our consulting and systems integration services. Our outsourcing services involve taking over the operation of certain portions of our clients’ businesses, which may include the operation of functions that are critical to the core businesses of our clients. Disruptions in service or other performance problems could damage our clients’ businesses, expose us to claims, and harm our reputation and our business.

We have continued to expand our services and solutions into new business areas, and we expect to continue to expand our services and solutions in these and other new areas in the future. Expanding into new areas may expose us to additional regulatory or other risks specific to these new areas. We could also incur liability for failure to comply with laws or regulations applicable to the services we provide clients.

We may also face exposure in our outsourcing business if we contribute to internal controls issues of a client. If a process we manage for a client were to result in internal controls failures at the client or impair our client’s ability to comply with its own internal control requirements, there is a risk that we could face legal liability. Many of our clients request that we obtain an audit under Statement on Standards for Attestation Engagements No. 16 and International Standard on Assurance Engagements 3402, formerly referred to as SAS 70. If we receive a qualified opinion, or do not deliver the audit reports timely, our ability to acquire new clients and retain existing clients may be adversely affected and our reputation could be harmed.

Our services or solutions could infringe upon the intellectual property rights of others or we might lose our ability to utilize the intellectual property of others.

We cannot be sure that our services and solutions, including, for example, our software solutions, or the solutions of others that we offer to our clients, do not infringe on the intellectual property rights of third parties, and these third parties could claim that we or our clients are infringing upon their intellectual property rights. These claims could harm our reputation, cost us money or prevent us from offering some services or solutions. Any related proceedings could require us to expend significant time and effort over an extended period of time. In most of our contracts, we agree to indemnify our clients for expenses and liabilities resulting from claimed infringements of the intellectual property rights of third parties. In some instances, the amount of these indemnities could be greater than the revenues we receive from the client. Any claims or litigation in this area could be time-consuming and costly, injure our reputation and/or require us to incur additional costs to obtain the right to continue to offer a service or solution to our clients. If we cannot secure this right at all or on reasonable terms, or we cannot substitute alternative technology, our operations could be materially adversely affected. The risk of infringement claims against us may increase as we expand our industry software solutions and continue to develop and license our software to multiple clients. Additionally, individuals and firms have begun purchasing intellectual property assets for the sole purpose of asserting claims of infringement and attempting to extract settlements from large companies. If a claim of infringement were successful against us or our clients, an injunction might be ordered against our client or our own services or operations, causing further damages.

We could lose our ability to utilize the intellectual property of others. Third-party suppliers of software, hardware or other intellectual assets could be acquired or sued, and this could disrupt use of their products or services by Accenture and our clients. If our ability to provide services and solutions to our clients is impaired, our results of operations could be materially adversely affected.

We have only a limited ability to protect our intellectual property rights, which are important to our success.

Our success depends, in part, upon our ability to protect our proprietary methodologies and other intellectual property. Existing laws of the various countries in which we provide services or solutions offer only limited protection of our intellectual property rights, and the protection in some countries may be very limited. We rely upon a combination of trade secrets, confidentiality policies, nondisclosure and other contractual arrangements, and patent, copyright and trademark laws to protect our intellectual property rights. These laws are subject to change at any time and could further restrict our ability to protect our innovations. Our intellectual property rights may not prevent competitors from independently developing products and services similar to or duplicative of ours. Further, the steps we take in this regard might not be adequate to prevent or deter infringement or other misappropriation of our intellectual property by competitors, former employees or other third parties, and we might not be able to detect unauthorized use of, or take appropriate and timely steps to enforce, our intellectual property rights. Enforcing our rights might also require considerable time, money and oversight and we may not be successful in enforcing our rights.

Depending on the circumstances, we might need to grant a specific client greater rights in intellectual property developed in connection with a contract than we otherwise generally do. In certain situations, we might forego all rights to the use of intellectual property we create, which would limit our ability to reuse that intellectual property for other clients. Any limitation on our ability to provide a service or solution could cause us to lose revenue-generating opportunities and require us to incur additional expenses to develop new or modified solutions for future projects.

Our ability to attract and retain business and employees may depend on our reputation in the marketplace.

We believe the Accenture brand name and our reputation are important corporate assets that help distinguish our services from those of competitors and also contribute to our efforts to recruit and retain talented employees. However, our corporate reputation is potentially susceptible to material damage by events such as disputes with clients, information technology security breaches or service outages, internal control deficiencies or delivery failures. Similarly, our reputation could be damaged by actions or statements of current or former clients, directors, employees, competitors, vendors, alliance partners, our joint ventures or joint venture partners, adversaries in legal proceedings or government regulators, as well as members of the investment community or the media. There is a risk that negative information about Accenture, even if based on rumor or misunderstanding, could adversely affect our business. Damage to our reputation could be difficult and time-consuming to repair, could make potential or existing clients reluctant to select us for new engagements, resulting in a loss of business, and could adversely affect our recruitment and retention efforts. Damage to our reputation could also reduce the value and effectiveness of the Accenture brand name and could reduce investor confidence in us, materially adversely affecting our share price.

We might not be successful at identifying, acquiring or integrating businesses or entering into joint ventures.

We expect to continue pursuing strategic and targeted acquisitions and joint ventures intended to enhance or add to our offerings of services and solutions, or to enable us to expand in certain geographic and other markets. Depending on the opportunities available, we may increase the amount of investment in such acquisitions or joint ventures. We may not successfully identify suitable acquisition candidates or joint venture opportunities. We also might not succeed in completing targeted transactions or achieve desired results of operations. Furthermore, we face risks in successfully integrating any businesses we might acquire or create through a joint venture. Ongoing business may be disrupted and our management’s attention may be diverted by acquisition, transition or integration activities. In addition, we might need to dedicate additional management and other resources, and our organizational structure could make it difficult for us to efficiently integrate acquired businesses into our ongoing operations and assimilate and retain employees of those businesses into our culture and operations. We may have difficulties as a result of entering into new markets where we have limited or no direct prior experience or where competitors may have stronger market positions. We might fail to realize the expected benefits or strategic objectives of any acquisition or joint venture we undertake. We might not achieve our expected return on investment, or may lose money. We may be adversely impacted by liabilities that we assume from a company we acquire or in which we invest, including from that company’s known and unknown obligations, intellectual property or other assets, terminated employees, current or former clients, or other third parties, and may fail to identify or adequately assess the magnitude of certain liabilities, shortcomings or other circumstances prior to acquiring, investing in or partnering with a company, which could result in unexpected legal or regulatory exposure, unfavorable accounting treatment, unexpected increases in taxes or other adverse effects on our business. By their nature, joint ventures involve a lesser degree of control over the business operations of the joint venture itself, particularly when we have a minority position. This lesser degree of control may expose us to additional financial, legal, compliance or operational risks. If we are unable to complete the number and kind of acquisitions or joint ventures for which we plan, or if we are inefficient or unsuccessful at integrating any acquired businesses into our operations, we may not be able to achieve our planned rates of growth or improve our market share, profitability or competitive position in specific markets or services.

Our profitability could suffer if our cost-management strategies are unsuccessful, and we may not be able to improve our profitability through improvements to cost-management to the degree we have done in the past.

Our ability to improve or maintain our profitability is dependent on our being able to successfully manage our costs. Our cost management strategies include maintaining appropriate alignment between the demand for our services and our resource capacity, optimizing the costs of service delivery and maintaining or improving our sales and marketing and general and administrative costs as a percentage of revenues. We have also taken actions to reduce certain costs, and these initiatives include, without limitation, global consolidation of our office space and re-alignment of portions of our non-client-facing workforce to lower-cost locations. These actions and our other cost-management efforts may not be successful, our efficiency may not be enhanced and we may not achieve desired levels of profitability. Over time, we have seen an improvement in general and administrative costs. Because of the significant steps taken in the past to reduce costs, we may not be able to continue to deliver efficiencies in our cost management, to the same degree as in the past. If we are not effective in reducing our operating costs in response to changes in demand or pricing, or if we are unable to absorb or pass on increases in the compensation of our employees by continuing to move more work to lower-cost locations or otherwise, our margins and results of operations could be materially adversely affected.

Many of our contracts include payments that link some of our fees to the attainment of performance or business targets and/or require us to meet specific service levels. This could increase the variability of our revenues and impact our margins.

Many of our contracts include clauses that tie our compensation to the achievement of agreed-upon performance standards or milestones. If we fail to satisfy these measures, it could significantly reduce or eliminate our fees under the contracts, increase the cost to us of meeting performance standards or milestones, delay expected payments or subject us to potential damage claims under the contract terms. Clients also often have the right to terminate a contract and pursue damage claims under the contract for serious or repeated failure to meet these service commitments. We also have a number of contracts, in both outsourcing and consulting, in which a portion of our compensation depends on performance measures such as cost-savings, revenue enhancement, benefits produced, business goals attained and adherence to schedule. These goals can be complex and may depend on our clients’ actual levels of business activity or may be based on assumptions that are later determined not to be achievable or accurate. These provisions could increase the variability in revenues and margins earned on those contracts.

Changes in our level of taxes, and audits, investigations and tax proceedings, or changes in our treatment as an Irish company, could have a material adverse effect on our results of operations and financial condition.

We are subject to income taxes in numerous jurisdictions. We calculate and provide for income taxes in each tax jurisdiction in which we operate. Tax accounting often involves complex matters and requires our judgment to determine our worldwide provision for income taxes and other tax liabilities. We are subject to ongoing tax audits in various jurisdictions. Tax authorities have disagreed, and may in the future disagree, with our judgments, or may take increasingly aggressive positions opposing the judgments we make. We regularly assess the likely outcomes of our audits to determine the appropriateness of our tax liabilities. However, our judgments might not be sustained as a result of these audits, and the amounts ultimately paid could be different from the amounts previously recorded. In addition, our effective tax rate in the future could be adversely affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws. Tax rates in the jurisdictions in which we operate may change as a result of macroeconomic or other factors outside of our control. Increases in the tax rate in any of the jurisdictions in which we operate could have a negative impact on our profitability. In addition, changes in tax laws, treaties or regulations, or their interpretation or enforcement, may be unpredictable, particularly in less developed markets, and could become more stringent, which could materially adversely affect our tax position. Any of these occurrences could have a material adverse effect on our results of operations and financial condition.

Although we expect to be able to rely on the tax treaty between the United States and Ireland, legislative or diplomatic action could be taken that would prevent us from being able to rely on such treaty. Our inability to rely on such treaty would subject us to increased taxation or significant additional expense. Congressional proposals could change the definition of a U.S. person for U.S. federal income tax purposes, which could subject us to increased taxation. In addition, we could be materially adversely affected by future changes in tax law or policy in Ireland or other jurisdictions where we operate, including their treaties with Ireland or the United States. These changes could be exacerbated by economic, budget or other challenges facing Ireland or these other jurisdictions.

If we are unable to manage the organizational challenges associated with our size, we might be unable to achieve our business objectives.

As of August 31, 2012, we had approximately 257,000 employees worldwide. Our size and scale present significant management and organizational challenges. It might become increasingly difficult to maintain effective standards across a large enterprise and effectively institutionalize our knowledge. It might also become more difficult to maintain our culture, effectively manage and monitor our personnel and operations and effectively communicate our core values, policies and procedures, strategies and goals, particularly given our world-wide operations. Finally, the size and scope of our operations increase the possibility that we will have employees who engage in unlawful or fraudulent activity, or otherwise expose us to unacceptable business risks, despite our efforts to train them and maintain internal controls to prevent such instances. For example, the inappropriate use of social networking sites by our employees could result in breaches of confidentiality, unauthorized disclosure of non-public company information or damage to our reputation. If we do not continue to develop and implement the right processes and tools to manage our enterprise and instill our culture and core values into all of our employees, our ability to compete successfully and achieve our business objectives could be impaired.

If we are unable to collect our receivables or unbilled services, our results of operations, financial condition and cash flows could be adversely affected.

Our business depends on our ability to successfully obtain payment from our clients of the amounts they owe us for work performed. We evaluate the financial condition of our clients and usually bill and collect on relatively short cycles. In limited circumstances, we also extend financing to our clients. We have established allowances for losses of receivables and unbilled services. Actual losses on client balances could differ from those that we currently anticipate and as a result we might need to adjust our allowances. We might not accurately assess the creditworthiness of our clients. Macroeconomic conditions could also result in financial difficulties for our clients, including bankruptcy and insolvency. This could cause clients to delay payments to us, request modifications to their payment arrangements that could increase our receivables balance, or default on their payment obligations to us. In addition, in certain geographies and industries, some clients have requested extended payment terms more frequently, and if this trend continues, our cash flows could be adversely affected. Recovery of client financing and timely collection of client balances also depend on our ability to complete our contractual commitments and bill and collect our contracted revenues. If we are unable to meet our contractual requirements, we might experience delays in collection of and/or be unable to collect our client balances, and if this occurs, our results of operations and cash flows could be adversely affected. In addition, if we experience an increase in the time to bill and collect for our services, our cash flows could be adversely affected.

Our share price and results of operations could fluctuate and be difficult to predict.

Our share price has fluctuated in the past and could continue to fluctuate in the future in response to various factors. These factors include:

•	changes in macroeconomic or political factors unrelated to our business;

•	general or industry-specific market conditions or changes in financial markets;

•	announcements by us or competitors about developments in our business or prospects;

•	projections or speculation about our business or that of competitors by the media or investment analysts;

•	our ability to generate enough free cash flow to return cash to our shareholders at historical levels or levels expected by our shareholders; and

•	our failure to meet our growth and financial objectives, including with respect to our overall revenue growth and revenue growth for our priority emerging markets and earnings per share growth.

Our results of operations have varied in the past and are likely to vary significantly from quarter to quarter in the future, making them difficult to predict. Some of the factors that could cause our results of operations to vary include:

•

the business decisions of our clients to begin to curtail or reduce the use of our services, including in response to changes in macroeconomic or political conditions unrelated to our business or general market conditions;

•

periodic differences between our clients’ estimated and actual levels of business activity associated with ongoing work, as well as the stage of completion of existing projects and/or their termination or restructuring;

•	contract delivery inefficiencies, such as those due to poor delivery or changes in forecasts;

•	our ability to transition employees quickly from completed to new projects and maintain an appropriate headcount in each of our workforces;

•	acquisition, integration and operational costs related to businesses acquired;

•	the introduction of new products or services by us, competitors or alliance partners;

•	changes in our pricing or competitors’ pricing;

•	our ability to manage costs, including those for our own or subcontracted personnel, travel, support services and severance;

•	our ability to limit and manage the incurrence of pre-contract costs, which must be expensed without corresponding revenues, which are then recognized in later periods without the corresponding costs;

•	changes in, or the application of changes in, accounting principles or pronouncements under U.S. generally accepted accounting principles, particularly those related to revenue recognition;

•	currency exchange rate fluctuations;

•	changes in estimates, accruals or payments of variable compensation to our employees;

•	global, regional and local economic and political conditions and related risks, including acts of terrorism; and

•	seasonality, including number of workdays and holiday and summer vacations.

As a result of any of the above factors, or any of the other risks described in these Principal Risks and Uncertainties, our share price could be difficult to predict, and our share price in the past might not be a good indicator of the price of our shares in the future. In addition, if litigation is instituted against us following declines in our share price, we might need to devote substantial time and resources to responding to the litigation, and our share price could be materially adversely affected.

Our results of operations and share price could be adversely affected if we are unable to maintain effective internal controls.

The accuracy of our financial reporting is dependent on the effectiveness of our internal controls. We are required to provide a report from management to our shareholders on our internal control over financial reporting that includes an assessment of the effectiveness of these controls. Internal control over financial reporting has inherent limitations, including human error, the possibility that controls could be circumvented or become inadequate because of changed conditions, and fraud. Because of these inherent limitations, internal control over financial reporting might not prevent or detect all misstatements or fraud. If we cannot maintain and execute adequate internal control over financial reporting or implement required new or improved controls that provide reasonable assurance of the reliability of the financial reporting and preparation of our financial statements for external use, we could suffer harm to our reputation, fail to meet our public reporting requirements on a timely basis, be unable to properly report on our business and our results of operations, or be required to restate our financial statements, and our results of operations, the market price of our securities and our ability to obtain new business could be materially adversely affected.

We are incorporated in Ireland and a significant portion of our assets are located outside the United States. As a result, it might not be possible for shareholders to enforce civil liability provisions of the federal or state securities laws of the United States. We may also be subject to criticism and negative publicity related to our incorporation in Ireland.

We are organized under the laws of Ireland, and a significant portion of our assets are located outside the United States. A shareholder who obtains a court judgment based on the civil liability provisions of U.S. federal or state securities laws may be unable to enforce the judgment against us in Ireland or in countries other than the United States where we have assets. In addition, there is some doubt as to whether the courts of Ireland and other countries would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the federal or state securities laws of the United States or would hear actions against us or those persons based on those laws. We have been advised that the United States and Ireland do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. The laws of Ireland do, however, as a general rule, provide that the judgments of the courts of the United States have the same validity in Ireland as if rendered by Irish Courts. Certain important requirements must be satisfied before the Irish Courts will recognize the U.S. judgment. The originating court must have been a court of competent jurisdiction and the judgment may not be recognized if it was obtained by fraud or its recognition would be contrary to Irish public policy. Any judgment obtained in contravention of the rules of natural justice or that is irreconcilable with an earlier foreign judgment would not be enforced in Ireland.

Similarly, judgments might not be enforceable in countries other than the United States where we have assets.

Some companies that conduct substantial business in the United States but which have a parent domiciled in certain other jurisdictions have been criticized as improperly avoiding U.S. taxes or creating an unfair competitive advantage over other U.S. companies. Accenture never conducted business under a U.S. parent company and pays U.S. taxes on all of its U.S. operations. Nonetheless, we could be subject to criticism in connection with our incorporation in Ireland.

Irish law differs from the laws in effect in the United States and might afford less protection to shareholders.

Our shareholders could have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States. As an Irish company, we are governed by the Companies Acts 1963 to 2012 of Ireland (the “Companies Acts”). The Companies Acts differ in some significant, and possibly material, respects from laws applicable to U.S. corporations and shareholders under various state corporation laws, including the provisions relating to interested directors, mergers and acquisitions, takeovers, shareholder lawsuits and indemnification of directors.

Under Irish law, the duties of directors and officers of a company are generally owed to the company only. Shareholders of Irish companies do not generally have rights to take action against directors or officers of the company under Irish law, and may only do so in limited circumstances. Directors of an Irish company must, in exercising their powers and performing their duties, act with due care and skill, honestly and in good faith with a view to the best interests of the company. Directors have a duty not to put themselves in a position in which their duties to the company and their personal interests might conflict and also are under a duty to disclose any personal interest in any contract or arrangement with the company or any of its subsidiaries. If a director or officer of an Irish company is found to have breached his duties to that company, he could be held personally liable to the company in respect of that breach of duty.

We might be unable to access additional capital on favorable terms or at all. If we raise equity capital, it may dilute our shareholders’ ownership interest in us.

We might choose to raise additional funds through public or private debt or equity financings in order to:

•	take advantage of opportunities, including more rapid expansion;

•	acquire other businesses or assets;

•	repurchase shares from our shareholders;

•	develop new services and solutions; or

•	respond to competitive pressures.

Any additional capital raised through the sale of equity could dilute shareholders’ ownership percentage in us. Furthermore, any additional financing we need might not be available on terms favorable to us, or at all.

Review of the Development and Performance of the Business

Overview

Revenues are driven by the ability of our executives to secure new contracts and to deliver solutions and services that add value relevant to our clients’ current needs and challenges. The level of revenues we achieve is based on our ability to deliver market-leading service offerings and to deploy skilled teams of professionals quickly and on a global basis.

Our results of operations are affected by economic conditions, including macroeconomic conditions, credit market conditions and levels of business confidence. There continues to be significant volatility in markets around the world, as well as economic and geopolitical uncertainty in many of the markets where we operate, which could impact our business, particularly in the United States and Europe. Such volatility and uncertainty has adversely affected and will in the future affect our clients and the levels of business activities in some industries and geographies where we operate, which may reduce demand for our services. This has also impacted the types of services our clients are demanding; for example, clients are requesting a higher volume of outsourcing services and placing a greater emphasis on cost savings initiatives. These changing demand patterns could have a material adverse effect on our new contract bookings and results of operations. We continue to monitor this volatility and uncertainty and seek to manage our costs in order to respond to changing conditions.

Revenues before reimbursements (“net revenues”) for the fourth quarter of fiscal 2012 were $6.84 billion, compared with $6.69 billion for the fourth quarter of fiscal 2011, an increase of 2% in U.S. dollars and 9% in local currency. Net revenues for fiscal 2012 were $27.86 billion, compared with $25.51 billion for fiscal 2011, an increase of 9% in U.S. dollars and 11% in local currency. All of our operating groups experienced year-over-year revenue growth in local currency during the fourth quarter of fiscal 2012. Revenue growth in local currency was very strong in outsourcing and continued to moderate in consulting during the fourth quarter of fiscal 2012. We expect the level of year-over-year growth to continue to moderate in the near term and vary across operating groups and geographic regions, with growth in certain areas of our business, offset by lower growth or declines in other areas, particularly in consulting and in Europe.

In our consulting business, net revenues for the fourth quarter of fiscal 2012 were $3.74 billion, compared with $3.88 billion for the fourth quarter of fiscal 2011, a decrease of 4% in U.S. dollars and an increase of 2% in local currency. Net consulting revenues for fiscal 2012 were $15.56 billion, compared with $14.92 billion for fiscal 2011, an increase of 4% in U.S. dollars and 6% in local currency. Four of our five operating groups, including Health & Public Service, Financial Services, Resources and Products, experienced quarterly year-over-year revenue growth in local currency, while Communications, Media & Technology experienced a significant decline in quarterly year-over-year revenue. In our consulting business overall, clients are exercising caution by reducing their demand for small projects. In addition, when larger projects are initiated, they are of longer duration and convert to revenue at a slower rate. These trends have led to lower consulting revenue growth and declines in certain areas of our business, and we expect this to continue in the near term. Clients continued to be focused on initiatives designed to deliver cost savings and operational efficiency, as well as projects to integrate their global operations and grow and transform their businesses. We are also experiencing growing demand for our services in emerging technologies, including analytics, cloud computing and mobility. Compared to fiscal 2011, we continued to provide a greater proportion of systems integration consulting through use of lower-cost resources in our Global Delivery Network, and we expect this trend to continue. While the business environment remained competitive, pricing was relatively stable, and we saw some improvement in certain areas of our business.

In our outsourcing business, net revenues for the fourth quarter of fiscal 2012 were $3.10 billion, compared with $2.81 billion for the fourth quarter of fiscal 2011, an increase of 10% in U.S. dollars and 18% in local currency. Net outsourcing revenues for fiscal 2012 were $12.30 billion, compared with $10.58 billion for fiscal 2011, an increase of 16% in U.S. dollars and 19% in local currency. All five of our operating groups experienced year-over-year outsourcing revenue growth in local currency during the fourth quarter of fiscal 2012, led by very significant growth in Financial Services and very strong growth in Products, Communication, Media & Technology and Resources. This strong demand for outsourcing services resulted in a greater proportion of revenues in outsourcing, particularly in Communications, Media & Technology and Financial Services, and this trend is expected to continue. Clients continue to be focused on transforming their operations to improve effectiveness and save costs. Growth in outsourcing was driven by higher volumes, scope and geographic expansions and new work at existing clients, as well as services for new clients. Compared to fiscal 2011, we provided a greater proportion of application outsourcing through use of lower-cost resources in our Global Delivery Network.

As we are a global company, our revenues are denominated in multiple currencies and may be significantly affected by currency exchange-rate fluctuations. If the U.S. dollar weakens against other currencies, resulting in favorable currency translation, our revenues and revenue growth in U.S. dollars may be higher. If the U.S. dollar strengthens against other currencies, resulting in unfavorable currency translation, our revenues and revenue growth in U.S. dollars may be lower. When compared to fiscal 2011, the U.S. dollar strengthened against many currencies during fiscal 2012. This resulted in unfavorable currency translation and U.S. dollar revenue results that were approximately 7% and 2% lower than our revenue results in local currency for the fourth quarter and fiscal 2012, respectively.

The primary categories of operating expenses include cost of services, sales and marketing and general and administrative costs. Cost of services is primarily driven by the cost of client-service personnel, which consists mainly of compensation, subcontractor and other personnel costs, and non-payroll outsourcing costs. Cost of services as a percentage of revenues is driven by the prices we obtain for our solutions and services, the utilization of our client-service personnel and the level of non-payroll costs associated with new outsourcing contracts. Utilization primarily represents the percentage of our consulting professionals’ time spent on billable work. Utilization for the fourth quarter of fiscal 2012 was approximately 87%, flat with the third quarter of fiscal 2012, and within our target range. This level of utilization reflects continued strong demand for resources in our Global Delivery Network and in most countries. We continue to hire to meet current and projected future demand.

We proactively plan and manage the size and composition of our workforce and take actions as needed to address changes in the anticipated demand for our services, given that payroll costs are the most significant portion of our operating expenses. Based on current and projected future demand, we have increased our headcount, the majority of which serve our clients, to approximately 257,000 as of August 31, 2012, compared with approximately 249,000 as of May 31, 2012 and 236,000 as of August 31, 2011. The year-over-year increase in our headcount reflects an overall increase in demand for our services, including those delivered through our Global Delivery Network in lower-cost locations. Annualized attrition, excluding involuntary terminations, for the fourth quarter of fiscal 2012 was 12%, down from 13% in the third quarter of fiscal 2012 and 14% in the fourth quarter of fiscal 2011. We evaluate voluntary attrition, adjust levels of new hiring and use involuntary terminations as means to keep our supply of skills and resources in balance with increases or decreases in client demand. In addition, we adjust compensation in certain skill sets and geographies in order to attract and retain appropriate numbers of qualified employees, and we may need to continue to adjust compensation in the future. For the majority of our personnel, compensation increases for fiscal 2012 became effective September 1, 2011. As in prior fiscal years, we strive to adjust pricing and/or the mix of resources to reduce the impact of compensation increases on our gross margin. Our ability to grow our revenues and increase our margins could be adversely affected if we are unable to: keep our supply of skills and resources in balance with changes in the types or amounts of services clients are demanding, such as the increase in demand for various outsourcing services or a decrease in demand due to U.S. government spending reductions; deploy our employees globally on a timely basis; manage attrition; recover increases in compensation; and/or effectively assimilate and utilize new employees.

Gross margin (Net revenues less Cost of services before reimbursable expenses as a percentage of Net revenues) for the fourth quarter of fiscal 2012 was 32.9%, compared with 33.1% for the fourth quarter of fiscal 2011. Gross margin for fiscal 2012 was 32.3%, compared with 32.9% for fiscal 2011. Gross margin for fiscal 2012 was lower than for fiscal 2011, principally due to higher payroll costs as a percentage of net revenues, including costs associated with integration of acquisitions and investments in offerings, partially offset by higher contract profitability.

Sales and marketing and general and administrative costs as a percentage of net revenues were 19.1% for the fourth quarter of fiscal 2012, compared with 19.3% for the fourth quarter of fiscal 2011. Sales and marketing and general and administrative costs as a percentage of net revenues were 18.4% for fiscal 2012, compared with 19.3% for fiscal 2011. Sales and marketing costs are driven primarily by compensation costs for business-development activities, investment in offerings, and marketing- and advertising-related activities. General and administrative costs primarily include costs for non-client-facing personnel, information systems and office space. We continuously monitor these costs and implement cost-management actions, as appropriate. These actions include performing a greater proportion of general and administrative activities in lower-cost locations. For fiscal 2012 compared to fiscal 2011, sales and marketing costs as a percentage of net revenues decreased 20 basis points, while general and administrative costs as a percentage of net revenues decreased 60 basis points. These decreases were principally due to growth of these costs at a rate lower than that of net revenues. In addition, during fiscal 2011, we recorded a provision for litigation matters for $75 million, or 0.3% of net revenues, which was partially offset by a reduction in the allowance for client receivables and unbilled services. Our margins could be adversely affected if our cost-management actions are not sufficient to maintain sales and marketing and general and administrative costs at or below current levels as a percentage of net revenues.

Operating income for the fourth quarter of fiscal 2012 was $940 million, compared with $923 million for the fourth quarter of fiscal 2011. Operating income for fiscal 2012 was $3,872 million, compared with $3,470 million for fiscal 2011. Operating margin (Operating income as a percentage of Net revenues) for the fourth quarter of fiscal 2012 was 13.8%, flat with the fourth quarter of fiscal 2011. Operating margin for fiscal 2012 was 13.9%, compared with 13.6% for fiscal 2011.

Our Operating income and Earnings per share are also affected by currency exchange-rate fluctuations on revenues and costs. Most of our costs are incurred in the same currency as the related net revenues. Where practical, we also seek to manage foreign currency exposure for costs not incurred in the same currency as the related net revenues, such as the cost of our Global Delivery Network, by using currency protection provisions in our customer contracts and through our hedging programs. We seek to manage our costs taking into consideration the residual positive and negative effects of changes in foreign exchange rates on those costs. For more information on our hedging programs, see Note 6 (Derivative Financial Instruments) to our Consolidated Financial Statements.

Revenues by Segment/Operating Group

Our five reportable operating segments are our operating groups, which are Communications, Media & Technology, Financial Services, Health & Public Service, Products and Resources. Operating groups are managed on the basis of net revenues because our management believes net revenues are a better indicator of operating group performance than revenues. In addition to reporting net revenues by operating group, we also report net revenues by two types of work: consulting and outsourcing, which represent the services sold by our operating groups. Consulting net revenues, which include management and technology consulting and systems integration, reflect a finite, distinct project or set of projects with a defined outcome and typically a defined set of specific deliverables. Outsourcing net revenues typically reflect ongoing, repeatable services or capabilities provided to transition, run and/or manage operations of client systems or business functions.

From time to time, our operating groups work together to sell and implement certain contracts. The resulting revenues and costs from these contracts may be apportioned among the participating operating groups. Generally, operating expenses for each operating group have similar characteristics and are subject to the same factors, pressures and challenges. However, the economic environment and its effects on the industries served by our operating groups affect revenues and operating expenses within our operating groups to differing degrees. The mix between consulting and outsourcing is not uniform among our operating groups. Local currency fluctuations also tend to affect our operating groups differently, depending on the geographic concentrations and locations of their businesses.

While we provide discussion about our results of operations below, we cannot measure how much of our revenue growth in a particular period is attributable to changes in price or volume. Management does not track standard measures of unit or rate volume. Instead, our measures of volume and price are extremely complex, as each of our services contracts is unique, reflecting a customized mix of specific services that does not fit into standard comparability measurements. Pricing for our services is a function of the nature of each service to be provided, the skills required and outcome sought, as well as estimated cost, risk, contract terms and other factors.

Results of Operations for Fiscal 2012 Compared to Fiscal 2011

Net revenues (by operating group, geographic region and type of work) and reimbursements were as follows:

	Fiscal		Percent Increase U.S. Dollars	Percent Increase Local Currency	Percent of Total Net Revenues for Fiscal
	2012	2011			2012	2011
	(in millions of U.S. dollars)
OPERATING GROUPS
Communications, Media & Technology(1)	$5,907	$5,434	9%	11%	21%	22%
Financial Services	5,843	5,381	9	11	21	21
Health & Public Service	4,256	3,861	10	11	15	15
Products	6,563	5,931	11	13	24	23
Resources	5,275	4,882	8	10	19	19
Other	19	18	n/m	n/m	—	—

TOTAL NET REVENUES(2)	27,862	25,507	9%	11%	100%	100%

Reimbursements	1,916	1,846	4

TOTAL REVENUES	$29,778	$27,353	9%

GEOGRAPHIC REGIONS
Americas	$12,523	$11,271	11%	13%	45%	44%
EMEA(3)	11,296	10,854	4	8	41	43
Asia Pacific	4,043	3,383	20	18	14	13

TOTAL NET REVENUES(2)	$27,862	$25,507	9%	11%	100%	100%

TYPE OF WORK
Consulting	$15,562	$14,924	4%	6%	56%	59%
Outsourcing	12,300	10,583	16	19	44	41

TOTAL NET REVENUES	$27,862	$25,507	9%	11%	100%	100%

n/m = not meaningful

(1)	On September 1, 2011, the Company renamed the Communications & High Tech operating group to Communications, Media & Technology. No amounts have been reclassified in any period in connection with this name change.

(2)	May not total due to rounding.

(3)	EMEA includes Europe, Middle East and Africa.

Net Revenues

Revenue growth in local currency was very strong in outsourcing during fiscal 2012. All five of our operating groups experienced double-digit year-over-year outsourcing revenue growth in local currency during fiscal 2012. Consulting revenue growth in local currency moderated significantly during the second half of fiscal 2012 compared to the first half of fiscal 2012. While Health & Public Service experienced strong growth in consulting revenues in local currency during fiscal 2012, year-over-year consulting revenue growth in local currency either moderated or declined for all other operating groups in the second half of fiscal 2012.

The following net revenues commentary discusses local currency net revenue changes for fiscal 2012 compared to fiscal 2011:

Operating Groups

•

Communications, Media & Technology net revenues increased 11% in local currency. Outsourcing revenues reflected significant growth, led by Electronics & High Tech in EMEA, principally due to a significant short-term increase from one contract. We also experienced outsourcing growth in Communications across all geographic regions. Consulting revenues declined slightly, with growth in the first half of fiscal 2012 offset by contraction during the second half of the fiscal year. For fiscal 2012, consulting revenues reflected a decline in Communications in EMEA and Asia Pacific, partially offset by growth in Media & Entertainment in Americas and Electronics & High Tech in Asia Pacific. Some of our clients, primarily in Communications, continued to exercise caution by reducing and/or deferring their investment in consulting, which had a negative impact on our consulting revenues. We expect Communications, Media & Technology net revenues to decline year-over-year in the near term.

•

Financial Services net revenues increased 11% in local currency. Outsourcing revenues reflected very significant growth, driven by all industry groups in Americas, including the impact of an acquisition in Banking. We also experienced outsourcing growth across all industry groups in Asia Pacific and Capital Markets in EMEA. Consulting revenues reflected modest growth, driven by significant growth in Insurance across all geographic regions, including the impact of an acquisition. This growth was partially offset by declines in Banking in EMEA and Americas and Capital Markets in EMEA. The uncertainty in the banking and capital markets industries impacted our consulting revenue growth during fiscal 2012 and we expect this trend to continue in the near term.

•

Health & Public Service net revenues increased 11% in local currency. Consulting revenues reflected strong growth, led by Health across all geographic regions and Public Service in Asia Pacific. Outsourcing revenues reflected strong growth, driven by Health across all geographic regions and Public Service in EMEA and Asia Pacific. Outsourcing revenues during fiscal 2011 reflected revenues recognized upon favorable resolution of billing holdbacks on certain contracts with United States government agencies. The global uncertainty and challenges in the public sector continue to have an impact on demand in our public service business. This impact may increase if U.S. government spending reductions are implemented.

•

Products net revenues increased 13% in local currency. Consulting revenues increased, driven primarily by growth across all industry groups in Americas and most industry groups in Asia Pacific. By industry group, growth was led by Retail and Industrial Equipment. Outsourcing revenues reflected very strong growth, driven by growth across all geographic regions and most industry groups, led by Life Sciences, Air, Freight & Travel Services and Retail.

•

Resources net revenues increased 10% in local currency. Consulting revenues increased, driven by Energy across all geographic regions and Natural Resources in Asia Pacific and EMEA, partially offset by a decline in Natural Resources in Americas. Outsourcing revenues reflected strong growth, driven by growth across all geographic regions and all industry groups, led by Energy and Natural Resources.

Geographic Regions

•

Americas net revenues increased 13% in local currency, led by the United States and Brazil. In general, revenue growth moderated across Americas in the second half of fiscal 2012 compared to the first half of fiscal 2012.

•

EMEA net revenues increased 8% in local currency, driven by growth in Finland, the United Kingdom, Italy, Germany, the Netherlands and South Africa. In general, revenue growth moderated across EMEA in the second half of fiscal 2012 compared to the first half of fiscal 2012.

•	Asia Pacific net revenues increased 18% in local currency, driven by Australia, Japan, China, Singapore, South Korea and India.

Operating Income and Operating Margin

Operating income for fiscal 2012 was $3,872 million, an increase of $401 million, or 12%, over fiscal 2011, and increased as a percentage of net revenues to 13.9% from 13.6% during this period. Operating income and operating margin for each of the operating groups were as follows:

	Fiscal
	2012		2011
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)(1)
	(in millions of U.S. dollars)
Communications, Media & Technology(2)	$845	14%	$728	13%	$118
Financial Services	810	14	898	17	(89)
Health & Public Service	376	9	318	8	58
Products	864	13	680	11	184
Resources	977	19	846	17	130

Total	$3,872	13.9%	$3,470	13.6%	$401

(1)	May not total due to rounding.

(2)	On September 1, 2011, the Company renamed the Communications & High Tech operating group to Communications, Media & Technology. No amounts have been reclassified in any period in connection with this name change.

During fiscal 2012, the results of each operating group benefited from our management of general and administrative costs at a growth rate lower than that of net revenues. In addition, during fiscal 2011, each operating group recorded a portion of the $75 million provision for litigation matters, partially offset by a reduction in the allowance for client receivables and unbilled services. The commentary below provides additional insight into operating group performance and operating margin for fiscal 2012, compared with fiscal 2011, exclusive of these impacts.

•	Communications, Media & Technology operating income increased, primarily due to outsourcing revenue growth, principally related to a significant short-term increase from one contract.

•

Financial Services operating income decreased, primarily due to a lower proportion of high margin consulting work, costs related to recent acquisitions and higher sales and marketing costs as a percentage of net revenues, partially offset by strong outsourcing revenue growth.

•

Health & Public Service operating income increased, primarily due to revenue growth and lower sales and marketing costs as a percentage of net revenues, partially offset by the negative impact of delivery inefficiencies on a few contracts. Health & Public Service operating margin was impacted by administrative and compliance costs associated with our U.S. Federal practice, and we expect this trend to continue. Health & Public Service profitability could also be impacted if U.S. government spending reductions are implemented.

•	Products operating income increased, primarily due to revenue growth and improved consulting and outsourcing contract profitability.

•	Resources operating income increased, primarily due to strong revenue growth.

Capitalization and Acquisition of Own Shares

The Board of Directors of Accenture plc has authorized funding for our publicly announced open-market share purchase program for acquiring Accenture plc Class A ordinary shares and for purchases and redemptions of Accenture plc Class A ordinary shares, Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares held by our current and former senior executives and their permitted transferees. As of August 31, 2012, our aggregate available authorization was $4,179 million for our publicly announced open-market share purchase and these other share purchase programs.

Our share purchase activity during fiscal 2012 was as follows:

	Accenture plc Class A Ordinary Shares		Accenture SCA Class I Common Shares and Accenture Canada Holdings Inc. Exchangeable Shares
	Shares	Amount	Shares	Amount
	(in millions of U.S. dollars, except share amounts)
Open-market share purchases(1)	30,119,187	$1,724	—	$—
Other share purchase programs	—	—	2,303,720	138
Other purchases(2)	4,196,449	236	—	—

Total	34,315,636	$1,960	2,303,720	$138

(1)	We conduct a publicly announced, open-market share purchase program for Accenture plc Class A ordinary shares. These shares are held as treasury shares by Accenture plc and may be utilized to provide for select employee benefits, such as equity awards to our employees.

(2)	During fiscal 2012, as authorized under our various employee equity share plans, we acquired Accenture plc Class A ordinary shares primarily via share withholding for payroll tax obligations due from employees and former employees in connection with the delivery of Accenture plc Class A ordinary shares under those plans. These purchases of shares in connection with employee share plans do not affect our aggregate available authorization for our publicly announced open-market share purchase and the other share purchase programs.

We intend to continue to use a significant portion of cash generated from operations for share repurchases during fiscal 2013. The number of shares ultimately repurchased under our open-market share purchase program may vary depending on numerous factors, including, without limitation, share price and other market conditions, our ongoing capital allocation planning, the levels of cash and debt balances, other demands for cash, such as acquisition activity, general economic and/or business conditions, and board and management discretion. Additionally, as these factors may change over the course of the year, the amount of share repurchase activity during any particular period cannot be predicted and may fluctuate from time to time. Share repurchases may be made from time to time through open-market purchases, in respect of purchases and redemptions of Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, through the use of Rule 10b5-1 plans and/or by other means. The repurchase program may be accelerated, suspended, delayed or discontinued at any time, without notice.

Other Share Redemptions

During fiscal 2012, we issued 4,622,450 Accenture plc Class A ordinary shares upon redemptions of an equivalent number of Accenture SCA Class I common shares pursuant to our registration statement on Form S-3 (the “registration statement”). The registration statement allows us, at our option, to issue freely tradable Accenture plc Class A ordinary shares in lieu of cash upon redemptions of Accenture SCA Class I common shares held by senior executives, former executives and their permitted transferees.

Dividends

On November 15, 2010, May 13, 2011, November 15, 2011 and May 15, 2012, Accenture plc paid a cash dividend of $0.45, $0.45, $0.675 and $0.675 per share, respectively, on our Class A ordinary shares and Accenture SCA paid a semi-annual cash dividend of $0.45, $0.45, $0.675 and $0.675 per share, respectively, on its Class I common shares.

On September 24, 2012, the Board of Directors of Accenture plc declared a semi-annual cash dividend of $0.81 per share on our Class A ordinary shares for shareholders of record at the close of business on October 12, 2012. Accenture plc will cause Accenture SCA to declare a semi-annual cash dividend of $0.81 per share on its Class I common shares for shareholders of record at the close of business on October 9, 2012. Both dividends are payable on November 15, 2012.

Future dividends on Accenture plc Class A ordinary shares, if any, and the timing of declaration of any such dividends, will be at the discretion of the Board of Directors of Accenture plc and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the Board of Directors of Accenture plc may deem relevant, as well as our ability to pay dividends in compliance with the Companies Acts.

In certain circumstances, as an Irish tax resident company, we may be required to deduct Irish dividend withholding tax (currently at the rate of 20%) from dividends paid to our shareholders. Shareholders resident in “relevant territories” (including countries that are European Union member states (other than Ireland), the United States and other countries with which Ireland has a tax treaty) may be exempted from Irish dividend withholding tax. However, shareholders residing in other countries will generally be subject to Irish dividend withholding tax.

Future Developments

The directors do not anticipate that the Company’s activities will change in the foreseeable future.

Company Books of Accounts

The directors believe that they have complied with the requirements of Section 202 of the Companies Act 1990, with regard to books of account by engaging the services of a fellow group undertaking who employs accounting personnel with appropriate expertise and by providing adequate resources to the financial function. The books of account of the Company are located at its registered office.

Significant Events Since Year End

This report was issued on October 31, 2012. The Company has evaluated events and transactions subsequent to the balance sheet date. Based on this evaluation, the Company is not aware of any events or transactions (other than those disclosed in Note 12 (Material Transactions Affecting Shareholders’ Equity) to our Consolidated Financial Statements) that occurred subsequent to the balance sheet date but prior to October 31, 2012 that would require recognition or disclosure in its Consolidated Financial Statements.

Directors’ and Secretary’s Interest in Shares

The directors of the Company as of August 31, 2012 are listed in the table below and, except as noted below, have served from the period of September 1, 2011 through August 31, 2012 and through the date of this report. Gilles C. Pélisson became a director on April 27, 2012. Dennis F. Hightower served as a director until July 19, 2012.

No director, the company secretary or any member of their immediate families had any interest in shares or debentures of any subsidiary except Accenture SCA. Directors’ remuneration is set forth in Note 17 (Directors’ Remuneration) to the Consolidated Financial Statements. The interests of the directors and company secretary in the ordinary share capital of Accenture plc and Accenture SCA as of August 31, 2012 and as of September 1, 2011, or the date they first became directors, are presented in the table below.

	Accenture plc Class A ordinary shares		Accenture plc Class X ordinary shares		Accenture SCA Class I common shares
	Shares	Options	Shares	Options	Shares	Options
As of August 31, 2012
Directors
William D. Green	280,902	—	80,046	—	80,046	—
Pierre Nanterme	136,100	16,237	91,597	—	91,597	—
Dina Dublon	37,134	10,000	—	—	—	—
Charles Giancarlo	20,100	—	—	—	—	—
Nobuyuki Idei	2,637	—	—	—	—	—
William L. Kimsey	12,474	—	—	—	—	—
Robert I. Lipp	159,298	20,000	—	—	—	—
Marjorie Magner	19,637	—	—	—	—	—
Blythe J. McGarvie	18,936	5,000	—	—	—	—
Mark Moody-Stuart	73,810	—	—	—	—	—
Gilles C. Pélisson	—	—	—	—	—	—
Wulf von Schimmelmann	17,549	—	—	—	—	—
Secretary
Julie Spellman Sweet	1,464	—	—	—	—	—

As of September 1, 2011 or Date of Appointment (if later)
Directors
William D. Green	197,043	30,720	155,046	—	155,046	—
Pierre Nanterme	53,132	16,237	91,597	—	91,597	—
Dina Dublon	35,087	30,000	—	—	—	—
Charles Giancarlo	16,736	—	—	—	—	—
Nobuyuki Idei	21,025	—	—	—	—	—
William L. Kimsey	9,040	—	—	—	—	—
Robert I. Lipp	157,179	30,000	—	—	—	—
Marjorie Magner	17,590	—	—	—	—	—
Blythe J. McGarvie	21,889	10,000	—	—	—	—
Mark Moody-Stuart	69,304	—	—	—	—	—
Gilles C. Pélisson	—	—	—	—	—	—
Wulf von Schimmelmann	15,887	—	—	—	—	—
Secretary
Julie Spellman Sweet	—	—	—	—	—	—

Political Donations

No political contributions that require disclosure under s26(1) Electoral Act 1997 (as amended) were made during fiscal 2012.

Subsidiaries

Information regarding subsidiaries is provided in Note 19 (Subsidiaries) to the Consolidated Financial Statements.

Auditors

KPMG, Chartered Accountants, will continue in office in accordance with s160 (2) of the Companies Act 1963.

On behalf of the Directors

Pierre Nanterme	William L. Kimsey
Director	Director

October 31, 2012

ACCENTURE PLC

STATEMENT OF DIRECTORS’ RESPONSIBILITIES

The directors are responsible for preparing the Directors’ Report and Consolidated Financial Statements in accordance with applicable law and regulations.

Company law requires the directors to prepare Consolidated Financial Statements for each financial period which give a true and fair view of the state of affairs of the parent company and group and of the profit or loss of the group for the period there ended. Under that law, the directors have elected to prepare the Consolidated Financial Statements in accordance with Section 1 of the Companies (Miscellaneous Provisions) Act 2009 (as amended), which provides that a true and fair view of the state of affairs and profit or loss may be given by preparing the Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), as defined in Section 1(1) of the Companies (Miscellaneous Provisions) Act 2009 (as amended), to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Acts or of any regulations made thereunder. The directors have elected to prepare the Financial Statements of the parent company in accordance with Generally Accepted Accounting Practice in Ireland, comprising applicable company law and the accounting standards issued by the Accounting Standards Board and promulgated by the Institute of Chartered Accountants in Ireland. In preparing the Consolidated Financial Statements and the Financial Statements of the parent company (collectively the “Financial Statements”), the directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	make judgments and estimates that are reasonable and prudent; and

•	prepare the Financial Statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper books of account which disclose with reasonable accuracy at any time the financial position of the group and company and to enable them to ensure that the Financial Statements comply with the Companies Acts 1963 to 2012. They are also responsible for taking such steps as are reasonably open to them to safeguard the assets of the company and to prevent and detect fraud and other irregularities.

The directors are also responsible for preparing a Directors’ Report that complies with the requirements of the Companies Acts 1963 to 2012.

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF ACCENTURE PLC

We have audited the group and parent company financial statements (“financial statements”) of Accenture plc for the year ended 31 August 2012, which comprise the Consolidated Income Statement, Consolidated Cash Flows Statement, Consolidated Shareholders’ Equity and Comprehensive Income Statements, Parent Company Balance Sheet and the related notes. These financial statements have been prepared under the accounting policies set out therein.

This report is made solely to the company’s members, as a body, in accordance with section 193 of the Companies Act 1990. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

The Statement of Directors’ Responsibilities on page A-36 sets out the directors’ responsibilities for preparing the Directors’ Report and the group financial statements in accordance with applicable law and Generally Accepted Accounting Principles in the United States as defined in section 1 (1) of the Companies (Miscellaneous Provisions) Act 2009 (as amended) (“US GAAP”) to the extent that the use of these principles in the financial statements does not contravene the provisions of the Companies Acts or any regulation made there under, and for preparing the parent company financial statements in accordance with applicable law and the accounting standards issued by the Accounting Standards Board and promulgated by the Institute of Chartered Accountants in Ireland (Generally Accepted Accounting Practice in Ireland).

Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

We report to you our opinion as to whether the group financial statements give a true and fair view in accordance with US GAAP to the extent that the use of these principles in the financial statements does not contravene the provisions of the Companies Acts or any regulation made there under, and have been properly prepared in accordance with the Companies Acts 1963 to 2012, and whether, in addition, the parent company financial statements give a true and fair view in accordance with Generally Accepted Accounting Principles in Ireland and have been properly prepared in accordance with the Companies Acts 1963 to 2012.

We also report to you, in our opinion whether proper books of account have been kept by the company; whether at the balance sheet date, there exists a financial situation requiring the convening of an extraordinary general meeting of the company; and whether the information given in the Directors’ Report is consistent with the financial statements. In addition, we state whether we have obtained all the information and explanations necessary for the purposes of our audit and whether the parent company balance sheet is in agreement with the books of account.

We also report to you if, in our opinion, any information specified by law regarding directors’ remuneration and directors’ transactions is not disclosed and, where practicable, include such information in our report.

We read the Directors’ Report and consider whether it is consistent with the audited financial statements. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements.

Basis of audit opinion

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the group’s and company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion:

•

the group financial statements give a true and fair view, in accordance with US GAAP, to the extent that the use of these principles in the financial statements does not contravene the provisions of the Companies Acts or any regulation made there under, of the state of the group’s affairs as at 31 August 2012 and of its profit for the year then ended;

•

the parent company financial statements give a true and fair view, in accordance with Generally Accepted Accounting Practice in Ireland, of the state of the parent company’s affairs as at 31 August 2012; and

•	the group and parent company financial statements have been properly prepared in accordance with the Companies Acts 1963 to 2012.

Other matters

We have obtained all the information and explanations which we consider necessary for the purposes of our audit. In our opinion proper books of account have been kept by the company. The company balance sheet is in agreement with the books of account.

In our opinion the information given in the directors’ report is consistent with the financial statements.

The net assets of the company, as stated in the company balance sheet are more than half of the amount of its called-up share capital and, in our opinion, on that basis there did not exist at 31 August 2012 a financial situation which under Section 40 (1) of the Companies (Amendment) Act, 1983 would require the convening of an extraordinary general meeting of the company.

Kevin O’Donovan

for and on behalf of

KPMG

Chartered Accountants, Statutory Audit Firm

1 Stokes Place, St. Stephen’s Green

Dublin 2

October 31, 2012

ACCENTURE PLC

CONSOLIDATED BALANCE SHEETS

August 31, 2012 and 2011

(In thousands of U.S. dollars, except share and per share amounts)

	August 31, 2012	August 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,640,526	$5,701,078
Short-term investments	2,261	4,929
Receivables from clients, net	3,080,877	3,236,059
Unbilled services, net	1,399,834	1,385,733
Deferred income taxes, net	685,732	556,160
Other current assets	778,701	587,224

Total current assets	12,587,931	11,471,183

NON-CURRENT ASSETS:
Unbilled services, net	12,151	49,192
Investments	28,180	40,365
Property and equipment, net	779,494	785,231
Goodwill	1,215,383	1,131,991
Deferred contract costs	537,943	559,794
Deferred income taxes, net	808,765	756,079
Other non-current assets	695,568	937,675

Total non-current assets	4,077,484	4,260,327

TOTAL ASSETS	$16,665,415	$15,731,510

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$11	$4,419
Accounts payable	903,847	949,250
Deferred revenues	2,275,052	2,219,270
Accrued payroll and related benefits	3,428,838	3,259,252
Accrued consumption taxes	317,622	348,540
Income taxes payable	253,527	238,003
Deferred income taxes, net	21,916	32,647
Other accrued liabilities	908,392	855,208

Total current liabilities	8,109,205	7,906,589

NON-CURRENT LIABILITIES:
Long-term debt	22	—
Deferred revenues relating to contract costs	553,764	553,440
Retirement obligation	1,352,266	995,695
Deferred income taxes, net	105,544	72,257
Income taxes payable	1,597,590	1,619,076
Other non-current liabilities	322,596	233,581

Total non-current liabilities	3,931,782	3,474,049

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, par value 1.00 euros per share, 40,000 shares authorized and issued as of August 31, 2012 and August 31, 2011	57	57
Class A ordinary shares, par value $0.0000225 per share, 20,000,000,000 shares authorized, 745,749,177 and 727,795,770 shares issued as of August 31, 2012 and August 31, 2011, respectively	16	16
Class X ordinary shares, par value $0.0000225 per share, 1,000,000,000 shares authorized, 43,371,864 and 49,365,379 shares issued and outstanding as of August 31, 2012 and August 31, 2011, respectively	1	1
Restricted share units	863,714	784,277
Additional paid-in capital	1,341,576	525,037
Treasury shares, at cost: Ordinary, 40,000 shares as of August 31, 2012 and August 31, 2011; Class A ordinary, 112,370,409 and 86,361,763 shares as of August 31, 2012 and August 31, 2011, respectively	(5,285,625)	(3,577,574)
Retained earnings	7,904,242	6,281,517
Accumulated other comprehensive loss	(678,148)	(134,380)

Total Accenture plc shareholders’ equity	4,145,833	3,878,951
Noncontrolling interests	478,595	471,921

Total shareholders’ equity	4,624,428	4,350,872

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,665,415	$15,731,510

The accompanying Notes are an integral part of these Consolidated Financial Statements.

On behalf of the Directors

Pierre Nanterme	William L. Kimsey
Director	Director

ACCENTURE PLC

CONSOLIDATED INCOME STATEMENTS

For the Years Ended August 31, 2012, 2011 and 2010

(In thousands of U.S. dollars, except per share amounts)

	2012	2011	2010
REVENUES:
Revenues before reimbursements (“Net revenues”)	$27,862,330	$25,507,036	$21,550,568
Reimbursements	1,915,655	1,845,878	1,543,510

Revenues	29,777,985	27,352,914	23,094,078
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	18,874,629	17,120,317	14,299,821
Reimbursable expenses	1,915,655	1,845,878	1,543,510

Cost of services	20,790,284	18,966,195	15,843,331
Sales and marketing	3,303,478	3,094,465	2,658,058
General and administrative costs	1,810,984	1,820,277	1,668,306
Reorganization costs, net	1,691	1,520	9,538

Total operating expenses	25,906,437	23,882,457	20,179,233

OPERATING INCOME	3,871,548	3,470,457	2,914,845
Loss on investments, net	(858)	(1,086)	(6)
Interest income	42,550	41,083	29,931
Interest expense	(15,061)	(15,000)	(14,677)
Other income (expense), net	5,995	16,568	(15,724)

INCOME BEFORE INCOME TAXES	3,904,174	3,512,022	2,914,369
Provision for income taxes	1,079,241	958,782	853,910

NET INCOME	2,824,933	2,553,240	2,060,459
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc.	(237,520)	(243,575)	(257,636)
Net income attributable to noncontrolling interests—other	(33,903)	(31,988)	(22,167)

NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$2,553,510	$2,277,677	$1,780,656

Cash dividends per share	$1.35	$0.90	$1.125

The accompanying Notes are an integral part of these Consolidated Financial Statements.

On behalf of the Directors

Pierre Nanterme	William L. Kimsey
Director	Director

ACCENTURE PLC

CONSOLIDATED SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME STATEMENTS

For the Years Ended August 31, 2012, 2011 and 2010

(In thousands of U.S. dollars and share amounts)

	Ordinary Shares		Class A Ordinary Shares		Class X Ordinary Shares		Restricted Share Units	Additional Paid-in Capital	Treasury Shares			Accumulated Other Comprehensive Income (Loss)	Total Accenture plc Shareholders’ Equity	Noncontrolling Interests	Total Shareholders’ Equity
	$	No. Shares	$	No. Shares	$	No. Shares			$	No. Shares	Retained Earnings
Balance as of August 31, 2009	$—	—	$15	677,020	$2	89,919	$870,699	$—	$(1,755,446)	(54,064)	$3,947,129	$(227,178)	$2,835,221	$550,985	$3,386,206
Comprehensive income:
Net income											1,780,656		1,780,656	279,803	$2,060,459
Other comprehensive loss:
Unrealized gains on cash flow hedges, net of tax and reclassification adjustments												14,915	14,915	1,932	16,847
Unrealized losses on marketable securities, net of reclassification adjustments												(523)	(523)	(68)	(591)
Foreign currency translation adjustments, net of tax												4,261	4,261	72	4,333
Defined benefit plans, net of tax												(177,767)	(177,767)	(23,032)	(200,799)

Other comprehensive loss												(159,114)		(21,096)

Comprehensive income													1,621,542		1,880,249
Income tax benefit on share-based compensation plans								65,946					65,946		65,946
Issuances and purchases of Ordinary shares	57	40							(57)	(40)			—		—
Purchases of Class A ordinary shares								118,823	(1,125,434)	(28,607)			(1,006,611)	(118,827)	(1,125,438)
Share-based compensation expense							395,899	29,923					425,822		425,822
Purchases/redemptions of Accenture SCA Class I common shares, Accenture Canada Holdings Inc. exchangeable shares and Class X ordinary shares					(1)	(24,934)		(500,319)			(325,523)		(825,843)	(119,594)	(945,437)
Issuances of Class A ordinary shares:
Employee share programs			1	15,818			(344,523)	384,209	356,800	10,895			396,487	40,538	437,025
Upon redemption of Accenture SCA Class I common shares				3,977									—		—
Dividends							51,814				(762,107)		(710,293)	(113,855)	(824,148)
Other, net								39,301			(5,826)		33,475	(58,977)	(25,502)

Balance as of August 31, 2010	$57	40	$16	696,815	$1	64,985	$973,889	$137,883	$(2,524,137)	(71,816)	$4,634,329	$(386,292)	$2,835,746	$438,977	$3,274,723

ACCENTURE PLC

CONSOLIDATED SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME STATEMENTS (continued)

For the Years Ended August 31, 2012, 2011 and 2010

(In thousands of U.S. dollars and share amounts)

	Ordinary Shares		Class A Ordinary Shares		Class X Ordinary Shares		Restricted Share Units	Additional Paid-in Capital	Treasury Shares			Accumulated Other Comprehensive Income (Loss)	Total Accenture plc Shareholders’ Equity	Noncontrolling Interests	Total Shareholders’ Equity
	$	No. Shares	$	No. Shares	$	No. Shares			$	No. Shares	Retained Earnings
Comprehensive income:
Net income											2,277,677		2,277,677	275,563	2,553,240
Other comprehensive income:
Unrealized gains on cash flow hedges, net of tax and reclassification adjustments												28,014	28,014	2,737	30,751
Unrealized losses on marketable securities, net of reclassification adjustments												(215)	(215)	(21)	(236)
Foreign currency translation adjustments, net of tax												192,408	192,408	25,965	218,373
Defined benefit plans, net of tax												31,705	31,705	3,097	34,802

Other comprehensive income												251,912		31,778

Comprehensive income													2,529,589		2,836,930
Income tax benefit on share-based compensation plans								93,772					93,772		93,772
Purchases of Class A ordinary shares								137,599	(1,599,734)	(31,013)			(1,462,135)	(137,599)	(1,599,734)
Share-based compensation expense							415,918	34,219					450,137		450,137
Purchases/redemptions of Accenture SCA Class I common shares, Accenture Canada Holdings Inc. exchangeable shares and Class X ordinary shares						(15,620)		(515,690)					(515,690)	(56,453)	(572,143)
Issuances of Class A ordinary shares:
Employee share programs				24,144			(638,085)	616,086	546,297	16,427			524,298	33,068	557,366
Upon redemption of Accenture SCA Class I common shares				6,837									—		—
Dividends							32,555				(610,751)		(578,196)	(65,446)	(643,642)
Other, net								21,168			(19,738)		1,430	(47,967)	(46,537)

Balance as of August 31, 2011	$57	40	$16	727,796	$1	49,365	$784,277	$525,037	$(3,577,574)	(86,402)	$6,281,517	$(134,380)	$3,878,951	$471,921	$4,350,872

ACCENTURE PLC

CONSOLIDATED SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME STATEMENTS (continued)

For the Years Ended August 31, 2012, 2011 and 2010

(In thousands of U.S. dollars and share amounts)

	Ordinary Shares		Class A Ordinary Shares		Class X Ordinary Shares		Restricted Share Units	Additional Paid-in Capital	Treasury Shares			Accumulated Other Comprehensive Income (Loss)	Total Accenture plc Shareholders’ Equity	Noncontrolling Interests	Total Shareholders’ Equity
	$	No. Shares	$	No. Shares	$	No. Shares			$	No. Shares	Retained Earnings
Comprehensive income:
Net income											2,553,510		2,553,510	271,423	2,824,933
Other comprehensive loss:
Unrealized losses on cash flow hedges, net of tax and reclassification adjustments												(51,756)	(51,756)	(4,556)	(56,312)
Unrealized gains on marketable securities, net of reclassification adjustments												990	990	87	1,077
Foreign currency translation adjustments, net of tax												(303,780)	(303,780)	(27,479)	(331,259)
Defined benefit plans, net of tax												(189,222)	(189,222)	(16,655)	(205,877)

Other comprehensive loss												(543,768)		(48,603)

Comprehensive income													2,009,742		2,232,562
Income tax benefit on share-based compensation plans								113,620					113,620		113,620
Purchases of Class A ordinary shares								146,689	(1,960,396)	(34,316)			(1,813,707)	(146,689)	(1,960,396)
Share-based compensation expense							497,531	40,555					538,086		538,086
Purchases/redemptions of Accenture SCA Class I common shares, Accenture Canada Holdings Inc. exchangeable shares and Class X ordinary shares						(5,993)		(126,354)					(126,354)	(12,091)	(138,445)
Issuances of Class A ordinary shares:
Employee share programs				13,331			(465,672)	653,442	252,345	8,308			440,115	14,272	454,387
Upon redemption of Accenture SCA Class I common shares				4,622									—		—
Dividends							47,578				(915,929)		(868,351)	(82,506)	(950,857)
Other, net								(11,413)			(14,856)		(26,269)	10,868	(15,401)

Balance as of August 31, 2012	$57	40	$16	745,749	$1	43,372	$863,714	$1,341,576	$(5,285,625)	(112,410)	$7,904,242	$(678,148)	$4,145,833	$478,595	$4,624,428

The accompanying Notes are an integral part of these Consolidated Financial Statements.

ACCENTURE PLC

CONSOLIDATED CASH FLOWS STATEMENTS

For the Years Ended August 31, 2012, 2011 and 2010

(In thousands of U.S. dollars)

	2012	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,824,933	$2,553,240	$2,060,459
Adjustments to reconcile Net income to Net cash provided by operating activities—
Depreciation, amortization and asset impairments	593,545	513,256	474,688
Reorganization costs, net	1,691	1,520	9,538
Share-based compensation expense	538,086	450,137	425,822
Deferred income taxes, net	(176,078)	(196,395)	58,729
Other, net	(94,332)	81,127	35,604
Change in assets and liabilities, net of acquisitions—
Receivables from clients, net	15,822	(486,128)	(355,193)
Unbilled services, current and non-current	(144,281)	(134,353)	(22,040)
Other current and non-current assets	(126,296)	(466,913)	(251,058)
Accounts payable	(68,082)	63,005	125,126
Deferred revenues, current and non-current	229,724	294,512	93,024
Accrued payroll and related benefits	420,049	442,107	359,471
Income taxes payable, current and non-current	73,029	186,937	189,323
Other current and non-current liabilities	169,042	139,687	(111,873)

Net cash provided by operating activities	4,256,852	3,441,739	3,091,620

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sales of available-for-sale investments	12,549	10,932	15,261
Purchases of available-for-sale investments	(7,554)	(11,173)	(13,528)
Proceeds from sales of property and equipment	5,977	6,755	3,792
Purchases of property and equipment	(371,974)	(403,714)	(238,215)
Purchases of businesses and investments, net of cash acquired	(174,383)	(306,187)	(41,075)

Net cash used in investing activities	(535,385)	(703,387)	(273,765)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	454,387	557,366	437,025
Purchases of shares	(2,098,841)	(2,171,877)	(2,070,875)
(Repayments of) proceeds from long-term debt, net	(6,399)	(1,539)	682
Proceeds from (repayments of) short-term borrowings, net	131	(69)	5
Cash dividends paid	(950,857)	(643,642)	(824,148)
Excess tax benefits from share-based payment arrangements	78,357	171,314	67,323
Other, net	(35,633)	(33,057)	(39,038)

Net cash used in financing activities	(2,558,855)	(2,121,504)	(2,429,026)
Effect of exchange rate changes on cash and cash equivalents	(223,164)	245,938	(92,199)

NET INCREASE IN CASH AND CASH EQUIVALENTS	939,448	862,786	296,630
CASH AND CASH EQUIVALENTS, beginning of period	5,701,078	4,838,292	4,541,662

CASH AND CASH EQUIVALENTS, end of period	$6,640,526	$5,701,078	$4,838,292

Supplemental cash flow information
Interest paid	$15,133	$14,884	$14,733
Income taxes paid	$1,033,704	$824,434	$608,035

The accompanying Notes are an integral part of these Consolidated Financial Statements.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Accenture plc is one of the world’s leading organizations providing management consulting, technology and outsourcing services and operates globally with one common brand and business model designed to enable it to provide clients around the world with the same high level of service. Drawing on a combination of industry expertise, functional capabilities, alliances, global resources and technology, Accenture plc seeks to deliver competitively priced, high-value services that help clients measurably improve business performance. Accenture plc’s global delivery model enables it to provide an end-to-end delivery capability by drawing on its global resources to deliver high-quality, cost-effective solutions to clients.

Principles of Consolidation

The Consolidated Financial Statements include the accounts of Accenture plc, an Irish company, and its controlled subsidiary companies (collectively, the “Company”). Accenture plc’s only business is to hold Class I common shares in, and to act as the sole general partner of, its subsidiary, Accenture SCA, a Luxembourg partnership limited by shares. The Company operates its business through Accenture SCA and subsidiaries of Accenture SCA. Accenture plc controls Accenture SCA’s management and operations and consolidates Accenture SCA’s results in its Consolidated Financial Statements.

The shares of Accenture SCA and Accenture Canada Holdings Inc. held by persons other than the Company are treated as a noncontrolling interest in the Consolidated Financial Statements. The noncontrolling interest percentages were 8% and 9% as of August 31, 2012 and 2011, respectively. Purchases and/or redemptions of Accenture SCA Class I common shares or Accenture Canada Holdings Inc. exchangeable shares are accounted for at carryover basis.

Reincorporation in Ireland

On June 10, 2009, Accenture plc was incorporated in Ireland, as a public limited company, in order to effect moving the place of incorporation of the Company’s parent holding company from Bermuda to Ireland (the “Transaction”). The Transaction was completed on September 1, 2009, at which time Accenture Ltd, our predecessor holding company, became a wholly owned subsidiary of Accenture plc and Accenture plc became the Company’s parent holding company. Accenture Ltd was dissolved on December 29, 2009.

Basis of Presentation

The directors have elected to prepare the Consolidated and parent company Financial Statements in accordance with Section 1 of the Companies (Miscellaneous Provisions) Act 2009 (as amended), which provides that a true and fair view of the state of affairs and profit or loss of the group may be given by preparing the financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), as defined in Section 1(1) of the Companies (Miscellaneous Provisions) Act 2009 (as amended), to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Acts or of any regulations made there under.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

The Consolidated Financial Statements are prepared in accordance with Irish Company Law, to present to the shareholders of Accenture plc and file with the Companies Registration Office in Ireland. Accordingly, these Consolidated Financial Statements include disclosures required by the Republic of Ireland’s Companies Acts, 1963 to 2012 in addition to those required under U.S. GAAP.

All references to years, unless otherwise noted, refer to the Company’s fiscal year, which ends on August 31. For example, a reference to “fiscal 2012” means the 12-month period that ended on August 31, 2012. All references to quarters, unless otherwise noted, refer to the quarters of the Company’s fiscal year.

The Consolidated Financial Statements include the Consolidated Balance Sheet of Accenture plc and its subsidiaries as of August 31, 2012 and 2011, and the related Consolidated Statements of Income, Shareholders’ Equity and Comprehensive Income, and Cash Flows for the twelve months ended August 31, 2012, 2011 and 2010. The Consolidated Financial Statements and the majority of the information in the Notes thereto have been reconciled to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2012 filed with the U.S. Securities and Exchange Commission on October 30, 2012.

Use of Estimates

The preparation of the Consolidated Financial Statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the Consolidated Financial Statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from those estimates.

Reclassifications

Certain amounts, in the Notes to Consolidated Financial Statements, reported in previous years have been reclassified to conform to the fiscal 2012 presentation.

Revenue Recognition

Revenues from contracts for technology integration consulting services where the Company designs/redesigns, builds and implements new or enhanced systems applications and related processes for its clients are recognized on the percentage-of-completion method, which involves calculating the percentage of services provided during the reporting period compared to the total estimated services to be provided over the duration of the contract. Contracts for technology integration consulting services generally span six months to two years. Estimated revenues used in applying the percentage-of-completion method include estimated incentives for which achievement of defined goals is deemed probable. This method is followed where reasonably dependable estimates of revenues and costs can be made. Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and estimated costs are subject to revision as the contract progresses. Such revisions may result in increases or decreases to revenues and income and are reflected in the Consolidated Financial Statements in the periods in which they are first identified. If the Company’s estimates indicate that a contract loss will occur, a loss provision is recorded in the period in which the loss first becomes probable and reasonably estimable. Contract losses are determined to be the

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

amount by which the estimated total direct and indirect costs of the contract exceed the estimated total revenues that will be generated by the contract and are included in Cost of services and classified in Other accrued liabilities.

Revenues from contracts for non-technology integration consulting services with fees based on time and materials or cost-plus are recognized as the services are performed and amounts are earned. The Company considers amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectibility is reasonably assured. In such contracts, the Company’s efforts, measured by time incurred, typically are provided in less than a year and represent the contractual milestones or output measure, which is the contractual earnings pattern. For non-technology integration consulting contracts with fixed fees, the Company recognizes revenues as amounts become billable in accordance with contract terms, provided the billable amounts are not contingent, are consistent with the services delivered, and are earned. Contingent or incentive revenues relating to non-technology integration consulting contracts are recognized when the contingency is satisfied and the Company concludes the amounts are earned.

Outsourcing contracts typically span several years and involve complex delivery, often through multiple workforces in different countries. In a number of these arrangements, the Company hires client employees and becomes responsible for certain client obligations. Revenues are recognized on outsourcing contracts as amounts become billable in accordance with contract terms, unless the amounts are billed in advance of performance of services, in which case revenues are recognized when the services are performed and amounts are earned. Revenues from time-and-materials or cost-plus contracts are recognized as the services are performed. In such contracts, the Company’s effort, measured by time incurred, represents the contractual milestones or output measure, which is the contractual earnings pattern. Revenues from unit-priced contracts are recognized as transactions are processed based on objective measures of output. Revenues from fixed-price contracts are recognized on a straight-line basis, unless revenues are earned and obligations are fulfilled in a different pattern. Outsourcing contracts can also include incentive payments for benefits delivered to clients. Revenues relating to such incentive payments are recorded when the contingency is satisfied and the Company concludes the amounts are earned.

Costs related to delivering outsourcing services are expensed as incurred with the exception of certain transition costs related to the set-up of processes, personnel and systems, which are deferred during the transition period and expensed evenly over the period outsourcing services are provided. The deferred costs are specific internal costs or incremental external costs directly related to transition or set-up activities necessary to enable the outsourced services. Generally, deferred amounts are protected in the event of early termination of the contract and are monitored regularly for impairment. Impairment losses are recorded when projected remaining undiscounted operating cash flows of the related contract are not sufficient to recover the carrying amount of contract assets. Deferred transition costs were $538,638 and $547,308 as of August 31, 2012 and 2011, respectively, and are included in Deferred contract costs. Amounts billable to the client for transition or set-up activities are deferred and recognized as revenue evenly over the period outsourcing services are provided. Deferred transition revenues were $551,364 and $553,232 as of August 31, 2012 and 2011, respectively, and are included in non-current Deferred revenues relating to contract costs. Contract acquisition and origination costs are expensed as incurred.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

The Company enters into contracts that may consist of multiple elements. These contracts may include any combination of technology integration consulting services, non-technology integration consulting services or outsourcing services described above. Revenues for contracts with multiple elements are allocated based on the lesser of the element’s relative selling price or the amount that is not contingent on future delivery of another element. The selling price of each element is determined by obtaining the vendor-specific objective evidence (“VSOE”) of fair value of each element. VSOE of fair value is based on the price charged when the element is sold separately by the Company on a regular basis and not as part of a contract with multiple elements. If the amount of non-contingent revenues allocated to a delivered element accounted for under the percentage-of-completion method of accounting is less than the costs to deliver such services, then such costs are deferred and recognized in future periods when the revenues become non-contingent. Revenues are recognized in accordance with the Company’s accounting policies for the separate elements, as described above. Elements qualify for separation when the services have value on a stand-alone basis, selling price of the separate elements exists and, in arrangements that include a general right of refund relative to the delivered element, performance of the undelivered element is considered probable and substantially in the Company’s control. While determining fair value and identifying separate elements require judgment, generally fair value and the separate elements are readily identifiable as the Company also sells those elements unaccompanied by other elements.

Revenues recognized in excess of billings are recorded as Unbilled services. Billings in excess of revenues recognized are recorded as Deferred revenues until revenue recognition criteria are met.

Revenues before reimbursements (“net revenues”) include the margin earned on computer hardware and software, as well as revenues from alliance agreements. Reimbursements include billings for travel and other out-of-pocket expenses and third-party costs, such as the cost of hardware and software resales. In addition, Reimbursements include allocations from gross billings to record an amount equivalent to reimbursable costs, where billings do not specifically identify reimbursable expenses. The Company reports revenues net of any revenue-based taxes assessed by governmental authorities that are imposed on and concurrent with specific revenue-producing transactions.

Employee Share-Based Compensation Arrangements

Share-based compensation expense is recognized over the requisite service period for awards of equity instruments to employees based on the grant date fair value of those awards expected to ultimately vest. Forfeitures are estimated on the date of grant and revised if actual or expected forfeiture activity differs materially from original estimates.

Income Taxes

The Company calculates and provides for income taxes in each of the tax jurisdictions in which it operates. Deferred tax assets and liabilities, measured using enacted tax rates, are recognized for the future tax consequences of temporary differences between the tax and financial statement bases of assets and liabilities. A valuation allowance reduces the deferred tax assets to the amount that is more likely than not to be realized. The Company establishes liabilities or reduces assets for uncertain tax positions when the Company believes those tax positions are not more likely than not of being sustained if challenged. Each fiscal quarter, the Company evaluates these uncertain tax positions and adjusts the related tax assets and liabilities in light of changing facts and circumstances.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

Translation of Non-U.S. Currency Amounts

Assets and liabilities of non-U.S. subsidiaries whose functional currency is not the U.S. dollar are translated into U.S. dollars at fiscal year-end exchange rates. Revenue and expense items are translated at average foreign currency exchange rates prevailing during the fiscal year. Translation adjustments are included in Accumulated other comprehensive loss. Gains and losses arising from intercompany foreign currency transactions that are of a long-term investment nature are reported in the same manner as translation adjustments.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and liquid investments with original maturities of three months or less, including money market funds of $1,265,000 and $1,150,000 as of August 31, 2012 and 2011, respectively. As a result of certain subsidiaries’ cash management systems, checks issued but not presented to the banks for payment may create negative book cash payables. Such negative balances are classified as Current portion of long term debt and bank borrowings.

Client Receivables, Unbilled Services and Allowances

The Company records its client receivables and unbilled services at their face amounts less allowances. On a periodic basis, the Company evaluates its receivables and unbilled services and establishes allowances based on historical experience and other currently available information. As of August 31, 2012 and 2011, total allowances recorded for client receivables and unbilled services were $64,874 and $73,296, respectively. The allowance reflects the Company’s best estimate of collectibility risks on outstanding receivables and unbilled services. In limited circumstances, the Company agrees to extend financing to certain clients. The terms vary by contract, but generally payment for services is contractually linked to the achievement of specified performance milestones.

Concentrations of Credit Risk

The Company’s financial instruments, consisting primarily of cash and cash equivalents, foreign currency exchange rate instruments, client receivables and unbilled services, are exposed to concentrations of credit risk. The Company places its cash and cash equivalents and foreign exchange instruments with highly-rated financial institutions, limits the amount of credit exposure with any one financial institution and conducts ongoing evaluation of the credit worthiness of the financial institutions with which it does business. Client receivables are dispersed across many different industries and countries; therefore, concentrations of credit risk are limited.

Investments

All liquid investments with an original maturity greater than 90 days but less than one year are considered to be short-term investments. Investments with an original maturity greater than one year are considered to be long-term investments. Marketable short-term and long-term investments are classified and accounted for as available-for-sale investments. Available-for-sale investments are reported at fair value with changes in unrealized gains and losses recorded as a separate component of Accumulated other comprehensive loss until realized. Quoted market prices are used to determine the fair values of common equity and debt securities that were issued by publicly traded entities. Interest and amortization

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

of premiums and discounts for debt securities are included in Interest income. Realized gains and losses on securities are determined based on the First In, First Out method and are included in Loss on investments, net. The Company does not hold these investments for speculative or trading purposes.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation of property and equipment is computed on a straight-line basis over the following estimated useful lives:

Buildings	20 to 25 years
Computers, related equipment and software	2 to 7 years
Furniture and fixtures	5 to 10 years
Leasehold improvements	Lesser of lease term or 15 years

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable. Recoverability of long-lived assets or groups of assets is assessed based on a comparison of the carrying amount to the estimated future net cash flows. If estimated future undiscounted net cash flows are less than the carrying amount, the asset is considered impaired and expense is recorded at an amount required to reduce the carrying amount to fair value.

Operating Expenses

Selected components of operating expenses were as follows:

	Fiscal
	2012	2011	2010
Training costs	$857,574	$810,387	$591,229
Research and development costs	559,611	481,970	376,985
Advertising costs	81,640	81,420	81,218
(Release of) provision for doubtful accounts(1)	(204)	(24,361)	3,345

(1)	For additional information, see “—Client Receivables, Unbilled Services and Allowances.”

Recently Adopted Accounting Pronouncements

In March 2012, the Company adopted guidance issued by the Financial Accounting Standards Board (“FASB”) on fair value measurements. The guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions, i.e. an exit price. Additionally, any transfers between Level 1 and Level 2 asset valuation classifications must be disclosed, including the reasons for the transfers. The adoption of this guidance did not have a material impact on its Consolidated Financial Statements. For additional information related to the three-level hierarchy of fair value measurements, see Note 9 (Retirement and Profit Sharing Plans) to these Consolidated Financial Statements.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

2.	REORGANIZATION COSTS, NET

In fiscal 2001, the Company accrued reorganization liabilities in connection with its transition to a corporate structure. These liabilities included certain non-income tax liabilities, such as stamp taxes, as well as liabilities for certain individual income tax exposures related to the transfer of interests in certain entities to the Company as part of the reorganization. These primarily represent unusual and disproportionate individual income tax exposures assumed by certain, but not all, of the Company’s shareholders and partners in certain tax jurisdictions specifically related to the transfer of their partnership interests in certain entities to the Company as part of the reorganization. (Prior to fiscal 2005, the Company referred to its highest-level employees with the “partner” title and the Company continues to use the term “partner” to refer to these persons in certain situations related to its reorganization and the period prior to its incorporation.) The Company identified certain shareholders and partners who may incur such unusual and disproportionate financial damage in certain jurisdictions. These include shareholders and partners who were subject to tax in their jurisdiction on items of income arising from the reorganization transaction that were not taxable for most other shareholders and partners. In addition, certain other shareholders and partners were subject to a different rate or amount of tax than other shareholders or partners in the same jurisdiction. When additional taxes are assessed on these shareholders or partners in connection with these transfers, the Company has made and intends to make payments, and in one country has contractually committed, to reimburse certain costs associated with the assessment either to the shareholder or partner, or to the taxing authority. The Company has recorded reorganization expense and the related liability where such liabilities are probable. Interest accruals are made to cover reimbursement of interest on such tax assessments.

The Company’s reorganization activity was as follows:

	Fiscal
	2012	2011	2010
Reorganization liability, beginning of period	$307,286	$271,907	$296,104
Final determinations(1)	—	—	(1,999)
Interest expense accrued	1,691	1,520	11,537
Payments	—	(3,873)	—
Foreign currency translation adjustments	(40,171)	37,732	(33,735)

Reorganization liability, end of period	$268,806	$307,286	$271,907

(1)	Includes final agreements with tax authorities and expirations of statutes of limitations.

As of August 31, 2012, reorganization liabilities of $257,589 were included in Other accrued liabilities because expirations of statutes of limitations or other final determinations could occur within 12 months, and reorganization liabilities of $11,217 were included in Other non-current liabilities. Timing of the resolution of tax audits or the initiation of additional litigation and/or criminal tax proceedings may delay final resolution. Final resolution, through settlement, conclusion of legal proceedings or a tax authority’s decision not to pursue a claim, will result in payment by the Company of amounts in settlement or judgment of these matters and/or recording of a reorganization benefit or cost in the Company’s Consolidated Income Statement. It is possible the aggregate amount of such payments in connection with resolution of all such proceedings could exceed the currently recorded amounts. As of

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

August 31, 2012, only a small number of jurisdictions remain that have active audits/investigations or open statutes of limitations, and only one is significant (which is the country referenced above). In that country, current and former partners, and the Company, are engaged in disputes with tax authorities in connection with the corporate reorganization in 2001, some of which have resulted, and others of which are expected to result, in litigation. These individuals and the Company intend to vigorously defend their positions.

3.	ACCUMULATED OTHER COMPREHENSIVE LOSS

The components of Accumulated other comprehensive loss were as follows:

	August 31,
	2012	2011
Net unrealized (losses) gains on cash flow hedges, net of tax of $(12,348) and $19,960, respectively	$(19,402)	$32,354
Net unrealized gains (losses) on marketable securities	6	(984)
Foreign currency translation adjustments, net of tax of $7,027 and $10,228, respectively	(156,010)	147,770
Defined benefit plans, net of tax of $(304,450) and $(182,427), respectively	(502,742)	(313,520)

Accumulated other comprehensive loss	$(678,148)	$(134,380)

4.	PROPERTY AND EQUIPMENT

The components of Property and equipment, net were as follows:

	August 31,
	2012	2011
Buildings and land	$3,296	$3,807
Computers, related equipment and software	1,356,950	1,440,514
Furniture and fixtures	313,370	322,888
Leasehold improvements	654,134	657,987

Property and equipment, gross	2,327,750	2,425,196
Total accumulated depreciation	(1,548,256)	(1,639,965)

Property and equipment, net	$779,494	$785,231

5.	BUSINESS COMBINATIONS AND GOODWILL

During fiscal 2012, the Company acquired the net assets of a provider of residential and commercial mortgage processing services. In addition, the Company completed four individually immaterial acquisitions. The total consideration for all acquisitions was $174,383. In connection with these acquisitions, the Company recorded goodwill of $123,817, which was allocated among the reportable operating segments. Goodwill also included immaterial adjustments related to recent acquisitions. The Company also recorded $57,732 in intangible assets, primarily related to customer relationships. The intangible assets are being amortized over three to seven years. The pro forma effects on the Company’s operations were not material.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

During fiscal 2011, the Company acquired the net assets of a provider of software solutions for the property and casualty insurance industry. In addition, the Company completed four individually immaterial acquisitions. The total consideration for all acquisitions was $306,187. In connection with these acquisitions, the Company recorded goodwill of $254,975, which was allocated among the reportable operating segments. The Company also recorded $81,735 in intangible assets, primarily related to customer relationships and intellectual property. The intangible assets are being amortized over a period of less than one to fifteen years. The pro forma effects on the Company’s operations were not material.

During fiscal 2010, the Company completed several individually immaterial acquisitions.

Goodwill is reviewed for impairment annually or more frequently if indicators of impairment exist. Based on the results of its annual impairment analysis, the Company determined that no impairment existed as of August 31, 2012 and 2011.

The changes in the carrying amount of goodwill by reportable operating segment were as follows:

	August 31, 2010	Additions/ Adjustments	Foreign Currency Translation Adjustments	August 31, 2011	Additions/ Adjustments	Foreign Currency Translation Adjustments	August 31, 2012
Communications, Media & Technology(1)	$151,514	$11,638	$10,715	$173,867	$2,298	$(7,752)	$168,413
Financial Services	141,232	159,757	3,731	304,720	112,733	(9,497)	407,956
Health & Public Service	280,546	3,219	2,393	286,158	1,322	(2,147)	285,333
Products	193,356	71,185	14,388	278,929	5,241	(13,992)	270,178
Resources	74,586	9,195	4,536	88,317	3,147	(7,961)	83,503

Total	$841,234	$254,994	$35,763	$1,131,991	$124,741	$(41,349)	$1,215,383

(1)	On September 1, 2011, the Company renamed the Communications & High Tech operating group to Communications, Media & Technology. No amounts have been reclassified in any period in connection with this name change.

6.	DERIVATIVE FINANCIAL INSTRUMENTS

In the normal course of business, the Company uses derivative financial instruments to manage foreign currency exchange rate risk. Derivative transactions are governed by a uniform set of policies and procedures covering areas such as authorization, counterparty exposure and hedging practices. Positions are monitored using techniques such as market value and sensitivity analyses. The Company does not enter into derivative transactions for trading purposes. The Company classifies cash flows from its derivative programs as cash flows from operating activities in the Consolidated Cash Flows Statement.

Certain derivatives also give rise to credit risks from the possible non-performance by counterparties. Credit risk is generally limited to the fair value of those contracts that are favorable to the Company, and the maximum amount of loss due to credit risk, based on the gross fair value of all of the Company’s derivative financial instruments, was approximately $61,486 as of August 31, 2012.

The Company also utilizes standard counterparty master agreements containing provisions for the netting of certain foreign currency transaction obligations and for set-off of certain obligations in the event of an insolvency of one of the parties to the transaction. These provisions may reduce the

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

Company’s potential overall loss resulting from the insolvency of a counterparty and reduce a counterparty’s potential overall loss resulting from the insolvency of the Company. Additionally, these agreements contain early termination provisions triggered by adverse changes in a counterparty’s credit rating, thereby enabling the Company to accelerate settlement of a transaction prior to its contractual maturity and potentially decrease the Company’s realized loss on an open transaction. Similarly, a decrement in the Company’s credit rating could trigger a counterparty’s early termination rights, thereby enabling a counterparty to accelerate settlement of a transaction prior to its contractual maturity and potentially increase the Company’s realized loss on an open transaction. The aggregate fair value of the Company’s derivative instruments with credit-risk-related contingent features that are in a liability position as of August 31, 2012 was $94,076.

The Company’s derivative financial instruments consist of deliverable and non-deliverable foreign currency forward contracts. Fair values for derivative financial instruments are based on prices computed using third-party valuation models and are classified as Level 2 in accordance with the three-level hierarchy of fair value measurements. All of the significant inputs to the third-party valuation models are observable in active markets. Inputs include current market-based parameters such as forward rates, yield curves and credit default swap pricing. For additional information related to the three-level hierarchy of fair value measurements, see Note 9 (Retirement and Profit Sharing Plans) to these Consolidated Financial Statements.

Cash Flow Hedges

Certain of the Company’s subsidiaries are exposed to currency risk through their use of resources supplied by the Company’s Global Delivery Network. To mitigate this risk, the Company uses foreign currency forward contracts to hedge the foreign exchange risk of the forecasted intercompany expenses denominated in foreign currencies for up to three years in the future. The Company has designated these derivatives as cash flow hedges. As of August 31, 2012 and 2011, the Company held no derivatives that were designated as fair value or net investment hedges.

In order for a derivative to qualify for hedge accounting, the derivative must be formally designated as a fair value, cash flow or net investment hedge by documenting the relationship between the derivative and the hedged item. The documentation includes a description of the hedging instrument, the hedge item, the risk being hedged, the Company’s risk management objective and strategy for undertaking the hedge, the method for assessing the effectiveness of the hedge and the method for measuring hedge ineffectiveness. Additionally, the hedge relationship must be expected to be highly effective at offsetting changes in either the fair value or cash flows of the hedged item at both inception of the hedge and on an ongoing basis. The Company assesses the ongoing effectiveness of its hedges using the Hypothetical Derivative Method, which measures hedge ineffectiveness based on a comparison of the change in fair value of the actual derivative designated as the hedging instrument and the change in fair value of a hypothetical derivative. The hypothetical derivative would have terms that identically match the critical terms of the hedged item. The Company measures and records hedge ineffectiveness at the end of each fiscal quarter.

For a cash flow hedge, the effective portion of the change in estimated fair value of a hedging instrument is recorded in Accumulated other comprehensive loss as a separate component of Shareholders’ Equity and is reclassified into Cost of services in the Consolidated Income Statement

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

during the period in which the hedged transaction is recognized. The ineffective portion of the change in fair value of a cash flow hedge is recognized immediately in Other income (expense), net in the Consolidated Income Statement and for fiscal 2012, 2011 and 2010, was not material. In addition, the Company did not discontinue any cash flow hedges during fiscal 2012, 2011 and 2010.

The activity related to the change in net unrealized (losses) gains on cash flow hedges, net of tax, in Accumulated other comprehensive loss was as follows:

	Fiscal
	2012	2011
Net unrealized gains on cash flow hedges, net of tax, beginning of period	$32,354	$4,340
Change in fair value, net of tax of $(54,868) and $27,837, respectively	(91,664)	44,229
Reclassification adjustments into Cost of services, net of tax of $19,716 and $(8,276), respectively	35,352	(13,478)
Portion attributable to Noncontrolling interests, net of tax of $2,843 and $(1,741), respectively	4,556	(2,737)

Net unrealized (losses) gains on cash flow hedges, net of tax, end of period	$(19,402)	$32,354

As of August 31, 2012, $(28,346) of the amounts related to derivatives designated as cash flow hedges and recorded in Accumulated other comprehensive loss is expected to be reclassified into earnings in the next 12 months.

Other Derivatives

The Company also uses foreign currency forward contracts, which have not been designated as hedges, to hedge balance sheet exposures, such as intercompany loans. These instruments are generally short-term in nature, with typical maturities of less than one year, and are subject to fluctuations in foreign exchange rates. Realized gains or losses and changes in the estimated fair value of these derivatives were a net loss of $(153,913) and a net gain of $112,118 for fiscal 2012 and 2011, respectively. Gains and losses on these contracts are recorded in Other income (expense), net in the Consolidated Income Statement and are offset by gains and losses on the related hedged items.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

Fair Value of Derivative Instruments

The notional and fair values of all derivative instruments were as follows:

	August 31,
	2012	2011
Assets
Cash Flow Hedges
Other current assets	$15,392	$21,714
Other non-current assets	36,106	43,666
Other Derivatives
Other current assets	9,988	13,863

Total assets	$61,486	$79,243

Liabilities
Cash Flow Hedges
Other accrued liabilities	$59,458	$4,649
Other non-current liabilities	23,471	698
Other Derivatives
Other accrued liabilities	11,147	15,223

Total liabilities	$94,076	$20,570

Total fair value	$(32,590)	$58,673

Total notional value	$4,853,191	$4,127,456

7.	BORROWINGS AND INDEBTEDNESS

As of August 31, 2012, the Company had the following borrowing facilities, including the issuance of letters of credit, to support general working capital purposes:

	Facility Amount	Borrowings Under Facilities
Syndicated loan facility(1)	$1,000,000	$—
Separate, uncommitted, unsecured multicurrency revolving credit facilities(2)	518,495	—
Local guaranteed and non-guaranteed lines of credit(3)	124,953	—

Total	$1,643,448	$—

(1)	On October 31, 2011, the Company replaced its $1,200,000 syndicated loan facility maturing on July 31, 2012 with a $1,000,000 syndicated loan facility maturing on October 31, 2016. This facility provides unsecured, revolving borrowing capacity for general working capital purposes, including the issuance of letters of credit. Financing is provided under this facility at the prime rate or at the London Interbank Offered Rate plus a spread. This facility requires the Company to: (1) limit liens placed on its assets to (a) liens incurred in the ordinary course of business (subject to certain qualifications) and (b) other liens securing obligations not to exceed 30% of its consolidated assets; and (2) maintain a debt-to-cash-flow ratio not exceeding 1.75 to 1.00. The Company continues to be in compliance with relevant covenant terms. The facility is subject to annual commitment fees. As of August 31, 2012, the Company had no borrowings under the facility. As of August 31, 2011, the Company had no borrowings under the prior facility.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

(2)	The Company maintains separate, uncommitted and unsecured multicurrency revolving credit facilities. These facilities provide local currency financing for the majority of the Company’s operations. Interest rate terms on the revolving facilities are at market rates prevailing in the relevant local markets. As of August 31, 2012 and 2011, the Company had no borrowings under these facilities.

(3)	The Company also maintains local guaranteed and non-guaranteed lines of credit for those locations that cannot access the Company’s global facilities. As of August 31, 2012 and 2011, the Company had no borrowings under these various facilities.

Under the borrowing facilities described above, the Company had an aggregate of $164,121 and $177,906 of letters of credit outstanding as of August 31, 2012 and 2011, respectively. In addition, the Company also had total outstanding debt of $33 and $4,419 as of August 31, 2012 and 2011, respectively.

8.	INCOME TAXES

	Fiscal 2012	Fiscal 2011	Fiscal 2010
Current tax expense	$1,022,260	$1,129,040	$782,212
Deferred tax (benefit) expense	56,981	(170,258)	71,698

Total	$1,079,241	$958,782	$853,910

Deferred income tax (benefit) expense recorded in Accumulated other comprehensive loss in the Consolidated Balance Sheets related to the defined benefit plans liability before noncontrolling interests was $(132,764) and $21,171 in fiscal 2012 and 2011, respectively, and related to the cash flow hedges before noncontrolling interests was $(35,152) and $19,561 in fiscal 2012 and 2011, respectively.

Income tax expense attributable to income from continuing operations was $1,079,241 and $958,782 for fiscal 2012 and 2011, respectively. This is lower than the amount computed by applying the U.S. federal income tax rate of 35% to pre-tax income from continuing operations due to benefits from non-U.S. operations taxed at lower rates and final determinations of prior year tax liabilities, partially offset by expenses related to unrecognized tax benefits. The effect on deferred tax assets and liabilities of enacted changes in tax laws and tax rates did not have a material impact on the Company’s income tax expense.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

The components of the Company’s deferred tax assets and liabilities included the following:

	August 31,
	2012	2011
Deferred tax assets:
Pensions	$165,216	$229,963
Revenue recognition	89,420	96,930
Compensation and benefits	440,768	379,597
Share-based compensation	239,326	232,508
Tax credit carryforwards	137,904	165,451
Net operating loss carryforwards	176,649	181,892
Depreciation and amortization	55,182	47,671
Deferred amortization deductions	244,103	121,529
Indirect effects of unrecognized tax benefits	316,776	254,101
Other	105,790	54,106

	1,971,134	1,763,748
Valuation allowance	(221,015)	(246,667)

Total deferred tax assets	1,750,119	1,517,081

Deferred tax liabilities:
Revenue recognition	(56,429)	(29,689)
Depreciation and amortization	(96,833)	(75,230)
Investments in subsidiaries	(174,943)	(161,474)
Other	(54,877)	(43,353)

Total deferred tax liabilities	(383,082)	(309,746)

Net deferred tax assets	$1,367,037	$1,207,335

The Company recorded valuation allowances of $221,015 and $246,667 as of August 31, 2012 and 2011, respectively, against deferred tax assets principally associated with certain tax net operating loss and tax credit carryforwards, as the Company believes it is more likely than not that these assets will not be realized. For all other deferred tax assets, the Company believes it is more likely than not that the results of future operations will generate sufficient taxable income to realize these deferred tax assets. During fiscal 2012, the Company recorded a net decrease of $25,652 in the valuation allowance, primarily due to foreign currency translation.

The Company had net operating loss carryforwards as of August 31, 2012 of $652,062. Of this amount, $74,624 expires between 2013 and 2018, $57,989 expires between 2019 and 2031, and $519,449 has an indefinite carryforward period. The Company had tax credit carryforwards as of August 31, 2012 of $137,904, of which $27,460 will expire between 2013 and 2018, $40,743 will expire between 2019 and 2022, and $69,701 has an indefinite carryforward period.

The Company recognizes interest and penalties related to unrecognized tax benefits in the Provision for income taxes. During fiscal 2012, 2011 and 2010, the Company recognized (benefit) expense of $(98,765), $59,950 and $36,542 in interest and penalties, respectively. The Company had accrued interest and penalties related to unrecognized tax benefits of $171,556 ($125,993, net of tax benefits) and $285,458 ($198,646, net of tax benefits) on the Company’s Consolidated Balance Sheet as of August 31, 2012 and 2011, respectively.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

The Company is currently under audit by the U.S. Internal Revenue Service for fiscal 2006 to 2008. The audit by the U.S. Internal Revenue Service for fiscal 2003 to 2005 closed during fiscal 2012. The Company is also currently under audit in numerous state and non-U.S. tax jurisdictions. Although the outcome of tax audits is always uncertain and could result in significant cash tax payments, the Company does not believe the outcome of these audits will have a material adverse effect on the Company’s consolidated financial position or results of operations. With limited exceptions, the Company is no longer subject to income tax audits by taxing authorities for the years before 2004. The Company believes that it is reasonably possible that its unrecognized tax benefits could decrease by approximately $637,000 or increase by approximately $208,000 in the next 12 months as a result of settlements, lapses of statutes of limitations and other adjustments. The majority of these amounts relate to transfer pricing matters in both U.S. and non-U.S. tax jurisdictions.

As of August 31, 2012, the Company had not recognized a deferred tax liability on $2,116,263 of undistributed earnings for certain foreign subsidiaries, because these earnings are intended to be permanently reinvested. If such earnings were distributed, some countries may impose withholding taxes. It is not practicable to determine the amount of the related unrecognized deferred income tax liability.

9.	RETIREMENT AND PROFIT SHARING PLANS

Defined Benefit Pension

In the United States and certain other countries, the Company maintains and administers defined benefit retirement plans for certain current, retired and resigned employees. In addition, the Company’s U.S. defined benefit pension plans include a frozen plan for former pre-incorporation partners, which is unfunded. Benefits under the employee retirement plans are primarily based on years of service and compensation during the years immediately preceding retirement or termination of participation in the plan.

Certain postemployment benefits, including severance benefits, disability-related benefits and continuation of benefits, such as healthcare benefits and life insurance coverage, are provided to former or inactive employees after employment but before retirement. These costs are substantially provided for on an accrual basis.

Assumptions

The Company uses an August 31 measurement date for its U.S. and non-U.S. defined benefit pension plans. The weighted-average assumptions used to determine the fiscal year-end defined benefit pension obligations were as follows:

	August 31,
	2012		2011
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Discount rate	4.00%	4.23%	5.25%	4.99%
Rate of increase in future compensation	4.00%	3.81%	4.00%	4.03%

The Company’s methodology for selecting the discount rate for the U.S. Plans is to match the plans’ cash flows to that of the average of two yield curves that provide the equivalent yields on zero-coupon

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

corporate bonds for each maturity. The discount rate assumption for the non-U.S. Plans primarily reflects the market rate for high-quality, fixed-income debt instruments. The discount rate assumptions are based on the expected duration of the benefit payments for each of the Company’s defined benefit pension plans as of the annual measurement date and is subject to change each year. The expected long-term rate of return on plan assets should, over time, approximate the actual long-term returns on defined benefit pension plan assets and is based on historical returns and the future expectations for returns for each asset class, as well as the target asset allocation of the asset portfolio.

Pension Expense

Pension expense for fiscal 2012, 2011 and 2010 was $102,555, $110,332 and $76,425 respectively.

Benefit Obligation, Plan Assets and Funded Status

Selected information regarding defined benefit pension plans as of August 31, 2012 and 2011 was as follows:

	August 31,
	2012		2011
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Benefit obligation, end of year	$1,881,544	$1,145,964	$1,433,884	$1,046,251
Fair value of plan assets, end of year	$1,185,961	$846,494	$1,006,507	$779,754

Funded status, end of year	$(695,583)	$(299,470)	$(427,377)	$(266,497)

Amounts recognized in the Consolidated Balance Sheets consist of:
Non-current assets	$—	$30,365	$—	$17,750
Current liabilities	(11,709)	(8,953)	(11,445)	(6,500)
Non-current liabilities	(683,874)	(320,881)	(415,932)	(277,747)
Accumulated other comprehensive loss, pre-tax	607,014	188,327	360,133	142,415

Net amount recognized at end of year	$(88,569)	$(111,142)	$(67,244)	$(124,082)

The employer contributions, participant contributions and benefits paid for fiscal 2012 and 2011 were as follows:

	Fiscal
	2012		2011
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Employer contributions	11,252	55,052	11,043	38,286
Participant contributions	—	7,058	—	7,143
Benefits paid	(33,816)	(30,710)	(31,339)	(23,563)

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

Accumulated Other Comprehensive Loss

The pre-tax accumulated net actuarial loss and prior service cost (credit) recognized in Accumulated other comprehensive loss as of August 31, 2012 was as follows:

	U.S. Plans	Non-U.S. Plans
Net actuarial loss	$607,011	$203,608
Prior service cost (credit)	3	(15,281)

Total	$607,014	$188,327

The estimated amounts that will be amortized from Accumulated other comprehensive loss as of August 31, 2012 into net periodic pension expense during fiscal 2013 are as follows:

	U.S. Plans	Non-U.S. Plans
Actuarial loss	$42,694	$11,384
Prior service cost (credit)	3	(2,669)

Total	$42,697	$8,715

Funded Status for Defined Benefit Plans

The accumulated benefit obligation for material defined benefit pension plans as of August 31, 2012 and 2011 was as follows:

	August 31,
	2012		2011
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Accumulated benefit obligation	$1,867,820	$1,046,280	$1,421,917	$944,287

The following information is provided for material defined benefit pension plans with projected benefit obligations in excess of plan assets and for plans with accumulated benefit obligations in excess of plan assets as of August 31, 2012 and 2011:

	August 31,
	2012		2011
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Projected benefit obligation in excess of plan assets:
Projected benefit obligation	$1,881,544	$672,195	$1,433,884	$879,298
Fair value of plan assets	1,185,961	342,361	1,006,507	595,051

	August 31,
	2012		2011
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Accumulated benefit obligation in excess of plan assets:
Accumulated benefit obligation	$1,867,820	$436,499	$1,421,917	$656,196
Fair value of plan assets	1,185,961	178,600	1,006,507	443,412

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

Investment Strategies

U.S. Pension Plans

The overall investment objective of the plans is to provide growth in the defined benefit pension plans’ assets to help fund future defined benefit pension obligations while managing risk in order to meet current defined benefit pension obligations. The plans’ future prospects, their current financial conditions, the Company’s current funding levels and other relevant factors suggest that the plans can tolerate some interim fluctuations in market value and rates of return in order to achieve long-term objectives without undue risk to the plans’ ability to meet their current benefit obligations. The Company recognizes that asset allocation of the defined benefit pension plans’ assets is an important factor in determining long-term performance. Actual asset allocations at any point in time may vary from the target asset allocations and will be dictated by current and anticipated market conditions, required cash flows and investment decisions of the investment committee and the pension plans’ investment funds and managers. Ranges are established to provide flexibility for the asset allocation to vary around the targets without the need for immediate rebalancing.

Non-U.S. Pension Plans

Plan assets in non-U.S. defined benefit pension plans conform to the investment policies and procedures of each plan and to relevant legislation. The pension committee or trustee of each plan regularly, but at least annually, reviews the investment policy and the performance of the investment managers. In certain countries, the trustee is also required to consult with the Company. Asset allocation decisions are made to provide risk adjusted returns that align with the overall investment strategy for each plan. Generally, the investment return objective of each plan is to achieve a total annualized rate of return that exceeds inflation over the long term by an amount based on the target asset allocation mix of that plan. In certain countries, plan assets are invested in funds that are required to hold a majority of assets in bonds, with a smaller proportion in equities. Also, certain plan assets are entirely invested in contracts held with the plan insurer, which determines the strategy. Defined benefit pension plans in certain countries are unfunded.

Risk Management

Plan investments are exposed to certain risks including market, interest rate and operating risk. In order to mitigate significant concentrations of these risks, the assets are invested in a diversified portfolio primarily consisting of equities and fixed income instruments. Equities are diversified between U.S. and non-U.S. index funds and are intended to achieve long term capital appreciation. To minimize asset volatility relative to the liabilities, a portion of plan assets are allocated to debt securities which appropriately match the duration of individual plan’s liabilities. Plan asset allocation and investment managers’ guidelines are reviewed on a regular basis.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

Plan Assets

The Company’s target allocation for fiscal 2013 and weighted-average plan assets allocations as of August 31, 2012 and 2011 by asset category, for material defined benefit pension plans were as follows:

	2013 Target Allocation		2012		2011
Asset Category	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Equity securities	25%	35-40%	55%	40%	59%	34%
Debt securities	75	45-50	44	44	40	47
Cash and short-term investments	—	0-5	1	2	1	5
Insurance contracts	—	10-15	—	11	—	11
Other	—	0-5	—	3	—	3

Total	100%	100%	100%	100%	100%	100%

Fair Value Measurements

Fair value is the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the Company’s own credit risk.

The three-level hierarchy of fair value measurements is based on whether the inputs to those measurements are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. The fair-value hierarchy requires the use of observable market data when available and consists of the following levels:

•	Level 1—Quoted prices for identical instruments in active markets;

•

Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in active markets; and

•	Level 3—Valuations derived from valuation techniques in which one or more significant inputs are unobservable.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

The fair values of the material U.S. and non-U.S. defined benefit pension plans assets as of August 31, 2012 are as follows:

U.S. Plans

	Level 1	Level 2	Level 3	Total
Equity
U.S. equity securities	$—	$418,421	$—	$418,421
Non-U.S. equity securities	—	228,799	—	228,799
Fixed Income
U.S. government, state and local debt securities	—	292,965	—	292,965
Non-U.S. government debt securities	—	5,870	—	5,870
U.S. corporate debt securities	—	85,664	—	85,664
Non-U.S. corporate debt securities	—	12,056	—	12,056
Mutual fund debt securities	132,188	—	—	132,188
Cash and short-term investments	—	10,807	—	10,807
Other	—	(809)	—	(809)

Total	$132,188	$1,053,773	$—	$1,185,961

Non-U.S. Plans
	Level 1	Level 2	Level 3	Total
Equity
U.S. equity securities	$10,306	42,381	$—	$52,687
Non-U.S. equity securities	131,594	111,320	—	242,914
Mutual fund equity securities	—	46,283	—	46,283
Fixed Income
Non-U.S. government debt securities	—	244,446	—	244,446
Non-U.S. corporate debt securities	—	70,826	—	70,826
Mutual fund debt securities	—	53,822	—	53,822
Cash and short-term investments	9,688	9,502	—	19,190
Insurance contracts	—	88,680	—	88,680
Other	—	27,646	—	27,646

Total	$151,588	$694,906	$—	$846,494

There were no transfers between Levels 1 and 2 during fiscal 2012.

Expected Contributions

Generally, annual contributions are made at such times and in amounts as required by law and may, from time to time, exceed minimum funding requirements. The Company estimates it will pay approximately $572,385 in fiscal 2013 related to contributions to its U.S. and non-U.S. defined benefit pension plans, cash funding for its retiree medical plans and benefit payments related to the unfunded frozen plan for former pre-incorporation partners. The above estimate includes the payment of a discretionary contribution of $500,000 to the Company’s U.S. defined benefit pension plans that is

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

expected to be funded during the first half of fiscal 2013. The Company has not determined whether it will make additional voluntary contributions for any of its other defined benefit pension plans.

Estimated Future Benefit Payments

Benefit payments for material defined benefit pension plans, which reflect expected future service, as appropriate, are expected to be paid as follows:

	U.S. Plans	Non-U.S. Plans
2013	$34,744	$35,907
2014	36,959	36,890
2015	39,365	41,141
2016	42,106	46,182
2017	45,228	51,634
2018-2022	285,031	277,433

Defined Contribution Plans

In the United States and certain other countries, the Company maintains and administers defined contribution plans for certain current, retired and resigned employees. Defined contribution plans in countries other than the United States and the United Kingdom are individually immaterial. Total expenses recorded for the United States and the United Kingdom defined contribution plans were $255,606, $235,439 and $223,793 in fiscal 2012, 2011 and 2010, respectively.

10.	SHARE-BASED COMPENSATION

Share Incentive Plans

On February 4, 2010, Accenture’s shareholders approved the Accenture plc 2010 Share Incentive Plan (the “2010 SIP”), which the Board of Directors of Accenture approved on December 10, 2009. Any new equity grants awarded on or after February 4, 2010 were under the 2010 SIP. No new awards were granted on or after February 4, 2010 under the 2001 Share Incentive Plan (the “2001 SIP”), and any share capacity remaining under the 2001 SIP was cancelled and not incorporated into the 2010 SIP. However, shares related to outstanding awards granted under the 2001 SIP prior to February 4, 2010 continue to be satisfied from shares issued under the 2001 SIP.

The 2010 SIP is administered by the Compensation Committee of the Board of Directors of Accenture and provides for the grant of nonqualified share options, incentive stock options, restricted share units and other share-based awards. A maximum of 50,000,000 Accenture plc Class A ordinary shares are currently authorized for awards under the 2010 SIP. As of August 31, 2012, there were 24,723,631 shares available for future grants under the 2010 SIP. Accenture plc Class A ordinary shares covered by awards that terminate, lapse or are cancelled may again be used to satisfy awards under the 2010 SIP. The Company issues new Accenture plc Class A ordinary shares and shares from treasury for shares delivered under the 2010 SIP.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

A summary of information with respect to share-based compensation is as follows:

	Fiscal
	2012	2011	2010
Total share-based compensation expense included in Net income	$538,086	$450,137	$425,822
Income tax benefit related to share-based compensation included in Net income	167,109	138,984	133,796

Restricted Share Units

Under the 2010 SIP and previously under the 2001 SIP, participants may be granted restricted share units, each of which represents an unfunded, unsecured right, which is nontransferable except in the event of death of the participant, to receive an Accenture plc Class A ordinary share on the date specified in the participant’s award agreement. The fair value of the awards is determined on the grant date based on the Company’s stock price. The restricted share units granted under this plan are subject to cliff or graded vesting, generally ranging from 2 to 10 years. For awards with graded vesting, compensation expense is recognized over the vesting term of each separately vesting portion. Compensation expense is recognized on a straight-line basis for awards with cliff vesting.

Restricted share unit activity during fiscal 2012 was as follows:

	Number of Restricted Share Units	Weighted Average Grant-Date Fair Value
Nonvested balance as of August 31, 2011	35,724,040	$39.37
Granted(1)	12,621,036	53.98
Vested(2)	(12,077,818)	40.41
Forfeited	(1,812,943)	40.80

Nonvested balance as of August 31, 2012	34,454,315	$44.27

(1)	The weighted average grant-date fair value for restricted share units granted for fiscal 2012, 2011 and 2010 was $53.98, $47.87 and $40.32, respectively.

(2)	The total grant-date fair value of restricted share units vested for fiscal 2012, 2011 and 2010 was $488,085, $592,482 and $361,291, respectively.

As of August 31, 2012, there was $543,326 of total restricted share unit compensation expense related to nonvested awards not yet recognized, which is expected to be recognized over a weighted average period of 1.5 years. As of August 31, 2012, there were 2,044,797 restricted share units vested but not yet delivered as Accenture plc Class A ordinary shares.

Stock Options

Stock options are granted to senior executives and other employees under the 2010 SIP and previously under the 2001 SIP. Options generally have an exercise price that is at least equal to the fair value of the Accenture plc Class A ordinary shares on the date the option is granted. Options granted under the 2010 SIP and previously under the 2001 SIP are subject to cliff or graded vesting, generally ranging from 2 to 10 years, and generally have a contractual term of 10 years. For awards with graded vesting, compensation expense is recognized over the vesting period of each separately vesting portion.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

Compensation expense is recognized on a straight-line basis for awards with cliff vesting. The fair value of each options grant is estimated on the date of grant using the Black-Scholes-Merton option pricing model. Stock option activity for fiscal 2012 was as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Options outstanding as of August 31, 2011	8,095,463	$23.96	3.1	$242,116
Granted	—	—
Exercised	(2,218,602)	22.56
Forfeited	(40,199)	24.42

Options outstanding as of August 31, 2012	5,836,662	$24.49	2.3	$216,291

Options exercisable as of August 31, 2012	5,715,100	$24.32	2.2	$212,750
Options exercisable as of August 31, 2011	7,902,845	23.79	3.0	237,690
Options exercisable as of August 31, 2010	20,386,549	19.42	2.5	351,374

Other information pertaining to option activity is as follows:

	Fiscal
	2012	2011	2010
Weighted average grant-date fair value of stock options granted	$—	$13.73	$11.65
Total fair value of stock options vested	726	3,757	3,928
Total intrinsic value of stock options exercised	83,470	450,956	177,721

Cash received from the exercise of stock options was $50,049 and the income tax benefit realized from the exercise of stock options was $20,428 for fiscal 2012. As of August 31, 2012, there was $179 of total stock option compensation expense related to nonvested awards not yet recognized, which is expected to be recognized over a weighted average period of 0.9 years.

Employee Share Purchase Plans

2010 ESPP

The 2010 Employee Share Purchase Plan (the “2010 ESPP”) is a nonqualified plan that provides eligible employees of the Company with an opportunity to purchase Accenture plc Class A ordinary shares through payroll deductions. Under the 2010 ESPP, eligible employees may purchase Accenture plc Class A ordinary shares through the Employee Share Purchase Plan (the “ESPP”) or the Voluntary Equity Investment Program (the “VEIP”). Under the ESPP, eligible employees may elect to contribute 1% to 10% of their compensation during each semi-annual offering period (up to $7.5 per offering period) to purchase Accenture plc Class A ordinary shares at a discount. Under the VEIP, eligible senior executives may elect to contribute up to 30% of their total compensation towards the monthly purchase of Accenture plc Class A ordinary shares at fair market value. At the end of the VEIP program year, senior executive participants, who did not withdraw from the program, will be granted restricted share units equal to 50% of the number of shares purchased during that year.

A maximum of 45,000,000 Accenture plc Class A ordinary shares may be issued under the 2010 ESPP. As of August 31, 2012, the Company had issued 16,513,511 Accenture plc Class A ordinary

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

shares under the 2010 ESPP. The Company issued 7,406,727, 7,382,949 and 1,723,835 shares to employees in fiscal 2012, 2011 and 2010, respectively, under the 2010 ESPP.

2001 ESPP

Prior to the 2010 ESPP, participants purchased Accenture Class A ordinary shares through the 2001 Employee Share Purchase Plan (the “2001 ESPP”). Any share capacity remaining under the 2001 ESPP was cancelled and not incorporated into the 2010 ESPP share reserve. Under the 2001 ESPP, the Company issued 4,597,562 shares to employees in fiscal 2010.

11.	SHAREHOLDERS’ EQUITY

Accenture plc

Ordinary Shares

The Company has 40,000 authorized ordinary shares, par value €1 per share. Each ordinary share of Accenture plc entitles its holder to receive payments upon a liquidation of Accenture plc; however a holder of an ordinary share is not entitled to vote on matters submitted to a vote of shareholders of Accenture plc or to receive dividends.

Class A Ordinary Shares

An Accenture plc Class A ordinary share entitles its holder to one vote per share, and holders of those shares do not have cumulative voting rights. Each Class A ordinary share entitles its holder to a pro rata part of any dividend at the times and in the amounts, if any, which Accenture plc’s Board of Directors from time to time determines to declare, subject to any preferred dividend rights attaching to any preferred shares. Each Class A ordinary share is entitled on a winding-up of Accenture plc to be paid a pro rata part of the value of the assets of Accenture plc remaining after payment of its liabilities, subject to any preferred rights on liquidation attaching to any preferred shares.

Class X Ordinary Shares

An Accenture plc Class X ordinary share entitles its holder to one vote per share, and holders of those shares do not have cumulative voting rights. A Class X ordinary share does not entitle its holder to receive dividends, and holders of those shares are not entitled to be paid any amount upon a winding-up of Accenture plc. Most of the Company’s partners who received Accenture SCA Class I common shares or Accenture Canada Holdings Inc. exchangeable shares in connection with the Company’s transition to a corporate structure received a corresponding number of Accenture plc Class X ordinary shares. Accenture plc may redeem, at its option, any Class X ordinary share for a redemption price equal to the par value of the Class X ordinary share. Accenture plc has separately agreed with the original holders of Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares not to redeem any Class X ordinary share of such holder if the redemption would reduce the number of Class X ordinary shares held by that holder to a number that is less than the number of Accenture SCA Class I common shares or Accenture Canada Holdings Inc. exchangeable shares owned by that holder, as the case may be. Accenture plc will redeem Class X ordinary shares upon the redemption or exchange of Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares so that

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

the aggregate number of Class X ordinary shares outstanding at any time does not exceed the aggregate number of Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares outstanding. Class X ordinary shares are not transferable without the consent of Accenture plc.

Equity of Subsidiaries Redeemable or Exchangeable for Accenture plc Class A Ordinary Shares

Accenture SCA Class I Common Shares

Senior executives in certain countries, including the United States, received Accenture SCA Class I common shares in connection with the Company’s transition to a corporate structure. Only the Company and its current and former senior executives and their permitted transferees hold Accenture SCA Class I common shares. Each Accenture SCA Class I common share entitles its holder to one vote on all matters submitted to a vote of shareholders of Accenture SCA and entitles its holders to dividends and liquidation payments.

Accenture SCA is obligated, at the option of the holder, to redeem any outstanding Accenture SCA Class I common share at a redemption price per share generally equal to its current market value as determined in accordance with Accenture SCA’s articles of association. Under Accenture SCA’s articles of association, the market value of a Class I common share will be deemed to be equal to (i) the average of the high and low sales prices of an Accenture plc Class A ordinary share as reported on the New York Stock Exchange (or on such other designated market on which the Class A ordinary shares trade), net of customary brokerage and similar transaction costs, or (ii) if Accenture plc sells its Class A ordinary shares on the date that the redemption price is determined (other than in a transaction with any employee or an affiliate or pursuant to a preexisting obligation), the weighted average sales price of an Accenture plc Class A ordinary share on the New York Stock Exchange (or on such other market on which the Class A ordinary shares primarily trade), net of customary brokerage and similar transaction costs. Accenture SCA may, at its option, pay this redemption price with cash or by delivering Accenture plc Class A ordinary shares on a one-for-one basis. Each holder of Class I common shares is entitled to a pro rata part of any dividend and to the value of any remaining assets of Accenture SCA after payment of its liabilities upon dissolution.

Accenture Canada Holdings Inc. Exchangeable Shares

Partners resident in Canada and New Zealand received Accenture Canada Holdings Inc. exchangeable shares in connection with the Company’s transition to a corporate structure. Holders of Accenture Canada Holdings Inc. exchangeable shares may exchange their shares for Accenture plc Class A ordinary shares at any time on a one-for-one basis. The Company may, at its option, satisfy this exchange with cash at a price per share generally equal to the market price of an Accenture plc Class A ordinary share at the time of the exchange. Each exchangeable share of Accenture Canada Holdings Inc. entitles its holder to receive distributions equal to any distributions to which an Accenture plc Class A ordinary share entitles its holder.

12.	MATERIAL TRANSACTIONS AFFECTING SHAREHOLDERS’ EQUITY

Share Purchases and Redemptions

The Board of Directors of Accenture plc has authorized funding for the Company’s publicly announced open-market share purchase program for acquiring Accenture plc Class A ordinary shares and

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

for purchases and redemptions of Accenture plc Class A ordinary shares, Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares held by the Company’s current and former senior executives and their permitted transferees. As of August 31, 2012, the Company’s aggregate available authorization was $4,178,842 for its publicly announced open-market share purchase and these other share purchase programs.

The Company’s share purchase activity during fiscal 2012 was as follows:

	Accenture plc Class A Ordinary Shares		Accenture SCA Class I Common Shares and Accenture Canada Holdings Inc. Exchangeable Shares
	Shares	Amount	Shares	Amount
	(in thousands of U.S. dollars, except share amounts)
Open-market share purchases(1)	30,119,187	$1,724,345	—	$—
Other share purchase programs	—	—	2,303,720	138,445
Other purchases(2)	4,196,449	236,051	—	—

Total	34,315,636	$1,960,396	2,303,720	$138,445

(1)	The Company conducts a publicly announced, open-market share purchase program for Accenture plc Class A ordinary shares. These shares are held as treasury shares by Accenture plc and may be utilized to provide for select employee benefits, such as equity awards to the Company’s employees.

(2)	During fiscal 2012, as authorized under the Company’s various employee equity share plans, the Company acquired Accenture plc Class A ordinary shares primarily via share withholding for payroll tax obligations due from employees and former employees in connection with the delivery of Accenture plc Class A ordinary shares under those plans. These purchases of shares in connection with employee share plans do not affect the Company’s aggregate available authorization for the Company’s publicly announced open-market share purchase and the other share purchase programs.

Other Share Redemptions

During fiscal 2012, the Company issued 4,622,450 Accenture plc Class A ordinary shares upon redemptions of an equivalent number of Accenture SCA Class I common shares pursuant to its registration statement on Form S-3 (the “registration statement”). The registration statement allows the Company, at its option, to issue freely tradable Accenture plc Class A ordinary shares in lieu of cash upon redemptions of Accenture SCA Class I common shares held by senior executives, former executives and their permitted transferees.

Dividends

The Company’s dividend activity during fiscal 2012 was as follows:

	Dividend Per Share	Accenture plc Class A Ordinary Shares		Accenture SCA Class I Common Shares and Accenture Canada Holdings Inc. Exchangeable Shares		Total Cash Outlay
Dividend Payment Date		Record Date	Cash Outlay	Record Date	Cash Outlay
November 15, 2011	$0.675	October 14, 2011	$432,615	October 11, 2011	$42,281	$474,896
May 15, 2012	0.675	April 13, 2012	435,736	April 10, 2012	40,225	475,961

Total Dividends			$868,351		$82,506	$950,857

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

The payment of the cash dividends also resulted in the issuance of additional restricted share units to holders of restricted share units. Diluted weighted average Accenture plc Class A ordinary share amounts have been restated for all periods presented to reflect this issuance.

Subsequent Event

On September 24, 2012, the Board of Directors of Accenture plc declared a semi-annual cash dividend of $0.81 per share on its Class A ordinary shares for shareholders of record at the close of business on October 12, 2012. Accenture plc will cause Accenture SCA to declare a semi-annual cash dividend of $0.81 per share on its Class I common shares for shareholders of record at the close of business on October 9, 2012. Both dividends are payable on November 15, 2012. The payment of the cash dividends will result in the issuance of an immaterial number of additional restricted share units to holders of restricted share units.

13.	LEASE COMMITMENTS

The Company has operating leases, principally for office space, with various renewal options. Substantially all operating leases are non-cancelable or cancelable only by the payment of penalties. Rental expense in agreements with rent holidays and scheduled rent increases is recorded on a straight-line basis over the lease term. Rental expense, including operating costs and taxes and sublease income from third parties, during fiscal 2012, 2011 and 2010 was as follows:

	Fiscal
	2012	2011	2010
Rental expense	$541,182	$493,734	$467,838
Sublease income from third parties	(33,171)	(32,503)	(30,741)

Future minimum rental commitments under non-cancelable operating leases as of August 31, 2012, were as follows:

	Operating Lease Payments	Operating Sublease Income
2013	$443,086	$(30,992)
2014	354,371	(30,958)
2015	284,459	(27,055)
2016	217,222	(22,101)
2017	169,951	(12,604)
Thereafter	648,989	(18,255)

	$2,118,078	$(141,965)

14.	COMMITMENTS AND CONTINGENCIES

Commitments

The Company has the right to purchase or may also be required to purchase substantially all of the remaining outstanding shares of its Avanade Inc. subsidiary (“Avanade”) not owned by the Company at

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

fair value if certain events occur. Certain holders of Avanade common stock and options to purchase the stock have put rights that, under certain circumstances and conditions, would require Avanade to redeem shares of its stock at fair value. As of August 31, 2012 and 2011, the Company has reflected the fair value of $95,957 and $113,143, respectively, related to Avanade’s redeemable common stock and the intrinsic value of the options on redeemable common stock in Other accrued liabilities on the Consolidated Balance Sheet.

Indemnifications and Guarantees

In the normal course of business and in conjunction with certain client engagements, the Company has entered into contractual arrangements through which it may be obligated to indemnify clients with respect to certain matters. These arrangements with clients can include provisions whereby the Company has joint and several liability in relation to the performance of certain contractual obligations along with third parties also providing services and products for a specific project. Indemnification provisions are also included in arrangements under which the Company agrees to hold the indemnified party harmless with respect to third-party claims related to such matters as title to assets sold or licensed or certain intellectual property rights.

Typically, the Company has contractual recourse against third parties for certain payments made by the Company in connection with arrangements where third-party nonperformance has given rise to the client’s claim. Payments by the Company under any of the arrangements described above are generally conditioned on the client making a claim, which may be disputed by the Company typically under dispute resolution procedures specified in the particular arrangement. The limitations of liability under these arrangements may be expressly limited or may not be expressly specified in terms of time and/or amount.

As of August 31, 2012 and 2011, the Company’s aggregate potential liability to its clients for expressly limited guarantees involving the performance of third parties was approximately $1,036,000 and $976,000, respectively, of which all but approximately $277,000 and $256,000, respectively, may be recovered from the other third parties if the Company is obligated to make payments to the indemnified parties that are the consequence of a performance default by the other third parties. For arrangements with unspecified limitations, the Company cannot reasonably estimate the aggregate maximum potential liability, as it is inherently difficult to predict the maximum potential amount of such payments, due to the conditional nature and unique facts of each particular arrangement.

To date, the Company has not been required to make any significant payment under any of the arrangements described above. The Company has assessed the current status of performance/payment risk related to arrangements with limited guarantees, unspecified limitations and/or indemnification provisions and believes that any potential payments would be immaterial to the Consolidated Financial Statements, as a whole.

Legal Contingencies

As of August 31, 2012, the Company or its present personnel had been named as a defendant in various litigation matters. The Company and/or its personnel also from time to time are involved in investigations by various regulatory or legal authorities concerning matters arising in the course of its business around the world. Based on the present status of these matters, management believes the range

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

of reasonably possible losses in addition to amounts accrued, net of insurance recoveries, will not have a material effect on the Company’s results of operations or financial condition.

15.	SEGMENT REPORTING

Operating segments are components of an enterprise where separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance.

The Company’s chief operating decision maker is its Chief Executive Officer. The Company’s operating segments are managed separately because each operating segment represents a strategic business unit providing management consulting, technology and outsourcing services to clients in different industries.

The Company’s reportable operating segments are the five operating groups, which are Communications, Media & Technology, Financial Services, Health & Public Service, Products and Resources. Information regarding the Company’s reportable operating segments is as follows:

Fiscal:	Communications, Media & Technology(1)	Financial Services	Health & Public Service	Products	Resources	Other	Total
2012
Revenues before reimbursements	$5,906,724	$5,842,776	$4,255,631	$6,562,974	$5,275,001	$19,224	$27,862,330
Depreciation(2)	64,202	63,251	61,994	72,532	56,013	—	317,992
Operating income	845,411	809,633	376,125	863,860	976,519	—	3,871,548
Assets as of August 31(3)	582,652	215,741	477,536	533,522	484,095	(91,557)	2,201,989

2011
Revenues before reimbursements	$5,434,024	$5,380,674	$3,861,146	$5,931,333	$4,882,248	$17,611	$25,507,036
Depreciation(2)	63,524	56,256	56,207	68,136	53,426	—	297,549
Operating income	727,761	898,287	318,430	679,716	846,263	—	3,470,457
Assets as of August 31(3)	556,190	189,611	576,505	579,616	642,250	(86,104)	2,458,068

2010
Revenues before reimbursements	$4,612,290	$4,446,038	$3,580,802	$4,985,347	$3,911,041	$15,050	$21,550,568
Depreciation(2)	60,727	52,972	43,566	65,680	46,127	—	269,072
Operating income	614,777	772,499	286,510	592,152	648,907	—	2,914,845
Assets as of August 31(3)	566,630	97,731	420,172	449,891	455,070	(23,914)	1,965,580

(1)	On September 1, 2011, the Company renamed the Communications & High Tech operating group to Communications, Media & Technology. No amounts have been reclassified in any period in connection with this name change.

(2)	Amounts include depreciation on property and equipment controlled by each operating segment, as well as an allocation for depreciation on property and equipment they do not directly control.

(3)	The Company does not allocate total assets by operating segment. Operating segment assets directly attributed to an operating segment and provided to the chief operating decision maker include Receivables from clients, current and non-current Unbilled services, Deferred contract costs and current and non-current Deferred revenues.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

The accounting policies of the operating segments are the same as those described in Note 1 (Summary of Significant Accounting Policies) to these Consolidated Financial Statements.

Revenues are attributed to geographic regions and countries based on where client services are supervised. Information regarding geographic regions and countries is as follows:

Fiscal:	Americas	EMEA(1)	Asia Pacific	Total
2012
Net revenues	$12,522,673	$11,296,207	$4,043,450	$27,862,330
Reimbursements	897,483	697,622	320,550	1,915,655

Revenues	13,420,156	11,993,829	4,364,000	29,777,985

Property and equipment, net as of August 31	256,697	206,356	316,441	779,494

2011
Net revenues	$11,270,668	$10,853,684	$3,382,684	$25,507,036
Reimbursements	851,081	699,631	295,166	1,845,878

Revenues	12,121,749	11,553,315	3,677,850	27,352,914

Property and equipment, net as of August 31	235,900	230,805	318,526	785,231

2010
Net revenues	$9,465,357	$9,583,268	$2,501,943	$21,550,568
Reimbursements	808,951	534,566	199,993	1,543,510

Revenues	10,274,308	10,117,834	2,701,936	23,094,078

Property and equipment, net as of August 31	240,228	204,948	214,393	659,569

(1)	EMEA includes Europe, Middle East and Africa.

The Company conducts business in the following countries that individually comprised 10% or more of consolidated Net revenues:

	Fiscal
	2012	2011	2010
United States	36%	35%	36%
United Kingdom	9	10	10

The Company conducts business in the following countries that hold 10% or more of its total consolidated Property and equipment, net:

	August 31,
	2012	2011	2010
United States	26%	23%	30%
India	21	23	17
Philippines	10	9	7

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

Net revenues by type of work were as follows:

	Fiscal
	2012	2011	2010
Consulting	$15,562,321	$14,924,187	$12,371,268
Outsourcing	12,300,009	10,582,849	9,179,300

Net revenues	27,862,330	25,507,036	21,550,568
Reimbursements	1,915,655	1,845,878	1,543,510

Revenues	$29,777,985	$27,352,914	$23,094,078

16.	EMPLOYEES

The average number of persons employed by the Company during fiscal 2012 and 2011 was as follows:

	Fiscal
	2012	2011
Billable	230,993	203,324
Enterprise	15,539	14,552

Total	246,532	217,876

Employee costs for fiscal 2012 and 2011 were as follows:

	Fiscal
	2012	2011
Wages and salaries	$13,913,551	$12,763,306
Social welfare costs	1,625,210	1,511,056
Share based compensation expense	538,086	450,137
Pension and postretirement expense	641,973	594,941
Other, principally employee benefits	1,004,366	846,063

Total employee costs	$17,723,186	$16,165,503

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

17.	DIRECTORS’ REMUNERATION

Directors’ remuneration for fiscal 2012 and 2011 is set forth in the table below. Mr. Green, the Company’s executive chairman and former chief executive officer, and Mr. Nanterme, the Company’s chief executive officer, are not compensated for their services as a director. Accordingly, the amounts below include compensation for Mr. Green’s service as executive chairman and former chief executive officer and Mr. Nanterme’s service as chief executive officer (referred to as “Managerial Services”) as well as compensation for all non-employee directors in their capacities as such (referred to as “Director Services”).

	Fiscal
	2012	2011
Managerial services(1)	$23,802	$25,436
Director services(2)	3,166	2,641

(1)	This calculation was made in accordance with the requirements of the Irish Companies Acts and includes the following during fiscal 2012 and 2011, respectively: base compensation earned of $2,393 and $2,405; non-equity incentive plan cash payments of $6,409 and $6,248 comprising annual bonus and individual performance bonus payments; share based compensation expense of $14,987 and $16,769 calculated in accordance with US GAAP; and other of $13 and $14.

(2)	This calculation was made in accordance with the requirements of the Irish Companies Acts.

18.	AUDITORS’ REMUNERATION

Fees paid to KPMG, the Company’s statutory auditor, during fiscal 2012 and 2011 were as follows:

	Fiscal
	2012	2011
Audit fees
Audit fees paid to KPMG and its affiliates(1)	$13,513	$13,789
Audit of the parent company financial statements	75	75

Total audit fees	13,588	13,864
Tax advisory services provided by statutory auditor	238	205

Total	$13,826	$14,069

(1)	Includes audit fees paid to KPMG Ireland for the statutory audit of Accenture plc and subsidiaries of $840 and $758 for fiscal 2012 and 2011, respectively.

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

19.	SUBSIDIARIES

As of August 31, 2012, the Company’s subsidiaries were as follows:

Name	Country of Organization
Sistemes Consulting S.A	Andorra
Accenture SRL	Argentina
Accenture Service Center SRL	Argentina
Accenture Technology Solutions Pty Ltd.	Australia
Accenture Australia Holdings Pty Ltd.	Australia
Avanade Australia Pty Ltd.	Australia
Navitaire Australia Pty Ltd.	Australia
Accenture GmbH	Austria
Accenture Technology Solutions GmbH	Austria
Accenture BPM CVBA/SCRL	Belgium
Accenture S.A.\.N.V.	Belgium
Accenture Technology Solutions NV/SA	Belgium
Accenture Technology Ventures S.P.R.L.	Belgium
Avanade Belgium SPRL	Belgium
Accenture Australia Ltd.	Bermuda
Accenture Australia (1) Ltd.	Bermuda
Accenture Australia (2) Ltd.	Bermuda
Accenture Australia (3) Ltd.	Bermuda
Blue Insurance Ltd.	Bermuda
ENMAX Technology Bolivia S.A.	Bolivia
Accenture (Botswana) (PTY) Ltd.	Botswana
Accenture do Brasil Ltda	Brazil
Accenture Automacao e TI Industrial Ltda	Brazil
Accenture Servicos de Suporte de Negocios Ltda	Brazil
Accenture Servicos Administrativos	Brazil
BPO Servicos Administrativos Ltda	Brazil
Avanade do Brasil Ltda	Brazil
Accenture Canada Holdings Inc.	Canada
Accenture Inc.	Canada
Accenture Technology Solutions—Canada, Inc. Also known as Solutions technologiques Accenture—Canada, Inc.	Canada
Accenture Business Services of British Columbia Limited Partnership	Canada
Accenture Business Services for Utilities Inc.	Canada
Accenture Nova Scotia Unlimited Liability Co.	Canada
Avanade Canada Inc.	Canada
Accenture Chile Asesorias y Servicios Ltda	Chile
Neo Metrics Chile, S.A.	Chile
Accenture (China) Co Ltd.	China
Accenture Technology Solutions (Dalian) Co Ltd.	China
Guangzhou Bao Zhe Information Consulting Co Ltd.	China
Qi Jie (Beijing) Info Tech Co Ltd.	China
Avanade Guangzhou	China
Avanade GZ Computer Technology Development Co. Ltd. (SH)	China
Accenture Ltda	Colombia
Accenture Services s.r.o	Czech Republic
Accenture Technology Solutions s.r.o.	Czech Republic

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

Name	Country of Organization
Accenture Denmark Holdings A/S	Denmark
Avanade Denmark ApS	Denmark
ENMAX Technology-Ecuador S.A.	Ecuador
Accenture Egypt LLC	Egypt
Accenture Oy	Finland
Accenture Technology Solutions Oy	Finland
Accenture Services Oy	Finland
Avanade Finland Oy	Finland
Digiplug SAS	France
Accenture Technology Solutions SAS	France
InVita SAS	France
Avanade SAS	France
Accenture Investment Processing Services SAS	France
Accenture Holdings France SAS	France
Insurance Services SAS	France
Acceria SAS	France
Accenture GmbH	Germany
Accenture Management GmbH	Germany
Accenture Holding GmbH & Co. KG	Germany
Accenture Dienstleistungen GmbH	Germany
Accenture Services GmbH	Germany
Accenture Technology Solutions GmbH	Germany
Accenture Services für Kreditinstitute GmbH	Germany
Avanade Deutschland GmbH	Germany
Accenture CAS GmbH	Germany
Accenture Finance (Gibraltar) III Ltd.	Gibraltar
Accenture Minority III Ltd.	Gibraltar
Accenture PLC	Gibraltar
Accenture S.A.	Greece
Accenture BPM S.A.	Greece
Accenture Co Ltd.	Hong Kong SAR
Accenture Technology Solutions (HK) Co. Ltd.	Hong Kong SAR
Avanade Hong Kong Ltd.	Hong Kong SAR
Accenture Tanacsado Korlatolt Felelossegu Tarsasag KFT (Also known as Accenture KFT)	Hungary
Accenture Services Private Ltd.	India
P.T. Accenture	Indonesia
Accenture	Ireland
Accenture Global Services Ltd.	Ireland
Accenture Defined Benefit Pension Plan Trustees Ltd	Ireland
Accenture Defined Contribution Pension Plan Trustees Ltd	Ireland
Accenture IOM 1 Company Limited	Isle of Man
Accenture IOM 2 Company Limited	Isle of Man
Accenture Ltd.	Israel
Accenture SpA	Italy
Accenture Technology Solutions SRL	Italy
Accenture Outsourcing SRL	Italy
Accenture Insurance Services SpA	Italy
Accenture Finance and Accounting BPO Services SpA	Italy
Accenture HR Services SpA/TESS SpA	Italy
Avanade Italy SRL	Italy

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

Name	Country of Organization
Accenture Japan Ltd.	Japan
Accenture Technology Solutions Japan KK	Japan
Avanade Japan KK	Japan
Sopia Corporation (Kabushiki Kaisha Sopia)	Japan
Renacentis IT Services, Co. Ltd	Japan
Accenture East Africa Ltd.	Kenya
Accenture Sàrl	Luxembourg
Accenture S.C.A.	Luxembourg
Accenture International Sàrl	Luxembourg
Accenture International Capital SCA	Luxembourg
Accenture Sdn. Bhd	Malaysia
Accenture Technology Solutions Sdn Bhd	Malaysia
Accenture Solutions Sdn Bhd	Malaysia
Advent Business Services Sdn. Bhd	Malaysia
Avanade Malaysia Sdn Bhd	Malaysia
Accenture Services (Mauritius) Ltd.	Mauritius
AP Holdings Co Ltd.	Mauritius
Accenture S.C.	Mexico
Operaciones Accenture S.A. de C.V.	Mexico
Accenture Technology Solutions S.C.	Mexico
Servicios Tecnicos de Programacion Accenture S.C.	Mexico
Accenture Service Centre Morocco SA	Morocco
Accenture Holdings B.V.	Netherlands
Accenture Branch Holdings B.V.	Netherlands
Accenture Middle East B.V.	Netherlands
Accenture Central Europe B.V.	Netherlands
Accenture Australia Holding B.V.	Netherlands
Accenture Korea BV	Netherlands
Accenture Technology Ventures BV	Netherlands
Accenture Participations BV	Netherlands
Accenture Minority I BV	Netherlands
Accenture BV	Netherlands
Accenture Insurance Services BV	Netherlands
Avanade Netherlands BV	Netherlands
Partners Technology Mexico Holdings BV	Netherlands
Accenture Equity Finance BV	Netherlands
Accenture NZ Limited	New Zealand
Accenture Ltd.	Nigeria
Accenture AS	Norway
Avanade Norway AS	Norway
Accenture Inc.	Philippines
Accenture Healthcare Processing Inc.	Philippines
Accenture Sp. z.o.o.	Poland
Accenture Services Sp. z.o.o.	Poland
Accenture Consultores de Gestao S.A.	Portugal
Accenture Technology Solutions S.A.	Portugal
Accenture Technology Solutions-Solucoes Informaticas Integrados, S.A.	Portugal
Accenture Services S.r.l.	Romania
Accenture OOO	Russia
Accenture Saudi Arabia Ltd	Saudi Arabia

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

Name	Country of Organization
Accenture Pte Ltd.	Singapore
Accenture Technology Solutions Pte Ltd.	Singapore
Avanade Asia Pte Ltd.	Singapore
Accenture s.r.o.	Slovak Republic
Accenture Services s.r.o.	Slovak Republic
Accenture Technology Solutions—Slovakia s.r.o.	Slovak Republic
Accenture (South Africa) Pty Ltd.	South Africa
Accenture Services (South Africa) Pty Ltd.	South Africa
Accenture Technology Solutions Pty Ltd.	South Africa
Accenture Africa Pty Ltd.	South Africa
Accenture Technology Infrastructure Services Pty Ltd.	South Africa
Avanade South Africa	South Africa
Accenture Yuhan Hoesa Also known as Accenture Ltd.	South Korea
Accenture Technology Solutions Ltd.	South Korea
Accenture S.L.	Spain
Accenture Outsourcing Services S.A.	Spain
Accenture Human Capital Mgmt. Sol. S.L.	Spain
Accenture Holdings (Iberia) S.L.	Spain
Coritel S.A.	Spain
Alnova Technologies Corporation S.L.	Spain
Avanade Spain SL	Spain
CustomerWorks Europe SL	Spain
Energuiaweb SL	Spain
Neo Metrics Analytics, S.L.	Spain
Accenture AB	Sweden
Accenture Services AB	Sweden
Avanade Sweden AB	Sweden
Accenture AG	Switzerland
Accenture Technology Solutions AG	Switzerland
Accenture Holding GmbH	Switzerland
Accenture Global Services GmbH	Switzerland
Accenture Finance GmbH	Switzerland
Accenture Finance II GmbH	Switzerland
Avanade Schweiz GmbH	Switzerland
Accenture Services AG	Switzerland
Accenture Supply Chain Services	Switzerland
Accenture Co Ltd.	Taiwan
Accenture Solutions Co Ltd.	Thailand
Accenture Co Ltd.	Thailand
Accenture Technolgy Solutions (Thailand) Ltd.	Thailand
Avanade (Thailand) Co Ltd.	Thailand
Accenture Danismanlik Limited Sirketi	Turkey
Accenture BPM is Yonetimi Limited Sirketi	Turkey
Accenture (UK) Ltd.	United Kingdom
Avanade UK Ltd.	United Kingdom
Avanade Europe Holdings Ltd.	United Kingdom
Avanade Europe Services Ltd.	United Kingdom
The Accenture Group	United Kingdom
Accenture Services Ltd.	United Kingdom
Accenture Technology Solutions Ltd.	United Kingdom
Accenture Properties	United Kingdom

ACCENTURE PLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

Name	Country of Organization
Accenture LLP	United States
Accenture Inc.	United States
Accenture LLC	United States
Accenture Capital Inc.	United States
Accenture Sub Inc.	United States
Avanade Inc.	United States
Avanade International Corporation	United States
Avanade Holdings LLC	United States
Maple Insurance Inc.	United States
Navitaire Inc.	United States
Navitaire International Inc.	United States
Proquire LLC	United States
Accenture National Security Services LLC	United States
Accenture Relocation LLC	United States
Accenture Insurance Services LLC	United States
Accenture Puerto Rico LLC	United States
BABCN LLC	United States
Accenture 2, Inc.	United States
Origin Digital, Inc.	United States
Avanade Fed Services LLC	United States
Accenture C.A.	Venezuela

ACCENTURE PLC

COMPANY BALANCE SHEET

August 31, 2012 and 2011

(In thousands of U.S. dollars)

	August 31, 2012	August 31, 2011
FIXED ASSETS
Financial assets	$22,299,483	$22,218,628

TOTAL FIXED ASSETS	22,299,483	22,218,628
CURRENT ASSETS
Intercompany debtors	1,338,986	1,247,717
Other current assets	1,454	924
Cash and cash equivalents	2,284	179

TOTAL CURRENT ASSETS	1,342,724	1,248,820
CURRENT LIABILITIES
Intercompany creditors	9,937	18,837
Other current liabilities	293	2

TOTAL CURRENT LIABILITIES	10,230	18,839

NET CURRENT ASSETS	1,332,494	1,229,981

NET ASSETS	$23,631,977	$23,448,609

CAPITAL AND RESERVES
Called up share capital	$74	$74
Share premium	8,965,828	7,686,987
Share-based payments reserve	921,830	847,993
Treasury share reserve	(4,757,713)	(2,946,829)
Profit and loss account	18,501,958	17,860,384

SHAREHOLDERS’ FUNDS	$23,631,977	$23,448,609

The balance sheet was approved and signed on behalf of the Board of Directors on October 31, 2012 by:

Pierre Nanterme	William L. Kimsey
Director	Director

ACCENTURE PLC

NOTES TO COMPANY BALANCE SHEET

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The balance sheet of Accenture plc (the “Company”) is prepared under the historical cost accounting rules and complies with the financial reporting standards of the Accounting Standards Board as promulgated by the Institute of Chartered Accountants in Ireland. The accompanying balance sheet is presented on a stand-alone basis.

Functional Currency

Items included in the balance sheet are measured using the currency of the primary economic environment in which the Company operates (the “functional currency”). The balance sheet is presented in United States dollars, which is the Company’s functional currency. Transactions in currencies other than the functional currency are recorded at the rate ruling at the date of the transaction. The resulting monetary assets and liabilities are translated at the balance sheet rate with the resulting gains or losses reflected in the profit and loss account.

Profit and Loss Account

In accordance with Section 148(8) of the Companies Act 1963 and Section 7(1A) of the Companies (Amendment) Act, 1986, the Company has availed of the exemption from presenting the individual profit and loss account. The Company’s profits for the years ended August 31, 2012 and 2011 were $1,598 million and $1,087 million, respectively.

Cash Flow Statement

The Company has availed of the exemption in Financial Reporting Standard (“FRS”) 1 (Revised) from the requirement to present a cash flow statement on the grounds that the Company’s cash flows are included within the Consolidated Cash Flows Statement presented on page A-44.

Financial Assets

The Company’s investment in subsidiary was recorded at cost which equaled fair value on August 31, 2009 (the day immediately preceding the effective date of the Transaction referred to in Note 2, History and Description of the Company, below), based on Accenture Ltd’s market capitalization at that time. This initial valuation is the Company’s cost basis for its investment in its subsidiaries. The investment is tested for impairment if circumstances or indicators suggest that impairment may exist.

Taxation

Current tax is provided on the Company’s taxable profits, at amounts expected to be paid, using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date.

Deferred tax is accounted for in respect of all timing differences that have originated but not reversed at the balance sheet date. Provision is made at the tax rates that are expected to apply in the periods in which the timing differences are expected to reverse. Timing differences arise from the inclusion of items in income and expenditure in tax computations in periods different from those in which they are included in the financial statements.

ACCENTURE PLC

NOTES TO COMPANY BALANCE SHEET (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

A deferred tax asset is only recognized when it is more likely than not the asset will be recoverable in the foreseeable future out of suitable taxable profits from which the underlying timing differences can be recovered.

Share-Based Payments

The Company and its subsidiaries operate a number of share-based payment plans the details of which are presented in Note 10 (Share-Based Compensation) to the Consolidated Financial Statements. The share-based payment expense associated with the share-based payment plans is recognized by the entity which receives services in exchange for the share-based compensation. Share-based payment expense is recognized over the requisite service period for awards of equity instruments to employees based on the grant date fair value of those awards expected to ultimately vest.

Forfeitures are estimated on the date of grant and revised if actual or expected forfeiture activity differs materially from original estimates. The Profit and loss account of the Company is charged with the expense related to the services received by the Company. The remaining portions of the share-based payments represent a contribution to Company entities and are added to the carrying amount of those investments.

The Company issues new Accenture plc Class A ordinary shares and shares from treasury for shares delivered under its subsidiaries’ various share-based payment plans. Under an agreement, the subsidiaries pay the Company an amount equal to the value of the ordinary shares issued that is in excess of the award exercise price with such amount reducing the Company’s investment in its subsidiaries.

The net effect of the grant date fair value of the Company’s share-based compensation to employees of the Company’s subsidiaries and recharges received from those subsidiaries is presented as a movement in financial fixed assets. For more information on financial fixed assets, see Note 3, (Financial Fixed Assets) below.

2.	HISTORY AND DESCRIPTION OF THE COMPANY

On June 10, 2009, the Company was incorporated in Ireland, as a public limited company, in order to effect moving the place of incorporation of the parent holding company of Accenture SCA and its subsidiaries (collectively “Accenture SCA”) from Bermuda to Ireland (the “Transaction”). The Transaction was completed on September 1, 2009, at which time the Company replaced Accenture Ltd as the ultimate parent company of Accenture SCA. In the Transaction, all of the outstanding Class A and Class X common shares of Accenture Ltd were cancelled and the Company issued Class A and Class X ordinary shares on a one-for-one basis to the holders of the cancelled Accenture Ltd Class A and Class X common shares, as applicable (and cash for any fractional shares). Accenture Ltd was dissolved on December 29, 2009.

The principal activity of the Company is an investment holding company. The Company is the parent company of one of the world’s leading organizations providing management consulting, technology and outsourcing services, and operates globally with one common brand and business model designed to enable it to provide clients around the world with the same high level of service.

3.	FINANCIAL FIXED ASSETS

The Company’s investment was recorded at fair value on September 1, 2009 (date of the Transaction) based on the market price of the Accenture Ltd Class A common shares at the time of the

ACCENTURE PLC

NOTES TO COMPANY BALANCE SHEET (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

Transaction. This initial investment has been subsequently adjusted to reflect the activity related to subsidiary share transactions and share-based payment transactions.

Balance as of August 31, 2010	$21,253,186
Net activity related to subsidiary share transactions	(493,830)
Net activity related to share-based payment plans	1,459,272

Balance as of August 31, 2011	$22,218,628
Net activity related to subsidiary share transactions	(730,916)
Net activity related to share-based payment plans	811,771

Balance as of August 31, 2012	$22,299,483

4.	CALLED UP SHARE CAPITAL

	August 31, 2012	August 31, 2011
Authorized:
40,000 ordinary shares of €1 par value	$57	$57
20,000,000,000 Class A ordinary shares of $0.0000225 par value	450	450
1,000,000,000 Class X ordinary shares of $0.0000225 par value	23	23
2,000,000,000 undesignated shares of $0.0000225 par value	45	45

	$575	$575

Allotted, called up and fully paid equity:
Ordinary shares, par value €1 per share, 40,000 shares as of August 31, 2012 and 2011	$57	$57
Class A ordinary shares, par value $0.0000225 per share, 745,749,177 and 727,795,770 shares as of August 31, 2012 and 2011, respectively(1)	16	16
Class X ordinary shares, par value $0.0000225 per share, 43,371,864 and 49,365,379 shares as of August 31, 2012 and 2011, respectively(2)	1	1

	$74	$74

(1)	Includes the issuance of 17,953,407 and 30,980,981 Class A ordinary shares during the years ended August 31, 2012 and 2011, respectively.

(2)	5,993,515 and 15,619,8145 Class X ordinary shares were cancelled during the years ended August 31, 2012 and 2011, respectively.

Ordinary Shares

The Company has 40,000 authorized ordinary shares, par value €1 per share. Each ordinary share of Accenture plc entitles its holder to receive payments upon a liquidation of Accenture plc; however a holder of an ordinary share is not entitled to vote on matters submitted to a vote of shareholders of Accenture plc or to receive dividends.

Class A Ordinary Shares

An Accenture plc Class A ordinary share entitles its holder to one vote per share, and shareholders do not have cumulative voting rights. Each Class A ordinary share entitles its holder to a pro rata part of any dividend at the times and in the amounts, if any, which Accenture plc’s Board of Directors

ACCENTURE PLC

NOTES TO COMPANY BALANCE SHEET (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

determines to declare, subject to any preferred dividend rights attaching to any preferred shares. Each Class A ordinary share is entitled on a winding-up of Accenture plc to be paid a pro rata part of the value of the assets of Accenture plc remaining after payment of its liabilities, subject to any preferred rights on liquidation attaching to any preferred shares.

Class X Ordinary Shares

An Accenture plc Class X ordinary share entitles its holder to one vote per share, and shareholders do not have cumulative voting rights. A Class X ordinary share does not entitle its holder to receive dividends, and holders of those shares are not entitled to be paid any amount upon a winding-up of Accenture plc. Most of the Company’s partners who received Accenture SCA Class I common shares or Accenture Canada Holdings Inc. exchangeable shares in connection with the Company’s transition to a corporate structure received a corresponding number of Accenture plc Class X ordinary shares. Accenture plc may redeem, at its option, any Class X ordinary share for a redemption price equal to the par value of the Class X ordinary share. Accenture plc has separately agreed with the original holders of Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares not to redeem any Class X ordinary share of such holder if the redemption would reduce the number of Class X ordinary shares held by that holder to a number that is less than the number of Accenture SCA Class I common shares or Accenture Canada Holdings Inc. exchangeable shares owned by that holder, as the case may be. Accenture plc will redeem Class X ordinary shares upon the redemption or exchange of Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares so that the aggregate number of Class X ordinary shares outstanding at any time does not exceed the aggregate number of Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares outstanding. Class X ordinary shares are not transferable without the consent of Accenture plc.

5.	RESERVES

	Share premium	Share-based payments reserve	Treasury share reserve	Profit and loss account	Total
Balance as of August 31, 2010	$6,075,433	$1,048,049	$(1,946,684)	$17,481,780	$22,658,578
Issuance of ordinary shares	1,611,554	—	599,589	(85,640)	2,125,503
Net activity related to share-based payments reserve	—	(232,611)	—	—	(232,611)
Repurchases of treasury shares	—	—	(1,599,734)	—	(1,599,734)
Profit for period	—	—	—	1,087,394	1,087,394
Dividends paid	—	32,555	—	(623,150)	(590,595)

Balance as of August 31, 2011	$7,686,987	$847,993	$(2,946,829)	$17,860,384	$23,448,535
Issuance of ordinary shares	1,278,841	—	149,512	(21,619)	1,406,734
Net activity related to share-based payments reserve	—	26,259	—	—	26,259
Repurchases of treasury shares	—	—	(1,960,396)	—	(1,960,396)
Profit for period	—	—	—	1,597,721	1,597,721
Dividends paid	—	47,578	—	(934,528)	(886,950)

Balance as of August 31, 2012	$8,965,828	$921,830	$(4,757,713)	$18,501,958	$23,631,903

ACCENTURE PLC

NOTES TO COMPANY BALANCE SHEET (continued)

(In thousands of U.S. dollars, except share and per share amounts or as otherwise disclosed)

6.	RELATED PARTY TRANSACTIONS

The Company has entered into various related party transactions with its subsidiaries that comprise $1,599 million and $1,089 million of profit recorded during the years ended August 31, 2012 and 2011, respectively. Additionally, dividends of $19 million and $12 million were paid to subsidiaries of the Company during the years ended August 31, 2012 and 2011, respectively. The amounts recorded in Debtors and Creditors represent amounts due entirely to directly and indirectly held subsidiaries. The Company had no related party transactions with any parties outside of the group of companies headed by Accenture plc that would require disclosure under FRS 8, “Related Parties” (“FRS 8”), other than fees paid to members of the Board of Directors. The Company considers the members of the Board of Directors to constitute Key Management Personnel as defined in FRS 8. Disclosure of remuneration paid to the members of the Board of Directors is provided in Note 17 (Directors’ Remuneration) to the Consolidated Financial Statements.

7.	GUARANTEES

On October 31, 2011, the Company replaced its $1.2 billion syndicated loan facility maturing on July 31, 2012 with a $1.0 billion syndicated loan facility maturing on October 31, 2016. The Company also maintains two separate bilateral revolving credit facilities totaling $518 million and certain other local lines of credit totaling $125 million, for an aggregate borrowing capacity of $1.6 billion available to operating subsidiaries as of August 31, 2012. The Company has certain obligations related to subsidiaries including the full and unconditional guarantee of borrowings by operating subsidiaries under the syndicated loan facility, the bilateral revolving credit facilities and certain of the local lines of credit. As of August 31, 2012 and 2011 the Company’s subsidiaries had no borrowings under these facilities

The Company has irrevocably guaranteed the liabilities of an Irish subsidiary for the years ended August 31, 2012 and 2011 and, pursuant to the provisions of Section 17, Companies (Amendment) Act, 1986, such subsidiary has been exempted from the filing provisions of Section 7, Companies (Amendment) Act, 1986.

8.	TAX

As of August 31, 2012 and 2011, the Company had unrecognized deferred tax assets of $52 million and $62 million, respectively, principally from dividend tax credits. The Company believes it is more likely than not that these assets will not be realized in the future and accordingly has fully provided against the assets.

9.	EMPLOYEES

The Company has no employees.

ANNEX B

AMENDED AND RESTATED ACCENTURE PLC 2010 SHARE INCENTIVE PLAN

Underline text will be added and ~~struck out~~ text will be deleted.

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting, retaining and rewarding key employees, directors, consultants or other service providers of outstanding ability and to motivate such employees, directors, consultants or service providers for the Company or an Affiliate to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors, consultants or other service providers will have in the welfare of the Company as a result of their proprietary interest in the Company.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	Affiliate: Any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(c)	Award: An Option, Share Appreciation Right or Other Share-Based Award granted pursuant to the Plan.

(d)	Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)	Board: The Board of Directors of the Company.

(f)	Board Approval Date: December 10, 2009, the date the Plan was approved by the Board.

(g)	Change in Control: The occurrence of any of the following events:

(i)	any Person (other than (A) the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (B) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing 20% or more of the combined voting power of the Company’s then-outstanding securities;

(ii)	during any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board, and any new director (other than a director nominated by any Person (other than the Board) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control under (i), (iii) or (iv) of this Section 2(f)) whose election by the Board or nomination for election by the Company’s shareholders has been approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)	the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

(iv)	the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

(h)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(i)	Committee: A committee of the Board (including, without limitation, the full Board) that has been designated by the Board to administer the Plan.

(j)	Company: Accenture plc, a company incorporated under the laws of Ireland with a registered number of 471706.

(k)	Effective Date: The date the Plan was approved by the Company’s shareholders.

(l)	Fair Market Value: On a given date,

(i)	if there should be a public market for the Shares on such date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; and

(ii)	if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith;

provided, however, that in the event the granting of an Award requires a different calculation of “fair market value” in order to comply with local tax regulations, then, for purposes of such Award, the Fair Market Value shall be determined by the Committee in good faith in a manner intended to comply with such local regulations.

(m)	Grant Price: The purchase price per Share under the terms of an Option, as determined pursuant to Section 6(a) of the Plan.

(n)	ISO: An Option that is also an incentive stock option, as described in Section 422 of the Code, granted pursuant to Section 6(c) of the Plan.

(o)	Option: A share option granted pursuant to Section 6 of the Plan.

(p)	Other Share-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(q)	Participant: An employee, director, or consultant of, or any Person who performs services for, the Company or an Affiliate who is selected by the Committee to participate in the Plan.

(r)	Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(s)	Plan: The Amended and Restated Accenture plc 2010 Share Incentive Plan.

(t)	RSU: A restricted share unit, granted pursuant to Section 8 of the Plan, that represents the right to receive a Share.

(u)	Shares: Class A ordinary shares of the Company.

(v)	Share Appreciation Right: A share appreciation right granted pursuant to Section 7 of the Plan.

(w)	Subsidiary: A “subsidiary corporation” as defined in Section 424(f) of the Code (or any successor section thereto).

3.	Shares Subject to the Plan

The total number of Shares that may be used to satisfy Awards under the Plan is ~~50,000,000.~~74,000,000. The Shares may consist, in whole or in part, of unissued Shares or previously-issued Shares. The issuance or transfer of Shares or the payment of cash to a Participant upon the exercise or payment of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares that are subject to Awards that terminate, lapse or are cancelled may again be used to satisfy Awards under the Plan.

4.	Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and “independent directors” within the meaning of the New York Stock Exchange or other applicable listed company rules. Additionally, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time. The Committee may grant Awards under this Plan only to Participants; provided that Awards may also, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company, its predecessor, Accenture Ltd, or the Company’s Affiliates or a company that becomes an Affiliate. The number of Shares underlying such substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes of any relevant jurisdiction as a result of the granting, vesting or exercise of an Award, the delivery of cash or Shares pursuant to an Award, or upon the sale of Shares acquired by the granting, vesting or exercise of an Award.

5.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Board Approval Date, but Awards theretofore granted may extend beyond that date.

6.	Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for United States federal income tax purposes (or other types of Options in jurisdictions outside the United States), as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Grant Price; Exercisability. Options granted under the Plan shall have a Grant Price that is not less than the Fair Market Value of a Share on the date of grant (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4, or as provided under Section 8), and shall be exercisable at such time and upon such terms and conditions, as may be determined by the Committee.

(b)	Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. Except as otherwise provided in an Award agreement, the purchase price for the Shares as to which an Option is exercised shall be paid in full ~~at~~no later than the time ~~of exercise at the election of the Participant~~when Shares are delivered following option exercise, with such payment made to the Company (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, by net-settlement in Shares or by transferring Shares having a Fair Market Value equal to the aggregate Grant Price for the Shares being purchased to a nominee of the Company and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Grant Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, the Participant has paid in full for such Shares, the Shares in question have been registered in the Company’s register of shareholders and, if applicable, the Participant has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(c)

ISOs.    The Committee may grant Options under the Plan that are intended to be ISOs. No ISO shall have a per Share Grant Price of less than the Fair Market Value of a Share on the date granted or have a term in excess of ten years; provided, however, that no ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of shares of the Company or of any Subsidiary, unless (i) the Grant Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(d)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Grant Price or taxes relating to the exercise of an Option by delivering Shares to a nominee of the Company, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(e)	Repricing of Options. Notwithstanding any provision herein to the contrary, the repricing of an Option, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower the Grant Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option in exchange for another Award at a time when the Grant Price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 9(a) below.

7.	Terms and Conditions of Share Appreciation Rights

(a)	Grants. The Committee also may grant (i) a Share Appreciation Right independent of an Option or (ii) a Share Appreciation Right in connection with an Option, or a portion thereof. A Share Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)

Terms.    The exercise price per Share of a Share Appreciation Right shall be an amount determined by the Committee that is not less than the Fair Market Value of a Share on the date of grant (other than in the case of Share Appreciation Rights granted in substitution of previously granted awards, as described in Section 4). Each Share Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to a payment from the Company of an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Share Appreciation Right. Each Share Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (I) the excess of (x) the Fair Market Value on the exercise date of one Share over (y) the Grant Price per Share, times (II) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. If the payment is made, in whole or in part, in newly issued Shares, the Participant shall agree to pay to the Company the aggregate par value of such Shares. Share Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Share Appreciation Right is being exercised. No fractional Shares will be issued in payment for Share Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Share Appreciation Rights as it may deem fit.

(d)	Repricing of Share Appreciation Rights. Notwithstanding any provision herein to the contrary, the repricing of a Share Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Share Appreciation Right to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Share Appreciation Right in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 9(a) below.

8.	Other Share-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares, Awards of RSUs and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Share-Based Awards”). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (i) to whom and when Other Share-Based Awards will be made; (ii) the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; (iii) whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (iv) all other terms and conditions of such Other Share-Based Awards (including, without limitation, the vesting provisions thereof, any required payments to be received from Participants and other provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)	Generally. In the event of any change in the outstanding Shares after the Board Approval Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, amalgamation, spin-off or combination transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Grant Price or exercise price of any Share Appreciation Right and/or (iii) any other affected terms of any Award.

(b)	Change in Control. In the event of a Change in Control after the Board Approval Date, the Committee may, in its sole discretion (but subject to Section 17), provide for the termination of an Award upon the consummation of the Change in Control and (x) the payment of a cash amount in exchange for the cancellation of an Award which, in the case of Options and Share Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Share Appreciation Rights over the aggregate exercise price of such Options or Share Appreciation Rights, and/or (y) the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

10.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment or service or consulting relationship of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.	Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which (a) without the approval of the shareholders of the Company, would

(except as provided in Section 9 of the Plan) increase the total number of Shares reserved for the purposes of the Plan, or (b) without the consent of a Participant, would materially adversely effect any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit Awards to meet the requirements of the Code or other applicable laws.

14.	International Participants

With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

15.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

16.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

17.	Section 409A

Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. If pursuant to the provisions of Section 409A of the Code any distribution or payment is required to be delayed as a result of a Participant being deemed to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then any such distributions or payments under the Plan shall not be made or provided prior to the earlier of (A) the expiration of the six month period measured from the date of the Participant’s separation from service (as defined under Section 409A of the Code) or (B) the date of the Participant’s death. The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 17.

Accenture plc c/o Corporate Election Services P.O. Box 1150 Pittsburgh, PA 15230
SUBMIT YOUR PROXY BY INTERNET AT WWW.CESVOTE.COM
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Submit your proxy 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 6:00 a.m. Eastern Standard Time on February 6, 2013 to be counted in the final tabulation.

Your mailed vote must be received by 5:00 p.m. Eastern Standard Time on February 5, 2013 to be counted in the final tabulation.

If you submit your proxy by Internet or telephone, please do not mail your proxy card.

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ACCENTURE PLC	PROXY

This proxy is solicited on behalf of the Board of Directors for the 2013 annual general meeting of shareholders.

The undersigned hereby appoints Pierre Nanterme, Pamela J. Craig and Julie S. Sweet as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all Class A ordinary shares and Class X ordinary shares of Accenture plc held of record by the undersigned on December 11, 2012, at the 2013 annual general meeting of shareholders to be held on February 6, 2013, and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such annual general meeting of shareholders (including any motion to amend the resolutions proposed at the meeting and any motions to adjourn the meeting) and at any adjournment or postponement thereof. If you wish to appoint as a proxy any person other than those specified on this proxy card, then you must contact our General Counsel, Secretary & Chief Compliance Officer, c/o Accenture, 161 N. Clark Street, Chicago, Illinois 60601, USA and request the necessary forms and instructions. Please note that if you appoint as proxy any person other than those specified on this proxy card and neither you nor your proxy attends the 2013 annual general meeting of shareholders in person, then your shares will not be voted.

Signature

Signature (if held by joint holders)

Date:
Please sign this proxy card exactly as your name appears to the left. Proxies should be dated when signed. When shares are held by joint holders, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If a corporation, a duly authorized officer of the corporation should sign on behalf of the corporation, or the seal of the corporation should be affixed. If a partnership, a partner should sign in the partnership’s name.

YOUR VOTE IS IMPORTANT!

Please submit your proxy via the Internet or by telephone using the instructions on the reverse side of this proxy card, or mark, sign, date and return this proxy card in the enclosed reply envelope. In order for your mailed proxy to be counted, your proxy must be received no later than February 5, 2013. Submitting your proxy will not affect your right to vote in person if you decide to revoke your proxy and attend the annual general meeting of shareholders.

ACCENTURE PLC	PROXY

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF YOU SIGN AND RETURN THIS PROXY BUT NO DIRECTIONS ARE GIVEN, THEN THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES IN PROPOSAL 2, “FOR” PROPOSALS 1, 3, 4, 5, 6, 7 AND 8, “AGAINST” PROPOSAL 9 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING OF SHAREHOLDERS. YOU MAY ALSO INSTRUCT YOUR PROXY NOT TO VOTE ON A RESOLUTION OR TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY INSERTING AN “X” IN THE ABSTAIN BOX.

  The Board of Directors of Accenture plc recommends that you vote FOR each of the Company Proposals 1 through 8.

1.	Acceptance, in a non-binding vote, of the financial statements for the twelve month period ended August 31, 2012 as presented	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Re-appointment of the following nominees to the Board of Directors:

	(1) William L. Kimsey	☐ FOR	☐ AGAINST	☐ ABSTAIN

	(2) Robert I. Lipp	☐ FOR	☐ AGAINST	☐ ABSTAIN

	(3) Pierre Nanterme	☐ FOR	☐ AGAINST	☐ ABSTAIN

	(4) Gilles C. Pélisson	☐ FOR	☐ AGAINST	☐ ABSTAIN

	(5) Wulf von Schimmelmann	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification, in a non-binding vote, of appointment of KPMG as independent registered public accounting firm for the 2013 fiscal year and authorization, in a binding vote, of the Board, acting through the Audit Committee, to determine KPMG’s remuneration	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval, in a non-binding vote, of the compensation of the named executive officers	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Approval of an amendment to the Accenture plc 2010 Share Incentive Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	Authorization to hold the 2014 annual general meeting of shareholders of Accenture plc at a location outside of Ireland	☐ FOR	☐ AGAINST	☐ ABSTAIN

7.	Authorization of Accenture to make open-market purchases of Accenture plc Class A ordinary shares	☐ FOR	☐ AGAINST	☐ ABSTAIN

8.	Determination of the price range at which Accenture plc can re-issue shares that it acquires as treasury stock	☐ FOR	☐ AGAINST	☐ ABSTAIN

  The Board of Directors of Accenture plc recommends that you vote AGAINST Proposal 9.

9.	Shareholder proposal: report on lobbying practices	☐ FOR	☐ AGAINST	☐ ABSTAIN

☐	Please check this box if you plan to attend the 2013 annual general meeting of shareholders.

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.